                                           THIS DOCUMENT IS A COPY OF THE
                                           PROSPECTUS SUPPLEMENT FILED ON
                                           MARCH 6, 1997 PURSUANT TO A RULE 201
                                           TEMPORARY HARDSHIP EXEMPTION.

                                           Filed Pursuant to Rule 424(b)(5)
                                           Registration No. 333-45467


PROSPECTUS SUPPLEMENT                                         [WELLS FARGO LOGO]
(To Prospectus dated February 19, 1998)

                          $1,256,471,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                         AS MASTER SERVICER AND SELLER
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                                   AS SELLER
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                                   AS SELLER
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1998-WF1

                                  ------------

      The Series 1998-WF1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of 17 classes (each, a "Class": (i) the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), (ii) the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates" or the "Interest Only Certificates" and, together with the Class A Certificates, the "Senior Certificates"), (iii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, and Class L Certificates (collectively, the "Subordinate Certificates" and, collectively with the "Senior Certificates",the "REMIC Regular Certificates") and the Class R-I, Class R-II and Class R-III Certificates (collectively, the "Residual Certificates"). Only the Class A-1, Class A-2, Class X-2, Class B, Class C, Class D,and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Duff & Phelps Credit Rating Co. ("DCR") and/or by Standard & Poor's Ratings Services ("S&P" and, together with DCR, the "Rating Agencies") as set forth in the table below. Each Class of Offered Certificates will be issued with the aggregate principal balance (the aggregate "Certificate Balance"), or aggregate notional amount (the aggregate "Notional Amount") and will accrue interest (initially, in the case of the Class X-2 Certificates) at the per annum rate (the "Pass-Through Rate"), set forth in the table below.

      The Certificates will evidence, in the aggregate, all of the beneficial ownership interests in a trust (the "Trust Fund") to be established by Morgan Stanley Capital I Inc. (the "Depositor") pursuant to a Pooling and Servicing Agreement, to be dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, National Association, as master servicer (the "Master Servicer"), CRIIMI MAE Services Limited Partnership, as Special Servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Distributions on the Certificates will be payable solely from the assets transferred to the Trust Fund for the benefit of the holders of the Certificates (the "Certificateholders"). The Certificates do not constitute obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any of their respective affiliates. Neither the Certificates nor the Mortgage Loans (as defined below) will be insured or guaranteed by any governmental agency or instrumentality or by the Depositor, the Sellers (as defined herein), the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any of their respective affiliates or any other person.

      SEE "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS" BEGINNING ON PAGE S-37 HEREIN AND "RISK FACTORS" BEGINNING ON PAGE 13 IN THE PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.

                                  ------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
                 RELATES. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                                                   (cover continued on page S-3)

                                  ------------

               INITIAL AGGREGATE        INITIAL       FINAL SCHEDULED
             CERTIFICATE BALANCE OR   PASS-THROUGH      DISTRIBUTION        RATINGS
CLASS         NOTIONAL AMOUNT (1)       RATE (2)          DATE (3)       (DCR/S&P)(4)
----------   ---------------------    ------------    ---------------    ------------
Class A-1         $363,000,000            6.25%           07/15/07          AAA/AAA
Class A-2         $653,315,000            6.55%           12/15/07          AAA/AAA
Class X-2         $763,756,000            1.12%           03/15/03          AAA/AAAr
Class B            $69,610,000            6.67%           12/15/07           AA/AA
Class C            $69,610,000            6.77%           01/15/08            A/A
Class D            $69,611,000            7.12%           01/15/08          BBB/BBB
Class E            $31,325,000            7.30%           02/15/08          BBB-/NR

------------
(Footnotes to table on page S-3)

      The Offered Certificates will be purchased from the Depositor by Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc. and Deutsche Morgan Grenfell Inc. (collectively, the "Underwriters") and will be offered by the Underwriters to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting issuance expenses payable by the Depositor, will be approximately $1,304,115,765 plus accrued interest. For further information with respect to the plan of distribution and any discounts, commissions and profits on resale that may be deemed underwriting discounts or commissions, see "Plan of Distribution" herein.

      The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC") in the United States and may be made in book-payment form through Cedel Bank, S.A. ("CEDEL") and the Euroclear System ("Euroclear"), as participants of DTC, in Europe, against payment therefor on or about March 5, 1998 (the "Closing Date").

                                  ------------

MORGAN STANLEY DEAN WITTER
                            BEAR, STEARNS & CO. INC.
                                                   DEUTSCHE MORGAN GRENFELL INC.

          The date of this Prospectus Supplement is February 26, 1998

                              [GRAPHIC OMITTED]

The footnotes to the table on the cover page are as follows:

(1) The initial aggregate Certificate Balance or Notional Amount of each class of Offered Certificates is subject to a permitted variance of plus or minus 5%, depending on the aggregate principal amount of the Mortgage Loans actually transferred to the Trust Fund.

(2) The Pass-Through Rates for the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates for each Distribution Date (as defined herein) will be equal to the fixed rates per annum set forth in the table; provided, in each case, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate (as defined herein) for such Distribution Date. The Pass-Through Rate for the Class X-2 Certificates set forth in the table is the approximate initial Pass-Through Rate. The Pass-Through Rate for the Class X-2 Certificates is variable and, subsequent to the initial Distribution Date, will be determined as described in "Description Of The Certificates--Pass-Through Rates" herein.

(3) The Final Scheduled Distribution Date for each Class of Offered Certificates is the Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the Mortgage Loans in accordance with their terms and otherwise based on the Maturity Assumptions (as defined herein). The actual performance and experiences of the Mortgage Loans will likely differ from such assumptions. As described herein under "Ratings," the Final Rated Distribution Date for those Classes of Offered Certificates entitled to distributions of principal will be the Distribution Date in March 2030.

(4)   See "Ratings." "NR" means not rated.

(continued from cover page)

      Initially, the assets of the Trust Fund will consist primarily of a segregated pool (the "Mortgage Pool") of 306 fixed-rate commercial and multifamily mortgage loans (the "Mortgage Loans"). The Cut-Off Date is March 1, 1998 and, as of such date, the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $1,392,212,342, after application of all payments of principal due on or before such date, whether or not received, and subject to a variance of plus or minus 5%. The Mortgage Loans are further described under "Description of the Mortgage Pool" herein and on Appendix I, Appendix II and Appendix III hereto.

      The Depositor will acquire the Mortgage Loans from the following sellers (each, a "Seller") on the Closing Date: Wells Fargo Bank, National Association ("Wells Fargo") (175 Mortgage Loans, representing 53.0% of the Initial Pool Balance); Morgan Stanley Mortgage Capital Inc. ("MSMC") (97 Mortgage Loans, representing 36.0% of the Initial Pool Balance); and John Hancock Real Estate Finance, Inc. ("JHREF") (34 Mortgage Loans, representing 11.0% of the Initial Pool Balance).

      Distributions on the Certificates will be made, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next business day, beginning in April, 1998 (each, a "Distribution Date"). As described herein, distributions of interest on each Class of Offered Certificates will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Certificates with Certificate Balances (the "Principal Balance Certificates") will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. The Class X Certificates will not have Certificate Balances and will not entitle the holders thereof to receive distributions of principal. As described herein, any prepayment premiums, penalties or fees actually collected on the Mortgage Loans will be distributed among certain of the Classes of Certificates in the amounts and in accordance with the priorities described herein. See "Description of the Certificates--Distributions" herein.

      As and to the extent described herein, the Subordinate Certificates will be subordinate to the Senior Certificates; and each Class of Subordinate Certificates will further be subordinate to each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The Residual Certificates will be subordinate to the REMIC Regular Certificates. See "Description of the Certificates--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" herein.

      The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the aggregate Certificate Balance or Notional Amount of such Class. The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) and losses on or in respect of the Mortgage Loans, which rate and timing of principal payments and losses may fluctuate significantly from time to time. A rate of principal payments on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class X-2 Certificates. Investors in the Class X-2 Certificates should consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of investors in such Class of Certificates to recover fully their initial investments. See "Yield, Prepayment and Maturity Considerations" herein and "Yield Considerations," "Risk Factors--Average Life of Certificates; Prepayments; Yields" in the Prospectus.

      As described herein, three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively). The Offered Certificates will constitute "regular interests" in REMIC III. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

      See "Index of Principal Definitions" in the Prospectus for the location of meanings of capitalized terms used but not defined herein. See "Index of Principal Definitions" herein for location of meanings of other capitalized terms used herein.

      There is currently no secondary market for the Offered Certificates. The Underwriters currently intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

      THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

      THIS PROSPECTUS SUPPLEMENT IS NOT INTENDED TO FURNISH LEGAL, REGULATORY, TAX OR ACCOUNTING ADVICE TO ANY PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHOULD BE REVIEWED BY EACH PROSPECTIVE PURCHASER AND ITS LEGAL, REGULATORY, TAX AND ACCOUNTING ADVISORS. EACH PROSPECTIVE PURCHASER MUST RELY ON ITS OWN EXAMINATION OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

      INVESTORS WHOSE INVESTMENT AUTHORITY IS SUBJECT TO LEGAL RESTRICTIONS SHOULD CONSULT THEIR OWN LEGAL ADVISORS TO DETERMINE WHETHER AND TO WHAT EXTENT THE OFFERED CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR THEM.

      THE UNDERWRITERS MAY SELL OFFERED CERTIFICATES TO THEIR AFFILIATES OR ENTITIES OVER WHICH THEIR AFFILIATES HAVE DISCRETIONARY AUTHORITY IN ACCORDANCE WITH APPLICABLE LAW.

                                -----------------

      THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED FEBRUARY 19, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS

PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

      UNTIL MAY 27, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             -------------------

      THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES, INCLUDING MAKING A SECONDARY MARKET IN THE OFFERED CERTIFICATES. SEE "PLAN OF DISTRIBUTION" HEREIN. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             -------------------

                           FORWARD-LOOKING STATEMENTS

      IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS AND OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                             -------------------

                            AVAILABLE INFORMATION

      The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. Such Registration Statement and exhibits thereto can be inspected and copied at prescribed rates at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                         ---------------------------

                        REPORTS TO CERTIFICATEHOLDERS

      The Trustee will mail monthly reports concerning the Certificates to all Certificateholders of record.

                         ---------------------------

      No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or any Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein or therein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS.................................................S-5

AVAILABLE INFORMATION......................................................S-6

REPORTS TO CERTIFICATEHOLDERS..............................................S-6

TRANSACTION OVERVIEW......................................................S-10

SUMMARY...................................................................S-11

RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS.............................S-37
      The Certificates....................................................S-37
      The Mortgage Loans..................................................S-38

DESCRIPTION OF THE CERTIFICATES...........................................S-43
      General.............................................................S-43
      Certificate Balances And Notional Amounts...........................S-45
      Pass-Through Rates..................................................S-46
      Distributions.......................................................S-47
      Optional Termination................................................S-55
      Advances............................................................S-55
      Reports to Certificateholders; Available Information................S-57
      Example of Distributions............................................S-59
      The Trustee and the Fiscal Agent....................................S-59

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.............................S-60
      General.............................................................S-60
      Pass-Through Rates..................................................S-61
      Rate and Timing of Principal Payments...............................S-61
      Losses and Shortfalls...............................................S-62
      Certain Relevant Factors............................................S-62
      Weighted Average Life...............................................S-63
      Class X-2 Certificates..............................................S-67

DESCRIPTION OF THE MORTGAGE POOL..........................................S-68
      General.............................................................S-68
      Certain Terms and Characteristics of the Mortgage Loans.............S-69
      Assessments of Property Value and Condition.........................S-71
      Additional Mortgage Loan Information................................S-72
      Standard Hazard Insurance...........................................S-73
      The Sellers.........................................................S-74
      Assignment of The Mortgage Loans....................................S-74
      Representations and Warranties......................................S-75
      Repurchases And Other Remedies......................................S-76
      Changes In Mortgage Pool Characteristics............................S-77

SERVICING OF THE MORTGAGE LOANS...........................................S-77
      General.............................................................S-77
      The Master Servicer.................................................S-79
      The Special Servicer................................................S-80
      Termination of Special Servicer.....................................S-81
      The Operating Adviser...............................................S-81

      Mortgage Loan Modifications.........................................S-82
      Sale of Defaulted Mortgage Loans and REO Properties.................S-83
      Foreclosures........................................................S-83

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................S-84
      General.............................................................S-84
      Original Issue Discount and Premium.................................S-85
      Additional Considerations...........................................S-86

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN CALIFORNIA.............S-87

ERISA CONSIDERATIONS......................................................S-87
      Plan Assets.........................................................S-87
      Special Exemption Applicable to Senior Certificates.................S-88
      Insurance Company General Accounts..................................S-89
      General Investment Considerations...................................S-90

LEGAL INVESTMENT..........................................................S-90

USE OF PROCEEDS...........................................................S-90

PLAN OF DISTRIBUTION......................................................S-90

LEGAL MATTERS.............................................................S-91

RATINGS...................................................................S-92

INDEX OF PRINCIPAL DEFINITIONS............................................S-93

SCHEDULE A   -  RATES USED IN DETERMINING STRIP RATES .....................A-1

APPENDIX I   -  MORTGAGE POOL INFORMATION (TABLES).........................I-1

APPENDIX II  -  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS ............II-1

APPENDIX III -  SIGNIFICANT LOAN SUMMARIES ..............................III-1

TERM SHEET  ...............................................................T-1

                              TRANSACTION OVERVIEW

      Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus relating to the Offered Certificates in making their investment decision. The following Transaction Overview does not include all relevant information relating to the securities and underlying assets described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus in their entirety.

====================================================================================
            INITIAL
           AGGREGATE
          CERTIFICATE                                    DESCRIPTION
           BALANCE OR     RATINGS    WEIGHTED  PRINCIPAL      OF         INITIAL
            NOTIONAL     (DCR/ S&P)    AVG.     WINDOW   PASS-THROUGH  PASS-THROUGH
 CLASS     AMOUNT(1)        (2)      LIFE (3)     (3)        RATE        RATE (4)
------------------------------------------------------------------------------------
  A-1     $363,000,000     AAA/AAA     5.43      1-112    Fixed Rate      6.25%
------------------------------------------------------------------------------------
  A-2     $653,315,000     AAA/AAA     9.62     112-117   Fixed Rate      6.55%
------------------------------------------------------------------------------------
                                                           Variable
                                                           Rate I/O
                                                            (Excess
                                                           Interest
X-1(b)   $1,392,212,342   AAA/AAAr      N/A       N/A       Strips)       0.73%
------------------------------------------------------------------------------------
                                                           Variable
                                                           rate I/O)
                                                            (Fixed
                                                           Interest
  X-2     $763,756,000    AAA/AAAr      N/A       N/A       Strips)       1.12%
------------------------------------------------------------------------------------
   B      $69,610,000       AA/AA       9.78    117-117   Fixed Rate      6.67%
------------------------------------------------------------------------------------
   C      $69,610,000        A/A        9.80    117-118   Fixed Rate      6.77%
------------------------------------------------------------------------------------
   D      $69,611,000      BBB/BBB      9.86    118-118   Fixed Rate      7.12%
------------------------------------------------------------------------------------
   E      $31,325,000      BBB-/NR      9.88    118-119   Fixed Rate      7.30%
------------------------------------------------------------------------------------
 F(b)     $24,364,000      BB+/BB+      9.94    119-119   Fixed Rate      7.30%
------------------------------------------------------------------------------------
 G(b)     $38,286,000       NR/BB      10.34    119-142   Fixed Rate      6.25%
------------------------------------------------------------------------------------
 H(b)     $10,441,000      NR/BB-      12.60    142-160   Fixed Rate      6.25%
------------------------------------------------------------------------------------
 J(b)     $27,845,000       NR/B       14.51    160-178   Fixed Rate      6.25%
------------------------------------------------------------------------------------
 K(b)     $10,441,000       NR/B-      14.88    178-179   Fixed Rate      6.25%
------------------------------------------------------------------------------------
 L(b)     $24,364,342       NR/NR      17.48    179-238   Fixed Rate      6.25%
====================================================================================

(1)   In each case, subject to a variance of plus or minus 5%.

(2)   See "Ratings" herein. "NR" means not rated.

(3) The weighted average life (expressed in years) and the period (expressed in months following the Closing Date and commencing with the month of the first Distribution Date) during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table is based on the Maturity Assumptions (as defined herein) and a pricing speed of 0% CPR (as defined in the Prospectus) applied to each Mortgage Loan during any period that it permits voluntary prepayments of principal without imposing a Prepayment Premium (as defined herein) in connection therewith. See "Yield, Prepayment and Maturity Considerations" herein.

(4) The Pass-Through Rates for the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates for each Distribution Date will be equal to the fixed rates per annum set forth in the table; provided, in each case, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate (as defined herein) for such Distribution Date. The initial Pass-Through Rates for the Interest Only Certificates set forth in the table are the approximate initial Pass-Through Rates. The Pass-Through Rates for the Interest Only Certificates are variable and, subsequent to the initial Distribution Date, will be determined as described in "Description of the Certificates--Pass-Through Rates" herein.

----------
(a)   Aggregate Notional Amount.

(b)   Not offered hereby

--------------------------------------------------------------------------------

                                   SUMMARY

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. An "Index of Principal Definitions" is included at the end of each of this Prospectus Supplement and the Prospectus.

Depositor.......................... Morgan Stanley Capital I Inc., a Delaware
                                    corporation (the "Depositor"). The
                                    Depositor's principal offices are located at 1585 Broadway, New York, New York 10036, telephone (212) 761-4700.

The Certificates................... The Series 1998-WF1 Commercial Mortgage
                                    Pass-Through Certificates (the
                                    "Certificates") will be issued in 17 classes
                                    (each, a "Class") designated as: (i) the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates");
                                    (ii) the Class X-1 and Class X-2
                                    Certificates (collectively, the "Interest
                                    Only Certificates" or the "Class X
                                    Certificates" and, collectively with the
                                    Class A Certificates, the "Senior
                                    Certificates"); (iii) the Class B, Class C,
                                    Class D, Class E, Class F, Class G, Class H,
                                    Class J, Class K and Class L Certificates
                                    (collectively, the "Subordinate
                                    Certificates" and, collectively with the
                                    Senior Certificates, the "REMIC Regular
                                    Certificates"); and (iv) the Class R-I,
                                    Class R-II and Class R-III Certificates
                                    (collectively, the "Residual Certificates").

                                    The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be formed by the Depositor pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-Off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent. Initially, the assets of the Trust Fund will consist primarily of 306 fixed-rate mortgage loans (each, a "Mortgage Loan"). As of the Cut-Off Date, the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $1,392,212,342, after application of all payments due on or before such date, whether or not received. The Trust Fund will also hold (i) any Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure in respect of a Mortgage Loan that becomes defaulted (any such property upon acquisition, an "REO Property") and (ii) certain other related property, as described herein. The Certificates collectively represent the entire interest in the Trust Fund.

                                    Only the Class A-1, Class A-2, Class X-2,
                                    Class B, Class C, Class D and Class E
                                    Certificates (collectively, the "Offered
                                    Certificates") are offered hereby. The Class
                                    X-1, Class F, Class G, Class H, Class J,
                                    Class K, Class L, Class R-I, Class R-II and
                                    Class R-III Certificates (collectively, the
                                    "Private Certificates") have not been
                                    registered under the Securities Act of 1933, as amended, and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Certificates, such information is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

Sellers............................ Wells Fargo Bank, National Association
                                    ("Wells Fargo"), Morgan Stanley Mortgage
                                    Capital Inc. ("MSMC") and John Hancock Real
                                    Estate Finance, Inc. ("JHREF"). One hundred seventy-five (175) of the Mortgage Loans, or 53.0% of the Initial Pool Balance (the "Wells Fargo Loans"), were originated by Wells Fargo. Ninety-seven (97) Mortgage Loans, or 36.0% of the Initial Pool Balance (the "Morgan Stanley Loans"), were originated by one of the participants in MSMC's commercial and multifamily mortgage loan conduit program, were originated directly by MSMC or were purchased in the secondary market. MSMC is a New York corporation and an affiliate of Morgan Stanley & Co. Incorporated, which is acting as an Underwriter. Thirty-four (34) of the Mortgage Loans, or 11.0% of the Initial Pool Balance (the "JHREF Loans"), were originated by JHREF. Each Seller will sell its Mortgage Loans on the Closing Date pursuant to an agreement with the Depositor (each, a "Mortgage Loan Purchase Agreement"), which will be assigned in relevant part to the Trustee. See "Description of the Mortgage Pool--The Sellers" herein.

Master Servicer.................... Wells Fargo will be the Master Servicer of the Mortgage Loans. The Master Servicer will be required to make Advances (as defined herein) with respect to the Mortgage Loans as described herein. See "Servicing of the Mortgage Loans--The Master Servicer" and "Description of the Certificates--Advances" herein.

Special Servicer................... CRIIMI MAE Services Limited Partnership, a
                                    Maryland limited partnership. The Special
                                    Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, and for the management of REO Properties. The Special Servicer will be required to seek approval of the Operating Adviser before taking certain actions. See "Servicing of the Mortgage Loans--The Special Servicer" and "--The Operating Adviser" herein.

Trustee............................ LaSalle National Bank, a national banking association. See "Description of the
                                    Certificates--The Trustee and the Fiscal
                                    Agent" herein. The Trustee will be obligated to make Advances with respect to the Mortgage Loans in certain circumstances where the Master Servicer was required, but failed, to do so, as described under "Description Of The Certificates--Advances" herein.

Fiscal Agent....................... ABN AMRO Bank N.V., a Netherlands banking corporation, and the indirect corporate
                                    parent of the Trustee. See "Description of the Certificates--The Trustee and the Fiscal Agent" herein. The Fiscal Agent will be obligated to make

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Advances with respect to the Mortgage Loans in certain circumstances where the Trustee was required, but failed, to do so, as described under "Description Of The Certificates--Advances" herein.

Operating Adviser.................. Holders of the majority interest in the most subordinate Class of Principal Balance
                                    Certificates (as defined herein) outstanding at any time of determination or, if the Certificate Balance of such Class of Certificates is less than 50% (or 20% in the case of the Class L Certificates) of the initial Certificate Balance of such Class, the next most subordinate Class of Certificates (the "Controlling Class"), may appoint an "Operating Adviser" as described under "Servicing of the Mortgage Loans--The Operating Adviser" herein. The Operating Adviser will have the right to approve and direct certain actions of the Special Servicer and to appoint a replacement Special Servicer subject to certain conditions.

Cut-Off Date....................... The close of business on March 1, 1998.

Closing Date....................... On or about March 5, 1998.

Record Date........................ The record date for each Class of
                                    Certificates for each Distribution Date will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such day.

Distribution Date.................. The 15th day of each month or, if such day is not a business day, the next succeeding business day, commencing April 15, 1998.

Determination Date................. The 10th day of the month in which such
                                    Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

Collection Period.................. The "Collection Period" related to each
                                    Distribution Date, (a) with respect to
                                    Scheduled Payments, will begin on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and will end on the Determination Date in the month in which the Distribution Date occurs, and (b) with respect to all other collections on the Mortgage Loans and REO Properties, will begin on the day following the last day of the previous Collection Period for such collections (or, in the case of the first Distribution Date, the Cut-Off
                                    Date) and will end on the earlier of the Determination Date in the month in which the Distribution Date occurs and the fourth business day prior to such Distribution Date.

Registration and Denominations..... The Class A Certificates will initially be issued in book-entry form in denominations of $5,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Class X-2, Class B, Class C, Class D and
                                    Class E Certificates will initially be
                                    issued in book-entry form in denominations of $50,000 initial Certificate Balance or Notional Amount, as applicable, and in any whole dollar denomination in excess thereof. Each Class of Offered Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except under the limited circumstances described herein and in the Prospectus. See "Description of the Certificates--General" herein and
                                    "Description of the Certificates--Book-Entry
                                    Registration and Definitive Certificates" in the Prospectus.

Clearance and Settlement........... Certificateholders must hold their Offered
                                    Certificates in book-entry form, delivery of which will be made through the facilities of DTC (in the United States) and may be made through the facilities of Cedel Bank, societe anonyme ("CEDEL") or Euroclear System ("Euroclear") (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of CEDEL and Euroclear, respectively.

Subordination...................... Credit enhancement for each Class of Offered
                                    Certificates will be provided by those
                                    Classes of Certificates that are subordinate to such Certificates with respect to (a) rights to receive distributions of interest and principal, to the extent described herein, and (b) the allocation of Realized Losses (as defined herein) incurred on the Mortgage Loans, and certain Expense Losses (also as defined herein), to the extent described herein. As described herein, the Residual Certificates are subordinate to the REMIC Regular Certificates; each Class of Subordinate Certificates is subordinate to the Senior Certificates and to each other Class of Subordinate Certificates with an earlier alphabetical Class designation (for example, the Class L Certificates are subordinate to the Class K Certificates); and the respective Classes of Senior Certificates rank pari passu in entitlement to distributions of interest. The level of credit enhancement available to any Class of Offered Certificates will change over time as a result of (i) the allocation, as described herein, of principal payments, and proceeds from liquidations of Mortgage Loans or associated REO Properties or the sale of defaulted Mortgage Loans and (ii) the allocation of any Realized Losses and Expense Losses to one or more Classes of Subordinate Certificates in the order of priority described herein. After the aggregate Certificate Balance of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Subordinate Certificates has been reduced to zero, Realized Losses and Expenses Losses will be allocated pro rata among the Class A-1 and Class A-2 Certificates and, with respect to losses allocable to interest, the Class X-1 and Class X-2 Certificates.

Description of the Certificates.... The Certificates will have the following characteristics.

A. Certificate Balances and
   Notional Amounts ............... Upon initial issuance, the Class A-1, Class
                                    A-2, Class B, Class C, Class D, Class E,
                                    Class F, Class G, Class H, Class J, Class K and Class L Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                                    Approximate
                                                      Initial      Approximate
                                                     Aggregate     Percentage
                                                    Certificate    of Initial
                                     Class            Balance     Pool Balance
                                     -----          -----------   -------------
                                     Class A-1     $363,000,000        26.07%
                                     Class A-2      653,315,000        46.93
                                     Class B         69,610,000         5.00
                                     Class C         69,610,000         5.00
                                     Class D         69,611,000         5.00
                                     Class E         31,325,000         2.25
                                     Class F         24,364,000         1.75
                                     Class G         38,286,000         2.75
                                     Class H         10,441,000         0.75
                                     Class J         27,845,000         2.00
                                     Class K         10,441,000         0.75
                                     Class L         24,364,342         1.75

                                    The "Certificate Balance" of any Principal
                                    Balance Certificate outstanding at any time will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of each Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date, and will be further reduced by any Realized Losses or Expense Losses allocated to such Certificate on such Distribution Date. See "Description of the
                                    Certificates--Distributions" and
                                    "--Distributions--Subordination; Allocation
                                    of Losses and Certain Expenses" herein.

                                    The Class X-1 Certificates, which are
                                    Private Certificates, and the Class X-2
                                    Certificates will not have Certificate
                                    Balances; each such Class of Certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The Notional Amount of the Class X-l Certificates will be equal to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    the aggregate of the Certificate Balances of the respective Classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in March, 2003 will be an amount equal to the aggregate of the Component Balance (as defined herein) of the Class A-2B Component (as defined herein) and the Certificate Balances of the Class B, Class C, Class D and Class E Certificates outstanding from time to time. After such Distribution Date, the Notional Amount of the Class X-2 Certificates will be equal to zero. Accordingly, the Notional Amount of the Class X-l Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to any Class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to (i) that portion of the aggregate Certificate Balance of the Class A-2 Certificates that corresponds to the Class A-2B Component and (ii) the Class B, Class C, Class D and Class E Certificates. In general, holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in March, 2003.

                                    The Notional Amount of each Interest Only
                                    Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

                                    The Residual Certificates will not have
                                    Certificate Balances or Notional Amounts.

B. Pass-Through Rates.............. The Pass-Through Rates applicable to the
                                    Class A-1, Class A-2, Class B, Class C,
                                    Class D and Class E Certificates for each
                                    Distribution Date will be equal to 6.25%, 6.55%, 6.67%, 6.77%, 7.12% and 7.30% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

                                    The Pass-Through Rate applicable to the
                                    Class X-1 Certificates, which are Private
                                    Certificates, for the initial Distribution
                                    Date will equal approximately 0.73% per
                                    annum. The Pass-Through Rate applicable to the Class X-l Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the Class X-l Strip Rates for the respective Classes of Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A and Class A-2B Components thereof) for such Distribution Date (weighted on the basis of the respective Certificate Balances of such Classes of Certificates or the Component Balances of such Components

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    outstanding immediately prior to such
                                    Distribution Date). The "Class X-l Strip
                                    Rate" in respect of any Class of Principal
                                    Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A Component or the Class A-2B Component) for any Distribution Date will, in general, equal (i) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii)
                                    (x) in the case of the Class A-1, Class F, Class G, Class H, Class J, Class K and Class L Certificates and the Class A-2A Component, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-2B Component and the Class B, Class C, Class D and Class E Certificates, (I) for any Distribution Date occurring on or before March 15, 2003, the rate per annum corresponding to such Distribution Date as set forth on Schedule A hereto and (II) for any Distribution Date occurring after March 15, 2003, the Pass-Through Rate for such Class of Certificates or such Component (but in no event will any Class X-1 Strip Rate be less than zero).

                                    The Pass Through Rate applicable to the
                                    Class X-2 Certificates for the initial
                                    Distribution Date will equal approximately
                                    1.12% per annum. The Pass-Through Rate
                                    applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the Class X-2 Strip Rates for the Class A-2B Component and the Class B, Class C, Class D and Class E Certificates for such Distribution Date (weighted on the basis of the respective Certificate Balances of such Classes of Certificates or the Component Balance of such Component outstanding immediately prior to such Distribution Date). The "Class X-2 Strip Rate" in respect of the Class A-2B Component and the Class B, Class C, Class D and Class E Certificates for any Distribution Date will, in general, equal
                                    (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth on Schedule A hereto and (y) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) the Pass-Through Rate for such Class of Certificates or such Component for such Distribution Date (but in no event will any Class X-2 Strip Rate be less than zero).

                                    Solely for purposes of calculating the
                                    Pass-Through Rate applicable to the Class
                                    X-l and Class X-2 Certificates for each
                                    Distribution Date and the Notional Amount of the Class X-2 Certificates, the aggregate Certificate Balance of the Class A-2 Certificates will be deemed to consist of two components (each a "Component"), each having the same "Pass-Through Rate" as the Class A-2 Certificates. One of the Components (the "Class A-2A Component") will have a balance (a "Component Balance") initially equal to $129,715,000, which amount will be deemed reduced by the amount of all distributions of principal made to the Class A-2 Certificates until such Component Balance is reduced to zero. The other Component (the "Class A-2B Component") will have a Component Balance equal to $523,600,000 which, following

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    the reduction of the Component Balance of the Class A-2A Component to zero, will be deemed reduced by the amount of all subsequent distributions in reduction of the aggregate Certificate Balance of the Class A-2 Certificates until the Component Balance of the Class A-2B Component (and the aggregate Certificate Balance of the Class A-2 Certificates) has been reduced to zero.

                                    The Pass-Through Rates applicable to the Class F Certificates and each of the Class G, Class H, Class J, Class K and Class L Certificates will, at all times, be equal to 7.30% and 6.25% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

                                    The "Weighted Average Net Mortgage Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans (in the case of each Mortgage Loan that is a Non-30/360 Mortgage Loan, adjusted as described below), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

                                    The "Net Mortgage Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate of each Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months (each a "Non-30/360 Loan") will be appropriately adjusted to reflect such difference.

C. Distributions of Interest
   and Principal .................. As more particularly described herein, the total of all payments and other collections
                                    (or advances in lieu thereof) on or in
                                    respect of the Mortgage Loans that are
                                    available for distributions of interest on and principal of the Certificates on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date. Prepayment Premiums actually collected on the Mortgage Loans will not be part of the Available Distribution Amount for any Distribution Date and will not be applied to distributions of interest on and principal of the Certificates; instead, Prepayment Premiums will be distributed to Certificateholders separately, in the amounts and in accordance with the priorities described herein. See "Description Of The
                                    Certificates--Distributions--

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    The Available Distribution Amount" and
                                    "--Distributions--Distributions of
                                    Prepayment Premiums" herein.

                                    On each Distribution Date, for so long as any Class of Offered Certificates remains outstanding, and except as otherwise described under "Description of the Certificates--Optional Termination" herein, the Available Distribution Amount for such date will be distributed to the holders of the respective Classes of Certificates for the following purposes and in the following order of priority:

                                    (1)  to the holders of the Class A-1, Class
                                         A-2, Class X-1 and Class X-2
                                         Certificates, all Distributable
                                         Certificate Interest in respect of each
                                         such Class of Certificates for such
                                         Distribution Date, pro rata in
                                         proportion to the Distributable
                                         Certificate Interest payable in respect
                                         of each such Class;

                                    (2)  to the holders of the Class A-1
                                         Certificates, the Principal
                                         Distribution Amount for such
                                         Distribution Date, until the aggregate
                                         Certificate Balance of the Class A-1
                                         Certificates has been reduced to zero;

                                    (3)  upon payment in full of the aggregate
                                         Certificate Balance of the Class A-1
                                         Certificates, to the holders of the
                                         Class A-2 Certificates, the Principal
                                         Distribution Amount for such
                                         Distribution Date (reduced by any
                                         portion thereof distributed to the
                                         holders of the Class A-1 Certificates),
                                         until the aggregate Certificate Balance
                                         of the Class A-2 Certificates has been
                                         reduced to zero;

                                    (4)  to the holders of the Class A and Class
                                         X Certificates, pro rata in proportion
                                         to their respective entitlements to
                                         reimbursement described in this clause
                                         (4), to reimburse them for any Realized
                                         Losses previously allocated to such
                                         Classes of Certificates plus interest
                                         on such Realized Losses, compounded
                                         monthly, at one-twelfth the applicable
                                         Pass-Through Rate;

                                    (5)  to the holders of the Class B
                                         Certificates, all Distributable
                                         Certificate Interest in respect of such
                                         Class of Certificates for such
                                         Distribution Date;

                                    (6)  upon payment in full of the aggregate
                                         Certificate Balance of the Class A-2
                                         Certificates, to the holders of the
                                         Class B Certificates, the Principal
                                         Distribution Amount for such
                                         Distribution Date (reduced by any
                                         portion thereof distributed to the
                                         holders of the Class A Certificates),
                                         until the aggregate Certificate Balance
                                         of the Class B Certificates has been
                                         reduced to zero;

                                    (7)  to the holders of the Class B
                                         Certificates, to reimburse any Realized
                                         Losses previously allocated to such
                                         Class of Certificates, plus interest on
                                         such Realized Losses,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                         compounded monthly, at one-twelfth the
                                         applicable Pass-Through Rate;

                                    (8)  to the holders of the Class C
                                         Certificates, all Distributable
                                         Certificate Interest in respect of such
                                         Class of Certificates for such
                                         Distribution Date;

                                    (9)  upon payment in full of the aggregate
                                         Certificate Balance of the Class B
                                         Certificates, to the holders of the
                                         Class C Certificates, the Principal
                                         Distribution Amount for such
                                         Distribution Date (reduced by any
                                         portion thereof distributed to the
                                         holders of the Class A and Class B
                                         Certificates), until the aggregate
                                         Certificate Balance of the Class C
                                         Certificates has been reduced to zero;

                                    (10) to the holders of the Class C
                                         Certificates, to reimburse them for any
                                         Realized Losses previously allocated to
                                         such Class of Certificates, plus
                                         interest on such Realized Losses,
                                         compounded monthly, at one-twelfth the
                                         applicable Pass-Through Rate;

                                    (11) to the holders of the Class D
                                         Certificates, all Distributable
                                         Certificate Interest in respect of such
                                         Class of Certificates for such
                                         Distribution Date;

                                    (12) upon payment in full of the aggregate
                                         Certificate Balance of the Class C
                                         Certificates, to the holders of the
                                         Class D Certificates, the Principal
                                         Distribution Amount for such
                                         Distribution Date (reduced by any
                                         portion thereof distributed to the
                                         holders of the Class A, Class B and
                                         Class C Certificates), until the
                                         aggregate Certificate Balance of the
                                         Class D Certificates has been reduced
                                         to zero;

                                    (13) to the holders of the Class D
                                         Certificates, to reimburse them for any
                                         Realized Losses previously allocated to
                                         such Class of Certificates, plus
                                         interest on such Realized Losses,
                                         compounded monthly, at one-twelfth the
                                         applicable Pass-Through Rate;

                                    (14) to the holders of the Class E
                                         Certificates, all Distributable
                                         Certificate Interest in respect of such
                                         Class of Certificates for such
                                         Distribution Date;

                                    (15) upon payment in full of the aggregate
                                         Certificate Balance of the Class D
                                         Certificates, to the holders of the
                                         Class E Certificates, the Principal
                                         Distribution Amount for such
                                         Distribution Date (reduced by any
                                         portion thereof distributed to the
                                         holders of the Class A, Class B, Class
                                         C and Class D Certificates), until the
                                         aggregate Certificate Balance of the
                                         Class E Certificates has been reduced
                                         to zero;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    (16) to the holders of the Class E
                                         Certificates, to reimburse them for any
                                         Realized Losses previously allocated to
                                         such Class of Certificates, plus
                                         interest on such Realized Losses,
                                         compounded monthly, at one-twelfth the
                                         applicable Pass-Through Rate; and

                                    (17) to make payments to the holders of the
                                         Private Certificates (other than the
                                         Class X-1 Certificates) as contemplated
                                         below.

                                    Notwithstanding the foregoing, on each
                                    Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, second, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes.

                                    On each Distribution Date, following the above-described distributions on the Publicly Offered Certificates and the Class X-1 Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of Private Certificates (other than the Class X-1 Certificates and Residual Certificates), in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class F Certificates, then payments under clauses
                                    (1), (2) and (3) below, in that order, to the holders of the Class G, Class H, Class J, Class K and Class L Certificates):

                                    (1)  to pay interest to the holders of the
                                         particular Class of Certificates, up to
                                         an amount equal to all Distributable
                                         Certificate Interest in respect of such
                                         Class of Certificates for such
                                         Distribution Date;

                                    (2)  if the aggregate Certificate Balance of
                                         each other Class of Subordinate
                                         Certificates, if any, with an earlier
                                         alphabetical Class designation has been
                                         reduced to zero, to pay principal to
                                         the holders of the particular Class of
                                         Certificates, up to an amount equal to
                                         the lesser of (a) the then outstanding
                                         aggregate Certificate Balance of such
                                         Class of Certificates and (b) the
                                         aggregate of the remaining Principal
                                         Distribution Amount for such
                                         Distribution Date; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    (3)  to reimburse the holders of the
                                         particular Class of Certificates, up to
                                         an amount equal to (a) all Realized
                                         Losses and Expense Losses, if any,
                                         previously allocated to such Class of
                                         Certificates and for which no
                                         reimbursement has previously been paid,
                                         plus (b) all unpaid interest on such
                                         amounts (compounded monthly) at
                                         one-twelfth the respective Pass-Through
                                         Rates of such Classes.

                                    Any portion of the Available Distribution
                                    Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

                                    The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates for any Distribution Date will equal the sum of (a) Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls (as defined herein), and (ii) Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce Distributable Certificate Interest payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement and (b) the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate (such amount, "Unpaid Interest"). The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                    The "Interest Accrual Period" for each Class of REMIC Regular Certificates and each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs. See "Description of the Certificates-- Distributions--Distributable Certificate
                                    Interest" and "--Prepayment Interest
                                    Shortfalls and Prepayment Interest Excesses" herein.

                                    The "Principal Distribution Amount" for any
                                    Distribution Date will, in general, equal the aggregate of the following:

                                    (a)  the principal portions of all Scheduled
                                         Payments (other than the principal
                                         portion of Balloon Payments (as defined
                                         herein)) and any Assumed Scheduled
                                         Payments due or deemed due, as the case
                                         may be, in respect of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                         Mortgage Loans for their respective Due
                                         Dates (as defined herein) occurring
                                         during the related Collection Period;
                                         and

                                    (b)  all payments (including Principal
                                         Prepayments and the principal portion
                                         of Balloon Payments) and other
                                         collections (including Liquidation
                                         Proceeds, Condemnation Proceeds,
                                         Insurance Proceeds and REO Income (each
                                         as defined herein) and proceeds of
                                         Mortgage Loan repurchases) that were
                                         received on or in respect of the
                                         Mortgage Loans during the related
                                         Collection Period and that were
                                         identified and applied by the Master
                                         Servicer as recoveries of principal
                                         thereof, in each case net of any
                                         portion of such payment or other
                                         collection that represents a recovery
                                         of the principal portion of any
                                         Scheduled Payment (other than a Balloon
                                         Payment) due, or the principal portion
                                         of any Assumed Scheduled Payment deemed
                                         due, in respect of the related Mortgage
                                         Loan on a Due Date during or prior to
                                         the related Collection Period and not
                                         previously recovered.

                                    The "Scheduled Payment" for of any Mortgage
                                    Loan on any Due Date will, in general, be the amount of the scheduled payment of principal and interest due thereon on such date (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan subsequent to the Closing Date, whether agreed to by the Special Servicer or occurring in connection with a bankruptcy proceeding involving the related borrower).

                                    An "Assumed Scheduled Payment" is an amount deemed due in respect of (i) any Balloon Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Scheduled Payment deemed due on any such Balloon Mortgage Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. The Assumed Scheduled Payment for any Mortgage Loan as to which the related Mortgaged Property has become an REO Property, deemed due on each Due Date for so long as the REO Property remains part of the Trust Fund, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

Distributions of Prepayment
Premiums .......................... Any Prepayment Premium collected with respect to a Mortgage Loan during any
                                    particular Collection Period will be

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    distributed on the following Distribution
                                    Date as follows: The holders of the
                                    respective Classes of Principal Balance
                                    Certificates (other than the Class F, Class
                                    G, Class H, Class J, Class K and Class L
                                    Certificates) then entitled to distributions of principal on such Distribution Date will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the lesser of (a) such Prepayment Premium and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding (or, in the case of two Classes of Class A Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal. The portion of the Prepayment Premium remaining after any such payment to the holders of such Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates. See "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" herein.

Appraisal Reductions............... Not later than the earliest of (i) the date
                                    120 days after the occurrence of any
                                    delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date 90 days after the related borrower files a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect,
                                    (iii) the effective date of any modification to the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency (each, a "Money Term") of a Mortgage Loan, other than the extension of the date that a Balloon Payment is due for a period of less than six months and (iv) the date 30 days following the date a Mortgaged Property becomes an REO Property (each of
                                    (i), (ii), (iii) and (iv), an "Appraisal
                                    Event"), the Special Servicer is required to have obtained an MAI appraisal (if the Scheduled Principal Balance of the Mortgage Loan is greater than $1,000,000) or an internal valuation (if the Scheduled Principal Balance of the Mortgage Loan is equal to or less than $1,000,000) of the related Mortgaged Property or REO Property, as the case may be, unless such an appraisal or valuation had previously been obtained within the preceding twelve months. As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

                                    The Appraisal Reduction for any Mortgage
                                    Loan, including a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, will be an amount, calculated as

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or performed, equal to the excess, if any, of (a) the sum of (i) the Scheduled Principal Balance of such Mortgage Loan, (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Mortgage Loan, (iii) all related unreimbursed Advances and interest on Advances at the Advance Rate (as defined herein) and (iv) all currently due and unpaid real estate taxes and assessments (net of any amounts escrowed for such items), insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be, over (b) 90% of the appraised value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such appraisal. Notwithstanding the foregoing, if an internal valuation of the Mortgaged Property is performed as described in the preceding paragraph, the Appraisal Reduction will equal the greater of (a) the amount calculated in the preceding sentence and (b) 25% of the Scheduled Principal Balance of the Mortgage Loan. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of.

                                    The existence of an Appraisal Reduction will proportionately reduce the Master Servicer's obligation to make P&I Advances (as defined herein) in respect of the related Mortgage Loan, which will generally result in a reduction in current distributions of interest in respect of the then most subordinate Class of Principal Balance Certificates. See "Description of the Certificates--Advances--P&I Advances" herein.

Allocation of Realized Losses,
Expense Losses and Interest
Shortfalls......................... As and to the extent described herein,
                                    Realized Losses of principal and interest on the Mortgage Loans and certain Expense Losses will generally be allocated with respect to each Distribution Date to the Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2, and, solely with respect to Realized Losses and Expense Losses of interest, to the Class X-1 and Class X-2 Certificates, pro rata, in each case reducing amounts payable thereto.

                                    Any shortfall in the amount of Distributable
                                    Certificate Interest paid to the
                                    Certificateholders of any Class of
                                    Certificates on any Distribution Date will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate, will be included in Distributable Certificate Interest in subsequent periods.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Prepayment Interest Shortfalls and
Prepayment Interest Excesses....... As "Prepayment Interest Shortfall" is a
                                    shortfall in the collection of a full
                                    month's interest on any Mortgage Loan by reason of a full or partial Principal Prepayment (including early payment of a Balloon Payment) made during any Collection Period prior to the date when the Scheduled Payment is payable on such Mortgage Loan (the "Due Date") in such Collection Period, which is the first day of each month. If a full or partial Principal Prepayment is made during any Collection Period but after the Due Date for such Mortgage Loan occurring in such Collection Period, then a "Prepayment Interest Excess" will result. The amount of Prepayment Interest Excess in any such case will equal the interest that accrues on the Mortgage Loan from such Due Date to the date such payment was made. To the extent that aggregate Prepayment Interest Shortfalls exceed the aggregate Prepayment Interest Excesses for the Collection Period related to a Distribution Date, such amount will reduce the Servicing Fee up to the amount of such excess, but generally by not more than an amount equal to the excess (if any) of the Servicing Fee, over the portion thereof payable to Sub-Servicers. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" herein.

                                    Any payment so made by the Master Servicer to cover such shortfalls will constitute a "Compensating Interest Payment." The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment made by the Master Servicer, will constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

                                    Any Net Aggregate Prepayment Interest
                                    Shortfall for a Distribution Date will be allocated among the respective Classes of REMIC Regular Certificates, on a pro rata basis, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date, bears to the total of the Accrued Certificate Interest with respect to all Classes of REMIC Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates will be reduced to the extent that any Net Aggregate Prepayment Interest Shortfalls are allocated thereto. See "Description of the Certificates-- Distributions--Distributable Certificate
                                    Interest" herein.

Optional Termination............... The Depositor, the Master Servicer, the
                                    Special Servicer and the holder of the
                                    majority interest in the Class R-I
                                    Certificates, each in turn, will have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date on or after the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Distribution Date on which the aggregate
                                    Certificate Balance of all Classes of
                                    Principal Balance Certificates then
                                    outstanding is less than or equal to 1% of the Initial Pool Balance. The purchase price for any such purchase will be 100% of the aggregate Principal Balance of the Mortgage Loans (other than any Mortgage Loans as to which the Master Servicer has determined that all payments or recoveries with respect thereto have been made), plus accrued and unpaid interest at the Mortgage Rate (or the Mortgage Rate less the Servicing Fee Rate if the Master Servicer is the purchaser) to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Servicing Advances, with interest on any Advances at the Advance Rate, and the fair market value of any other property remaining in the Trust Fund; provided, however, that if Wells Fargo is the purchaser, the purchase price will be the greater of the foregoing amount and the fair market value of the Mortgage Loans and any other property remaining in the Trust Fund. See "Description Of The Certificates--Optional Termination" herein.

Administrative Cost Rate........... The administrative costs on each Mortgage
                                    Loan in any month will equal the sum of the related Servicing Fee, the Special Servicing Standby Fee and the Trustee Fee for such month (collectively, expressed as a per annum rate, the "Administrative Cost Rate"), which is set forth in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each Mortgage Loan outstanding from time to time. The portion of the Administrative Cost Rate applicable to a Mortgage Loan in any month will be determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate on such Mortgage Loan.

Advances........................... As and to the extent described herein, the
                                    Master Servicer will be obligated to make advances ("Advances") in respect of delinquent payments of principal (other than the principal portion of Balloon Payments) and/or interest on the Mortgage Loans ("P&I Advances") and to cover certain servicing expenses ("Servicing Advances") in accordance with the provisions set forth in the Pooling and Servicing Agreement. See "Description of the Certificates--Advances" herein. If the Master Servicer fails to make any Advance that it is obligated to make pursuant to the Pooling and Servicing Agreement, the Trustee will be required to make such Advance; if the Trustee fails to make any Advance that it is so obligated to make pursuant to the Pooling and Servicing Agreement, the Fiscal Agent will be required to make such Advance.

                                    Each of the Master Servicer, the Trustee and the Fiscal Agent, as applicable, will be obligated to make Advances only to the extent that it determines, in its sole discretion, exercised in good faith, that such Advances are ultimately recoverable

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    from future payments and other collections on the related Mortgage Loan or REO Property. Any such determination will be conclusive and binding on the
                                    Certificateholders.

                                    The Master Servicer, the Trustee and the
                                    Fiscal Agent will each be entitled, with respect to any Advance made thereby, to receive interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Advance Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will result in a reduction in amounts payable on the Certificates. See "Description of the Certificates--Advances" herein.

Certain Yield, Maturity and
Prepayment Consideration........... The yield on the Offered Certificates of each Class will depend on, among other
                                    things, the Pass-Through Rate for such
                                    Certificates.

                                    The yield on any Principal Balance
                                    Certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such Certificate, which in turn will be affected by (i) the rate and timing of principal payments (including principal prepayments) on the Mortgage Loans and (ii) the extent to which such principal payments are applied on any Distribution Date in reduction of the Certificate Balance of such Certificate. An investor that purchases any Principal Balance Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Principal Balance Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. Insofar as an investor's initial investment in any Offered Certificate is returned in the form of payments of principal thereon, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield. See "Description of the
                                    Certificates--Distributions--Application of
                                    the Available Distribution Amount" and
                                    "--Distributions--Principal Distribution
                                    Amount" herein.

                                    The Class X-2 Certificates are interest only
                                    Certificates and are not entitled to any distributions in respect of principal. The yield to maturity of the Class X-2 Certificates will be especially sensitive to the prepayment, repurchase, default and recovery experience on the Mortgage Loans, which prepayment, repurchase, default and recovery experience may fluctuate significantly from time to time. A rate of principal payments and liquidations on the Mortgage Loans that is more rapid than expected by investors will have a material negative

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    effect on the yield to maturity of the Class
                                    X-2 Certificates. Accordingly, investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to recoup their initial investments. See "Yield, Prepayment and Maturity Considerations--Class X-2 Certificates" herein.

                                    The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Certificate may not be realized. For a discussion of certain factors affecting prepayment of the Mortgage Loans, including the effect of Prepayment Premiums, see "Yield, Maturity and Prepayment Considerations" herein. In deciding whether to purchase any Offered Certificates, an investor should make an independent decision as to the appropriate prepayment assumptions to be used.

Certificate Ratings................ It is a condition of the issuance of the
                                    Offered Certificates that they receive the following credit ratings from Duff & Phelps Credit Rating Co. ("DCR") and/or Standard & Poor's Rating Services ("S&P", and together with DCR, the "Rating Agencies"):

                                         Class           DCR         S&P
                                         -----           ---         ---
                                     Class A-1....       AAA         AAA
                                     Class A-2....       AAA         AAA
                                     Class X-2....       AAA         AAAr
                                     Class B......       AA           AA
                                     Class C......        A           A
                                     Class D......       BBB         BBB
                                     Class E......       BBB-         NR
                                     "NR" = Not Rated

                                    In addition, it is a condition to the
                                    issuance of the Private Certificates that the Class X-1, Class F, Class G, Class H, Class J and Class K Certificates be rated "AAAr," "BB+," "BB," "BB-," "B" and "B-,"
                                    respectively, by S&P and that the Class X-1 and Class F Certificates be rated "AAA" and "BB+," respectively, by DCR. The Class L Certificates and the REMIC Residual Certificates will be unrated.

                                    A securities rating addresses the likelihood of the receipt by Certificateholders of timely payment of interest and ultimate payment of principal due on their Certificates. The rating

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Certificates, including, if applicable, ultimate distribution of all principal by the Distribution Date in March 2030 (the "Final Rated Distribution Date"). Each security rating assigned to the Certificates should be evaluated independently of any other security rating.

                                    The ratings on the Offered Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans or the corresponding effect on yield to investors,
                                    (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of Class X-2 Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the holders of the Class X-2 Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the "AAA/AAAr" ratings received on the Class X-2 Certificates. The aggregate Notional Amount upon which interest in respect of the Class X-2 Certificates is calculated may be reduced by Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amounts, but only the obligation to pay interest timely on the Notional Amounts of such Certificates as so reduced from time to time. Accordingly the ratings of the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

                                    A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" and "Risk Factors and Other Special Considerations" herein.

The Mortgage Pool.................. The Mortgage Pool will consist of 306 fixed-rate Mortgage Loans with an Initial
                                    Pool Balance of approximately
                                    $1,392,212,342, subject to a permitted
                                    variance of plus or minus 5%. The Cut-Off
                                    Date Balances of the Mortgage Loans (that is, in each case, its principal balance outstanding as of the Cut-Off Date, after application of all payments of principal due on or before such date, whether or not received) range from $447,705 to $59,807,596, and the Mortgage Loans have

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    an average Cut-Off Date Balance of
                                    $4,549,714. All numerical information
                                    provided herein with respect to the Mortgage
                                    Loans is provided on an approximate basis.
                                    All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by Cut-Off Date Balance A brief summary of the material terms of the largest Mortgage Loans in the Mortgage Pool is set forth on Appendix III attached hereto.

                                    For purposes of the presentation of certain
                                    Mortgage Pool information herein, each
                                    Mortgage Loan is deemed to be secured by a Mortgage on one Mortgaged Property, whether or not such Mortgaged Property consists of more than one parcel of real property.

                                    Substantially all of the Mortgage Loans are non-recourse obligations of the related borrowers, and prospective investors should consider all of them to be non-recourse. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

                                    Each Mortgage Loan is secured by a first mortgage lien on the borrower's fee simple (or, in six (6) cases, which represent 3.9% of the Initial Pool Balance, leasehold or partial leasehold and partial fee) estate in an income producing real property (each, a "Mortgaged Property"). Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                     Percentage
                                                         of        Number of
                                                    Initial Pool   Mortgage
                                     Property Type     Balance      Loans
                                     -------------  ------------   ---------
                                     Retail........     26.0%         86
                                     Multifamily...     25.1%         71
                                     Hospitality...     16.0%         22
                                     Industrial....     14.2%         65
                                     Office........     12.8%         37
                                     Mobile Home
                                     Park..........      3.1%          6
                                     Self-Storage..      1.6%         12
                                     Mixed Use.....      1.3%          7

                                    Set forth below are the number of Mortgage
                                    Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the three
                                    (3) states with the highest concentrations.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                     Percentage
                                                         of        Number of
                                                    Initial Pool   Mortgage
                                     State             Balance       Loans
                                     -----          ------------   ---------
                                     California....     35.2%         116
                                     Texas.........      8.9%         37
                                     Arizona.......      5.6%         10

                                    The remaining Mortgaged Properties are
                                    located throughout thirty-three (33) other states. No other state has a concentration of Mortgaged Properties that represents security for more than 5.1% of the Initial Pool Balance. See Appendix I hereto.

                                    The Mortgage Pool includes six (6) groups of Mortgage Loans, the largest of which groups collectively represents 2.4% of the Initial Pool Balance, under which an aggregate amount of indebtedness is secured by multiple Mortgaged Properties. For purposes of the presentation of Mortgage Pool information herein, such Mortgage Loans have been treated as multiple cross-collateralized and cross-defaulted
                                    Mortgage Loans, each secured by one of the related Mortgaged Properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such Mortgage Loan.

                                    There are five (5) groups of Mortgage Loans, the largest of which groups collectively represents 1.5% of the Initial Pool Balance, that consist of several Mortgage Loans that are cross-defaulted and cross-collateralized with the other Mortgage Loan or Loans in such group.

                                    There are also several groups of Mortgage
                                    Loans (other than those groups that are
                                    either cross-defaulted and
                                    cross-collateralized or treated as
                                    cross-defaulted and cross-collateralized for purposes of the presentation of Mortgage Pool Information herein), the largest of which groups represents 1.8% of the Initial Pool Balance, where the borrowers are affiliated entities related through common ownership of partnership or other equity interests and where, in general, the related Mortgaged Properties are commonly managed.

                                    Two hundred seventy-five (275) of the
                                    Mortgage Loans, which represent 92.6% of the Initial Pool Balance, provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity. One (1) of the Mortgage Loans, which represents 2.2% of the Initial Pool Balance, provides for Scheduled Payments of interest only prior to its maturity. As a result, such Mortgage Loans (collectively, "Balloon Loans") will have substantial principal amounts due and payable (each such amount, together with scheduled interest, a "Balloon Payment") on their respective

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    maturity dates, unless prepaid prior
                                    thereto. The remaining thirty (30) Mortgage
                                    Loans, which represent 5.2% of the Initial
                                    Pool Balance, are fully-amortizing. See
                                    "Risk Factors and Other Special
                                    Considerations--The Mortgage Loans--Balloon
                                    Payments" and "Description of the Mortgage
                                    Pool--Certain Terms and Characteristics of the Mortgage Loans--Amortization" herein.

                                    As of the Cut-Off Date, all of the Mortgage
                                    Loans, prohibit voluntary Principal
                                    Prepayments for a period (a "Lock-out
                                    Period") ending on a date (generally ranging from seventeen (17) months to one hundred seventeen (117) months from the Cut-Off
                                    Date) specified in the related Mortgage Note and, in most such cases, thereafter require, until a specified date (generally three to twelve months) prior to maturity, that any voluntary Principal Prepayment be accompanied by an additional amount (a "Prepayment Premium"), which is calculated on the basis of (a) a yield maintenance formula ("Yield Maintenance Premium"), payable in the case of eight (8) Mortgage Loans, or 13.4% of the Initial Pool Balance, including one Mortgage Loan, representing 2.5% of the Initial Pool Balance, which bases Yield Maintenance on defeasance provisions, (b) the greater of a Yield Maintenance Premium and one percent (1%) of the amount prepaid ("Percentage Premium"), payable in the case of two hundred eighty
                                    (280) Mortgage Loans, or 82.4% of the
                                    Initial Pool Balance; (c) a Percentage
                                    Premium, generally declining over the
                                    remainder of the life of the loan, payable in the case of fourteen (14) Mortgage Loans or 3.7% of the Initial Pool Balance or (d) the greater of a Yield Maintenance Premium and one percent (1%) of the amount prepaid, then a Percentage Premium, declining over the remainder of the life of the loan, payable in the case of four (4) Mortgage Loans representing 0.5% of the Initial Pool Balance. See "Description Of The Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans--Prepayment Restrictions" herein. However, three (3) Mortgage Loans, representing 1.1% of the Initial Pool Balance, permit, in each such case, voluntary Principal Prepayments of up to 10% of the original principal balance of the Mortgage Loan in any calendar year without the imposition of any Prepayment Premium, notwithstanding any Lock-out Period that would otherwise be in effect or any Prepayment Premium that would otherwise be imposed; one (1) Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, permits voluntary principal payments of up to 10% of the original principal balance of the Mortgage Loan in any calendar year without the imposition of any Prepayment Premium, after the first three years following its origination; and four (4) Mortgage Loans representing 0.5% of the Initial Pool Balance permit prepayment during the last five years of the loan term without the imposition of any Prepayment Penalty. The Master Servicer may not waive the imposition of a Prepayment Premium or reduce the amount thereof. The Special Servicer may waive the imposition of a Prepayment Premium, or reduce the amount thereof, with

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    respect to a Specially Serviced Mortgage
                                    Loan if such waiver or reduction is
                                    consistent with the Servicing Standard (as described herein). Neither the Depositor nor any Seller makes any representation as to the enforceability of any Mortgage Note provisions requiring the payment of a Prepayment Premium or of the collectability of any Prepayment Premium.

                                    As of the Cut-Off Date, the Mortgage Loans will have the following additional characteristics:

                                    (i)   Mortgage Rates ranging from 6.760% per
                                          annum to 9.830% per annum, and a
                                          weighted average Mortgage Rate of
                                          7.760% per annum;

                                    (ii)  remaining terms to scheduled maturity
                                          ranging from 48 months to 238 months,
                                          and a weighted average remaining term
                                          to scheduled maturity of 118 months;

                                    (iii) Loan-to-Value Ratios (that is, in each
                                          case, the ratio of (a) the Cut-Off
                                          Date Balance of such Mortgage Loan to
                                          (b) the value of the related Mortgaged
                                          Property based upon an appraisal
                                          performed, or market valuation
                                          estimate made, in connection with the
                                          origination of the Mortgage Loan),
                                          ranging from 16.5% to 85.9% and a
                                          weighted average Loan-to-Value Ratio
                                          of 68.4%; and

                                    (iv)  Debt Service Coverage Ratios
                                          (calculated as described herein under
                                          "Description Of The Mortgage
                                          Pool--Additional Mortgage Loan
                                          Information") ranging from 1.14x to
                                          2.84x, and a weighted average Debt
                                          Service Coverage Ratio of 1.54x.

                                    On or prior to the Closing Date, the
                                    Depositor will purchase the Mortgage Loans and assign the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of the Certificates (the "Certificateholders"). Each Seller will make certain representations and warranties (or, alternatively, assign to the Trustee certain representations and warranties made to it by a third party) regarding the characteristics of the Mortgage Loans assigned by such Seller and, as more particularly described herein, will agree (or such third party has agreed) to cure any breach thereof that materially and adversely affects the interests of the Certificateholders or, in the absence of such a cure, to repurchase or replace the affected Mortgage Loan. See "Description of the Mortgage Pool-- Representations and Warranties" and "--Repurchases and Other Remedies" herein.

                                    The characteristics of the Mortgage Loans are more particularly described herein under "Description of the Mortgage Pool," in the tables in Appendix I and in the Mortgage Loan Schedule in Appendix II. A brief summary of the material terms of the largest Mortgage Loans in the Mortgage Pool is set forth in Appendix III.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Use of Proceeds.................... The Depositor will use substantially all of the net proceeds from the sale of the
                                    Offered Certificates to purchase the
                                    Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

Federal Income
Tax Considerations................. Three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The assets of "REMIC I" will consist primarily of the Mortgage Loans and any properties acquired on behalf of the Certificateholders. The assets of "REMIC II" will consist of the separate uncertificated REMIC I regular interests. The assets of "REMIC III" will consist of the separate uncertificated REMIC II regular interests. For federal income tax purposes, (i) the REMIC Regular Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (ii) the Class R-I Certificates will be the sole class of residual interests in REMIC I, the Class R-II Certificates will be the sole class of residual interests in REMIC II and the Class R-III Certificates will be the sole class of residual interests in REMIC III.

                                    The Offered Certificates will be treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), generally in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under
                                    Section 856(c)(4)(A) of the Code. The
                                    Offered Certificates also will be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. However, the Certificates will generally be considered to be assets described in Section 7701(a)(19)(C) of the Code only to the extent that the Mortgage Loans are secured by multifamily properties.

                                    The Class X-2 Certificates will, and the other Classes of Offered Certificates will not, be treated as having been issued with "original issue discount" for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and amortizable premium, if any, for federal income tax purposes will be 0% CPR (the "Prepayment Assumption"). However, the Depositor makes no representation that the Mortgage Loans will prepay at any particular rate.

                                    If the method for computing original issue discount described herein results in a negative amount for any period with respect to a Class X-2 Certificate, the amount of original issue discount allocable to such period will be zero and the holder of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    such a Certificate will be permitted to
                                    offset such negative amount only against future original issue discount (if any) attributable to such Certificate. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations............... A fiduciary of an employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or an investor that is an insurance company, should review carefully with its legal advisors whether the purchase, holding or sale of the Offered Certificates could constitute or result in a transaction that is prohibited or is not otherwise permissible under ERISA or Section 4975 of the Code and, if prohibited, whether any statutory or administrative exemption is applicable to any such purchase, holding or sale.

                                    The United States Department of Labor has issued individual prohibited transaction exemptions to the Underwriters that generally exempt from the application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code transactions relating to the purchase, holding and sale of certain pass-through certificates underwritten by the Underwriters, such as the Senior Certificates, and the servicing and operation of asset pools, such as the Mortgage Pool, provided that certain conditions are satisfied. These exemptions are not applicable to the Subordinate Certificates; however, a class prohibited transaction exemption granted with respect to transactions involving insurance company general accounts may be applicable to the purchase and holding by insurance companies of such Classes, provided that the conditions of such exemption are satisfied. See "ERISA Considerations" herein.

Legal Investment................... The Offered Certificates will not constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of a Class of Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

--------------------------------------------------------------------------------

                RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS

      Investors should consider, among other things, the following risks and other important factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with a purchase of Offered
Certificates:

The Certificates

Limited Liquidity

      There is currently no secondary market for the Offered Certificates. The Depositor has been advised by the Underwriters that they presently intend to make a secondary market in the Offered Certificates; however, they have no obligation to do so and any market making activity may be discontinued at any time. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors--Limited Liquidity" in the Prospectus.

Certain Yield Considerations

      The yield on any Offered Certificate will depend on (x) the price at which such Certificate is purchased by an investor and (y) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will, in turn, depend on, among other things, (a) the Pass-Through Rate for such Certificate, (b) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificate, (c) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Expense Losses and the extent to which such losses and expenses result in a reduction of the Certificate Balance or Notional Amount of such Certificate, (d) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the interest payable on such Certificate, (e) the timing and severity of any Appraisal Reductions and the extent to which such Appraisal Reductions result in a reduction or deferral of amounts otherwise payable on such Certificate and (f) the extent to which Prepayment Premiums are collected and, in turn, distributed on such Certificate. Except for the Pass-Through Rates on the Principal Balance Certificates (which are, in each case, generally fixed), it is impossible to predict with certainty any of the factors described in the preceding sentence. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any Class of Offered Certificates. The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of the Mortgage Loans and investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that the extremely rapid rate of amortization and prepayment of the Mortgage Loans (and correspondingly, of the Notional Amount of the Class X-2 Certificates) could result in the failure of such investors to recoup their initial investment. See "Description of the Mortgage Pool", "Description of the Certificates--Distributions" and "--Distributions-- Subordination; Allocation of Losses and Certain Expenses" and "Yield, Prepayment and Maturity Considerations" herein. See also "Yield Considerations" and "Risk Factors--Average Life of Certificates; Prepayments; Yields" in the Prospectus.

Limited Obligations

      The Offered Certificates will represent beneficial ownership interests solely in the assets of the Trust Fund and will not represent an interest in or obligation of the Depositor, any Seller, the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee or any of their respective affiliates or any other person. Distributions on any Class of Offered Certificates will depend solely on the amount and timing of payments and other collections in respect of the Mortgage Loans. Although amounts, if any, otherwise distributable to the holders of any Class of Subordinate Certificates on any Distribution Date will be available, to the extent set forth herein, to make distributions on the Senior Certificates and the Classes of Subordinate Certificates senior thereto, if Realized Losses or Expense Losses occur, there can be no assurance that these amounts, together with other payments and collections in respect of the Mortgage Loans, will be sufficient to make full and timely distributions on any Class of Offered Certificates. See "Risk Factors--Limited Assets" in the Prospectus.

Subordination of Class B, Class C, Class D and Class E Certificates

      As described herein, the rights of holders of the Subordinate Certificates, including the Class B, Class C, Class D and Class E Certificates, to receive certain payments of principal and interest otherwise payable on their Certificates will, in the case of each Class of Subordinate Certificates, be subordinated to such rights of the holders of the Senior Certificates and the holders of each other Class of Subordinate Certificates, if any, having an earlier alphabetical Class designation, to the extent set forth herein. See "Description of the Certificates--Distributions" herein. Realized Losses on the Mortgage Loans and Expense Losses will be allocated to the Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts payable to each such Class.

Potential Conflict of Interest in Connection with Specially Serviced Mortgage Loans

      The Special Servicer is given considerable latitude, subject to certain rights of the Operating Adviser, in determining whether and in what manner to liquidate or modify defaulted Mortgage Loans. As described under "Servicing of the Mortgage Loans--The Operating Adviser," the Operating Adviser will, in the absence of significant losses allocated to such Class, be controlled generally by the holder of the majority interest in the most subordinated Class of Principal Balance Certificates (that is, the Controlling Class as described herein) outstanding from time to time, which holders may have interests in conflict with those of the holders of the Offered Certificates. For instance, the holders of Certificates of the Controlling Class might desire to mitigate the potential for loss to that Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the Trust Fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. However, the Operating Adviser is not permitted to direct the Special Servicer to take, and the Special Servicer may not take, any action that will violate the Servicing Standard or any other provision of the Pooling and Servicing Agreement.

The Mortgage Loans

Risks of Lending on Income-Producing Properties Generally

      The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Multifamily and commercial real estate lending typically involves larger loans than single-family lending. In addition, and unlike the case of loans made on the security of single-family residences, repayment of loans made on the security of income-producing real property depends upon the ability of that property (i) to generate rental income sufficient to pay operating expenses, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weaknesses in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, or tenants concentrated in a particular business or industry. If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for financing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, particular types of income properties are exposed to particular risks, some of which are summarized below.

Risks Particular to Retail, Office and Industrial Properties

      Eighty-six (86) Mortgage Loans, representing 26.0% of the Initial Pool Balance, are secured by Mortgages on retail properties; sixty-five (65) Mortgage Loans, representing 14.2% of the Initial Pool Balance, are secured by Mortgages on industrial properties; thirty-seven (37) Mortgage Loans, representing 12.8% of the Initial Pool Balance, are secured by Mortgages on office properties; and seven (7) Mortgage Loans, representing 1.3% of the Initial Pool Balance, are secured by Mortgages on mixed use properties used for a combination of commercial purposes. In addition to risks generally associated with real estate, such properties can also be adversely affected by other factors. For instance, retail properties can be affected significantly by adverse changes in consumer spending patterns and competition from alternative forms of retailing (such as direct mail, video shopping networks, telephone shopping and electronic commerce) that reduce the need for retail space. In addition, significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants. Thus, a retail property may be adversely affected if an anchor or other significant tenant ceases operations (which may occur at the expiration of a lease term or the term of its covenant to operate, the tenant's bankruptcy, its general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases if one or more anchor tenants cease operations.

      Office properties generally require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. In addition, and like anchored shopping centers, the success of an office property with a single or dominant tenant may depend significantly on that tenant's continued occupancy.

      Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment. Also, an industrial property that suited the particular needs of its original tenant may be difficult to re-let to another tenant or, like office properties, may become functionally obsolete relative to newer properties.

Risks Particular to Multifamily Properties

      Seventy-one (71) Mortgage Loans, representing 25.1% of the Initial Pool Balance, are secured by Mortgages on multifamily properties. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to newer projects with better amenities. In addition, occupancy and rent levels may be adversely affected by unfavorable economic conditions generally, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Further, reduced mortgage interest rates may encourage renters to purchase single-family housing. Certain of the multifamily Mortgaged Properties have material concentrations of students as tenants.

Risks Particular to Hospitality Properties

      Twenty-two (22) Mortgage Loans (the "Hospitality Loans"), representing 16.0% of the Initial Pool Balance, are secured by Mortgages solely on hotel or motel properties. Various factors, including location, quality and franchise affiliation, if any, affect the economic viability of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition that do other commercial properties. Furthermore, the financial strength and compabilities of the owner and operator of a hotel or motel may have an impact on such hotel or motel's quality of service and economic viability.

      Certain of the Mortgaged Properties securing the Hospitality Loans are franchisees of national hotel or motel chains. The viability of any hotel or motel property which is affiliated with a franchise depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any Mortgaged Property, the purchaser of such Mortgaged Property would not have the right to use the franchise license without the franchisor's consent. Further, in the event of a foreclosure on a Mortgaged Property, it is unlikely that the Trustee (or Master Servicer) or purchaser of such Mortgaged Property would be entitled to the rights under any liquor license. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.

      Certain of the Mortgaged Properties securing the Hospitality Loans are not franchisees of national hotel or motel chains and therefore do not have the benefits typically associated with being part of such a chain (including, for example, reservation systems and marketing).

Mortgage Loans Not Insured

      The Mortgage Loans are not insured or guaranteed by any governmental entity or any private mortgage insurer. As described herein, in certain limited circumstances, a Seller may be obligated to repurchase or replace a Mortgage Loan if its representations and warranties concerning such Mortgage Loan are breached; however, there can be no assurance that any Seller will be in a financial position to effect such repurchase or substitution. See "Description of the Mortgage Pool--The Sellers", "--Representations and Warranties" and "-- Repurchases and Other Remedies" herein.

Non-Recourse Mortgage Loans

      Substantially all of the Mortgage Loans are non-recourse loans as to which recourse, in the event of a default, will be limited to the related Mortgaged Property. In those cases where the loan documents permit recourse to the borrower or a guarantor, the related Seller has not evaluated the financial condition of such person. Consequently, payment on each Mortgage Loan prior to maturity is (or should be considered by investors to be) dependent primarily on the sufficiency of the cash flow of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

Environmental Considerations

      Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. An environmental site assessment (or in some cases an update of a previous assessment) was performed with respect to each Mortgaged Property in connection with the origination or acquisition thereof. Although the reports of such environmental site assessments generally did not disclose the presence or risk of environmental contamination that is considered material to the interests of the holders of the Offered Certificates, no assurance can be given that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated. Furthermore, certain of such environmental assessments are more than a year old. See "Description of the Mortgage Pool--Assessments of Property Value and Condition--Environmental Assessments" herein and "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation" in the Prospectus.

      The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security of the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken); but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at a Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged

Property. See "Risk Factors--Environmental Risks" and "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation" in the Prospectus.

Balloon Payments

      Two hundred seventy-five (275) of the Mortgage Loans, representing 92.6% of the Initial Pool Balance, do not fully amortize over their respective terms to maturity. One (1) of the Mortgage Loans, which represents 2.2% of the Initial Pool Balance, provides for Scheduled Payments of interest only prior to its maturity. Thus, each such Mortgage Loan will have a substantial payment (that is, a "Balloon Payment") due at its stated maturity date, unless prepaid prior thereto. With respect to the one hundred sixty-eight (168) Mortgage Loans with Balloon Payments that accrue interest on the basis of the actual number of days elapsed each month in a 360-day year, representing 62.7% of the Initial Pool Balance, the amount of the Balloon Payment will be greater than would be the case if such Mortgage Loans accrued interest on the basis of a 360-day year consisting of twelve 30-day months as a result of the application of interest and principal on such Mortgage Loans over time.

      Loans with Balloon Payments involve a greater risk to a lender than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. None of the Sellers, the Master Servicer, the Special Servicer or their respective affiliates is under any obligation to refinance any Mortgage Loan. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans" herein and "Risk Factors--Balloon Payments" and "--Obligor Default" in the Prospectus.

      In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may modify and/or extend the maturity of Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Mortgage Loan Modifications" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributed in respect of a Class of Principal Balance Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Certificates. See "Yield, Prepayment and Maturity Considerations" herein and "Yield Considerations" in the Prospectus.

Geographic Concentration

      One hundred sixteen (116) of the Mortgage Loans, representing 35.2% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in California. Concentrations of Mortgaged Properties (in each case representing security for 8.9% or less of the Initial Pool Balance) also exist in several other states. In general, a concentration of Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic or other developments or acts of nature that may occur in that state or region. In recent periods, most regions of the United States (including California and other regions in which the Mortgaged Properties are located) have experienced downturns in the market value of real estate. In addition, improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. The Mortgage Loans generally do not require any borrowers to maintain earthquake insurance.

Cross-Collateralization; Related Parties

      The Mortgage Pool includes six (6) groups of Mortgage Loans, the largest of which groups collectively represents 2.4% of the Initial Pool Balance, under which an aggregate amount of indebtedness is secured by multiple Mortgaged Properties. For purposes of the presentation of Mortgage Pool Information herein, such Mortgage Loans have been treated as multiple cross-collateralized and cross-defaulted Mortgage Loans, each secured by one of the related Mortgaged Properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such Mortgage Loan.

      In addition, there are five (5) groups of Mortgage Loans, the largest of which groups collectively represents 1.5% of the Initial Pool Balance, that consist of several Mortgage Loans that are cross-defaulted and cross-collateralized with the other Mortgage Loan or Loans in such group.

      There are also several groups of Mortgage Loans (other than those groups that are either cross-defaulted and cross-collateralized or treated as cross-defaulted and cross-collateralized for purposes of the presentation of Mortgage Pool Information herein), the largest of which group represents 1.8% of the Initial Pool Balance, where the borrowers are affiliated entities related through common ownership of partnership or other equity interests and where, in general, the related Mortgaged Properties are commonly managed.

      Adverse circumstances relating to a borrower or a respective affiliate and affecting one of the related Mortgage Loans or Mortgaged Properties could arise in connection with the other related Mortgage Loans or Mortgaged Properties. In particular, the bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Property experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of the Mortgage Loans and the Leases-Bankruptcy Laws" in the Prospectus. In addition, a number of the borrowers under the Mortgage Loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Limitations of Appraisals and Market Valuations

      In connection with the origination or acquisition of two hundred seventy-six (276) of the Mortgage Loans, representing 91.7% of the Initial Pool Balance, the related Mortgaged Property was appraised by an independent appraiser who, generally, was a member of the Appraisal Institute. With respect to the remaining thirty (30) Mortgage Loans representing 8.3% of the Initial Pool Balance, a market valuation estimate was made by the related Seller based on sales and rental information with respect to comparable properties and third-party market studies. However, those appraisals and estimates represent the analysis and opinion of the person performing the appraisal or valuation and are not guarantees of, and may not be indicative of, present or future values. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, the values of the Mortgaged Properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals and market value estimates seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

Leasehold Considerations

      Five (5) Mortgage Loans representing 3.3% of the Initial Pool Balance, are secured solely by a Mortgage on the borrower's leasehold interest under a ground lease. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, in each of these cases, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

Risks of Secured Subordinate Financing

      The Mortgaged Properties are unencumbered by secured subordinated debt held by third parties. With respect to five (5) Mortgage Loans representing 6.6% of the Initial Pool Balance, there is outstanding debt to third parties that is unsecured or secured solely by ownership interests in the related borrower or an affiliate thereof. With respect to three (3) of the Mortgage Loans representing 0.4% of the Initial Pool Balance, the related borrower may incur secured subordinate debt, but only if the combined Debt Service Coverage Ratio does not fall below 1.30x and the combined LTV does not exceed 70%. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans--Subordinate Financing" herein. The existence of secured subordinate indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity. Also, if the holder of the secured subordinated debt becomes a debtor in a bankruptcy proceeding, foreclosure of the Mortgage Loan could be delayed.

Risk of Changes in Concentrations

      As payments in respect of principal (including in the form of voluntary principal prepayments and liquidation proceeds) are received with respect to the Mortgage Loans, the Mortgage Pool may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Principal Balance Certificates is payable in sequential order, the Classes thereof that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Series 1998-WF1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will be issued on or about March 5, 1998 (the "Closing Date") pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent. Registered holders of the Certificates are herein referred to as "Certificateholders". The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-Off Date (exclusive of principal prepayments received prior to the Cut-Off Date and scheduled payments of principal and interest due on or before the Cut-Off Date; (ii) any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise (any such Mortgaged Property, upon acquisition, an "REO Property"); and (iii) certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Seller regarding its Mortgage Loans.

      The Certificates will consist of 17 classes (each, a "Class") thereof, to be designated as: (i) the Class A-1 Certificates and the Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) the Class X-1 and Class X-2 Certificates (collectively, the "Interest Only Certificates" or the "Class X Certificates" and, collectively with the Class A Certificates, the "Senior Certificates"); (iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates and the Class L Certificates (collectively, the "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "Residual Certificates").

      Only the Class A Certificates and the Class X-2, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class X-1, Class F, Class G, Class H, Class J, Class

K and Class L Certificates and the Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

      The Class A Certificates will be issued in book-entry form in denominations of $5,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X-2, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form in denominations of $50,000 initial Certificate Balance or Notional Amount, as applicable, and in any whole dollar denomination in excess thereof.

      Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except as set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations ("Participants"), and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC (and its Participants). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

      Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of DTC (in the United States) and may be made through the facilities of Cedel Bank, societe anonyme ("CEDEL") or Euroclear System ("Euroclear") (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of CEDEL and Euroclear, respectively.

      Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Balances And Notional Amounts

      Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):


                       Initial
                      Aggregate           Approximate          Approximate
                     Certificate       Percent of Initial       Percent of
       Class           Balance            Pool Balance        Credit Support
       -----           -------            ------------        --------------
      Class A-1     $363,000,000             26.07%               27.00%
      Class A-2      653,315,000             46.93                27.00
      Class B         69,610,000              5.00                22.00
      Class C         69,610,000              5.00                17.00
      Class D         69,611,000              5.00                12.00
      Class E         31,325,000              2.25                 9.75
      Class F         24,364,000              1.75                 8.00
      Class G         38,286,000              2.75                 5.25
      Class H         10,441,000              0.75                 4.50
      Class J         27,845,000              2.00                 2.50
      Class K         10,441,000              0.75                 1.75
      Class L         24,364,342              1.75                 0.00

      The "Certificate Balance" of any Principal Balance Certificate outstanding at any time will equal the then maximum amount that the holder thereof will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of each Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such Certificate on such Distribution Date. See "--Distributions" and "--Distributions-- Subordination; Allocation of Losses and Certain Expenses" below.

      The Class X-1 Certificates, which are Private Certificates, and the Class X-2 Certificates will not have Certificate Balances. Each such Class of Certificates will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount").

      The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the respective Classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in March, 2003 will be an amount equal to the aggregate of the Component Balance (as defined herein) of the Class A-2B Component (as defined herein) and the Certificate Balances of the Class B, Class C, Class D and Class E Certificates outstanding from time to time. After such Distribution Date, the Notional Amount of the Class X-2 Certificates will be equal to zero. Accordingly, the Notional Amount of the Class X-l Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to any Class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to (i) that portion of the aggregate Certificate Balance of the Class A-2 Certificates that corresponds to the Class A-2B Component and (ii) holders of the Class B, Class C, Class D and Class E Certificates. In general, holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in March, 2003. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $1,392,212,342 and $763,756,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Interest Only Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

      The Residual Certificates will not have Certificate Balances or Notional Amounts.

Pass-Through Rates

      The rate per annum at which any Class of Certificates (other than the Residual Certificates) accrues interest is referred to herein as its "Pass-Through Rate."

      The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates for each Distribution Date will, at all times, be equal to 6.25%, 6.55%, 6.67%, 6.77%, 7.12%, and 7.30% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

      The Pass-Through Rate applicable to the Class X-1 Certificates, which are Private Certificates, for the initial Distribution Date will equal approximately 0.73% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the Class X-1 Strip Rates for the respective Classes of Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A and Class A-2B Components thereof) for such Distribution Date (weighted on the basis of the respective Certificate Balances of such Classes of Certificates or the Component Balances of such Components outstanding immediately prior to such Distribution Date). The "Class X-1 Strip Rate" in respect of any Class of Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A Component or the Class A-2B Component) for any Distribution Date will, in general, equal (i) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) (x) in the case of the Class A-1, Class F, Class G, Class H, Class J, Class K and Class L Certificates and the Class A-2A Component, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-2B Component and the Class B, Class C, Class D and Class E Certificates, (I) for any Distribution Date occurring on or before March 15, 2003, the rate per annum corresponding to such Distribution Date as set forth on Schedule A hereto and
(II) for any Distribution Date occurring after Mach 15, 2003, the Pass-Through Rate for such Class of Certificates or such Component (but in no event will any Class X-1 Strip Rate be less than zero).

      The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 1.12% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the Class X-2 Strip Rates for the Class A-2B Component and the Class B, Class C, Class D and Class E Certificates for such Distribution Date (weighted on the basis of the respective Certificate Balances of such Classes of Certificates or the Component Balance of such Component outstanding immediately prior to such Distribution Date). The "Class X-2 Strip Rate" in respect of the Class A-2B Component and the Class B, Class C, Class D and Class E Certificates for any Distribution Date will, in general, equal (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth on Schedule A hereto and (y) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) the Pass-Through Rate for such Class of Certificates or such Component for such Distribution Date (but in no event will any Class X-2 Strip Rate be less than zero).

      Solely for purposes of calculating the Pass-Through Rate applicable to the Class X-l and Class X-2 Certificates for each Distribution Date and the Notional Amount of the Class X-2 Certificates, the aggregate Certificate Balance of the Class A-2 Certificates will be deemed to consist of two components (each a "Component"), each having the same "Pass-Through Rate" as the Class A-2 Certificates. One of the Components (the "Class A-2A Component") will have a balance (a "Component Balance") initially equal to $129,715,000, which amount will be deemed reduced by the amount of all distributions of principal made to the Class A-2 Certificates until such Component Balance is reduced to zero. The other Component (the "Class A-2B Component") will have a Component Balance initially equal to $523,600,000 which, following the reduction of the Component Balance of the Class A-2A Component to zero, will be deemed reduced by the amount of all subsequent distributions in reduction of the aggregate Certificate Balance of the Class A-2 Certificates until the Component Balance of the Class A-2B Component (and the aggregate Certificate Balance of the Class A-2 Certificates) has been reduced to zero.

      The Pass-Through Rates applicable to the Class F Certificates and each of the Class G, Class H, Class J, Class K and Class L Certificates for each Distribution Date will, at all times, be equal to 7.30% and 6.25%, per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

      The "Weighted Average Net Mortgage Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans (in the case of each Mortgage Loan that is a Non-30/360 Mortgage Loan, adjusted as described below), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

      The "Net Mortgage Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate of each Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months (each a "Non-30/360 Loan") will be appropriately adjusted to reflect such difference.

      The "Scheduled Principal Balance" of any Mortgage Loan will generally equal the Cut-Off Date balance thereof, reduced (to not less than zero) on each Distribution Date by (a) any payments or other collections of principal (or advances in lieu thereof) on such Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (b) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during any preceding Collection Period.

Distributions

General

      Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, and in accordance with the manner and priority set forth herein, on the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing in April, 1998. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

      The "Record Date" with respect to each Class of Offered Certificates for each Distribution Date, will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs. The "Percentage Interest" evidenced by any REMIC Regular Certificate in the Class to which it belongs will be a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such Certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

The Available Distribution Amount

      With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account (described below) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

            (i) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

            (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

            (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent as compensation or in reimbursement of outstanding Advances); and

            (iv) amounts deposited in the Certificate Account in error; plus

      (b) to the extent not already included in clause (a), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date.

Application of the Available Distribution Amount

      On each Distribution Date, except as described under "--Optional Termination" below, for so long as any Class of Offered Certificates remains outstanding, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

      (i) to the holders of the Class A-1, Class A-2, Class X-1 and Class X-2 Certificates, all Distributable Certificate Interest Certificates for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest payable in respect of each such Class;

      (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

      (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A-1 Certificates), until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero;

      (iv) to the holders of the Class A and Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause (iv), to reimburse any Realized Losses previously allocated to such Classes of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

      (v) to the holders of the Class B Certificates, all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

      (vi) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A Certificates), until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero;

      (vii) to the holders of the Class B Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

      (viii) to the holders of the Class C Certificates, all Distributable Certificate Interest in respect to such Class of Certificates for such Distribution Date;

      (ix) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates), until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero;

      (x) to the holders of the Class C Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

      (xi) to the holders of the Class D, Certificates, all Distributable Certificate Interest in respect to such Class of Certificates for such Distribution Date;

      (xii) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D, Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B and Class C Certificates), until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero;

      (xiii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

      (xiv) to the holders of the Class E, Certificates, all Distributable Certificate Interest in respect to such Class of Certificates for such Distribution Date;

      (xv) upon payment in full of the aggregate Certificate Balance of the Class D Certificates, to the holders of the Class E, Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B, Class C and Class D Certificates), until the aggregate Certificate Balance of the Class E Certificates has been reduced to zero;

      (xvi) to the holders of the Class E Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate; and

      (xvii) to make payments to the holders of the Private Certificates (other than the Class X-1 Certificates) as contemplated below.

      Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, second, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes.

      On each Distribution Date, following the above-described distributions on the Publicly Offered Certificates and the Class X-1 Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of Private Certificates (other than the Class X-1 Certificates and Residual Certificates), in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class F Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class G, Class H, Class J, Class K and Class L Certificates):

      (1) to pay interest to the holders of the particular Class of Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

      (2) if the aggregate Certificate Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

      (3) to reimburse the holders of the particular Class of Certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at one-twelfth the respective Pass-Through Rates of such Classes.

      Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

Distributable Certificate Interest

      The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates for any Distribution Date will equal the sum of (a) Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls and (ii) Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce Distributable Certificate Interest payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement and (b) the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate (such amount, "Unpaid Interest"). The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The "Interest Accrual Period" for each class of REMIC Regular Certificates and each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Distribution Amount

      The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

      (a) the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and

      (b) all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of Mortgage Loan repurchases) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

      Payments and collections with respect to principal of the Mortgage Loans include all voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates ("Principal Prepayments"), all amounts paid by an insurer in connection with a Mortgage Loan, other than any amounts required to be paid to the related borrower ("Insurance Proceeds"), proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of expenses and any related Advances and interest thereon ("Liquidation Proceeds"), and income received in connection with the operation of an REO Property, net of certain expenses ("REO Income").

      The "Scheduled Payment" for any Mortgage Loan on any Due Date will, in general, be the amount of the scheduled payment of principal and interest due thereon on such date (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan subsequent to the Closing Date, whether agreed to by the Special Servicer or occurring in connection with a bankruptcy proceeding involving the related borrower).

      An "Assumed Scheduled Payment" is an amount deemed due in respect of (i) any Balloon Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Scheduled Payment deemed due on any such Balloon Mortgage Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. The Assumed Scheduled Payment for any Mortgage Loan as to which the related Mortgaged Property has become an REO Property, deemed due on each Due Date for so long as the REO Property remains part of the Trust Fund, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

Distributions of Prepayment Premiums

      Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the respective Classes of Principal Balance Certificates (other than the Class F, Class G, Class H, Class J, Class K and Class L Certificates) then entitled to distributions of principal on such Distribution Date will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the lesser of (a) such Prepayment Premium and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding (or, in the case of two Classes of Class A Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal. The portion of the Prepayment Premium remaining after any such payment to the holders of such Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates.

      For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

      Any Prepayment Premiums distributed to the holders of a Class of Certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

      Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the Certificates, as well as the amount of Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" and "Mortgage Loans" in the definitions of "Weighted Average Net Mortgage Rate" and "Principal Distribution Amount" are intended to include any Mortgage Loan or Mortgage Loans as to which the related Mortgaged Property has become an REO Property.

Appraisal Reductions

      Not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date 90 days after the related borrower files a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided that such petition or appointment remains in effect, (iii) the effective date of any modification to a Money Term of a Mortgage Loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months, and (iv) the date 30 days following the date a Mortgaged Property becomes an REO Property (each of (i), (ii), (iii) and
(iv), an "Appraisal Event"), the Special Servicer is required to have obtained an MAI appraisal (if the Scheduled Principal Balance of the Mortgage Loan is greater than $1,000,000) or an internal valuation (if the Scheduled Principal Balance of the Mortgage Loan is equal to or less than $1,000,000) of the related Mortgaged Property or REO Property, as the case may be, unless such an appraisal or valuation had previously been obtained within the prior twelve months. As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

      The Appraisal Reduction for any Mortgage Loan, including a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of (a) the sum of (i) the Scheduled Principal Balance of such Mortgage Loan, (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on the Mortgage Loan, (iii) all related unreimbursed Advances and interest on Advances at the Advance Rate (as defined herein) and
(iv) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed for such item), over (b) 90% of the appraised value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such appraisal. Notwithstanding the foregoing, if an internal valuation of the Mortgaged Property is performed as described in the preceding paragraph, the Appraisal Reduction will equal the greater of (a) the amount calculated in the preceding sentence and (b) 25% of the Scheduled Principal Balance of the Mortgage Loan. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of, or in certain cases will be reduced by the amount of any Realized Loss of principal on the related Mortgage Loan incurred prior to the liquidation or disposition thereof. An appraisal for any Mortgage Loan that has not been brought current, for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction.

      The existence of an Appraisal Reduction will proportionately reduce the Master Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, obligation to make P&I Advances in respect of the related Mortgage Loan, which will generally result in a reduction in current distributions of interest in respect of the then most subordinate Class of Principal Balance Certificates. See "--Advances--P&I Advances" below.

Subordination; Allocation of Losses and Certain Expenses

      As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees (in alphabetical order of Class designation), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates (other than the Class L Certificates, which do not have the benefit of any effective subordination) of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Class of Certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the Certificates.

      Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of that Class at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of Certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates. Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

      Realized Losses of principal and interest on the Mortgage Loans and Expense Losses for any Distribution Date (to the extent not previously allocated) will be allocated to the Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 and Class A-2 Certificates and, solely with respect to Realized Losses and Expense Losses, of interest, to the Class X-1 and Class X-2 Certificates, pro rata, in each case reducing principal and interest otherwise payable thereon.

      "Realized Losses" are losses arising from the inability of the Master Servicer or the Special Servicer to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of any modifications to the terms of a Mortgage Loan, bankruptcy of the related borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated Mortgage Loan (or related REO Property) will generally equal the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related Mortgage Rate, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses). If the Mortgage Rate on any Mortgage Loan is reduced or a portion of the debt due under any Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

      "Expense Losses" include, among other things: (i) any interest paid to the Master Servicer, Trustee, Fiscal Agent and/or Special Servicer in respect of unreimbursed Advances; (ii) all Special Servicer Compensation payable to the Special Servicer from amounts that are part of the Trust Fund; (iii) any of certain other expenses of the Trust Fund, including, but not limited to, certain reimbursements and indemnification payments to the Trustee and certain related persons, certain reimbursements and indemnification payments to the Depositor, the Master Servicer, the Special Servicer and certain related persons, certain taxes payable from the assets of the Trust Fund, the costs and expenses of any tax audits with respect to the Trust Fund and certain other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust Fund; and (iv) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from the borrower.

      Any shortfall in the amount of Distributable Certificate Interest paid to the Certificateholders of any Class of Certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate, will be included in Distributable Certificate Interest in subsequent periods.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

      For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if the related borrower makes a full or partial Principal Prepayment or a Balloon Payment during the related Collection Period, and the date such payment was made (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in such Collection Period. Such a shortfall arises because the amount of interest (net of the Servicing Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will equal the excess of (a) the aggregate amount of interest which would have accrued on the Scheduled Principal Balance of such Mortgage Loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made over (b) the aggregate interest that did so accrue through the date such payment was made.

      In any other case in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such Mortgage Loan, "Prepayment Interest Excess" will arise since the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment will exceed the corresponding amount of interest accruing on the Certificates. The amount of the Prepayment Interest Excess in any such case will equal the interest that accrues on the Mortgage Loan from such Due Date to the date such payment was made (net of the Servicing Fee, the Special Servicing Standby Fee and the Trustee Fee).

      To the extent that the aggregate Prepayment Interest Shortfalls exceed the aggregate Prepayment Interest Excesses for the Collection Period related to a Distribution Date, the Servicing Fee will be reduced by the amount of such excess, but generally by not more than an amount equal to the excess (if any) of the Servicing Fee, minus the portion thereof payable to Sub-Servicers. See "Servicing Of The Mortgage Loans--The Master Servicer--Master Servicer Compensation" herein. Any payment so made by the Master Servicer to cover such shortfalls will constitute a "Compensating Interest Payment". The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment paid by the Master Servicer, shall constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

      Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated among the respective Classes of REMIC Regular Certificates, on a pro rata basis, in each case according to the ratio that the Accrued Certificate Interest with respect to such Class of Certificates for such Distribution Date bears to the aggregate Accrued Certificate Interest with respect to all Classes of REMIC Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expense" herein.

      To the extent that the aggregate Prepayment Interest Excesses for any Distribution Date exceed the aggregate Prepayment Interest Shortfalls for such Distribution Date, the excess amount will be payable to the Master Servicer as additional servicing compensation.

Optional Termination

      The Depositor, the Master Servicer, the Special Servicer and the holder of the majority interest in the Class R-I Certificates, each in turn, will have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the Mortgage Loans (other than any Mortgage Loans as to which the Master Servicer has determined that all payments or recoveries with respect thereto have been made), plus accrued and unpaid interest at the Mortgage Rate (or the Mortgage Rate less the Servicing Fee Rate if the Master Servicer is the purchaser) to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the Trust Fund; provided, however, that if Wells Fargo is the purchaser, the purchase price will be the greater of the foregoing amount and the fair market value of the Mortgage Loans and any other property remaining in the Trust Fund. The optional termination of the Trust Fund must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code. Upon any such termination, the purchase price for the Mortgage Loans and the other property in the Trust Fund will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Certificates--Distributions--Application of the Available Distribution Amount" herein. Notice of any optional termination must be mailed by the Trustee, to the Certificateholders and the Rating Agencies at least ten days prior to the date set for optional termination.

      Any such termination will have an adverse effect on the yield of the Class X-2 Certificates and any other outstanding Offered Certificates purchased at a premium. See "Yield, Prepayment And Maturity Considerations" herein.

Advances

P&I Advances

      On the business day prior to each Distribution Date, the Master Servicer will be obligated to make an advance (each, a "P&I Advance") in the amount of any Scheduled Payments (net of the related Servicing Fees), other than any Balloon Payment, on the Mortgage Loans that are delinquent as of the close of business on the preceding Determination Date, but only to the extent that the Master Servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections (including Insurance Proceeds and Liquidation Proceeds) in respect of the related Mortgage Loan, and only until the Mortgage Loan has been liquidated; provided, however, that the amount of any P&I Advance required to be made by the Master Servicer with respect to a Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced by the Master Servicer without giving effect to this proviso and (ii) a fraction, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such Mortgage Loan and the denominator of which is the Scheduled Principal Balance of the Mortgage Loan as of such Determination Date; and provided, further, that with respect to Scheduled Payments on any Mortgage Loan that has been modified for which the Master Servicer is obligated to make a P&I Advance, the amount of any such P&I Advance shall be adjusted in conformity with the modification.

      With respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Property as to which the related Mortgage Loan provided for a Balloon Payment), P&I Advances will include amounts equal to the Scheduled Payment, less the related Servicing Fee, that would otherwise have been due thereon on the related Due Date if such Mortgage Loan were not a Balloon Loan in accordance with the interest rate provisions and the amortization schedule in effect immediately prior to the date such Balloon Payment was due.

      P&I Advances (including interest accrued thereon at the Advance Rate) will be reimbursable from recoveries on the related Mortgage Loans and, to the extent the Master Servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the Master Servicer be required to make aggregate P&I Advances (including interest accrued thereon at the Advance Rate) with respect to any Mortgage Loan in an amount greater than the Scheduled Principal Balance (plus all overdue amounts) thereof, less any Appraisal Reductions with respect thereto. Interest on P&I Advances made by the Master Servicer will accrue at a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time (the "Advance Rate"). The Master Servicer's right of reimbursement out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any Mortgage Loan. If the Master Servicer fails to make a required P&I Advance, the Trustee is required to make such P&I Advance, and if the Trustee fails to make any required P&I Advance, the Fiscal Agent is required to make such P&I Advance.

Servicing Advances

      In general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the Master Servicer in connection with the servicing of a Mortgage Loan after a default (whether or not a payment default), delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable as described below. The Master Servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

      With respect to Mortgage Loans, the Master Servicer will be obligated to make Servicing Advances for real estate taxes and insurance premiums not paid by the related borrower on a timely basis and for collection or foreclosure costs (including reasonable attorneys fees). With respect to REO Properties, the Master Servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for (i) insurance premiums, (ii) real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien, (iii) any ground rents in respect of such REO Property and (iv) costs and expenses necessary to maintain, manage or operate such REO Property. Notwithstanding the foregoing, the Master Servicer will be obligated to make such Servicing Advances only to the extent that the Master Servicer determines that the amount so advanced will be recoverable from subsequent payments or collections (including Insurance Proceeds, Liquidation Proceeds and REO Income) in respect of such Mortgage Loan or REO Property. Interest on Servicing Advances will accrue at the Advance Rate, and will be reimbursable from recoveries or collections on the related Mortgage Loan or REO Property. However, if the Master Servicer determines (as described below) that any Servicing Advance previously made (and accrued interest thereon at the Advance Rate) will not be ultimately recoverable from such related recoveries, such advances will be reimbursable from any amounts on deposit in the Certificate or Distribution Account. If the Master Servicer fails to make a required Servicing Advance, the Trustee is required to make such Servicing Advance, and if the Trustee fails to make any required Servicing Advance, the Fiscal Agent is required to make such Servicing Advance.

Nonrecoverable Advances

      The determination by the Master Servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the Master Servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the Trustee and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The Master Servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the Trustee and the Fiscal Agent. The Trustee and the Fiscal Agent shall be entitled to rely conclusively on any determination by the Master Servicer of nonrecoverability with respect to such Advance and shall have no obligation to make a separate determination of recoverability.

Reports to Certificateholders; Available Information

Trustee Reports

      Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward to each Certificateholder on each Distribution Date:

            (a) A statement setting forth, to the extent applicable: (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof; (ii) the amount of such distribution to holders of each Class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums; (iii) the number of outstanding Mortgage Loans and the aggregate principal balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Distribution Date; (iv) the number and aggregate principal balance of Mortgage Loans (a) delinquent one month, (b) delinquent two months, (c) delinquent three or more months or (d) as to which foreclosure proceedings have been commenced; (v) with respect to any REO Property acquired during the preceding calendar month, the principal balance and Scheduled Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property; (vi) as of the related Determination Date (a) the book value of any REO Property, (b) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer or Master Servicer, as the case may be, that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (c) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (vii) the aggregate Certificate Balance or Notional Amount of each Class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date; (viii) the aggregate amount of Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of servicing compensation retained by or paid to the Master Servicer and the Special Servicer; (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding that have been made by the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, separately stated; (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and (xiv) such other information and in such form as shall be specified in the Pooling and Servicing Agreement. In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual or notional principal amount of the Certificates for all Certificates of each applicable Class.

            (b) A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

      For those who have obtained an account number on the Trustee's ASAP (Automatic Statements Accessed by Phone) System, the foregoing report may be obtained from the Trustee via automated facsimile by placing a telephone call to
(312) 904-2200 and following the voice prompts to request "Statement Number 315." Account numbers on the Trustee's ASAP System may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system, on a confidential basis, certain information related to the Mortgage Loans. The bulletin board is located at (714) 282-3990. An account number may be obtained by typing "NEW" upon logging into the bulletin board.

      On an annual basis, the Master Servicer is required to deliver to the Trustee, who will deliver such report to the Underwriters, the Certificateholders, the Depositor and anyone the Depositor or either Underwriter reasonably designates, the Special Servicer and the Rating Agencies, a report setting forth the Debt Service Coverage Ratio

(and the calculation thereof) with respect to each Mortgage Loan for which the Master Servicer obtains operating statements, and such other specified information, including occupancy, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

      On a monthly basis, the Trustee is required to deliver to the Underwriters, the Rating Agencies, the Depositor, the Operating Adviser and anyone the Depositor or any Underwriter reasonably designates, and upon request to any Certificateholder, a report substantially in the form of the diskette attached to the inside back cover of this Prospectus Supplement with the information contained therein updated to the date of such report.

Special Servicer Reports

      On or about each Determination Date, the Special Servicer will prepare, or provide the Master Servicer with the information to prepare, reports with respect to Specially Serviced Mortgage Loans as provided in the Pooling and Servicing Agreement. Such reports generally will include a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO Property and a modification report showing loan-by-loan detail for each modification closed during the most recent reporting period. Such reports will be delivered, no later than the business day prior to each Distribution Date, to the Underwriters, the Rating Agencies and the Depositor; provided that certain limitations will be imposed on such recipients with respect to the use and further dissemination of the information in such reports to the extent described in the Pooling and Servicing Agreement.

Other Information

      The Pooling and Servicing Agreement generally requires that the Master Servicer make available, at its offices primarily responsible for servicing the Mortgage Loans or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any holder of a Certificate, each Rating Agency or the Depositor, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all reports or statements delivered to holders of the relevant Class of Certificates since the Closing Date, (iii) all officer's certificates delivered to the Trustee since the Closing Date, (iv) all accountants' reports delivered to the Trustee since the Closing Date, (v) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property, (vi) the most recent Mortgaged Property annual operating statements and rent rolls, if any, collected by or on behalf of the Master Servicer or the Special Servicer, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer, and (viii) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's determination that any Advance was or, if made, would not be recoverable. Copies of any and all of the foregoing items and any Servicer Reports will be available from the Master Servicer upon request; however, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the Certificates by such recipient.

Book-Entry Certificates

      Until such time, if any, as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Trustee; however, any Certificate Owner that has delivered to the Trustee a written certification, in the form prescribed by the Pooling and Servicing Agreement regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as Certificateholders for purposes of obtaining the foregoing information and access.

Example of Distributions

      The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued in March, 1998:

            The close of business on
            March 1                    (A) Cut-Off Date.

            March 31                   (B) Record  Date for all Classes of
                                           Certificates.

            March 1 - April 9          (C) The Collection Period. The Master
                                           Servicer receives Scheduled Payments
                                           due on April 1 and any Principal
                                           Prepayments made after the Cut-Off
                                           Date and on or prior to April 9.

            April 10                   (D) Determination Date.

            April 14                   (E) Master Servicer Remittance Date.

            April 15                   (F) Distribution Date.

      Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

      (A) The outstanding principal balance of the Mortgage Loans will be the aggregate outstanding principal balance of the Mortgage Loans at the close of business on March 1, 1998 (after deducting principal payments due on or before such date, whether or not received). Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

      (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

      (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-Off Date and on or prior to April 9, 1998 will be deposited in the Certificate Account. Each subsequent Collection Period (a) with respect to Scheduled Payments, will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs and
(b) with respect to all other collections on the Mortgage Loans and REO Properties, will begin on the day following the last day of the previous Collection Period for such collections, and will end on the earlier of the Determination Date in the month in which the Distribution Date occurs and the fourth business day prior to such Distribution Date.

      (D) As of the close of business on the Determination Date, the Master Servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

      (E) The Master Servicer will remit to the Trustee on the business day preceding the related Distribution Date all amounts held by the Master Servicer, and any P&I Advances required to be made by the Master Servicer, that together constitute the Available Distribution Amount for such Distribution Date.

      (F) The Trustee will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

The Trustee and the Fiscal Agent

The Trustee

      LaSalle National Bank ("LaSalle") will act as Trustee. LaSalle is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "AA" by each of S&P and DCR (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Group--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-WF1. As of June 30, 1997, the Trustee had assets of approximately $15.4 billion. See "Description of the Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

      As compensation for the performance of its duties, the Trustee will be paid a monthly fee (the "Trustee Fee").

The Fiscal Agent

      ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it determines, in its sole discretion, exercised in good faith, to be a Nonrecoverable Advance. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer, the Special Servicer (solely in the case of Servicing Advances) or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of June 30, 1997, the Fiscal Agent had consolidated assets of approximately $398 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

Final Scheduled Distribution Date; Final Rated Distribution Date

      The Final Scheduled Distribution Date for each Class of Certificates is the date on which such Class is expected to be paid in full, assuming timely payments (and no Principal Prepayments) will be made on the Mortgage Loans in accordance with their terms and otherwise based on the Maturity Assumptions (as defined herein).

      The Final Rated Distribution Date of each Class of Certificates is the Distribution Date in March 2030. The Final Rated Distribution Date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term.

      The ratings assigned by the Rating Agencies to each Class of Principal Balance Certificates reflects on assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Final Rated Distribution Date, all principal distributions to which they are entitled.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

      The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such Offered Certificates. The rate, timing and amount of distributions on any such Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including Principal Prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such Certificate, (iii) the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such Certificate, and
(iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on such Certificate. In addition, the effective yield to holders of the Certificates that bear interest will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

Pass-Through Rates

      The yield on the Class X-2 Certificates will depend on, among other things, its Pass-Through Rate in effect with respect thereto from time to time. The Pass-Through Rate for the Class X-2 Certificates will be variable and will generally equal the weighted average of the Class X-2 Strip Rates for the Class A-2B Component and the Class B, Class C, Class D and Class E Certificates from time to time. Each Class X-2 Strip Rate may be affected by the Weighted Average Net Mortgage Rate for the Mortgage Loans from time to time. Accordingly, the yield on the Class X-2 Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and any unscheduled collections of principal (and/or any experience of Realized Losses) as a result of liquidations of Mortgage Loans and, in general, the effect of any such changes on such Pass-Through Rates and yields will be particularly adverse to the extent that Mortgage Loans with relatively higher Mortgage Rates experience faster rates of such amortization, voluntary prepayments and unscheduled collections (or Realized Losses) than Mortgage Loans with relatively lower Mortgage Rates. In addition, the Pass-Through Rate for the Class X-2 Certificates will vary with changes in the Component Balance of the Class A-2B Component and the Certificate Balances of Class B, Class C, Class D and Class E Certificates. The relative sizes of such Component Balance and such Certificate Balances will be affected by the rate and timing at which payments of principal are made, and Realized Losses and Expense Losses are allocated, in reduction of such Component Balance and/or such Certificate Balances.

Rate and Timing of Principal Payments

      The yield to maturity on the Class X-2 Certificates will be extremely sensitive to, and the yield to maturity on any other Class of Offered Certificate purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principle Balance Certificates, in descending (that is alphabetical), and, if applicable, descending numerical, order of Class designation, in each case until the Certificate Balance of such Class of Certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance or Notional Amount of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties and purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the Trust Fund as described herein under "Description Of The Certificates--Optional Termination" will also shorten the weighted average lives of those Certificates then outstanding. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principle Balance Certificates) while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing Of The Mortgage Loans--Mortgage Loan Modifications."

      The extent to which the yield to maturity of any Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amount of its Class. An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class X-2 Certificate or any other such Class of Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, if a Certificate is purchased at a discount or premium, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of the related Class, the greater will be the effect on the yield to maturity of such Certificate. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class X-2 Certificates should fully consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. With respect to the Class A, Class B, Class C, Class D and Class E Certificates, the allocation of a portion of collected Prepayment Premiums to the Certificates as described herein is intended to mitigate those risks; however, such allocation (if any) may be insufficient to offset fully the adverse effects on yield that such prepayments may have. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls

      The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Realized Losses and Expense Losses will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class L Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending (that is, from K to A) alphabetical order of Class designation, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Any Realized Losses and Expense Losses so allocated to the Class A-2, Class B, Class C, Class D or Class E Certificates will cause a corresponding reduction of the Class X-2 Notional Amount. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of the respective Classes of REMIC Regular Certificates on a pro rata basis as described herein. Shortfalls arising from delinquencies and defaults (to the extent the Master Servicer determines that P&I Advances would be nonrecoverable), Appraisal Reductions, Expense Losses and Realized Losses generally will result in (among other things) a shortfall in current distributions of interest payable to the most subordinate Class of Certificates outstanding.

Certain Relevant Factors

      The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums, and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors and Other Special Considerations" herein and "Risk Factors" in the Prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

      The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Weighted Average Life

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Certificate that entitles the holders thereof to distributions of principal will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such Certificate.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans. The Depositor makes no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Certificates.

      The following tables indicate the percent of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-2 Certificates) after each of the dates shown and the corresponding weighted average life of each such Class of the Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR and sets forth the percentage of the initial Certificate Balance of such Certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the assumptions (collectively, the "Maturity Assumptions") that (i) the initial Certificate Balances and initial Pass-Through Rates of the Certificates are as set forth herein, (ii) the settlement date for the sale of the Certificates is March 5, 1998, (iii) distributions on the Certificates are made on the 15th day of each month, commencing in April, 1998, (iv) there are no delinquencies, defaults or Realized Losses with respect to the Mortgage Loans,
(v) Scheduled Payments on the Mortgage Loans are timely received on the first day of each month, (vi) there are no Expense Losses, (vii) no Principal Prepayment on any Mortgage Loan is made for so long as the Mortgage Loan is in a Lock-out Period or while Principal Prepayments on such Mortgage Loans are required to be accompanied by a Yield Maintenance Premium (notwithstanding any provision of such Mortgage Loan that permits partial Principal Prepayments without imposition of a Yield Maintenance Premium), and thereafter Principal Prepayments are made on the Mortgage Loans at the indicated levels of CPR,
(viii) partial prepayments are permitted under the Mortgage Loans and are applied to reduce the outstanding principal balance of the Mortgage Loans, (ix) any Prepayment Premiums are allocated as described elsewhere in this Memorandum,
(x) no Prepayment Interest Shortfalls occur, and (xi) no Mortgage Loan is the subject of a repurchase or substitution by the Seller and no optional termination of the Trust Fund occurs.

      The Mortgage Loans do not have all of the characteristics assumed above. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables. The Mortgage Loans generally do not permit partial prepayments and do not prepay at any constant rate. Accordingly, it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the Maturity Assumptions. Furthermore, it is unlikely that the Mortgage Loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial

Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

      For the purposes of each table, the weighted average life of a Certificate is determined by (A) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Certificate to the related Distribution Date, (B) summing the results and (C) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate.


           Percent of Initial Certificate Balance Outstanding for the Class A-1 Certificates at the Respective Percentages of CPR

Distribution Date                           0%     3%    5%     7%   10%    15%
-----------------                          ==     ==    ==     ==   ===    ===
Initial                                   100%   100%  100%   100%  100%   100%
March, 1999                                95     95    95     95    95     95
March, 2000                                91     91    91     91    90     90
March, 2001                                85     85    85     85    85     84
March, 2002                                78     77    77     76    76     75
March, 2003                                50     49    48     48    47     46
March, 2004                                40     39    38     37    36     35
March, 2005                                21     20    19     19    18     17
March, 2006                                14     13    12     11    10      9
March, 2007                                 6      4     3      2     1      0
March, 2008                                 0      0     0      0     0      0
Weighted average life (years)            5.43   5.37  5.33   5.29  5.24   5.17


           Percent of Initial Certificate Balance Outstanding for the Class A-2 Certificates at the Respective Percentages of CPR

Distribution Date                           0%     3%    5%     7%   10%    15%
-----------------                          ==     ==    ==     ==   ===    ===
Initial                                   100%   100%  100%   100%  100%   100%
March, 1999                               100    100   100    100   100    100
March, 2000                               100    100   100    100   100    100
March, 2001                               100    100   100    100   100    100
March, 2002                               100    100   100    100   100    100
March, 2003                               100    100   100    100   100    100
March, 2004                               100    100   100    100   100    100
March, 2005                               100    100   100    100   100    100
March, 2006                               100    100   100    100   100    100
March, 2007                               100    100   100    100   100    100
March, 2008                                 0      0     0      0     0      0
Weighted average life (years)            9.62   9.61  9.61   9.60  9.60   9.59

           Percent of Initial Certificate Balance Outstanding for the
            Class B Certificates at the Respective Percentages of CPR

Distribution Date                           0%     3%    5%     7%   10%    15%
-----------------                          ==     ==    ==     ==   ===    ===
Initial                                   100%   100%  100%   100%  100%   100%
March, 1999                               100    100   100    100   100    100
March, 2000                               100    100   100    100   100    100
March, 2001                               100    100   100    100   100    100
March, 2002                               100    100   100    100   100    100
March, 2003                               100    100   100    100   100    100
March, 2004                               100    100   100    100   100    100
March, 2005                               100    100   100    100   100    100
March, 2006                               100    100   100    100   100    100
March, 2007                               100    100   100    100   100    100
March, 2008                                 0      0     0      0     0      0
Weighted average life (years)            9.78   9.78  9.78   9.78  9.78   9.78


           Percent of Initial Certificate Balance Outstanding for the
            Class C Certificates at the Respective Percentages of CPR

Distribution Date                           0%     3%    5%     7%   10%    15%
-----------------                          ==     ==    ==     ==   ===    ===
Initial                                   100%   100%  100%   100%  100%   100%
March, 1999                               100    100   100    100   100    100
March, 2000                               100    100   100    100   100    100
March, 2001                               100    100   100    100   100    100
March, 2002                               100    100   100    100   100    100
March, 2003                               100    100   100    100   100    100
March, 2004                               100    100   100    100   100    100
March, 2005                               100    100   100    100   100    100
March, 2006                               100    100   100    100   100    100
March, 2007                               100    100   100    100   100    100
March, 2008                                 0      0     0      0     0      0
Weighted average life (years)            9.80   9.80  9.80   9.80  9.80   9.79

           Percent of Initial Certificate Balance Outstanding for the
            Class D Certificates at the Respective Percentages of CPR

Distribution Date                           0%     3%    5%     7%   10%    15%
-----------------                          ==     ==    ==     ==   ===    ===
Initial                                   100%   100%  100%   100%  100%   100%
March, 1999                               100    100   100    100   100    100
March, 2000                               100    100   100    100   100    100
March, 2001                               100    100   100    100   100    100
March, 2002                               100    100   100    100   100    100
March, 2003                               100    100   100    100   100    100
March, 2004                               100    100   100    100   100    100
March, 2005                               100    100   100    100   100    100
March, 2006                               100    100   100    100   100    100
March, 2007                               100    100   100    100   100    100
March, 2008                                 0      0     0      0     0      0
Weighted average life (years)            9.86   9.86  9.86   9.86  9.86   9.86


           Percent of Initial Certificate Balance Outstanding for the
            Class E Certificates at the Respective Percentages of CPR

Distribution Date                           0%     3%    5%     7%   10%    15%
-----------------                          ==     ==    ==     ==   ===    ===
Initial                                   100%   100%  100%   100%  100%   100%
March, 1999                               100    100   100    100   100    100
March, 2000                               100    100   100    100   100    100
March, 2001                               100    100   100    100   100    100
March, 2002                               100    100   100    100   100    100
March, 2003                               100    100   100    100   100    100
March, 2004                               100    100   100    100   100    100
March, 2005                               100    100   100    100   100    100
March, 2006                               100    100   100    100   100    100
March, 2007                               100    100   100    100   100    100
March, 2008                                 0      0     0      0     0      0
Weighted average life (years)            9.88   9.88  9.88   9.87  9.87   9.87

Class X-2 Certificates

      The yield to maturity on the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments) on the Mortgage Loans. Accordingly, investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to recoup their initial investments. In addition, the yield to maturity on the Class X-2 Certificates may be adversely affected if an optional termination of the Trust Fund occurs.

      The following table indicates the approximate pre-tax yield to maturity on the Class X-2 Certificates for the specified CPR percentages, stated on a corporate bond equivalent ("CBE") basis. For purposes of preparing the table, it was assumed that (i) the Maturity Assumptions (as defined above) apply and the initial Notional Amount and initial Pass-Through Rate of the Class X-2 Certificates, expressed as a percentage of the Notional Amount thereof, are as set forth herein, and (ii) the purchase prices (excluding accrued interest) for the Class X-2 Certificates are as specified below.

    Yield Sensitivity of the Class X-2 Certificates to Principal Prepayments
                        Pre-Tax Yields to Maturity (CBE)

                              Prepayment Assumption
Assumed Purchase
    Price               0% CPR   3% CPR  5% CPR   7% CPR   10% CPR   15% CPR
    -----               ------   ------  ------   ------   -------   -------
    4.25%                7.64%    7.64%   7.64%    7.64%    7.64%     7.64%
    4.30%                7.13%    7.13%   7.13%    7.13%    7.13%     7.13%
    4.35%                6.64%    6.64%   6.64%    6.64%    6.64%     6.64%

      The pre-tax yields to maturity set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X-2 Certificates (that is, interest), would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2 Certificates and consequently do not purport to reflect the return on any investment in the Class X-2 Certificates when such reinvestment rates are considered.

      The characteristics of the Mortgage Loans differ in substantial respects from those assumed in preparing the table above, and the table is presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will experience neither defaults nor losses, and neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate. Therefore, there can be no assurance that the Mortgage Loans will prepay at any particular rate or that the actual pre-tax yields on the Class X-2 Certificates will correspond to any of the pre-tax yields shown herein. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Class X-2 Certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

General

      The Mortgage Pool will consist of 306 fixed-rate mortgage loans (the "Mortgage Loans"), with an Initial Pool Balance of $1,392,212,342 subject to a permitted variance of plus or minus 5%. The Cut-Off Date Balances of the Mortgage Loans range from $447,705 to $59,807,596, and the Mortgage Loans have an average Cut-Off Date Balance of $4,549,714. Two hundred seventy-six (276) of the Mortgage Loans, representing 94.8% of the Initial Pool Balance, are Balloon Loans. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. For purposes of the presentation of certain Mortgage Pool Information herein, each Mortgage Loan is deemed to be secured by a mortgage on one Mortgaged Property, whether or not such Mortgaged Property consists of more than one parcel of real property.

      A brief summary of the material terms of the largest Mortgage Loans in the Mortgage Pool is set forth on Appendix III attached hereto.

      As of the Cut-Off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-Off Date.

      Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple estate income-producing real property (a "Mortgaged Property"), except that in six (6) cases, representing 3.9% of the Initial Pool Balance, the Mortgage Loan is secured by a Mortgage on a leasehold estate in the Mortgaged Property or on both a leasehold interest in a portion of the Mortgaged Property and a fee simple interest in the remainder of the Mortgaged Property.

      Seventy-one (71) of the Mortgaged Properties, which represent security for 25.1% of the Initial Pool Balance, are multifamily apartment properties; eighty-six (86) of the Mortgaged Properties, which represent security for 26.0% of the Initial Pool Balance, are retail properties; twelve (12) of the Mortgaged Properties, which represent security for 1.6% of the Initial Pool Balance, are self-storage properties; sixty-five (65) of the Mortgaged Properties, which represent security for 14.2% of the Initial Pool Balance, are industrial properties; thirty-seven (37) of the Mortgaged Properties, which represent security for 12.8% of the Initial Pool Balance, are office properties; six (6) of the Mortgaged Properties, which represent security for 3.1% of the Initial Pool Balance, are mobile home park properties; and twenty-two (22) of the Mortgaged Properties, which represent security for 16.0% of the Initial Pool Balance, are hospitality properties, sixteen (16) of which are affiliated with national hotel/motel franchisors. The remaining Mortgaged Properties, which represent security for 1.3% of the Initial Pool Balance, are generally combinations of property types (for instance, retail/office and office/multifamily) as indicated on Appendix II. The Mortgaged Properties are located throughout thirty-six (36) states, with the largest concentration in California (116 Mortgaged Properties, which represent security for 35.2% of the Initial Pool Balance). No other state has a concentration of Mortgaged Properties that represents security for more than 8.9% of the Initial Pool Balance. See Appendix II for a more detailed description of the Mortgage Loans.

      One hundred seventy-five (175) of the Mortgage Loans, or 53.0% of the Initial Pool Balance (the "Wells Fargo Loans"), were originated by Wells Fargo. Ninety-seven (97) of the Mortgage Loans or 36.0% of the Initial Pool Balance (the "Morgan Stanley Loans"), were originated by one of the participants in MSMC's commercial and multifamily mortgage loan conduit program, were originated directly by MSMC or were purchased in the secondary market. Thirty-four (34) of the Mortgage Loans, or 11.0% of the Initial Pool Balance (the "JHREF Loans"), were originated by JHREF.

      On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Sellers, in each case pursuant to a mortgage loan purchase agreement to be entered into between the Depositor and the particular Seller (each, a "Mortgage Loan Purchase Agreement"). The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Assignment of Mortgage Loans" below.

      The Mortgage Loans were originated between 1996 and 1998.

Certain Terms and Characteristics of the Mortgage Loans

Mortgage Rates; Calculations of Interest

      Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms. One hundred twenty-nine (129) of the Mortgage Loans, representing 34.9% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. One hundred seventy-six (176) of the Mortgage Loans, representing 64.5% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. One (1) Mortgage Loan, representing 0.6% of the Initial Pool Balance, accrues interest on the basis of the actual number of days elapsed each month in a 365-day year.

Due Dates

      All of the Mortgage Loans have Due Dates (that is, the dates upon which the related Scheduled Payments are due) that occur on the first day of each month.

Amortization

      Two hundred seventy-five (275) of the Mortgage Loans, which represent 92.6% of the Initial Pool Balance, provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity thereby leaving Balloon Payments due and payable on their respective maturity dates, unless prepaid prior thereto. One (1) of the Mortgage Loans, which represents 2.2% of the Initial Pool Balance, provides for Scheduled Payments of interest only prior to its maturity. The amount of the Balloon Payments on those Mortgage Loans that accrue interest on the basis of the actual number of days elapsed each month in a 360-day year will be greater, and the actual amortization terms will be longer, than would be the case if such Mortgage Loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such Mortgage Loans over time. See "Risk Factors And Other Special Considerations--The Mortgage Loans--Balloon Payments."

Prepayment Restrictions

      As of the Cut-Off Date, all of the Mortgage Loans prohibit voluntary Principal Prepayments for a period (a "Lock-out Period") ending on a date (generally ranging from seventeen (17) months to one hundred seventeen (117) months from the Cut-Off Date) specified in the related Mortgage Note and, in most such cases, thereafter require, until a specified date (generally three to twelve months) prior to maturity, that any voluntary Principal Prepayment be accompanied by an additional amount (a "Prepayment Premium"), which is calculated on the basis of (a) a yield maintenance formula ("Yield Maintenance Premium"), payable in the case of eight (8) Mortgage Loans, or 13.4% of the Initial Pool Balance, including one Mortgage Loan, representing 2.5% of the Initial Pool Balance, which bases Yield Maintenance on defeasance provisions,
(b) the greater of a Yield Maintenance Premium and one percent (1%) of the amount prepaid ("Percentage Premium"), payable in the case of two hundred eighty
(280) Mortgage Loans, or 82.4% of the Initial Pool Balance, (c) a Percentage Premium, generally declining over the remainder of the life of the loan, payable in the case of fourteen (14) Mortgage Loans, or 3.7% of the Initial Pool Balance or (d) the greater of a Yield Maintenance Premium and one percent (1%) of the amount prepaid, then a percentage premium declining over the remainder of the life of the loan, payable in the case of four (4) Mortgage Loans representing 0.5% of the Initial Pool Balance. However, three (3) Mortgage Loans, representing 1.1% of the Initial Pool Balance, permit, in each such case, voluntary Principal Prepayments of up to 10% of the original principal balance of the Mortgage Loan in any calendar year without the imposition of any Prepayment Premium, notwithstanding any Lock-out Period that would otherwise be in effect or any Prepayment Premium that would otherwise be imposed; one (1) Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, permits voluntary principal payments of up to 10% of the original principal balance of the Mortgage Loan in any calendar year without the imposition of any Prepayment Premium, after the first three years following its origination; and four (4) Mortgage Loans representing 0.5% of the Initial Pool Balance permit prepayment during the last five years of the loan term without the imposition of any Prepayment Penalty. Prepayment Premiums, if and to the extent collected, will be distributed to the holders of the Certificates as described herein under "Description Of The Certificates--Distributions--Distributions of Prepayment Premiums." Neither Depositor nor any Seller make any representation as to the collectability or enforceability of any Prepayment Premium. The Master Servicer may not waive the imposition of a Prepayment Premium or reduce the amount thereof. The Special Servicer may waive the imposition of a Prepayment Premium, or reduce the amount thereof with respect to a Specially Serviced Mortgage Loan, if such waiver or reduction is consistent with the Servicing Standard.

Non-recourse Obligations

      Substantially all of the Mortgage Loans are non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, the Depositor has not evaluated the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be non-recourse. None of the Mortgage Loans is insured or guaranteed by the United States, any government entity or instrumentality or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

      The Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, the Mortgage Loans generally permit a one-time transfer of the related Mortgaged Property, subject to approval of the proposed transferee by the holder of the Mortgage, payment of an assumption fee (which may be waived by the Master Servicer or the Special Servicer (as the case may be) or, if collected, will be paid to the Master Servicer or the Special Servicer as additional servicing compensation) and certain other conditions. In addition, certain Mortgage Loans permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions as determined by the Master Servicer. The Master Servicer or the Special Servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property in accordance with the Pooling and Servicing Agreement.

Cross-Collateralization; Related Parties

      The Mortgage Pool includes six (6) groups of Mortgage Loans, the largest of which groups collectively represents 2.4% of the Initial Pool Balance, under which an aggregate amount of indebtedness is secured by multiple Mortgaged Properties. For purposes of the presentation of Mortgage Pool information herein, such Mortgage Loans have been treated as multiple cross-collateralized and cross-defaulted Mortgage Loans, each secured by one of the related Mortgaged Properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such Mortgage Loan.

      In addition, five (5) groups of Mortgage Loans, the largest of which groups collectively represents 1.5% of the Initial Pool Balance, are cross-defaulted and cross-collateralized with the other Mortgage Loan or Loans in such groups.

      There are also several groups of Mortgage Loans other than those groups that are either cross-defaulted and cross-collateralized, or those that are treated as cross-defaulted and cross-collateralized for disclosure purposes, the largest of which groups represents 1.8% of the Initial Pool Balance, where the borrowers are affiliated entities related through common ownership of partnership or other equity interests and where, in general, the related Mortgaged Properties are commonly managed.

Subordinate Financing

      Generally the Mortgage Loans prohibit the borrower from incurring subordinate indebtedness or require the consent of the holder of the Mortgage prior to doing so. However, with respect to five (5) Mortgage Loans, representing 6.6% of the Initial Pool Balance, there is outstanding debt to third parties that is unsecured or secured solely by ownership interests in the related borrower or an affiliate thereof. With respect to three (3) of the Mortgage Loans, representing 0.4% of the Initial Pool Balance, the related borrower may incur secured subordinate debt, but only if the combined debt service coverage ratio does not fall below 1.30x and the combined loan-to-value ratio does not exceed 70%. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Subordinate Financing" in the Prospectus.

Assessments of Property Value and Condition

Valuations and Market Studies

      In connection with the origination or acquisition of two hundred seventy-six (276) of the Mortgage Loans, representing 91.7% of the Initial Pool Balance, the related Mortgaged Property was appraised by an independent appraiser who, generally, was a member of the Appraisal Institute. With respect to the remaining thirty (30) Mortgage Loans representing 8.3% of the Initial Pool Balance, a market valuation estimate was made by the related Seller based on sales and rental information with respect to comparable properties and third-party market studies. In general, those appraisals and estimates represent the analysis and opinion of the person performing the appraisal or valuation and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals and market valuation estimates sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Property as of the Cut-Off Date is presented herein for illustrative purposes only.

Environmental Assessments

      An environmental site assessment was performed with respect to each Mortgaged Property generally within the twelve-month period preceding the origination of the related Mortgage Loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the Mortgaged Property. In certain cases, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property, abate or remediate the condition and/or provide additional security.

Property Condition Assessments

      Most of the Mortgaged Properties were inspected, in connection with the origination or acquisition of the related Mortgage Loan, by a representative of the related Seller or by a third party professional engaged by such Seller. Furthermore, in most cases, a licensed engineer or consultant inspected the related Mortgaged Property, in connection with the origination of the related Mortgage Loan, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. In certain cases, where material deficiencies were observed, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

      A California law, the Alquist-Priolo Special Studies Zone Act, established zones consisting of areas surrounding active California earthquake faults ("Alquist-Priolo Zones") and requires that cities and counties limit certain real estate development projects within the zones unless geologic investigation demonstrates that the sites are not threatened by future fault activity. In general, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in an Alquist-Priolo Zone obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), that is, an estimate of the loss that the property would sustain in a "worst case" earthquake scenario. Generally, any proposed loan as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost of the improvements would be declined. No Mortgaged Property is located in an Alquist-Priolo zone.

Additional Mortgage Loan Information

      Each of the tables set forth in Appendix I sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II hereto, and for a brief summary of the largest Mortgage Loans in the Mortgage Pool, see Appendix III hereto. Certain additional information regarding the Mortgage Loans is contained herein under "Risk Factors and Other Special Considerations--The Mortgage Loans", elsewhere in this "Description of The Mortgage Pool" section and under "Certain Legal Aspects of Mortgage Loans and the Leases" in the Prospectus.

      For purposes of the tables in Appendix I and for the information set forth in Appendix II and Appendix III:

        (1) References to "DSCR" are references to "Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this Prospectus Supplement, including for the tables in Appendix I and the information set forth in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of cross-collateralized Mortgage Loans) is the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or that group of cross-collateralized Mortgage Loans). "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In determining Underwritable Cash Flow for a Mortgaged Property, the applicable Seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the Mortgaged Property of which the Seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable Seller made certain changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the Seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In certain cases, partial year 1996 or 1997 operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized, or borrower supplied "trailing-12 months" income and/or expense information was utilized. In certain instances, 1996 historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted to reflect market rents for similar properties. Several Mortgage Loans are secured by Mortgaged Properties with newly constructed improvements and, accordingly, there were no historical operating results or financial statements available with respect to such Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal or from borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Seller in determining the presented operating information.

            The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

        (2) References in the tables to "Cut-Off Date Loan-to-Value" or "Cut-Off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or the aggregate principal balance of a group of cross-collateralized Mortgage Loans) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation (as described above under "--Assessments of Property Value and Condition--Valuations and Market Studies") of such Mortgaged Property. References to "Balloon LTV" or "Balloon LTV Ratio" are references to the ratio, expressed as a percentage of the principal balance of a Balloon Loan (or the aggregate principal balance of a group of cross-collateralized loans) anticipated to be outstanding at the date on which the related Balloon Payment(s) are scheduled to be due (calculated based on the Maturity Assumptions and a 0% CPR) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property or Properties available to the Depositor. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

        (3) References to "Years Built/Renovated" are references to the later of the year in which a Mortgaged Property was originally constructed or the most recent year in which such Mortgaged Property was substantially renovated.

        (4) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

      The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

Standard Hazard Insurance

      To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the Master Servicer will require each borrower to maintain a fire and hazard insurance policy with extended coverage. The coverage of each such policy will be in an amount (subject to a deductible customary in the related geographic area) that is not less than the lesser of the full replacement cost of the improvements that represent security for such Mortgage Loan, with no deduction for depreciation, and the outstanding principal balance owing on such Mortgage Loan, but in any event, unless otherwise specified in the applicable Mortgage or Mortgage Note, in an amount sufficient to avoid the application of any coinsurance clause. If, on the date of origination of a Mortgage Loan, the related Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Master Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property, but only to the extent such Mortgage Loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard. If a borrower fails to maintain such hazard insurance, the Master Servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The Special Servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. In addition, the Master Servicer may require any borrower to maintain other forms of insurance as the Master Servicer may be permitted to require under the related Mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The Master Servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its Mortgage Loan to maintain earthquake insurance. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders.

The Sellers

Wells Fargo Bank, National Association

      A description of Wells Fargo is contained herein under "Servicing of the Mortgage Loans--The Master Servicer" herein.

Morgan Stanley Mortgage Capital Inc.

      MSMC is a subsidiary of Morgan Stanley & Co., Inc. formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of MSMC's Loans was originated by one of the participants in MSMC's commercial and multifamily mortgage loan conduit program was originated directly by MSMC or was purchased in the secondary market. All loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. Its telephone number is
(212) 761-4700.

John Hancock Real Estate Finance, Inc.

      JHREF is a wholly-owned subsidiary of John Hancock Subsidiaries, Inc. which is a wholly-owned subsidiary of John Hancock Mutual Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

      JHREF presently has seven offices across the country and a loan servicing center located in Atlanta, Georgia. Each of the JHREF Loans were underwritten at JHREF's Boston headquarters and closed by JHREF. The principal offices of JHREF are located at 200 Clarendon Street, 53rd Floor, Boston, Massachusetts 02117. JHREF's telephone number is (617) 572-8716.

Assignment of The Mortgage Loans

      On or prior to the Closing Date, each Seller will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignments, each Seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the following documents, among others, with respect to each Mortgage Loan so assigned by it (such documents, collectively as to any Mortgage Loan, a "Mortgage File") to the Trustee: (a) the original Mortgage Note, endorsed (without recourse) in blank or to the order of Trustee; (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (c) the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (d) an assignment of each related Mortgage in blank or in favor of the Trustee, in recordable form; (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in blank or in favor of the Trustee, in recordable form; (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); and (g) when relevant, the related ground lease or a copy thereof. The Trustee will be required to review the documents delivered by each Seller with respect to its Mortgage Loans within 90 days following the Closing Date, and the Trustee will hold the related documents in trust.

      Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the preceding paragraph are to be completed in the name of the Trustee (if delivered in blank) and submitted for recording in the real property records of the appropriate jurisdictions.

Representations and Warranties

      In each Mortgage Loan Purchase Agreement, the related Seller has represented and warranted with respect to each of its Mortgage Loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that: (1) the information set forth in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects; (2) such Seller owns the Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances; (3) no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date; (4) the related Mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property;
(5) the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment; (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the Mortgaged Property; (7) the Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part; (8) except as set forth in a property inspection report prepared in connection with the origination of the Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan; (9) to the Seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any Mortgaged Property; (10) the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated therein; (11) the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto; (12) an environmental site assessment was performed with respect to the Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment has been delivered to the Depositor, and such Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report; (13) each Mortgage Note, Mortgage and other agreement that evidences or secures the Mortgage Loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and to the knowledge of the Seller there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement; (14) the related Mortgaged Property is, and is required pursuant to the related Mortgage, to be insured by casualty and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement; (15) to such Seller's knowledge, there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage; (16) the related borrower is not, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding; (17) the related Mortgaged Property consists of the related borrower's fee simple estate in real estate or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the Mortgaged Property (a) such ground lease or a memorandum thereof has been or will be duly recorded and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; (b) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor thereunder; (c) such ground lease is in full force and effect and, to the knowledge of the Seller, no material default has occurred thereunder; (d) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the Mortgage, and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (e) the holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the scheduled maturity date of the Mortgage Loan; (18) the Mortgage Loan is not cross-collateralized with any loan other than one or more other Mortgage Loans; (19) no Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except, upon payment in full of the Mortgage Loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the Seller in underwriting the Mortgage Loan, the payment of a release price and prepayment consideration in connection therewith; and (20) to such Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property.

      Notwithstanding the foregoing, in lieu of making certain of the foregoing representations and warranties with respect to fourteen (14) Mortgage Loans (representing 3.9% of the Initial Pool Balance) sold by it to the Depositor, MSMC will assign to the Trustee, for the benefit of the Certificateholders, its right to require General American Life Insurance Company ("GAL") to either (i) cure a material breach of the representations and warranties made by GAL to MSMC in connection with GAL's sale of such Mortgage Loans to MSMC, which representations and warranties are substantially similar to those listed above, or (ii) repurchase such Mortgage Loans affected by any such breach.

Repurchases And Other Remedies

      If any Mortgage Loan document required to be delivered to the Trustee by a Seller as described under "--Assignment of the Mortgage Loans" above is not delivered as and when required, contains information that does not conform to the corresponding information in the Mortgage Loan schedule attached to the related Mortgage Loan Purchase Agreement, is not properly executed or is defective on its face (any such omission, nonconformity or other defect, a "Document Defect"), or if there is a breach of any of the representations and warranties required to be made by a Seller (which term, for purposes of this and the following two paragraphs, includes in general, GAL) regarding the characteristics of its Mortgage Loans and/or the related Mortgaged Properties as described under "--Representations and Warranties" above, and in either case such Document Defect or breach materially and adversely affects the interests of the holders of the Certificates or, in the case of a breach of any of the representations and warranties required to be made by a Seller, such breach materially and adversely affects the value of the Mortgage Loans or the interest of the Trust Fund in such Mortgage Loans (a "Material Document Defect" and a "Material Breach", respectively), then the Seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the Seller will be obligated, not later than the last day of such Permitted Cure Period, to (i) repurchase the affected Mortgage Loan from the Purchaser or its assignee at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase and any related unreimbursed Servicing Advances, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of
Section 860(a)(4)(B) (ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at its option, (A) replace such Mortgage Loan with a mortgage loan having certain payment term comparable to the Mortgage Loan to be replaced

(calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

      For purposes of the foregoing, the "Permitted Cure Period" applicable to any Material Document Defect or Material Breach in respect of any Mortgage Loan will generally be the 90-day period immediately following the earlier of the discovery by the related Seller or receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, but it is reasonably likely that such Material Document Defect or Material Breach, as the case may be, could be corrected or cured within 180 days of the earlier of discovery by the related Seller and receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be, and the related Seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will, with the consent of the Trustee (which consent may not be unreasonably withheld), be extended for an additional 90 days.

      The foregoing obligations of each Seller to cure a Material Document Defect or a Material Breach in respect of any of its Mortgage Loans or repurchase or replace the defective Mortgage Loan, will constitute the sole remedies of the Trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of the Depositor, any of the other Sellers or any other person or entity will be obligated to repurchase or replace the affected Mortgage Loan if the related Seller defaults on its obligation to do so.

Changes In Mortgage Pool Characteristics

      The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

                       SERVICING OF THE MORTGAGE LOANS

General

      The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans with the higher of the following standards of care (the "Servicing Standard"):

      (a) in the same manner in which and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and to the maximization of the net present value of the mortgage loans; and

      (b) the care, skill, prudence and diligence the Master Servicer or the Special Servicer, as the case may be, uses for loans which it owns and which are substantially the same as the Mortgage Loans, giving due consideration to the maximization of the net present value of the mortgage loans.

      Each of the Master Servicer and the Special Servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled and any relationship with the borrower and without regard to the different payment priorities among the Classes of

Certificates. Each of the Master Servicer and the Special Servicer may become the owner or pledgee of Certificates with the same rights as each would have if it were not the Master Servicer or a Special Servicer, as the case may be. Any such interest of the Master Servicer or the Special Servicer in the Certificates will not be taken into account when evaluating whether actions of the Master Servicer or the Special Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Master Servicer or the Special Servicer. In addition, the Master Servicer or the Special Servicer may, under certain limited circumstances, lend money on an unsecured basis, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the Master Servicer or the Special Servicer were not a party to the transactions contemplated hereby.

      Each of the Master Servicer and the Special Servicer is permitted to enter into a servicing agreement with a servicer (a "Sub-Servicer"), and any such Sub-Servicer will receive a fee for the services specified in such servicing agreement. However, the Master Servicer or the Special Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer or the Special Servicer, as the case may be, will be required to pay any servicing compensation due to any Sub-Servicer out of its own funds.

      The Master Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the Trustee, provided that (a) a successor servicer is available and willing to assume the obligations of the Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation; (b) the Master Servicer bears all costs associated with its resignation and the transfer of servicing; and (c) the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. Furthermore, the Master Servicer may resign as Master Servicer if it determines that the Master Servicer's duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. If the Master Servicer ceases to serve as such and shall not have been replaced by a qualified successor, the Trustee will assume the Master Servicer's duties and obligations under the Pooling and Servicing Agreement. If the Special Servicer shall cease to serve as such and a qualified successor shall not have been engaged, the Master Servicer will assume the Special Servicer's duties and obligations and, in the absence of the Master Servicer to so assume such duties and responsibilities, the Trustee will assume the duties and obligations of the Special Servicer. The relationship of each of the Master Servicer and the Special Servicer to the Trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

      The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement, and the Special Servicer shall have no responsibility for the performance by the Master Servicer of its duties under the Pooling and Servicing Agreement.

      The Master Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the Special Servicer will be responsible for servicing and administering (i) any Mortgage Loan as to which a Balloon Payment is past due, and the Master Servicer has determined that payment is unlikely to be made on or before the second succeeding Due Date, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due; (ii) any Mortgage Loan as to which, to the Master Servicer's knowledge, the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the borrower has become the subject of a decree or order for such a proceeding and such proceeding shall have remained undischarged or unstayed for a period of 60 days;
(iii) any Mortgage Loan as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan as to which the Master Servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which in the judgement of the Master Servicer materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); (v) any Mortgage Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and
(vi) any Mortgage Loan as to which, in the judgment of the Master Servicer, a default has occurred or in the judgment of the Master Servicer is imminent or is likely to occur within 60 days (any of the foregoing events, a "Servicing Transfer Event" and any Mortgage Loan as to which any of the foregoing events has occurred, a "Specially Serviced Mortgage Loan").

      In the event of any of the foregoing with respect to any Mortgage Loan, the Master Servicer will be required to transfer its principal servicing responsibilities with respect thereto to the Special Servicer in accordance with certain procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans."

      A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Rehabilitated Mortgage Loan" as to which the Master Servicer will re-assume all servicing responsibilities) when (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan that was modified, based on the modified terms), (ii) no other Servicing Transfer Event occurred and is continuing with respect to such Mortgage Loan and (iii) the Trust Fund has been reimbursed for all costs incurred as a result of the occurrence of a Servicing Transfer Event or such amounts have been forgiven.

      The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description Of The Certificates--Advances-- Servicing Advances" herein.

The Master Servicer

      Wells Fargo will be responsible for servicing the Mortgage Loans as Master Servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers.

      Founded in 1852, Wells Fargo & Company is the holding company for Wells Fargo. For the years ended December 31, 1997 and 1996, Wells Fargo & Company reported, on a consolidated basis, total assets of $97.5 billion and $108.9 billion, respectively, and total capital (Tier 1 and 2) of $9.2 billion and $10.0 billion, respectively. For the years ended December 31, 1997 and 1996, respectively, Wells Fargo & Company reported, on a consolidated basis, net income of $1,155 million and $1,071 million, respectively. On April 1, 1996, First Interstate Bancorp merged with and into Wells Fargo & Company. First Interstate Bancorp was the holding company for 16 subsidiary banks located in 13 Western states. As of December 31, 1995 and 1994, First Interstate Bancorp reported, on a consolidated basis, total assets of $58.1 billion and $55.8 billion, respectively, and total capital (Tier 1 and 2) of $4.7 billion and $4.1 billion, respectively. For the years ended December 31, 1995 and 1994, First Interstate Bancorp reported, on a consolidated basis, net income of $885 million and $734 million, respectively. Wells Fargo & Company files annual and quarterly reports with the Securities and Exchange Commission.

      As of December 31, 1997, Wells Fargo and its subsidiaries serviced a portfolio of multifamily and commercial mortgage loans totaling approximately $15.2 billion in aggregate outstanding principal amount, of which approximately $3.0 billion is serviced for others.

      Commercial and multi-family mortgage loans originated for securitization by Wells Fargo and its subsidiaries are currently serviced by Wells Fargo.

      The information set forth herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, the Depositor makes no representations or warranty as to the accuracy or completeness of such information. Wells Fargo has been approved as a servicer by all nationally recognized statistical rating organizations.

Master Servicer Compensation

      The Master Servicer will be entitled to receive each month a servicing fee (the "Servicing Fee") equal to the portion of a specified rate per annum (the "Servicing Fee Rate") applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for each Mortgage Loan for such month) of the Scheduled Principal Balance of each Mortgage Loan (including REO Properties) immediately before the Due Date for such month as compensation for servicing the Mortgage Loans. The Master Servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account, and (in each case to the extent not payable to the Special Servicer or any Sub-Servicer as provided in the Pooling and Servicing Agreement) late payment charges, assumption fees, modification fees, extension fees and default interest payable at a rate above the Mortgage Rate. However, the amount of the related Servicing Fee (but not the fees payable to the Special Servicer or to the Trustee) will be reduced on each Distribution Date by the amount (if any) of Compensating Interest paid by the Master Servicer on such Distribution Date, but generally not more than the portion of the Servicing Fee calculated in respect of all the Mortgage Loans, less the portion thereof payable to Sub-Servicers. Any Net Aggregate Prepayment Interest Shortfall will be allocated as set forth under "Description Of The Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" herein. If Prepayment Interest Excesses for all Mortgage Loans exceed Prepayment Interest Shortfalls for all Mortgage Loans as of any Distribution Date, such excess amount will be payable to the Master Servicer as additional compensation.

The Special Servicer

      The initial Special Servicer will be CRIIMI MAE Services Limited Partnership, a Maryland limited partnership ("CRIIMI MAE"), the general partner of which is CRIIMI MAE Services, Inc. The Special Servicer will oversee the resolution of the Specially Serviced Mortgage Loans, act as disposition manager of the REO Properties acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the Master Servicer and the Trustee. As of December 31, 1997, the Special Servicer was responsible for performing certain servicing functions with respect to approximately 3,760 commercial and multifamily loans with an aggregate principal balance of approximately $16.3 billion, the collateral for which is located in 49 states and Puerto Rico. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a significant portion of certain Classes of the Subordinate Certificates on or about the Closing Date. The Special Servicer's principal offices are located at 11200 Rockville Pike, Rockville, Maryland 20852.

      The information set forth herein concerning CRIIMI MAE has been provided by CRIIMI MAE. Accordingly, the Depositor makes no representations or warranty as to the accuracy or completeness of such information.

Special Servicer Compensation

      The Special Servicer will be entitled to receive (i) a special servicing fee (the "Special Servicing Fee") equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for each Mortgage Loan for such month) of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan; and (ii) a fee (the "Liquidation Fee") equal to the product of
(x) 1.0%, (y) a fraction, the numerator of which is equal to the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property and the denominator of which is equal to the unpaid principal balance of the related Mortgage Loan or REO Property and accrued and unpaid interest thereon and (z) the related Liquidation Proceeds (collectively, such fees payable to the Special Servicer, the "Special Servicer Compensation"). The Special Servicer is also permitted to retain, in general, certain assumption fees, modification fees and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections and charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee and Liquidation Fee will be obligations of the Trust Fund and will represent Expense Losses. The Special Servicing Compensation will be payable in addition to the Servicing Fee payable to the Master Servicer.

      The Special Servicer will also be entitled to a receive each month a standby fee (the "Special Servicing Standby Fee") equal to the portion of a specified rate per annum (the "Special Servicing Standby Fee Rate") applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for each Mortgage Loan for such month) of the Scheduled Principal Balance of each Mortgage Loan (including REO Properties).

      As described herein under "--The Operating Adviser," the Operating Adviser will have the right to approve certain actions of the Special Servicer, subject to the limitations described herein.

Termination of Special Servicer

      The Trustee may terminate the Special Servicer due to (i) any failure by the Special Servicer to remit to the Trustee or the Master Servicer when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement; (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Special Servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee; provided, however, that to the extent that the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended for up to an additional 60 days; (iii) any breach by the Special Servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of Certificateholders and that continues unremedied for a period of 120 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that to the extent that the Special Servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended for up to an additional 60 days; (iv) the Trustee shall receive notice from any Rating Agency to the effect that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates; (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or relating to the Special Servicer or of or relating to all or substantially all of its property; or (vii) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing. In addition to the above events of termination, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the Trustee will remove the Special Servicer from its duties as Special Servicer at any time upon the appointment and acceptance of such appointment by a successor Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the Trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a withdrawal, qualification or downgrade in any rating then assigned to any Class of Certificates.

The Operating Adviser

      An operating adviser (the "Operating Adviser") appointed by the holders of a majority of the Controlling Class will have the right to approve and direct certain actions of the Special Servicer; provided that the Operating Adviser will have no right to direct the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including, without limitation, the Servicing Standard. The Special Servicer will be required to seek the approval of the Operating Adviser for, among other things, (i) any proposed modification of a Money Term of a Mortgage Loan other than an extension of the original maturity date for two years or less, (ii) any foreclosure or comparable conversion of the ownership of a Mortgaged Property, (iii) any proposed sale of a Specially Serviced Mortgage Loan (other than in connection with the termination of the Trust Fund as described herein under "Description of the Certificates--Optional Termination"), (iv) any proposal to bring an REO Property into compliance with applicable environmental laws, and (v) any acceptance of substitute or additional collateral for a Mortgage Loan. The Operating Adviser, in its good faith business judgment, may reject the recommendations of the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement. However, if the Operating Adviser has not approved or rejected a proposed action of the Special Servicer within five business days of the date that the Operating Adviser received notice of such proposed action, or if the Special Servicer believes that the Servicing Standard requires that the Special Servicer take such action, the Special Servicer may take such action. In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the Trustee to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the Trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a withdrawal, qualification or downgrade in any rating then assigned to any Class of Certificates.

      The "Controlling Class" will be the most subordinate Class of Subordinate Certificates outstanding at any time of determination; provided, however, that the Certificate Balance of such Class of Certificates is not less than 50% (or 20% in the case of the Class L Certificates) of the initial Certificate Balance of such Class, in which case the Controlling Class shall be the next most subordinate Class of Certificates.

      At any time, the holders of a majority of the Controlling Class may direct the Trustee in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter or upon (i) the resignation or removal of the person acting as Operating Adviser or (ii) upon a determination by the Trustee that the Controlling Class has changed. After such receipt or determination, the Trustee is required to call a meeting of such holders (which may be held by telephone) in the manner specified in the Pooling and Servicing Agreement. The meeting will be held in accordance with the procedures specified in the Pooling and Servicing Agreement. At the meeting, each such holder will be entitled to nominate one person to act as Operating Adviser.

Mortgage Loan Modifications

      Subject to any restrictions applicable to REMICs, and to certain limitations imposed by the Pooling and Servicing Agreement, the Master Servicer may amend any term, other than a Money Term, of a Mortgage Loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan (other than a Specially Serviced Mortgage Loan) to a date not more than 60 days beyond the original maturity date. Subject to any restrictions applicable to REMICs, and to the requirement that it obtain the approval of the Operating Adviser to the amendment of any Money Term of a Mortgage Loan, the Special Servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forebear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lock-out Period; provided in each case that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee.

      In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date, (ii) extend the maturity date of a Specially Serviced Mortgage Loan and provide for an interest rate during such extension below the then prevailing interest rate for comparable loans, as determined by the Special Servicer (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Specially Serviced Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan beyond a date which is ten (10) years prior to the expiration of the term of such ground lease, (iv) reduce the Mortgage Rate of a Specially Serviced Mortgage Loan to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Specially Serviced Mortgage Loan in excess of 10% of the Scheduled Principal Balance of such Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Specially Serviced Mortgage Loan.

      Notwithstanding the foregoing, if a Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity, and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loans.

      Modifications of a Mortgage Loan that forgive principal or interest will result in Realized Losses on such Mortgage Loan and such Realized Losses will be allocated among the various Classes of Certificates in the manner described under "Description Of The Certificates--Distributions--Subordination; Allocation of Losses and Certain Expenses" herein.

      The modification of a Mortgage Loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "Yield, Prepayment And Maturity Considerations" herein.

Sale of Defaulted Mortgage Loans and REO Properties

      The Special Servicer, with the written approval of the Operating Adviser, may offer to sell for cash to any person, for an amount equal to the Purchase Price, any REO Property or any Mortgage Loan that is in default or as to which the Special Servicer has made a determination that default is imminent. The Special Servicer is required to give the Operating Adviser and the Trustee not less than five days' prior written notice of its intention to sell any such defaulted Mortgage Loan or REO Property, to offer such defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard, and to accept the highest cash bid received in such auction or other procedure from any person other than an interested person (as described in the Pooling and Servicing Agreement) for any defaulted Mortgage Loan or REO Property in an amount, except as otherwise provided in the Pooling and Servicing Agreement in the case of REO Property, at least equal to the Purchase Price.

      In the absence of any bid in the amount of the Purchase Price, the Special Servicer may accept the highest cash bid, if the Special Servicer determines, consistent with the Servicing Standard and with the approval of the Operating Adviser, that such sale at such price is in the best interest of Certificateholders; provided that the Special Servicer may not accept such bid if made by the Trustee in its individual capacity, any of its affiliates, or any interested person (as described in the Pooling and Servicing Agreement), except in limited circumstances described in the Pooling and Servicing Agreement, including the ability of the Special Servicer to purchase a defaulted Mortgage Loan or REO Property only if it is the highest bidder and at least three offers are received from independent third parties.

Foreclosures

      The Special Servicer may at any time, with the approval of the Operating Adviser and in accordance with the Pooling and Servicing Agreement institute foreclosure proceedings, exercise any power of sale contained in any Mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to a Mortgaged Property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related Mortgage Loan has occurred but subject, in all cases, to certain limitations concerning environmental matters and, in certain cases, the receipt of an opinion of counsel relating to certain REMIC requirements.

      If any Mortgaged Property is acquired as described in the preceding paragraph, the Special Servicer is required to sell the REO Property within two years of acquisition, or any applicable extension period, unless the Special Servicer has previously delivered to the Trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust Fund subsequent to two years after its acquisition, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the Special Servicer is required to use its best efforts to sell any REO Property prior to the Final Rated Distribution Date.

      In general, the Special Servicer will be obligated to, or may contract with a third party to, operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and
(ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property, but is particularly an issue as to Mortgaged Property operated as a hotel or skilled health care facility. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the Prospectus, describes the material federal income tax considerations for investors in the Offered Certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

General

      For United States federal income tax purposes, the Trust Fund will be a "tiered REMIC structure" described in the Prospectus. See "Certain Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the Prospectus. Three separate REMIC elections will be made with respect to the Trust Fund. Upon the issuance of the Offered Certificates, Sidley & Austin, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming (i) the making of proper elections, (ii) ongoing compliance with all provisions of the Pooling and Servicing Agreement and (iii) continuing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code. For federal income tax purposes, the Class R Certificate will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III, respectively; and the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus. The Offered Certificates will be REMIC Regular Certificates issued by REMIC III. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. References in the Prospectus to the Master REMIC should be read as references to REMIC III. Each of REMIC I and REMIC II will be a Subsidiary REMIC as such term is used in the Prospectus.

      The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) (formerly, Section 856(c)(5)(A)) and 856(c)(5)(B) (formerly, Section 856(c)(6)(B)) of the Code in the same proportion that the assets of the Trust Fund underlying such Certificates would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" under
Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered Certificates also will qualify for treatment as "permitted assets," within the meaning of Section 860L(c)(1)(G) of the Code, of a financial asset securitization investment trust (a "FASIT") generally in the same proportion as the assets of the Trust Fund would be so treated, and those Offered Certificates held by certain financial institution will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

      The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C)(v) of the Code generally only to the extent that the Mortgage Loans secured by mortgages on multifamily, nursing home and congregate care properties are a percentage of the principal balance of the Mortgage Pool. The percentage of such Mortgage Loans included in the initial principal balance of the Mortgage Pool is 25.1%. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" herein and "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

Original Issue Discount and Premium

      The Class X-2 Certificates will, and the other Classes of Offered Certificates will not, be treated as having been issued with "original issue discount" ("OID") for federal income tax reporting purposes. Certain Classes of Offered Certificates may be treated as issued with OID not exceeding a de minimis amount, and certain other Classes of Offered Certificates may be issued with premium, depending on the price at which such Classes of Certificates are sold. The Prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR (as described in the Prospectus) applied to each Mortgage Loan during any period that voluntary principal prepayments may be made thereon without a Yield Maintenance Premium being required. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this Prospectus Supplement. However, the Depositor makes no representation that the Mortgage Loans or any Class of Certificates will only prepay during any such period or that they will prepay at any particular rate before or during any such period.

      The IRS has issued OID Regulations under Section 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to prepayable securities such as the Offered Certificates. Moreover, the OID Regulations include an antiabuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount in respect of Offered Certificates. In addition, there is considerable uncertainty concerning the application of
Section 1272(a)(6) of the Code and the OID Regulations to REMIC Regular Certificates, such as the Class X Certificates, that are Super-Premium Certificates. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates, and the appropriate method of reporting interest and original issue discount with respect to Offered Certificates.

      In the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

      Certain Classes of Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amoritizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. On December 31, 1997, the IRS published in the Federal Register final regulations on the amortization of bond premium. Those regulations (a) do not apply to regular interests in a REMIC such as the Offered Certificates, and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

      To the extent that any Offered Certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the Prospectus, a holder who receives a payment that is included in the stated redemption price at maturity (generally, the principal amount) of such Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the Offered Certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity. Immediately before such payment is made, of such Certificate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale Exchange or Redemption" in the Prospectus.

      The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such Certificates.

      Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax information reporting purposes. Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

Additional Considerations

      The Special Servicer is authorized under certain circumstances in which doing so is consistent with maximizing the Trust Fund's net after-tax proceeds from an REO Property, to incur taxes on the Trust Fund in connection with the operation of such REO Property. Any such taxes imposed on the Trust Fund would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosure" herein.

      Federal income tax information reporting duties with respect to the Offered Certificates and REMIC I, REMIC II and REMIC III will be the obligation of the Trustee, and not of the Master Servicer. See "Certain Federal Income Tax Consequences REMICs--Information Reporting and Backup Withholding" in the Prospectus.

      Fur further information regarding the tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the Prospectus.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                            LOCATED IN CALIFORNIA

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 35.2% of the Initial Pool Balance) which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

      Mortgage Loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the Trustee, if foreclosed pursuant to the Trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. In certain circumstances, the lender may have a receiver appointed.

                             ERISA CONSIDERATIONS

      ERISA and the Code impose certain restrictions on employee benefit and other plans ("Plans") that are subject to ERISA and/or Section 4975 of the Code and on persons that have certain specified relationships to such Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the
Code) (collectively, "Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.

Plan Assets

      A final regulation (the "DOL Regulation") promulgated by the Department of Labor (the "DOL") defining the term "plan assets" provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless certain exceptions apply. There can be no assurance, however, that any of the exceptions set forth in the DOL Regulation will apply to the purchase or holding of Certificates. Accordingly, a Plan's investment in Certificates may cause the Mortgage Loans or other assets constituting, or underlying the assets of, the Trust Fund to be deemed plan assets. If the Mortgage Loans or other Trust Fund assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the Mortgage Loans and other Trust Fund assets. Certain affiliates of the Depositor, the Underwriters, the Master Servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Operating Adviser, any insurer, special hazard insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Trust Fund or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" (within the meaning of ERISA and Section 4975 of the Code) could arise if

Certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold the Subordinate Certificates or the Residual Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86
(1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

Special Exemption Applicable to Senior Certificates

      With respect to the acquisition and holding of Senior Certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions (collectively, the "Exemptions"), which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to (i) the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts and (ii) transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The assets covered by the Exemption include mortgage loans such as the Mortgage Loans and fractional undivided interests in such Loans.

      Among the conditions that must be satisfied for the Exemptions to apply are the following:

            (1) The acquisition of the Certificates by a Plan must be on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

            (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

            (3) The Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from S&P, Fitch IBCA, Inc., Moody's Investors Service, Inc. or DCR;

            (4) The sum of all payments made to the Underwriters in connection with the Distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer, the Special Servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

            (5) The Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

      Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) the investing Plan fiduciary (or its affiliates) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (ii) the Plan's investment in certificates does not exceed 25 percent of all of the certificates outstanding at the time of the acquisition; and (iii) immediately after the acquisition, no more than 25 percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The Depositor believes that the Exemptions will apply to the acquisition and holding of Senior Certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all conditions of the Exemptions, other than those within the control of the investing Plans (or Plan investors), have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the Certificates a list identifying each borrower that is the obligor under each Mortgage Loan that constitutes more than five percent of the aggregate principal balance of the assets of the Trust Fund.

      Because the characteristics of the Subordinate Certificates do not meet the requirements of the Exemptions, the purchase or holding of such Certificates by, on behalf of or with "plan assets" of any Plan may result in a non-exempt prohibited transaction or the imposition of excise taxes or civil penalties under ERISA and/or Section 4975 of the Code. Accordingly, the Subordinate Certificates may not be purchased by, transferred to or held by a Plan or any person using "plan assets" of any Plan to effect such acquisition or holding. Each person that acquires or holds any Subordinate Certificates shall be deemed to have represented and warranted to the Depositor, the Trustee and the Master Servicer that it satisfies the foregoing limitation, provided that an insurance company investing solely assets of its general account may acquire and hold the Subordinate Certificates subject to the limitations described in "--Insurance Company General Accounts" below.

Insurance Company General Accounts

      The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA ("Section 401(c)"), which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof. Section 401(c) required the DOL to issue final regulations (the "401(c) Regulations") no later than December 31, 1997 to provide guidance for purposes of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute "plan assets" of any Plan, except (i) as otherwise provided by the DOL in the 401(c) Regulations to prevent avoidance of the Regulations or (ii) as determined in an action brought by the DOL for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates or the Residual Certificates should consult with their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

      Accordingly, any insurance company that acquires or holds any Subordinate Certificate shall be deemed to have represented and warranted to the Depositor, the Trustee and the Master Servicer that (i) such acquisition and holding is permissible under applicable law, will not constitute or result on a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and (ii) the statements made in either of the following two paragraphs is correct:

            (a) The source of funds used to acquire and hold such Certificates is an "insurance company general account" (as defined in DOL Prohibited Transaction Class Exemption ("PTCE") 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; or

            (b) (1) The source of funds used to acquire and hold such Certificates is an insurance company general account, (2) applicable requirements of Section 401(c) and the 401(c) Regulations to be promulgated thereunder have been satisfied and will continue to be satisfied, and (3) the insurance company represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold such Certificates after the date which is 18 months after the 401(c)

      Regulations become final, and if the assets of the general account then include "plan assets" of any Plan, it will dispose of such Certificates prior to the date which is 18 months after the 401(c) Regulations become final, unless the continued holding of such Certificates is then permissible under PTCE 95-60, another PTCE or an exception under Section 401(c).

General Investment Considerations

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of a Class of Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

      The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.

                               USE OF PROCEEDS

      The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans from the Sellers and to pay certain expenses in connection with the Issuance of the Certificates.

                             PLAN OF DISTRIBUTION

      The Depositor has entered into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley & Co. Incorporated, an affiliate of the Depositor, Bear, Stearns & Co. Inc. and Deutsche Morgan Grenfell Inc. (collectively, the "Underwriters"). Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from the Depositor, the percentage of the respective aggregate Certificate Balance or Notional Amount of each Class of Offered Certificates set forth below.

                            Class   Class   Class  Class   Class   Class   Class
Underwriter                  A-1     A-2     X-2     B       C       D       E
-----------                 -----   -----   -----  -----   -----   -----   -----

Morgan Stanley & Co.
Incorporated                 65%     65%     100%   100%    100%   100%    100%

Bear, Stearns & Co.,
Incorporated                 25%     25%       0%     0%      0%     0%      0%

Deutsche Morgan Grenfell
Inc.                         10%     10%       0%     0%      0%     0%      0%
                            ---     ---      ---    ---     ---    ---     ---

      Total............    100%    100%     100%   100%    100%   100%    100%

      The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters severally will be obligated to purchase all of the Offered Certificates if any are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriters may be increased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $1,304,115,763, plus accrued interest.

      The Underwriters have advised the Depositor that they propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.

       The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about March 5, 1998, which is the fifth business day following the date of pricing of the Certificates. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trade in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

      The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

      The Depositor has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

      The Underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so.

                                LEGAL MATTERS

      The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Sidley & Austin, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Sidley & Austin, New York, New York. Certain legal matters will be passed upon for Wells Fargo by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, for MSMC by Sidley & Austin, New York, New York, and for JHREF by Cadwalader, Wickersham & Taft, New York, New York.

                                   RATINGS

      It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from DCR and S&P:

CLASS                                                     DCR         S&P
-----                                                     ---         ---
Class A-1...........................................      AAA         AAA
Class A-2...........................................      AAA         AAA
Class X-2...........................................      AAA         AAAr
Class B.............................................       AA          AA
Class C.............................................       A           A
Class D.............................................      BBB         BBB
Class E.............................................      BBB-         NR

"NR" = Not Rated

      The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Final Rated Distribution Date. The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

      The ratings of the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-2 Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that holders of the Class X-2 Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the "AAA/AAAr" ratings received on the Class X-2 Certificates. The aggregate Notional Amount upon which interest in respect of the Class X-2 Certificates is calculated will be reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount of such Certificates as so reduced from time to time. Accordingly, the rating of Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

      There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto at the request of the Depositor.

                        INDEX OF PRINCIPAL DEFINITIONS



                                                             Page(s) on which
                                                          Term is defined in the
Term                                                       Prospectus Supplement
----                                                       ---------------------

Accrued Certificate Interest........................................S-22, S-50
Administrative Cost Rate..................................................S-27
Advance Rate........................................................S-28, S-56
Advances............................................................S-27, S-56
Appraisal Event.....................................................S-24, S-52
Appraisal Reduction.................................................S-24, S-52
Assumed Scheduled Payment...........................................S-23, S-51
Available Distribution Amount.......................................S-18, S-48
Balloon Loans.............................................................S-32
Balloon LTV...............................................................S-73
Balloon LTV Ratio.........................................................S-73
Balloon Payment.....................................................S-32, S-41
CEDEL...............................................................S-14, S-44
Certificate Balance.................................................S-15, S-45
Certificate Owner...................................................S-14, S-44
Certificateholders..................................................S-34, S-43
Certificates........................................................S-11, S-43
Class...............................................................S-11, S-43
Class A Certificates................................................S-11, S-43
Closing Date........................................................S-13, S-43
Code......................................................................S-35
Collection Period.........................................................S-13
Commission.................................................................S-6
Compensating Interest Payment.......................................S-26, S-54
Controlling Class...................................................S-13, S-82
Corporate Trust Office....................................................S-60
CRIIMI MAE................................................................S-80
Cut-Off Date..............................................................S-13
DCR.......................................................................S-29
Debt Service Coverage Ratios..............................................S-72
Definitive Certificate..............................................S-14, S-44
Depositor.................................................................S-11
Determination Date........................................................S-13
Discount Rate.............................................................S-51
Distributable Certificate Interest..................................S-22, S-50
Distribution Date....................................................S-3, S-13
Document Defect...........................................................S-76
DOL.......................................................................S-87
DOL Regulation............................................................S-87
DSCR......................................................................S-72
DTC.................................................................S-14, S-44
Due Date..................................................................S-26
ERISA.....................................................................S-36
Euroclear...........................................................S-14, S-44
Expense Losses............................................................S-54
FASIT.....................................................................S-85
Final Rated Distribution Date.............................................S-30
Fiscal Agent..............................................................S-12

Hospitality Loans.........................................................S-39
Initial Pool Balance.................................................S-3, S-11
Insurance Proceeds........................................................S-51
Interest Accrual Period...................................................S-50
Interest Only Certificates..........................................S-11, S-43
JHREF..........................................................S-3, S-12, S-74
JHREF Loans.........................................................S-12, S-68
LaSalle...................................................................S-59
Liquidation Fee...........................................................S-80
Liquidation Proceeds......................................................S-51
Loan-to-Value.............................................................S-73
Lock-out Period.....................................................S-33, S-69
LTV.......................................................................S-73
Master Servicer...........................................................S-12
Material Breach...........................................................S-76
Material Document Defect..................................................S-76
Money Term................................................................S-24
Morgan Stanley Loans................................................S-12, S-68
Mortgage..................................................................S-68
Mortgage File.............................................................S-74
Mortgage Loan.............................................................S-11
Mortgage Loan Purchase Agreement....................................S-12, S-68
Mortgage Loans.......................................................S-3, S-68
Mortgage Note.............................................................S-68
Mortgage Pool..............................................................S-3
Mortgaged Property........................................................S-31
MSMC.................................................................S-3, S-12
Net Aggregate Prepayment Interest Shortfall.........................S-26, S-54
Net Mortgage Rate...................................................S-18, S-47
Non-30/360 Loan.....................................................S-18, S-47
Notional Amount.....................................................S-15, S-45
Offered Certificates................................................S-11, S-43
OID.......................................................................S-85
Operating Adviser...................................................S-13, S-82
P&I Advance...............................................................S-55
P&I Advances..............................................................S-27
Participants..............................................................S-44
Parties in Interest.......................................................S-87
Pass-Through Rate.........................................................S-46
Percentage Interest.......................................................S-47
Percentage Premium..................................................S-33, S-69
Permitted Cure Period.....................................................S-77
Plans.....................................................................S-87
Pooling and Servicing Agreement...........................................S-11
Prepayment Assumption.....................................................S-35
Prepayment Interest Excess..........................................S-26, S-54
Prepayment Interest Shortfall.......................................S-26, S-54
Prepayment Premium..................................................S-33, S-69
Principal Balance Certificates.................................S-3, S-15, S-45
Principal Distribution Amount.......................................S-22, S-50
Principal Prepayments.....................................................S-51
Principal Window..........................................................S-10
Private Certificates......................................................S-44
PTCE......................................................................S-89
Purchase Price............................................................S-76
Qualifying Substitute Mortgage Loan.......................................S-76

Rating Agencies...........................................................S-29
Realized Losses...........................................................S-53
Record Date.........................................................S-13, S-47
Rehabilitated Mortgage Loan...............................................S-79
REMIC................................................................S-4, S-35
REMIC I..............................................................S-4, S-35
REMIC II.............................................................S-4, S-35
REMIC III............................................................S-4, S-35
REMIC Regular Certificates..........................................S-11, S-43
REO Income................................................................S-51
REO Property........................................................S-11, S-79
REO Tax...................................................................S-84
Residual Certificates...............................................S-11, S-43
S&P.......................................................................S-29
Scheduled Payment...................................................S-23, S-51
Scheduled Principal Balance...............................................S-47
Seller.....................................................................S-3
Sellers...................................................................S-12
Senior Certificates.................................................S-11, S-43
Servicing Advances..................................................S-27, S-56
Servicing Fee.............................................................S-79
Servicing Fee Rate........................................................S-79
Servicing Standard........................................................S-77
Servicing Transfer Event..................................................S-78
SMMEA...............................................................S-36, S-90
Special Servicer..........................................................S-12
Special Servicer Compensation.............................................S-80
Special Servicing Fee.....................................................S-80
Special Servicing Standby Fee.............................................S-80
Special Servicing Standby Fee Rate........................................S-80
Specially Serviced Mortgage Loan..........................................S-78
Specially Serviced Mortgage Loans.........................................S-79
Subordinate Certificates............................................S-11, S-43
Subordination.............................................................S-14
Sub-Servicer..............................................................S-78
Substitution Shortfall Amount.............................................S-76
Treasury Rate.............................................................S-51
Trust Fund..........................................................S-11, S-43
Trustee...................................................................S-12
Trustee Fee...............................................................S-60
Underwritable Cash Flow...................................................S-72
Underwriters..............................................................S-90
Underwriting Agreement....................................................S-90
Unpaid Interest.....................................................S-22, S-50
Weighted Average Net Mortgage Rate..................................S-18, S-47
Wells Fargo..........................................................S-3, S-12
Wells Fargo Loans...................................................S-12, S-68
Yield Maintenance Premium.................................................S-69

                                  SCHEDULE A

      Set forth below is the rate per annum that corresponds to each Distribution Date occurring on or before March 15, 2003, for purposes of determining the Class X-1 Strip Rates and Class X-2 Strip Rates as described under the heading "Description of the Certificates-Pass-Through Rates" in the Prospectus Supplement of which this Schedule A forms a part:

                                           Distribution
Distribution Date(1) Corresponding Rate       Date(1)       Corresponding Rate
-----------------    ------------------    ------------     ------------------
03/15/98                  0.000%             01/15/01            7.779%
04/15/98                  7.779%             02/15/01            7.779%
05/15/98                  7.630%             03/15/01            7.271%
06/15/98                  7.779%             04/15/01            7.779%
07/15/98                  7.630%             05/15/01            7.630%
08/15/98                  7.779%             06/15/01            7.779%
09/15/98                  7.779%             07/15/01            7.630%
10/15/98                  7.630%             08/15/01            7.779%
11/15/98                  7.779%             09/15/01            7.779%
12/15/98                  7.630%             10/15/01            7.630%
01/15/99                  7.779%             11/15/01            7.779%
02/15/99                  7.779%             12/15/01            7.630%
03/15/99                  7.271%             01/15/02            7.779%
04/15/99                  7.779%             02/15/02            7.779%
05/15/99                  7.630%             03/15/02            7.271%
06/15/99                  7.779%             04/15/02            7.779%
07/15/99                  7.630%             05/15/02            7.630%
08/15/99                  7.779%             06/15/02            7.779%
09/15/99                  7.779%             07/15/02            7.630%
10/15/99                  7.630%             08/15/02            7.779%
11/15/99                  7.779%             09/15/02            7.779%
12/15/99                  7.630%             10/15/02            7.630%
01/15/00                  7.779%             11/15/02            7.779%
02/15/00                  7.779%             12/15/02            7.630%
03/15/00                  7.449%             01/15/03            7.779%
04/15/00                  7.779%             02/15/03            7.779%
05/15/00                  7.630%             03/15/03            7.271%
06/15/00                  7.779%
07/15/00                  7.630%
08/15/00                  7.779%
09/15/00                  7.779%
10/15/00                  7.630%
11/15/00                  7.779%
12/15/00                  7.630%

----------
(1) If the indicated date is not a business day, the Distribution Date will be the next succeeding business day.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                              CUT-OFF DATE BALANCES

===================================================================================================================================
                                                        Percent by                  Weighted                 Weighted
                              Number                     Aggregate     Weighted      Average                  Average    Weighted
                                of        Aggregate     Cut-Off Date   Average      Remaining     Weighted    Cut-Off     Average
                             Mortgage    Cut-Off Date     Balance      Mortgage      Term to       Average      Date      Balloon
Cut-Off Date Balance ($)       Loans       Balance          (%)        Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1 to 1,000,000                   23     $  19,649,788        1.41         7.964         137         1.55        61.0        36.1
1,000,001 to 2,000,000           77       117,632,266        8.45         7.834         131         1.70        61.8        44.0
2,000,001 to 3,000,000           59       147,695,302       10.61         7.996         130         1.53        65.3        48.2
3,000,001 to 4,000,000           38       135,863,003        9.76         7.918         127         1.47        69.3        54.2
4,000,001 to 5,000,000           35       155,065,293       11.14         7.822         124         1.57        68.2        55.5
5,000,001 to 6,000,000           23       127,520,849        9.16         7.762         127         1.54        66.8        48.9
6,000,001 to 7,000,000            6        39,378,420        2.83         7.998         115         1.47        74.4        65.0
7,000,001 to 8,000,000           11        83,426,085        5.99         7.784         107         1.53        69.8        59.0
8,000,001 to 9,000,000            5        42,781,072        3.07         7.410         127         1.71        67.3        56.4
9,000,001 to 10,000,000           3        28,174,241        2.02         7.838          96         1.43        72.1        63.8
10,000,001 to 11,000,000          3        30,985,826        2.23         7.783         103         1.36        76.8        67.7
11,000,001 to 12,000,000          4        45,188,406        3.25         7.631         108         1.29        77.5        69.4
12,000,001 to 13,000,000          7        88,880,320        6.38         7.369         101         1.60        68.9        61.1
13,000,001 and above             12       329,971,470       23.70         7.646         107         1.54        69.6        60.8
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:      306     $1,392,212,342     100.00%        7.760%        118         1.54x       68.4%       55.8%
===================================================================================================================================

Min:                   $447,705
Max:                $59,807,596
Average:             $4,549,714

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                     STATES

===================================================================================================================================
                                                        Percent by                  Weighted                 Weighted
                              Number                      Aggregate    Weighted      Average                  Average    Weighted
                                of        Aggregate     Cut-Off Date    Average     Remaining     Weighted    Cut-Off     Average
                             Mortgage    Cut-Off Date      Balance     Mortgage      Term to       Average      Date      Balloon
State                          Loans       Balance           (%)       Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
California                      116   $  489,991,258        35.20         7.556        117            1.58      66.6       54.2
Texas                            37      123,657,492         8.88         7.683        122            1.56      68.3       53.5
Arizona                          10       77,390,716         5.56         7.916        117            1.63      66.9       55.4
Ohio                             15       71,510,028         5.14         7.735        124            1.49      74.7       60.7
Nevada                           13       61,767,599         4.44         7.814        108            1.54      69.5       59.4
Pennsylvania                      6       61,169,344         4.39         8.029        120            1.53      67.1       56.0
Utah                              8       49,312,496         3.54         8.087        105            1.47      70.1       59.8
New York                          5       43,214,365         3.10         8.358        115            1.54      66.0       59.3
Maryland                          2       36,823,840         2.64         7.242        118            1.46      73.9       63.9
Massachusetts                     3       35,544,078         2.55         7.895        116            1.43      72.8       60.1
Florida                          13       34,989,799         2.51         8.102        122            1.59      66.6       53.2
Washington                        9       31,672,744         2.27         8.009        139            1.44      62.5       46.8
Colorado                          6       29,420,080         2.11         7.385        111            1.48      73.3       62.1
Indiana                           7       26,324,319         1.89         8.091        111            1.41      72.0       59.1
Minnesota                         2       24,434,874         1.76         7.969         61            1.49      66.3       56.7
Louisiana                         4       23,468,222         1.69         7.671        117            1.34      71.9       61.4
North Carolina                    6       19,618,815         1.41         8.339        149            1.34      71.5       43.5
Michigan                          6       19,194,738         1.38         7.773        117            1.59      69.0       59.0
Virginia                          2       18,165,963         1.30         6.890        118            1.50      76.8       66.9
New Jersey                        5       16,382,734         1.18         8.075        117            1.41      68.7       57.1
Georgia                           5       14,022,106         1.01         8.136        162            1.41      72.0       44.8
Oregon                            2       12,989,607         0.93         8.017        115            1.92      63.3       49.2
Illinois                          3       11,509,749         0.83         7.540        137            1.82      65.8       46.0
Vermont                           2       10,037,801         0.72         8.423        115            1.49      64.5       51.8
Missouri                          3        7,832,908         0.56         7.354        141            1.44      65.1       50.7
Connecticut                       2        6,933,609         0.50         8.502        171            1.53      71.0       30.2
Idaho                             4        5,788,743         0.42         7.820        115            1.53      65.6       53.0
New Hampshire                     1        4,689,637         0.34         7.570        117            1.51      79.5       70.5
Mississippi                       1        4,649,184         0.33         8.030        118            2.04      65.5       54.1
Iowa                              1        4,112,076         0.30         9.830        111            1.36      70.9       57.6
South Carolina                    2        4,087,775         0.29         8.265        115            1.42      73.4       66.3
Alabama                           1        4,005,987         0.29         8.430        115            1.45      74.2       62.2
Tennessee                         1        2,391,260         0.17         7.370        115            1.30      77.1       68.2
Delaware                          1        2,117,250         0.15         8.256        114            1.37      74.6       67.4
Montana                           1        2,090,058         0.15         8.060         77            1.44      73.1       68.0
Kentucky                          1          901,087         0.06         8.520        172            1.39      63.5       27.2
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:      306    1,392,212,342       100.00%        7.760%       118            1.54x     68.4%      55.8%
===================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                 PROPERTY TYPES

===================================================================================================================================
                                                         Percent by                 Weighted                 Weighted
                              Number                      Aggregate    Weighted      Average                  Average    Weighted
                                of        Aggregate     Cut-Off Date    Average     Remaining     Weighted    Cut-Off     Average
                             Mortgage    Cut-Off Date      Balance     Mortgage      Term to       Average      Date      Balloon
Property Type                  Loans       Balance           (%)       Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
Retail                           86    $  361,938,128       26.00         7.862         127          1.46       71.1        55.8
Multifamily                      71       349,484,355       25.10         7.368         120          1.54       71.5        59.3
Hospitality                      22       221,996,201       15.95         8.143         103          1.63       65.0        54.2
Industrial                       65       198,161,481       14.23         7.729         117          1.62       62.8        48.3
Office                           37       177,811,298       12.77         7.894         117          1.48       66.8        56.2
Mobile Home Park                  6        42,567,077        3.06         7.400         103          1.49       77.0        68.9
Mixed Use                        12        22,034,486        1.58         7.657         116          1.96       56.4        46.1
Self Storage                      7        18,219,316        1.31         8.579         114          1.45       70.6        62.1
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:      306    $1,392,212,342      100.00%        7.760%        118          1.54x      68.4%       55.8%
===================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                 MORTGAGE RATES

===================================================================================================================================
                                                       Percent by                 Weighted                 Weighted
                             Number                     Aggregate    Weighted      Average                   Average    Weighted
                               of       Aggregate     Cut-Off Date    Average     Remaining      Weighted    Cut-Off    Average
                            Mortgage   Cut-Off Date      Balance     Mortgage      Term to       Average      Date      Balloon
Mortgage Rate (%)            Loans       Balance           (%)       Rate (%)   Maturity (mos)   DSCR (x)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
6.501 to 7.000                  13   $   86,451,375         6.21        6.938        128            1.75       66.5       52.2
7.001 to 7.500                  76      412,870,838        29.66        7.263        116            1.59       70.1       58.8
7.501 to 8.000                 104      482,618,057        34.67        7.782        114            1.51       68.5       56.0
8.001 to 8.500                  79      290,370,356        20.86        8.247        122            1.47       67.1       54.1
8.501 to 9.000                  27      103,852,229         7.46        8.710        119            1.54       67.4       52.2
9.001 to 9.500                   6       11,937,411         0.86        9.180        131            1.56       61.5       38.1
9.501 to 10.000                  1        4,112,076         0.30        9.830        111            1.36       70.9       57.6
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:     306   $1,392,212,342       100.00%       7.760%       118            1.54x      68.4%      55.8%
===================================================================================================================================

Min:                 6.760%
Max:                 9.830%
Weighted Average:    7.760%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                        ORIGINAL TERMS TO STATED MATURITY

===================================================================================================================================
                                                         Percent by                  Weighted                 Weighted
                              Number                      Aggregate    Weighted      Average                  Average    Weighted
                                of        Aggregate     Cut-Off Date    Average     Remaining     Weighted    Cut-Off     Average
Original Term to             Mortgage    Cut-Off Date      Balance     Mortgage      Term to       Average      Date      Balloon
Stated Maturity (mos)          Loans       Balance           (%)       Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1 to 60                           7    $   79,138,167        5.68         7.567          56           1.67     63.5        59.8
61 to 120                       250     1,184,236,961       85.06         7.767         113           1.54     69.3        59.3
121 to 144                        4         9,949,852        0.71         7.934         131           1.33     62.9        37.4
145 to 180                       23        55,438,851        3.98         7.811         177           1.52     65.3        34.3
181 to 240                       22        63,448,511        4.56         7.798         225           1.53     61.9         5.4
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:      306    $1,392,212,342      100.00%        7.760%        118           1.54x    68.4%       55.8%
===================================================================================================================================

Min:                        60
Max:                       240
Weighted Average:          122

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                       REMAINING TERMS TO STATED MATURITY

===================================================================================================================================
                                                         Percent by                 Weighted                 Weighted
                              Number                      Aggregate    Weighted      Average                  Average    Weighted
                                of        Aggregate     Cut-Off Date    Average     Remaining     Weighted    Cut-Off     Average
Remaining Term to            Mortgage    Cut-Off Date      Balance     Mortgage      Term to       Average      Date      Balloon
Stated Maturity (mos)          Loans       Balance           (%)       Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1 to 60                           8    $   92,065,492        6.61         7.586         56            1.73     60.1        56.5
61 to 84                         11        60,373,980        4.34         7.451         78            1.44     75.7        69.9
85 to 120                       239     1,112,329,206       79.90         7.786        116            1.53     69.3        59.0
121 to 180                       26        63,995,154        4.60         7.814        171            1.49     65.0        34.4
181 to 240                       22        63,448,511        4.56         7.798        225            1.53     61.9         5.4
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:      306    $1,392,212,342      100.00%        7.760%       118            1.54x    68.4%       55.8%
===================================================================================================================================

Min:                         48
Max:                        238
Weighted Average:           118

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                           ORIGINAL AMORTIZATION TERMS

===================================================================================================================================
                                                         Percent by                 Weighted                 Weighted
                              Number                      Aggregate    Weighted      Average                  Average    Weighted
                                of        Aggregate     Cut-Off Date    Average     Remaining     Weighted    Cut-Off     Average
Original Amortization        Mortgage    Cut-Off Date      Balance     Mortgage      Term to       Average      Date      Balloon
Term (mos)                     Loans       Balance           (%)       Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
Interest Only                     1    $   30,000,000        2.15          7.035        58            1.85      60.0       60.0
120                               1         1,369,318        0.10          8.140       116            2.84      16.5        0.0
121 to 144                        1         2,655,059        0.19          8.130       140            1.32      52.1        0.8
145 to 180                       10        18,723,422        1.34          7.973       169            1.61      56.6        2.1
181 to 240                       37       126,703,571        9.10          7.941       146            1.54      63.3       30.4
241 to 360                      256     1,212,760,973       87.11          7.754       115            1.53      69.5       59.3
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:      306    $1,392,212,342      100.00%         7.760%      118            1.54x     68.4%      55.8%
===================================================================================================================================

Min (excl. I/O):               120
Max:                           360
Weighted Average (excl. I/O):  322

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                          DEBT SERVICE COVERAGE RATIOS

===================================================================================================================================
                                                         Percent by                 Weighted                 Weighted
                              Number                      Aggregate    Weighted      Average                  Average    Weighted
                                of        Aggregate     Cut-Off Date    Average     Remaining     Weighted    Cut-Off     Average
Debt Service                 Mortgage    Cut-Off Date      Balance     Mortgage      Term to       Average      Date      Balloon
Coverage Ratio (x)             Loans       Balance           (%)       Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1.00 to 1.14                      1    $    2,766,030         0.20        8.625        174            1.14      69.2        0.0
1.15 to 1.24                     16        75,063,908         5.39        7.928        128            1.21      75.8       58.9
1.25 to 1.34                     43       220,574,396        15.84        7.877        126            1.32      73.6       58.0
1.35 to 1.49                     89       427,965,838        30.74        7.844        116            1.42      72.4       62.0
1.50 to 1.74                     95       442,272,620        31.77        7.668        115            1.59      68.0       55.2
1.75 to 1.99                     33       128,969,374         9.26        7.610        119            1.85      57.9       43.7
2.00 and above                   29        94,600,177         6.79        7.583        110            2.24      49.0       40.3
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:      306    $1,392,212,342       100.00%       7.760%       118            1.54x     68.4%      55.8%
===================================================================================================================================

Min:                      1.14x
Max:                      2.84x
Weighted Average:         1.54x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

===================================================================================================================================
                                                         Percent by                 Weighted                 Weighted
                              Number                      Aggregate    Weighted      Average                  Average    Weighted
                                of        Aggregate     Cut-Off Date    Average     Remaining     Weighted    Cut-Off     Average
Cut-Off Date Loan-to-        Mortgage    Cut-Off Date      Balance     Mortgage      Term to       Average      Date      Balloon
Value Ratio (%)                Loans       Balance           (%)       Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
10.1 to 20.0                      1     $    1,369,318         0.10       8.140         116           2.84      16.5         0.0
30.1 to 40.0                      9         32,023,205         2.30       7.478          98           2.35      39.0        32.4
40.1 to 50.0                     18         47,917,410         3.44       7.756         144           1.96      46.7        27.4
50.1 to 60.0                     52        175,950,699        12.64       7.655         116           1.79      56.5        43.0
60.1 to 70.0                     86        401,692,069        28.85       7.955         115           1.55      66.4        53.5
70.1 to 80.0                    133        700,325,467        50.30       7.690         119           1.41      74.9        62.6
80.1 to 90.0                      7         32,934,175         2.37       7.693         116           1.39      80.9        71.1
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:      306     $1,392,212,342       100.00%      7.760%        118           1.54x     68.4%       55.8%
===================================================================================================================================

Min:                      16.5%
Max:                      85.9%
Weighted Average:         68.4%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                           BALLOON LOAN-TO-VALUE RATIOS

===================================================================================================================================
                                                         Percent by                 Weighted                 Weighted
                              Number                      Aggregate    Weighted      Average                  Average    Weighted
                                of        Aggregate     Cut-Off Date    Average     Remaining     Weighted    Cut-Off     Average
Balloon Loan-to-             Mortgage    Cut-Off Date      Balance     Mortgage      Term to       Average      Date      Balloon
Value Ratio (%)                Loans       Balance           (%)       Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
0.0                              21    $   45,993,923         3.30        7.545         211           1.71      57.3         0.0
0.1 to 10.0                       9        26,900,317         1.93        8.320         202           1.38      60.5         2.2
11.1 to 20.0                      1         5,142,266         0.37        8.375         231           1.17      71.9        18.9
20.1 to 30.0                      7        10,882,161         0.78        7.822         176           1.75      56.1        25.2
30.1 to 40.0                     19        58,809,223         4.22        7.609         109           2.11      45.6        36.2
40.1 to 50.0                     54       157,794,984        11.33        7.931         118           1.72      58.4        45.9
50.1 to 60.0                     84       431,377,328        30.99        7.829         110           1.57      67.1        56.6
60.1 to 70.0                     90       492,465,619        35.37        7.722         114           1.43      73.7        64.5
70.1 to 80.0                     21       162,846,522        11.70        7.525         105           1.38      79.2        71.3
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:      306    $1,392,212,342       100.00%       7.760%        118           1.54x     68.4%       55.8%
===================================================================================================================================

Min:                      0.0%
Max:                     74.7%
Weighted Average:        55.8%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                  BALLOON LOANS

===================================================================================================================================
                                                         Percent by                 Weighted                 Weighted
                              Number                      Aggregate    Weighted      Average                  Average    Weighted
                                of        Aggregate     Cut-Off Date    Average     Remaining     Weighted    Cut-Off     Average
                             Mortgage    Cut-Off Date      Balance     Mortgage      Term to       Average      Date      Balloon
Balloon Loans                  Loans       Balance           (%)       Rate (%)   Maturity (mos)  DSCR (x)    LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
Yes                             276     $1,319,318,103       94.76        7.756         113           1.54      69.0        58.8
No                               30         72,894,240        5.24        7.831         207           1.59      58.5         0.8
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:      306     $1,392,212,342      100.00%       7.760%        118           1.54x     68.4%       55.8%
===================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                         PREPAYMENT RESTRICTION ANALYSIS


                                        Percentage of Mortgage Pool by Prepayment Restriction
                                                      Assuming No Prepayments
----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restriction        Current     12 Mo.     24 Mo.     36 Mo.      48 Mo.     60 Mo.     72 Mo.      84 Mo.     96 Mo.
                              -------     ------     ------     ------      ------     ------     ------      ------     ------
Locked Out                     100.00%    100.00%     92.43%     47.66%      39.02%      2.60%      1.39%       0.92%      0.32%
Yield Maintenance                0.00%      0.00%      7.23%     49.36%      58.01%     93.52%     94.45%      95.85%     96.49%
Penalty Points
       5.00% and greater         0.00%      0.00%      0.34%      2.12%       0.35%      0.99%      0.30%       0.30%      0.29%
        4.00% to 4.99%           0.00%      0.00%      0.00%      0.86%       1.94%      0.29%      0.87%       0.17%      0.16%
        3.00% to 3.99%           0.00%      0.00%      0.00%      0.00%       0.69%      1.87%      1.10%       1.75%      1.02%
        2.00% to 2.99%           0.00%      0.00%      0.00%      0.00%       0.00%      0.73%      0.88%       0.11%      0.72%
        1.00% to 1.99%           0.00%      0.00%      0.00%      0.00%       0.00%      0.00%      0.37%       0.91%      1.00%
Open                             0.00%      0.00%      0.00%      0.00%       0.00%      0.00%      0.64%       0.00%      0.00%

===================================================================================================================================
TOTALS                         100.00%    100.00%    100.00%    100.00%     100.00%    100.00%    100.00%     100.00%    100.00%
Mortgage Pool Balance
  Outstanding (in millions)  $1,392.21  $1,374.68  $1,355.72  $1,335.24   $1,306.12  $1,203.36  $1,167.05   $1,098.08  $1,070.77
                             ---------  ---------  ---------  ---------   ---------  ---------  ---------   ---------  ---------
% of Initial Pool Balance      100.00%     98.74%     97.38%     95.91%      93.82%     86.44%     83.83%      78.87%     76.91%

----------------------------------------------------
Prepayment Restriction           108 Mo.    120 Mo.
                                 -------    -------
Locked Out                         0.30%      0.00%
Yield Maintenance                 80.91%     89.72%
Penalty Points
       5.00% and greater           0.28%      0.00%
        4.00% to 4.99%             0.14%      0.00%
        3.00% to 3.99%             1.01%      4.57%
        2.00% to 2.99%             0.00%      5.71%
        1.00% to 1.99%             1.70%      0.00%
Open                              15.65%      0.00%

====================================================
TOTALS                           100.00%    100.00%
Mortgage Pool Balance
  Outstanding (in millions)    $1,038.63     $86.66
                               ---------     ------
% of Initial Pool Balance         74.60%      6.22%


     Notes: (1) Four of the Mortgage Loans (1.24% of the Cut-Off Date Balance) allow 10% annual partial voluntary principal prepayment without restrictions.

            (2) For purposes of the table, the amortization schedules of the Mortgage Loans are calculated as though all Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------
                                                               Aggregate      Cut-Off
Loan                                                            Cut-Off      Date Bal./   Mortgage    Note
 No.   Seller(1)              Property Name                  Date Balance  Unit or SF(4)    Rate      Date
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
  1      WF      Scottsdale Plaza Resort                      $59,807,596     $148,039     7.930%   11/26/97
------------------------------------------------------------------------------------------------------------
  2      WF      Encinitas Ranch Town Center                  $42,302,887          $86     7.380%   11/13/97
------------------------------------------------------------------------------------------------------------
  3      MS      Two Democracy Plaza                          $35,030,405         $135     7.190%    12/8/97
------------------------------------------------------------------------------------------------------------
  4      WF      Kahler Hotel (2I)                            $23,452,231      $36,455     7.960%   10/14/97
  5      WF      Olympia Park (2I)                             $9,320,479      $36,455     7.960%   10/14/97
------------------------------------------------------------------------------------------------------------
  6      MS      Clinton Square                               $31,406,616         $103     8.290%    9/25/97
------------------------------------------------------------------------------------------------------------
  7      WF      Metropolitan Corporate Center                $30,000,000          $94     7.035%   12/18/97
------------------------------------------------------------------------------------------------------------
  8      MS      Holiday Inn Boston Logan Airport             $27,876,504      $78,305     7.760%   10/31/97
------------------------------------------------------------------------------------------------------------
  9      WF      Sun Valley Village (2A)                      $10,469,203      $32,929     7.600%   10/21/97
 10      WF      Greenoaks Mobile Home Park (2A)               $5,483,868      $32,929     7.600%   10/21/97
 11      WF      Madrone Mobile Estates (2A)                   $5,483,868      $32,929     7.600%   10/21/97
------------------------------------------------------------------------------------------------------------
 12      WF      The Willows Shopping Center                  $18,937,402          $76     7.020%   10/30/97
------------------------------------------------------------------------------------------------------------
 13      MS      Radisson Hotel/Pittsburgh ExpoMart           $17,191,933      $53,391     8.660%    7/17/97
------------------------------------------------------------------------------------------------------------
 14      WF      Pinebrook Apartments                         $15,932,233      $44,256     7.830%    8/27/97
------------------------------------------------------------------------------------------------------------
 15      MS      Woodchase Apartments                         $14,050,452      $43,366     7.430%    9/29/97
------------------------------------------------------------------------------------------------------------
 16    JHREF     Gateway Center Apartments                    $13,983,212      $61,330     7.090%    1/14/98
------------------------------------------------------------------------------------------------------------
 17      MS      Sunset Creek (2B)                            $10,397,676      $29,169     7.270%    1/12/98
 18      MS      Creekwood Village (2B)                        $3,078,575      $29,169     7.270%   12/26/97
------------------------------------------------------------------------------------------------------------
 19      WF      Monterey Oaks Mobile Home Park               $12,978,372      $37,728     6.940%    12/5/97
------------------------------------------------------------------------------------------------------------
 20      WF      Fairview Village Apartments                  $12,967,655      $23,074     6.970%   11/26/97
------------------------------------------------------------------------------------------------------------
 21      WF      Northgate Plaza                              $12,962,401         $137     7.670%   10/10/97
------------------------------------------------------------------------------------------------------------
 22      WF      La Valencia Hotel                            $12,927,325     $127,993     7.700%    9/30/97
------------------------------------------------------------------------------------------------------------
 23      MS      200 W. Thomas (2II)                           $4,441,819          $66     8.160%   10/17/97
 24      MS      100 W. Harrison (North Tower) (2II)           $4,235,200          $66     8.160%   10/17/97
 25      MS      100 W. Harrison (South Tower) (2II)           $4,099,450          $66     8.160%   10/17/97
------------------------------------------------------------------------------------------------------------
 26      WF      Pebble Creek Apartments, Phase II-IV         $12,476,623      $26,659     6.890%   12/29/97
------------------------------------------------------------------------------------------------------------
 27      MS      Courtyard by Marriott - Salt Lake City (2C)   $6,754,810      $56,393     8.380%   11/13/97
 28      MS      Courtyard by Marriott - Provo (2C)            $5,707,939      $56,393     8.380%   11/13/97
------------------------------------------------------------------------------------------------------------
 29      MS      Penn's Market II                             $12,443,307         $114     7.800%    7/24/97
------------------------------------------------------------------------------------------------------------
 30      WF      Budget Suites / Paradise                     $12,124,637      $33,680     7.630%   12/18/97
------------------------------------------------------------------------------------------------------------
 31      MS      Waterford at Clear Lake                      $11,479,075      $28,698     7.060%   12/26/97
------------------------------------------------------------------------------------------------------------
 32    JHREF     St. Mary's Square Shopping Center            $11,287,284          $45     7.880%    1/12/98
------------------------------------------------------------------------------------------------------------
 33      WF      Trappe Center                                $11,245,654          $92     8.660%     6/6/97

----------------------------------------------------------------------------------
                          Rem.     Amort.
Loan   Maturity   Term    Term    Term(5)   Balance Due       Balloon     Security
 No.     Date     (mos)   (mos)    (mos)    at Maturity        LTV(4)       Type
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
  1    12/1/07     120     117      300     $49,345,703        55.9%        Fee
----------------------------------------------------------------------------------
  2    12/1/07     120     117      360     $37,338,170        70.4%        Fee
----------------------------------------------------------------------------------
  3     1/1/08     120     118      360     $30,225,062        63.8%     Leasehold
----------------------------------------------------------------------------------
  4    11/1/02      60      56      240     $21,662,524        59.1%        Fee
  5    11/1/02      60      56      240      $7,422,396        59.1%        Fee
----------------------------------------------------------------------------------
  6    10/1/07     120     115      360     $28,359,526        60.6%        Fee
----------------------------------------------------------------------------------
  7     1/2/03      60      58     N/A(3)   $30,000,000        60.0%        Fee
----------------------------------------------------------------------------------
  8    11/1/07     120     116      300     $22,910,720        61.1%        Fee
----------------------------------------------------------------------------------
  9    11/1/07     120     116      360      $9,296,535        71.4%        Fee
 10    11/1/07     120     116      360      $4,869,613        71.4%        Fee
 11    11/1/07     120     116      360      $4,869,613        71.4%        Fee
----------------------------------------------------------------------------------
 12    11/1/07     120     116      360     $16,312,016        56.8%        Fee
----------------------------------------------------------------------------------
 13     8/1/07     120     113      300     $14,524,673        46.9%        Fee
----------------------------------------------------------------------------------
 14     9/1/07     120     114      360     $13,986,317        62.4%        Fee
----------------------------------------------------------------------------------
 15    10/1/07     120     115      360     $12,435,270        68.6%        Fee
----------------------------------------------------------------------------------
 16     2/1/08     120     119      360     $12,232,983        62.7%        Fee
----------------------------------------------------------------------------------
 17     1/1/05      84      82      360      $9,629,518        72.6%        Fee
 18     1/1/05      84      82      360      $2,851,136        72.6%        Fee
----------------------------------------------------------------------------------
 19     1/1/04      72      70      360     $12,040,411        70.8%        Fee
----------------------------------------------------------------------------------
 20    12/1/07     120     117      360     $11,147,725        63.7%        Fee
----------------------------------------------------------------------------------
 21    11/1/07     120     116      360     $11,529,923        64.8%        Fee
----------------------------------------------------------------------------------
 22    11/1/02      61      56      300     $11,932,769        36.2%        Fee
----------------------------------------------------------------------------------
 23    11/1/07     120     116      360      $4,001,176        61.5%        Fee
 24    11/1/07     120     116      360      $3,815,055        61.5%        Fee
 25    11/1/07     120     116      360      $3,692,772        61.5%        Fee
----------------------------------------------------------------------------------
 26     1/1/08     120     118      360     $10,866,299        67.7%        Fee
----------------------------------------------------------------------------------
 27    12/1/07     120     117      300      $5,643,651        59.7%        Fee
 28    12/1/07     120     117      300      $4,768,990        59.7%        Fee
----------------------------------------------------------------------------------
 29     8/1/07     120     113      360     $11,124,253        66.6%        Fee
----------------------------------------------------------------------------------
 30     1/1/08     120     118      324     $10,299,143        58.1%        Fee
----------------------------------------------------------------------------------
 31     1/1/05      84      82      360     $10,594,135        71.6%        Fee
----------------------------------------------------------------------------------
 32     2/1/08     120     119      360     $10,071,219        70.9%        Fee
----------------------------------------------------------------------------------
 33     7/1/07     120     112      360     $10,042,615        65.5%        Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------
                                                               Aggregate      Cut-Off
Loan                                                            Cut-Off      Date Bal./   Mortgage    Note
 No.   Seller(1)              Property Name                  Date Balance  Unit or SF(4)    Rate      Date
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
 34      MS      Clearwater Creek Apartments                  $11,176,392      $58,210     6.930%     1/7/98
------------------------------------------------------------------------------------------------------------
 35      MS      Surveyor-Beltline Office                     $10,118,946          $50     8.500%    6/26/97
------------------------------------------------------------------------------------------------------------
 36    JHREF     Chatham Village Apartments                    $9,577,924      $34,956     7.360%   11/26/97
------------------------------------------------------------------------------------------------------------
 37      MS      Bank One Tower & Branch                       $9,275,838          $69     8.210%   10/29/97
------------------------------------------------------------------------------------------------------------
 38      WF      Stanford Villa Apartments                     $8,977,651      $42,955     6.980%   11/18/97
------------------------------------------------------------------------------------------------------------
 39      WF      Copper Terrace Apartments                     $8,878,872      $52,850     7.200%   11/26/97
------------------------------------------------------------------------------------------------------------
 40      MS      Briarwood Apartments                          $8,714,519      $45,388     7.630%   10/31/97
------------------------------------------------------------------------------------------------------------
 41      WF      Golden Hills Plaza                            $8,131,336          $72     7.390%   11/17/97
------------------------------------------------------------------------------------------------------------
 42      WF      Federal Express                               $8,078,694          $97     7.900%    6/24/97
------------------------------------------------------------------------------------------------------------
 43      MS      Ashford Court Apartments                      $7,981,084      $18,057     7.220%   11/25/97
------------------------------------------------------------------------------------------------------------
 44      WF      Meyer Business Center                         $7,946,671          $50     7.760%    8/21/97
------------------------------------------------------------------------------------------------------------
 45      MS      Encinal Terminals                             $7,784,068          $21     7.600%    1/26/98
------------------------------------------------------------------------------------------------------------
 46    JHREF     Howard Johnson/Holiday Inn Express            $7,758,221      $37,845     8.250%     9/9/97
------------------------------------------------------------------------------------------------------------
 47      MS      Courtyard by Marriott - Hillsboro             $7,677,294      $49,531     8.590%    8/19/97
------------------------------------------------------------------------------------------------------------
 48      WF      Morning Ridge Apartments                      $7,665,585      $38,328     7.560%    8/21/97
------------------------------------------------------------------------------------------------------------
 49      MS      Lakes Town Ctr./Oakland Shpg. Ctr.            $7,568,983          $39     8.240%   10/14/97
------------------------------------------------------------------------------------------------------------
 50    JHREF     Keeneland Crest Apartments, Phase II          $7,379,524      $41,929     7.890%    10/7/97
------------------------------------------------------------------------------------------------------------
 51      WF      Naperville Plaza                              $7,337,651          $64     6.890%   12/17/97
------------------------------------------------------------------------------------------------------------
 52      WF      Smithridge Plaza Shopping Center              $7,243,921          $69     8.420%    2/14/97
------------------------------------------------------------------------------------------------------------
 53      WF      Twin Oaks Apartment                           $7,083,084      $93,198     7.190%   11/25/97
------------------------------------------------------------------------------------------------------------
 54      MS      Ravine Bluff Apartments                       $6,920,078      $21,899     7.500%    8/15/97
------------------------------------------------------------------------------------------------------------
 55      WF      300 Rose Ave. & 320 Hampton Dr. (2D)          $4,781,495          $65     6.990%   12/22/97
 56      WF      350-364 Hampton Drive (2D)                    $1,967,386          $65     6.990%   12/22/97
------------------------------------------------------------------------------------------------------------
 57      MS      Hamilton Fixtures                             $6,578,731          $20     8.800%    8/22/97
------------------------------------------------------------------------------------------------------------
 58    JHREF     Riviera Apartments                            $6,488,872      $47,364     7.440%   12/22/97
------------------------------------------------------------------------------------------------------------
 59      MS      Dorado Plaza Apartments                       $6,381,303      $31,591     7.620%   10/31/97
------------------------------------------------------------------------------------------------------------
 60      WF      Clarksville Commons                           $6,254,625          $57     8.260%    7/30/97
------------------------------------------------------------------------------------------------------------
 61    JHREF     20101 South Santa Fe Avenue                   $5,982,542          $30     7.640%   10/14/97
------------------------------------------------------------------------------------------------------------
 62      WF      Mariners Mile Marine Center                   $5,979,838         $141     7.640%   11/24/97
------------------------------------------------------------------------------------------------------------
 63      WF      Monteray Shores Plaza Shopping Center         $5,951,311          $73     8.370%     6/4/97
------------------------------------------------------------------------------------------------------------
 64      WF      Westland Shopping Center                      $5,884,070          $69     8.020%   10/24/97
------------------------------------------------------------------------------------------------------------
 65      MS      Seattle Air Cargo                             $5,747,343          $22     8.290%   10/17/97
------------------------------------------------------------------------------------------------------------
 66      MS      Red Bank Plaza (2III)                         $3,140,588          $38     8.750%    7/25/97

------------------------------------------------------------------------------------
                          Rem.     Amort.
Loan   Maturity   Term    Term    Term(5)   Balance Due       Balloon     Security
 No.     Date     (mos)   (mos)    (mos)    at Maturity        LTV(4)       Type
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
 34     2/1/08     120     119      360      $9,736,492        69.5%        Fee
------------------------------------------------------------------------------------
 35     7/1/07     120     112      300      $8,340,598        58.9%        Fee
------------------------------------------------------------------------------------
 36    12/1/07     120     117      360      $8,449,623        65.8%        Fee
------------------------------------------------------------------------------------
 37    11/1/07     120     116      360      $8,193,267        66.6%        Fee
------------------------------------------------------------------------------------
 38    12/1/07     120     117      360      $7,719,476        34.3%        Fee
------------------------------------------------------------------------------------
 39    12/1/07     120     117      360      $7,801,362        65.8%        Fee
------------------------------------------------------------------------------------
 40    11/1/07     120     116      360      $7,744,009        65.9%        Fee
------------------------------------------------------------------------------------
 41    12/1/12     180     177      360      $6,122,396        57.0%        Fee
------------------------------------------------------------------------------------
 42     7/1/07     120     112      300      $6,565,414        59.7%        Fee
------------------------------------------------------------------------------------
 43    12/1/07     120     117      360      $7,016,092        68.4%        Fee
------------------------------------------------------------------------------------
 44     9/1/07     120     114      300      $6,421,290        53.5%        Fee
------------------------------------------------------------------------------------
 45     2/1/08     120     119      252      $5,531,628        41.9%   Fee/Leasehold
------------------------------------------------------------------------------------
 46    10/1/07     120     115      300      $6,344,399        55.7%        Fee
------------------------------------------------------------------------------------
 47     9/1/07     120     114      240      $5,574,251        49.8%        Fee
------------------------------------------------------------------------------------
 48     9/1/07     120     114      360      $6,692,017        63.3%        Fee
------------------------------------------------------------------------------------
 49    11/1/07     120     116      300      $6,304,962        57.3%        Fee
------------------------------------------------------------------------------------
 50    11/1/04      84      80      360      $6,909,641        74.7%        Fee
------------------------------------------------------------------------------------
 51     1/1/08     120     118      360      $6,290,794        51.1%        Fee
------------------------------------------------------------------------------------
 52     3/1/02      60      48      360      $6,966,032        66.3%        Fee
------------------------------------------------------------------------------------
 53    12/1/07     120     117      360      $6,119,636        68.6%        Fee
------------------------------------------------------------------------------------
 54     9/1/07     120     114      360      $6,138,339        70.2%        Fee
------------------------------------------------------------------------------------
 55     1/1/18     240     238      240              $0         0.0%        Fee
 56     1/1/18     240     238      240              $0         0.0%        Fee
------------------------------------------------------------------------------------
 57     9/1/07     120     114      360      $6,009,522        69.9%        Fee
------------------------------------------------------------------------------------
 58     1/1/08     120     118      360      $5,731,778        63.7%        Fee
------------------------------------------------------------------------------------
 59    11/1/07     120     116      360      $5,669,267        70.9%        Fee
------------------------------------------------------------------------------------
 60     8/1/07     120     113      300      $5,121,390        55.1%        Fee
------------------------------------------------------------------------------------
 61    11/1/07     120     116      360      $5,317,568        66.1%        Fee
------------------------------------------------------------------------------------
 62    12/1/07     120     117      300      $4,892,878        52.6%        Fee
------------------------------------------------------------------------------------
 63     7/1/07     120     112      300      $4,890,743        59.6%        Fee
------------------------------------------------------------------------------------
 64    11/1/07     120     116      360      $5,177,887        64.7%        Fee
------------------------------------------------------------------------------------
 65    11/1/14     204     200      204        $186,417         1.5%     Leasehold
------------------------------------------------------------------------------------
 66     8/1/07     120     113      300      $2,659,571        63.0%        Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------
                                                               Aggregate      Cut-Off
Loan                                                            Cut-Off      Date Bal./   Mortgage    Note
 No.   Seller(1)              Property Name                  Date Balance  Unit or SF(4)    Rate      Date
------------------------------------------------------------------------------------------------------------
 67      MS      Red Bank Center (2III)                        $2,584,028          $38     8.750%    7/25/97
------------------------------------------------------------------------------------------------------------
 68      MS      Radisson Airport Inn                          $5,719,457      $45,035     9.000%    5/28/97
------------------------------------------------------------------------------------------------------------
 69      WF      Foxridge Apartments, Phases IV-V              $5,689,340      $27,889     6.890%   12/29/97
------------------------------------------------------------------------------------------------------------
 70      MS      Woodside Terrace Apartments                   $5,685,074      $23,787     7.140%   12/11/97
------------------------------------------------------------------------------------------------------------
 71      WF      Ross Center                                   $5,678,047         $113     7.960%   11/10/97
------------------------------------------------------------------------------------------------------------
 72      WF      The Electric Farm Industrial Park             $5,586,333          $24     7.060%   11/24/97
------------------------------------------------------------------------------------------------------------
 73      MS      Homestead House - San Diego (2IV)             $3,990,455          $42     8.900%    6/18/97
 74      MS      Homestead House - Huntington Beach (2IV)      $1,576,476          $42     8.900%    6/18/97
------------------------------------------------------------------------------------------------------------
 75      WF      Coffee Creek Apartments                       $5,482,463      $16,317     7.180%   10/15/97
------------------------------------------------------------------------------------------------------------
 76      WF      Strouds of Santa Monica                       $5,472,104         $195     7.950%    6/24/97
------------------------------------------------------------------------------------------------------------
 77      WF      1277 Orleans Dr. & 207 Java Dr.               $5,461,548          $71     7.460%    8/29/97
------------------------------------------------------------------------------------------------------------
 78      MS      34-02 Queens Boulevard                        $5,374,941          $29     8.530%    9/16/97
------------------------------------------------------------------------------------------------------------
 79      WF      3 Waters Office Park                          $5,326,112          $85     7.690%   10/14/97
------------------------------------------------------------------------------------------------------------
 80      WF      Sears Plaza                                   $5,312,313          $72     7.190%   11/17/97
------------------------------------------------------------------------------------------------------------
 81      WF      Smithridge Shopping Center                    $5,238,166          $99     7.460%   11/10/97
------------------------------------------------------------------------------------------------------------
 82      MS      Cobb Center                                   $5,142,266          $57     8.375%    5/19/97
------------------------------------------------------------------------------------------------------------
 83      MS      Northern Hills Shopping Center (2E)           $2,750,183          $30     7.960%    8/29/97
 84      MS      Perrin Oaks Shopping Center (2E)              $2,333,519          $30     7.960%    8/29/97
------------------------------------------------------------------------------------------------------------
 85      WF      Blalock Woods Apartments                      $5,068,059      $16,950     7.120%   12/16/97
------------------------------------------------------------------------------------------------------------
 86    JHREF     Broadway Shoppes                              $5,063,848          $35     7.860%   11/19/97
------------------------------------------------------------------------------------------------------------
 87    JHREF     Cambridge Apartments                          $4,994,178      $31,020     7.440%     1/7/98
------------------------------------------------------------------------------------------------------------
 88      MS      Nellis-Bonanza Shopping Center                $4,871,285          $61     8.310%     8/7/97
------------------------------------------------------------------------------------------------------------
 89    JHREF     Comfort Inn - Downtown New Orleans            $4,835,356      $27,950     8.300%   11/18/97
------------------------------------------------------------------------------------------------------------
 90      WF      Sun Micro Systems                             $4,781,397          $93     7.390%    12/9/97
------------------------------------------------------------------------------------------------------------
 91      MS      Desco Plaza III                               $4,730,672          $94     8.030%    8/28/97
------------------------------------------------------------------------------------------------------------
 92    JHREF     Brook Village West                            $4,689,637      $27,915     7.570%    11/3/97
------------------------------------------------------------------------------------------------------------
 93    JHREF     Stoneleigh Place Apartments                   $4,686,020      $24,406     7.530%   10/30/97
------------------------------------------------------------------------------------------------------------
 94    JHREF     Simi Country Estates Mobile Home Park         $4,660,000      $17,007     7.360%    2/11/98
------------------------------------------------------------------------------------------------------------
 95    JHREF     Ramada Hilltop                                $4,649,184      $28,699     8.030%    12/4/97
------------------------------------------------------------------------------------------------------------
 96    JHREF     Sun Shadow Square Shopping Center             $4,587,160          $55     8.550%    9/30/97
------------------------------------------------------------------------------------------------------------
 97      WF      5901 Westheimer Shopping Center               $4,583,839          $96     7.370%    12/1/97
------------------------------------------------------------------------------------------------------------
 98      MS      Park Lane Villas Apartment Complex            $4,573,574      $18,899     7.300%    9/24/97
------------------------------------------------------------------------------------------------------------
 99      MS      Redwood City Professional Center              $4,487,063         $184     7.700%   10/30/97

----------------------------------------------------------------------------------
                          Rem.     Amort.
Loan   Maturity   Term    Term    Term(5)   Balance Due       Balloon     Security
 No.     Date     (mos)   (mos)    (mos)    at Maturity        LTV(4)       Type
----------------------------------------------------------------------------------
 67     8/1/07     120     113      300      $2,188,255        63.0%        Fee
----------------------------------------------------------------------------------
 68     6/1/07     120     111      240      $4,119,501        48.3%        Fee
----------------------------------------------------------------------------------
 69     1/1/08     120     118      360      $4,955,032        65.2%        Fee
----------------------------------------------------------------------------------
 70     1/1/08     120     118      300      $4,577,782        57.2%        Fee
----------------------------------------------------------------------------------
 71    12/1/07     120     117      276      $4,373,059        54.7%        Fee
----------------------------------------------------------------------------------
 72    12/1/02      60      57      360      $5,307,997        54.3%        Fee
----------------------------------------------------------------------------------
 73     7/1/15     216     208      216        $179,151         3.4%        Fee
 74     7/1/15     216     208      216         $70,776         3.4%        Fee
----------------------------------------------------------------------------------
 75    11/1/07     120     116      360      $4,818,005        54.3%        Fee
----------------------------------------------------------------------------------
 76     7/1/07     120     112      324      $4,623,078        62.8%        Fee
----------------------------------------------------------------------------------
 77     9/1/07     120     114      300      $4,379,771        37.4%        Fee
----------------------------------------------------------------------------------
 78    10/1/07     120     115      300      $4,517,288        41.1%        Fee
----------------------------------------------------------------------------------
 79    11/1/07     120     116      300      $4,286,391        55.1%        Fee
----------------------------------------------------------------------------------
 80    12/1/07     120     117      360      $4,589,727        48.3%        Fee
----------------------------------------------------------------------------------
 81    12/1/07     120     117      360      $4,632,614        65.2%        Fee
----------------------------------------------------------------------------------
 82     6/1/17     240     231      276      $1,349,725        18.9%        Fee
----------------------------------------------------------------------------------
 83    10/1/07     120     115      360      $2,464,736        70.1%        Fee
 84    10/1/07     120     115      360      $2,091,317        70.1%        Fee
----------------------------------------------------------------------------------
 85     1/1/13     180     178      180              $0         0.0%        Fee
----------------------------------------------------------------------------------
 86    12/1/14     204     201      204        $148,410         2.0%        Fee
----------------------------------------------------------------------------------
 87     2/1/08     120     119      360      $4,408,328        63.4%        Fee
----------------------------------------------------------------------------------
 88     9/1/07     120     114      300      $4,073,273        62.7%        Fee
----------------------------------------------------------------------------------
 89    12/1/07     120     117      300      $4,031,066        45.8%        Fee
----------------------------------------------------------------------------------
 90     1/1/08     120     118      240      $3,311,983        48.7%        Fee
----------------------------------------------------------------------------------
 91     9/1/07     120     114      360      $4,169,493        56.0%        Fee
----------------------------------------------------------------------------------
 92    12/1/07     120     117      360      $4,158,743        70.5%        Fee
----------------------------------------------------------------------------------
 93    11/1/07     120     116      360      $4,154,058        66.5%        Fee
----------------------------------------------------------------------------------
 94     3/1/08     120     120      360      $4,103,931        59.5%        Fee
----------------------------------------------------------------------------------
 95     1/1/08     120     118      300      $3,842,731        54.1%        Fee
----------------------------------------------------------------------------------
 96    10/1/04      84      79      360      $4,337,864        72.3%        Fee
----------------------------------------------------------------------------------
 97    12/1/07     120     117      300      $3,654,209        55.5%        Fee
----------------------------------------------------------------------------------
 98    10/1/07     120     115      300      $3,713,300        44.2%        Fee
----------------------------------------------------------------------------------
 99    11/1/07     120     116      360      $3,994,072        65.5%        Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------
                                                               Aggregate      Cut-Off
Loan                                                            Cut-Off      Date Bal./   Mortgage    Note
 No.   Seller(1)              Property Name                  Date Balance  Unit or SF(4)    Rate      Date
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
100      MS      Centerpointe Apartments                       $4,485,594      $34,772     7.160%   10/24/97
------------------------------------------------------------------------------------------------------------
101      WF      Vista del Coronado Apts                       $4,461,375      $20,006     8.020%    6/25/97
------------------------------------------------------------------------------------------------------------
102      MS      Haltom Plaza                                  $4,438,031          $22     8.030%   10/21/97
------------------------------------------------------------------------------------------------------------
103      WF      Sycamore Square Shopping Center               $4,429,932          $99     7.430%   11/10/97
------------------------------------------------------------------------------------------------------------
104      WF      Brookstone Village Apartments                 $4,387,001      $35,379     7.870%   10/29/97
------------------------------------------------------------------------------------------------------------
105      MS      Autumn Hills - Arbor Apartments               $4,325,010      $15,337     7.300%    9/24/97
------------------------------------------------------------------------------------------------------------
106      MS      Mansell Oaks Plaza Shopping Center            $4,287,981          $99     7.840%   10/16/97
------------------------------------------------------------------------------------------------------------
107      MS      Onyx One Building                             $4,277,862          $66     7.940%    9/17/97
------------------------------------------------------------------------------------------------------------
108      MS      Jillian's Billiard Club                       $4,237,168          $44     8.300%   11/10/97
------------------------------------------------------------------------------------------------------------
109      MS      Shoreline Apartments                          $4,225,584      $13,764     7.300%    9/24/97
------------------------------------------------------------------------------------------------------------
110      WF      Harbor Plaza Shopping Center                  $4,219,894         $102     7.870%    9/30/97
------------------------------------------------------------------------------------------------------------
111      WF      16325-16407 South Main Street                 $4,185,547          $27     7.500%    11/7/97
------------------------------------------------------------------------------------------------------------
112      MS      Holiday Inn - Merle Hay                       $4,112,076      $28,359     9.830%     5/8/97
------------------------------------------------------------------------------------------------------------
113    JHREF     Crosswind Corners Shopping Center             $4,089,776          $61     7.500%    12/2/97
------------------------------------------------------------------------------------------------------------
114      WF      Narrows Creek Townhomes                       $4,085,373      $49,822     7.760%    9/12/97
------------------------------------------------------------------------------------------------------------
115      MS      Costa Mesa Motor Inn                          $4,081,177      $17,367     8.590%     9/5/97
------------------------------------------------------------------------------------------------------------
116    JHREF     Concord Square Apts.                          $4,042,595      $24,207     7.030%    12/3/97
------------------------------------------------------------------------------------------------------------
117      WF      1st Avenue (2V)                               $2,419,305          $38     8.110%    7/10/97
118      WF      Rogmour Center (2V)                           $1,586,829          $38     8.110%    7/10/97
------------------------------------------------------------------------------------------------------------
119      MS      Hampton Inn - Auburn                          $4,005,987      $38,519     8.430%    9/17/97
------------------------------------------------------------------------------------------------------------
120      WF      First Place Office Center                     $3,996,947          $90     7.540%    9/29/97
------------------------------------------------------------------------------------------------------------
121      WF      Lone Oak Shopping Center                      $3,993,488          $37     7.050%    12/5/97
------------------------------------------------------------------------------------------------------------
122      WF      El Macero Shopping Center                     $3,990,617          $81     7.260%   11/21/97
------------------------------------------------------------------------------------------------------------
123      MS      DeSoto Corporate Industrial                   $3,988,244          $50     7.590%   10/10/97
------------------------------------------------------------------------------------------------------------
124      WF      San Antonio Center                            $3,927,599          $86     7.610%    9/19/97
------------------------------------------------------------------------------------------------------------
125      MS      Sycamore Hills Apartments                     $3,900,000      $18,841     7.270%    2/13/98
------------------------------------------------------------------------------------------------------------
126      WF      Eagle Rock I Apartments                       $3,893,387      $37,436     7.500%   12/10/97
------------------------------------------------------------------------------------------------------------
127      MS      Kuebel Fuchs Office Building                  $3,878,691          $40     8.710%    8/27/97
------------------------------------------------------------------------------------------------------------
128      MS      Marijon Dyeing & Finishing Co.                $3,789,779          $36     8.030%   10/24/97
------------------------------------------------------------------------------------------------------------
129    JHREF     Holiday Inn Daytona Beach                     $3,781,338      $25,042     8.210%     9/2/97
------------------------------------------------------------------------------------------------------------
130    JHREF     Sani-Serve Industrial Building                $3,776,810          $27     8.310%    8/21/97
------------------------------------------------------------------------------------------------------------
131      WF      1703-1735 Stewart Street                      $3,690,717          $50     6.990%   12/22/97
------------------------------------------------------------------------------------------------------------
132      MS      Walnut Plaza Shopping Center                  $3,690,048          $32     8.030%   10/21/97

----------------------------------------------------------------------------------
                          Rem.     Amort.
Loan   Maturity   Term    Term    Term(5)   Balance Due       Balloon     Security
 No.     Date     (mos)   (mos)    (mos)    at Maturity        LTV(4)       Type
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
100    11/1/07     120     116      360      $3,939,957        63.5%        Fee
----------------------------------------------------------------------------------
101     7/1/07     120     112      300      $3,636,195        43.8%        Fee
----------------------------------------------------------------------------------
102    11/1/12     180     176      360      $3,560,161        53.1%        Fee
----------------------------------------------------------------------------------
103    12/1/07     120     117      360      $3,914,901        69.9%        Fee
----------------------------------------------------------------------------------
104    11/1/17     240     236      276      $1,304,372        21.4%        Fee
----------------------------------------------------------------------------------
105    10/1/07     120     115      300      $3,511,491        48.4%        Fee
----------------------------------------------------------------------------------
106    11/1/07     120     116      360      $3,829,596        71.2%        Fee
----------------------------------------------------------------------------------
107    10/1/07     120     115      300      $3,537,647        60.0%        Fee
----------------------------------------------------------------------------------
108    12/1/07     120     117      300      $3,532,378        58.9%        Fee
----------------------------------------------------------------------------------
109    10/1/07     120     115      300      $3,430,767        37.5%        Fee
----------------------------------------------------------------------------------
110    10/1/07     120     115      300      $3,482,855        67.6%        Fee
----------------------------------------------------------------------------------
111    12/1/07     120     117      300      $3,348,135        58.5%        Fee
----------------------------------------------------------------------------------
112     6/1/07     120     111      264      $3,338,346        57.6%        Fee
----------------------------------------------------------------------------------
113     1/1/08     120     118      300      $3,328,923        52.0%        Fee
----------------------------------------------------------------------------------
114    10/1/07     120     115      360      $3,578,684        54.0%        Fee
----------------------------------------------------------------------------------
115    10/1/07     120     115      300      $3,435,463        52.9%        Fee
----------------------------------------------------------------------------------
116     1/1/08     120     118      360      $3,533,789        63.1%        Fee
----------------------------------------------------------------------------------
117     8/1/07     120     113      360      $2,137,123        68.7%        Fee
118     8/1/07     120     113      360      $1,401,746        68.7%        Fee
----------------------------------------------------------------------------------
119    10/1/07     120     115      300      $3,357,739        62.2%        Fee
----------------------------------------------------------------------------------
120    10/1/07     120     115      300      $3,208,064        47.9%        Fee
----------------------------------------------------------------------------------
121     1/1/08     120     118      360      $3,436,523        62.5%        Fee
----------------------------------------------------------------------------------
122    12/1/07     120     117      360      $3,511,669        62.7%        Fee
----------------------------------------------------------------------------------
123    11/1/07     120     116      360      $3,540,656        56.7%        Fee
----------------------------------------------------------------------------------
124    10/1/07     120     115      300      $3,158,060        50.3%        Fee
----------------------------------------------------------------------------------
125     3/1/08     120     120      360      $3,426,678        63.5%        Fee
----------------------------------------------------------------------------------
126     1/1/13     180     178      360      $3,049,764        59.8%        Fee
----------------------------------------------------------------------------------
127     9/1/07     120     114      300      $3,277,980        59.6%        Fee
----------------------------------------------------------------------------------
128    11/1/07     120     116      360      $3,399,723        72.3%        Fee
----------------------------------------------------------------------------------
129    10/1/07     120     115      300      $3,150,533        46.4%        Fee
----------------------------------------------------------------------------------
130     9/1/07     120     114      300      $3,092,909        56.3%        Fee
----------------------------------------------------------------------------------
131     1/1/18     240     238      240              $0         0.0%        Fee
----------------------------------------------------------------------------------
132    11/1/12     180     176      360      $2,960,134        59.2%        Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

---------------------------------------------------------------------------------------------------------------
                                                                   Aggregate      Cut-Off
Loan                                                                Cut-Off      Date Bal./   Mortgage    Note
 No.   Seller(1)              Property Name                      Date Balance  Unit or SF(4)    Rate      Date
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
133      WF      Oak Glen Apartments                              $3,686,070      $24,574     7.490%     9/9/97
---------------------------------------------------------------------------------------------------------------
134    JHREF     Philamer Apartments                              $3,645,732      $30,896     7.390%     1/5/98
---------------------------------------------------------------------------------------------------------------
135    JHREF     University Carriage House and Essex House Apts.  $3,635,777      $19,547     7.340%   12/12/97
---------------------------------------------------------------------------------------------------------------
136      WF      The Merrill Lynch Building                       $3,612,199         $125     7.330%    12/1/97
---------------------------------------------------------------------------------------------------------------
137      MS      Quality Inn - Toms River                         $3,589,041      $35,890     8.250%   11/25/97
---------------------------------------------------------------------------------------------------------------
138      MS      St. Bernard Plaza                                $3,577,783          $20     8.010%     8/8/97
---------------------------------------------------------------------------------------------------------------
139      WF      Southgate Mobile Home Park                       $3,491,766      $20,784     7.930%    12/8/97
---------------------------------------------------------------------------------------------------------------
140    JHREF     Youngstown Shopping Center                       $3,488,941          $27     8.010%    10/1/97
---------------------------------------------------------------------------------------------------------------
141      MS      141 - 145 South Street                           $3,482,269          $31     9.000%    5/23/97
---------------------------------------------------------------------------------------------------------------
142      MS      Staples - Norwalk                                $3,451,340         $144     8.000%     7/3/97
---------------------------------------------------------------------------------------------------------------
143      WF      Elko Shopping Center                             $3,431,648          $29     8.010%    9/30/97
---------------------------------------------------------------------------------------------------------------
144      MS      1580 VFW Parkway                                 $3,430,407          $31     8.490%    8/21/97
---------------------------------------------------------------------------------------------------------------
145      MS      GE-Horizon Corporate Center                      $3,430,361          $84     7.750%    3/27/97
---------------------------------------------------------------------------------------------------------------
146    JHREF     The Village Shopping Center                      $3,394,397          $84     7.680%   12/23/97
---------------------------------------------------------------------------------------------------------------
147      MS      Reynolds Plaza                                   $3,389,010          $58     8.500%   10/14/97
---------------------------------------------------------------------------------------------------------------
148      WF      North Tower Apartments                           $3,332,197      $37,866     7.480%    7/31/97
---------------------------------------------------------------------------------------------------------------
149    JHREF     K-Mart                                           $3,292,258          $39     7.950%   12/31/97
---------------------------------------------------------------------------------------------------------------
150      MS      Staples Plaza Shopping Center                    $3,278,986          $83     8.400%    8/28/97
---------------------------------------------------------------------------------------------------------------
151    JHREF     The Collection at Laguna Beach                   $3,243,430         $191     8.000%    11/6/97
---------------------------------------------------------------------------------------------------------------
152      WF      Lapham Drive                                     $3,227,336          $14     8.460%    7/14/97
---------------------------------------------------------------------------------------------------------------
153      WF      Washington Square Apartments                     $3,142,436      $56,115     7.540%    9/22/97
---------------------------------------------------------------------------------------------------------------
154      WF      Center at Cypresswood                            $3,102,338          $97     9.390%    9/13/96
---------------------------------------------------------------------------------------------------------------
155      MS      Westates Building                                $2,987,796          $52     8.260%    7/28/97
---------------------------------------------------------------------------------------------------------------
156      WF      Almaden II Office Center                         $2,978,183          $47     8.200%     7/7/97
---------------------------------------------------------------------------------------------------------------
157      WF      7110 & 7210 Rosecrans Ave.                       $2,934,684          $21     7.890%    11/5/97
---------------------------------------------------------------------------------------------------------------
158      WF      280 Euclid Apartments                            $2,934,569      $34,524     7.560%     7/2/97
---------------------------------------------------------------------------------------------------------------
159      MS      Fairfield Village Shopping Center                $2,921,214          $38     8.240%    9/18/97
---------------------------------------------------------------------------------------------------------------
160      WF      Rust Building (Seafirst)                         $2,881,396          $34     8.000%    8/26/97
---------------------------------------------------------------------------------------------------------------
161      MS      4412 Spicewood Springs Road                      $2,871,753          $50     8.500%     8/2/97
---------------------------------------------------------------------------------------------------------------
162      WF      Shaw & Blackstone Retail Center                  $2,792,932          $81     7.410%   12/15/97
---------------------------------------------------------------------------------------------------------------
163      WF      Shibui Apartments                                $2,789,335      $26,314     7.090%    12/4/97
---------------------------------------------------------------------------------------------------------------
164      WF      Materials Research Group                         $2,783,215          $31     7.260%    9/25/97
---------------------------------------------------------------------------------------------------------------
165      MS      Rite Industries                                  $2,766,030          $20     8.625%     9/5/97
---------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                          Rem.     Amort.
Loan   Maturity   Term    Term    Term(5)   Balance Due       Balloon     Security
 No.     Date     (mos)   (mos)    (mos)    at Maturity        LTV(4)       Type
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
133    10/1/07     120     115      360      $3,210,706        66.1%        Fee
----------------------------------------------------------------------------------
134     2/1/08     120     119      360      $3,214,020        70.0%        Fee
----------------------------------------------------------------------------------
135     1/1/08     120     118      240      $2,513,999        47.2%        Fee
----------------------------------------------------------------------------------
136    12/1/07     120     117      300      $2,928,780        61.0%        Fee
----------------------------------------------------------------------------------
137    12/1/07     120     117      300      $2,987,925        54.3%        Fee
----------------------------------------------------------------------------------
138     9/1/07     120     114      300      $2,967,244        59.3%        Fee
----------------------------------------------------------------------------------
139     1/1/08     120     118      300      $2,877,884        58.7%        Fee
----------------------------------------------------------------------------------
140    10/1/07     120     115      360      $3,130,436        65.2%        Fee
----------------------------------------------------------------------------------
141     6/1/07     120     111      360      $3,130,042        60.2%        Fee
----------------------------------------------------------------------------------
142     7/1/17     240     232      240              $0         0.0%        Fee
----------------------------------------------------------------------------------
143    10/1/07     120     115      300      $2,787,042        49.8%        Fee
----------------------------------------------------------------------------------
144     9/1/07     120     114      300      $2,882,324        53.4%        Fee
----------------------------------------------------------------------------------
145     4/1/08     132     121      240      $2,229,195        41.3%        Fee
----------------------------------------------------------------------------------
146     1/1/08     120     118      360      $3,016,132        60.3%        Fee
----------------------------------------------------------------------------------
147    11/1/07     120     116      324      $2,949,430        56.7%        Fee
----------------------------------------------------------------------------------
148     8/1/07     120     113      360      $2,906,350        66.8%        Fee
----------------------------------------------------------------------------------
149     1/1/08     120     118      300      $2,714,999        60.6%        Fee
----------------------------------------------------------------------------------
150     9/1/07     120     114      360      $2,969,562        72.0%        Fee
----------------------------------------------------------------------------------
151    12/1/07     120     117      360      $2,906,008        62.5%        Fee
----------------------------------------------------------------------------------
152     8/1/07     120     113      300      $2,654,971        57.7%        Fee
----------------------------------------------------------------------------------
153    10/1/07     120     115      360      $2,788,364        50.5%        Fee
----------------------------------------------------------------------------------
154    10/1/06     120     103      300      $2,629,243        58.4%        Fee
----------------------------------------------------------------------------------
155     8/1/07     120     113      360      $2,699,163        60.0%        Fee
----------------------------------------------------------------------------------
156     8/1/07     120     113      300      $2,435,126        31.9%        Fee
----------------------------------------------------------------------------------
157    12/1/07     120     117      240      $2,072,128        48.2%        Fee
----------------------------------------------------------------------------------
158     8/1/07     120     113      360      $2,563,826        52.6%        Fee
----------------------------------------------------------------------------------
159    10/1/07     120     115      360      $2,634,832        66.7%        Fee
----------------------------------------------------------------------------------
160     9/1/07     120     114      300      $2,342,136        40.4%        Fee
----------------------------------------------------------------------------------
161     9/1/07     120     114      240      $2,029,821        37.6%        Fee
----------------------------------------------------------------------------------
162     1/1/08     120     118      300      $2,298,792        48.4%        Fee
----------------------------------------------------------------------------------
163     1/1/18     240     238      240              $0         0.0%        Fee
----------------------------------------------------------------------------------
164    10/1/07     120     115      300      $2,217,654        39.0%        Fee
----------------------------------------------------------------------------------
165     9/1/12     180     174      180              $0         0.0%        Fee
----------------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

-------------------------------------------------------------------------------------------------------------
                                                               Aggregate      Cut-Off
Loan                                                            Cut-Off      Date Bal./   Mortgage    Note
 No.   Seller(1)              Property Name                  Date Balance  Unit or SF(4)    Rate      Date
-------------------------------------------------------------------------------------------------------------
166      WF      Garden Court Warehouses                       $2,740,921          $39      7.750%    11/6/97
-------------------------------------------------------------------------------------------------------------
167      WF      Casa De Colinas - Phase I                     $2,695,414      $20,895      7.490%   12/17/97
-------------------------------------------------------------------------------------------------------------
168      MS      Council Rock Greens Office Complex            $2,693,531          $80      9.190%     9/9/97
-------------------------------------------------------------------------------------------------------------
169      WF      Wayside Shopping Center                       $2,683,797          $63      7.610%    12/4/97
-------------------------------------------------------------------------------------------------------------
170      WF      Canoga Valley Center                          $2,680,397          $78      8.210%    7/28/97
-------------------------------------------------------------------------------------------------------------
171      MS      Best Buy Store                                $2,669,461          $58      8.230%    7/22/97
-------------------------------------------------------------------------------------------------------------
172      MS      Suncoast Plaza                                $2,655,059          $23      8.130%   10/13/97
-------------------------------------------------------------------------------------------------------------
173      WF      Public Storage - Hayward, CA                  $2,640,951       $3,535      7.540%   11/26/97
-------------------------------------------------------------------------------------------------------------
174      MS      Park Cedar Building                           $2,637,410          $49      8.960%    7/23/97
-------------------------------------------------------------------------------------------------------------
175      WF      Milestone Shopping Center                     $2,637,045         $119      7.900%    7/25/97
-------------------------------------------------------------------------------------------------------------
176      WF      Captains Self Storage                         $2,631,370       $3,675      8.410%    7/28/97
-------------------------------------------------------------------------------------------------------------
177      WF      West Lake Plaza Retail Center                 $2,626,490         $105      8.250%     9/2/97
-------------------------------------------------------------------------------------------------------------
178      MS      Fortune Park Building XIV                     $2,585,926          $49      7.940%   10/15/97
-------------------------------------------------------------------------------------------------------------
179      WF      The Palms Apartments                          $2,566,277      $10,518      7.590%   11/10/97
-------------------------------------------------------------------------------------------------------------
180      MS      South Loop                                    $2,543,141          $28      8.030%   10/21/97
-------------------------------------------------------------------------------------------------------------
181    JHREF     Courthouse Square Shopping Ctr.               $2,497,135          $57      7.640%     1/9/98
-------------------------------------------------------------------------------------------------------------
182      WF      Orchard Supply Hardware-Torrance              $2,496,203          $63      7.400%   12/11/97
-------------------------------------------------------------------------------------------------------------
183      MS      East Towne Centre Retail Shops                $2,492,546          $76      8.265%    9/12/97
-------------------------------------------------------------------------------------------------------------
184      WF      Brookside Retirement Residence                $2,489,566      $37,721      8.110%   10/30/97
-------------------------------------------------------------------------------------------------------------
185      WF      Fed Ex (Van Owen)                             $2,483,335          $50      7.760%    8/15/97
-------------------------------------------------------------------------------------------------------------
186    JHREF     Airline Interiors Building                    $2,470,882          $52      7.620%    12/8/97
-------------------------------------------------------------------------------------------------------------
187      WF      Lindley Northwood Apartment                   $2,461,040      $20,509      7.220%   11/13/97
-------------------------------------------------------------------------------------------------------------
188      WF      Arbor Professional Center                     $2,454,507          $99      8.140%    8/28/97
-------------------------------------------------------------------------------------------------------------
189      WF      The Staples Building                          $2,394,727          $99      7.750%    12/3/97
-------------------------------------------------------------------------------------------------------------
190      WF      Cypress Point Business Center                 $2,392,014          $64      7.710%    12/1/97
-------------------------------------------------------------------------------------------------------------
191      MS      Golden Oaks Apartments                        $2,391,672      $25,996      7.590%    9/29/97
-------------------------------------------------------------------------------------------------------------
192      MS      Fountain Garden Apartments                    $2,391,260      $23,913      7.370%    9/17/97
-------------------------------------------------------------------------------------------------------------
193      WF      Sherman Arms Apts.                            $2,309,591      $31,211      7.660%   10/27/97
-------------------------------------------------------------------------------------------------------------
194      MS      Somerset Ramada Inn                           $2,294,567      $18,357      7.900%   12/31/97
-------------------------------------------------------------------------------------------------------------
195      MS      Best Western - Lawndale                       $2,286,846      $22,868      8.450%     8/7/97
-------------------------------------------------------------------------------------------------------------
196      MS      Anchorage Motor Inn                           $2,279,580      $25,613      9.010%    8/22/97
-------------------------------------------------------------------------------------------------------------
197      MS      Revere Industrial Center                      $2,222,912          $18      8.500%     8/8/97
-------------------------------------------------------------------------------------------------------------
198      WF      Auburn Town Center                            $2,195,159         $106      7.740%   12/15/97

----------------------------------------------------------------------------------
                          Rem.     Amort.
Loan   Maturity   Term    Term    Term(5)   Balance Due       Balloon     Security
 No.     Date     (mos)   (mos)    (mos)    at Maturity        LTV(4)       Type
----------------------------------------------------------------------------------
166    12/1/07     120     117      300      $2,249,850         58.6%        Fee
----------------------------------------------------------------------------------
167     1/1/13     180     178      360      $2,110,452         52.0%        Fee
----------------------------------------------------------------------------------
168    10/1/07     120     115      360      $2,479,555         68.9%        Fee
----------------------------------------------------------------------------------
169     1/1/13     180     178      180              $0          0.0%        Fee
----------------------------------------------------------------------------------
170     8/1/04      84      77      300      $2,389,975         52.0%        Fee
----------------------------------------------------------------------------------
171     8/1/17     240     233      240        $125,262          2.6%        Fee
----------------------------------------------------------------------------------
172    11/1/09     144     140      144         $42,011          0.8%     Leasehold
----------------------------------------------------------------------------------
173    12/1/07     120     117      300      $2,154,608         40.8%        Fee
----------------------------------------------------------------------------------
174     8/1/07     120     113      324      $2,326,109         61.2%        Fee
----------------------------------------------------------------------------------
175     8/1/07     120     113      360      $2,319,889         61.9%        Fee
----------------------------------------------------------------------------------
176     8/1/07     120     113      300      $2,162,190         60.1%        Fee
----------------------------------------------------------------------------------
177    10/1/07     120     115      300      $2,145,575         53.6%        Fee
----------------------------------------------------------------------------------
178    11/1/07     120     116      270      $2,005,275         57.3%        Fee
----------------------------------------------------------------------------------
179    12/1/07     120     117      300      $2,096,749         49.8%        Fee
----------------------------------------------------------------------------------
180    11/1/12     180     176      360      $2,040,093         55.1%        Fee
----------------------------------------------------------------------------------
181     2/1/13     180     179      360      $1,966,194         41.8%        Fee
----------------------------------------------------------------------------------
182     1/1/16     216     214      360      $1,648,798         37.1%        Fee
----------------------------------------------------------------------------------
183    10/1/07     120     115      360      $2,249,456         65.8%        Fee
----------------------------------------------------------------------------------
184    11/1/07     120     116      300      $2,024,706         49.5%        Fee
----------------------------------------------------------------------------------
185     9/1/04      84      78      300      $2,196,346         65.7%        Fee
----------------------------------------------------------------------------------
186     1/1/10     144     142      360      $2,104,976         63.8%        Fee
----------------------------------------------------------------------------------
187    12/1/17     240     237      240              $0          0.0%        Fee
----------------------------------------------------------------------------------
188     9/1/07     120     114      300      $2,001,916         48.8%        Fee
----------------------------------------------------------------------------------
189     1/1/13     180     178      300      $1,510,524         44.5%        Fee
----------------------------------------------------------------------------------
190    12/1/07     120     117      300      $1,923,874         48.6%        Fee
----------------------------------------------------------------------------------
191    10/1/07     120     115      360      $2,124,760         62.5%        Fee
----------------------------------------------------------------------------------
192    10/1/07     120     115      360      $2,113,024         68.2%        Fee
----------------------------------------------------------------------------------
193    11/1/07     120     116      300      $1,857,307         64.0%        Fee
----------------------------------------------------------------------------------
194     1/1/08     120     118      300      $1,889,541         38.6%        Fee
----------------------------------------------------------------------------------
195     9/1/07     120     114      300      $1,919,422         45.2%        Fee
----------------------------------------------------------------------------------
196     9/1/07     120     114      240      $1,677,406         38.6%        Fee
----------------------------------------------------------------------------------
197     9/1/15     216     210      216         $84,388          2.1%        Fee
----------------------------------------------------------------------------------
198     1/1/13     180     178      300      $1,384,050         40.2%        Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------
                                                               Aggregate      Cut-Off
Loan                                                            Cut-Off      Date Bal./   Mortgage    Note
 No.   Seller(1)              Property Name                  Date Balance  Unit or SF(4)    Rate      Date
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
199      MS      Eagle Country Market                          $2,188,274          $56     8.850%    8/14/97
------------------------------------------------------------------------------------------------------------
200    JHREF     44 South Bayles Avenue                        $2,144,322         $102     8.120%    10/7/97
------------------------------------------------------------------------------------------------------------
201      WF      Westpark Towne Plaza Center                   $2,142,858         $105     7.720%    11/5/97
------------------------------------------------------------------------------------------------------------
202      WF      Public Storage - Pittsburg, CA                $2,142,658          $31     7.540%   11/26/97
------------------------------------------------------------------------------------------------------------
203      WF      South Mojave Road Warehouse                   $2,138,620          $43     7.780%    9/18/97
------------------------------------------------------------------------------------------------------------
204      MS      Sussex Plaza Shops                            $2,117,250          $69     8.256%    7/31/97
------------------------------------------------------------------------------------------------------------
205      MS      Healthsouth Surgical Center                   $2,100,789          $93     8.870%    9/10/97
------------------------------------------------------------------------------------------------------------
206      MS      Fargo Industrial                              $2,096,726          $12     8.020%   12/10/97
------------------------------------------------------------------------------------------------------------
207      WF      Secure Self Storage                           $2,092,549       $3,919     7.300%    12/1/97
------------------------------------------------------------------------------------------------------------
208      WF      Harvest Granger Apartments                    $2,090,058      $20,097     8.060%    7/29/97
------------------------------------------------------------------------------------------------------------
209      MS      Smithfield Plaza Shops                        $2,022,324          $72     8.560%    7/30/97
------------------------------------------------------------------------------------------------------------
210    JHREF     Warren Village Apartments and Retail Center   $1,987,775      $41,412     8.300%    8/21/97
------------------------------------------------------------------------------------------------------------
211      WF      East Sahara Industrial                        $1,986,900          $27     7.870%    8/25/97
------------------------------------------------------------------------------------------------------------
212      MS      Carson Pirie Scott                            $1,983,823          $48     8.500%    9/17/97
------------------------------------------------------------------------------------------------------------
213      WF      American Eagle Self Storage                   $1,983,507       $2,428     8.270%    6/20/97
------------------------------------------------------------------------------------------------------------
214      WF      The Pavilions                                 $1,962,622          $17     9.140%    7/29/97
------------------------------------------------------------------------------------------------------------
215      WF      Southlake Marketplace-II                      $1,943,208          $97     7.880%    9/18/97
------------------------------------------------------------------------------------------------------------
216      WF      Paxton/Bradley Industrial Park                $1,943,193          $27     7.410%    12/1/97
------------------------------------------------------------------------------------------------------------
217      WF      15251-15261 Beach Boulevard                   $1,936,291         $119     8.410%    7/22/97
------------------------------------------------------------------------------------------------------------
218      WF      Raintree Apartments                           $1,932,438      $11,503     7.370%   10/30/97
------------------------------------------------------------------------------------------------------------
219      WF      Hitachi Building                              $1,926,046          $33     7.460%   10/22/97
------------------------------------------------------------------------------------------------------------
220      WF      344-362 Main St.                              $1,912,598          $52     6.990%   12/22/97
------------------------------------------------------------------------------------------------------------
221      WF      National Self Storage of Pittsfield           $1,895,812          $28     7.730%   12/11/97
------------------------------------------------------------------------------------------------------------
222      MS      Comfort Inn - Seville                         $1,887,260      $28,595     8.750%     1/9/98
------------------------------------------------------------------------------------------------------------
223      WF      Pine Knoll Apartments                         $1,854,739      $25,407     7.800%     9/2/97
------------------------------------------------------------------------------------------------------------
224      WF      The Alaska Center                             $1,835,634          $47     7.790%    7/30/97
------------------------------------------------------------------------------------------------------------
225      WF      Petco                                         $1,810,638         $133     8.560%     6/9/97
------------------------------------------------------------------------------------------------------------
226      WF      Gateway Park - Dublin                         $1,808,639          $54     8.170%    8/13/97
------------------------------------------------------------------------------------------------------------
227      MS      Town Centre Shops                             $1,793,435          $66     8.256%     8/6/97
------------------------------------------------------------------------------------------------------------
228      WF      Baird Avenue Apartments                       $1,791,597      $38,119     8.130%    7/17/97
------------------------------------------------------------------------------------------------------------
229      WF      Morena Industrial Buildings                   $1,788,582          $46     8.070%    8/11/97
------------------------------------------------------------------------------------------------------------
230      WF      Cirby Business Park                           $1,784,746          $39     8.100%    6/30/97
------------------------------------------------------------------------------------------------------------
231      WF      Park Place Townhomes                          $1,751,184      $36,483     7.120%   12/15/97
------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                          Rem.     Amort.
Loan   Maturity   Term    Term    Term(5)   Balance Due       Balloon     Security
 No.     Date     (mos)   (mos)    (mos)    at Maturity        LTV(4)       Type
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
199     9/1/07     120     114      300      $1,856,123        67.3%        Fee
----------------------------------------------------------------------------------
200    11/1/07     120     116      360      $1,927,616        67.1%        Fee
----------------------------------------------------------------------------------
201    12/1/07     120     117      300      $1,723,921        55.6%        Fee
----------------------------------------------------------------------------------
202    12/1/07     120     117      300      $1,748,079        40.7%        Fee
----------------------------------------------------------------------------------
203    10/1/02      60      55      300      $1,993,086        67.6%        Fee
----------------------------------------------------------------------------------
204     9/1/07     120     114      360      $1,911,343        67.4%        Fee
----------------------------------------------------------------------------------
205    10/1/07     120     115      300      $1,781,505        64.3%        Fee
----------------------------------------------------------------------------------
206     1/1/08     120     118      360      $1,878,814        62.1%        Fee
----------------------------------------------------------------------------------
207    12/1/07     120     117      300      $1,695,127        53.1%        Fee
----------------------------------------------------------------------------------
208     8/1/04      84      77      360      $1,943,588        68.0%        Fee
----------------------------------------------------------------------------------
209     8/1/07     120     113      360      $1,838,987        69.1%        Fee
----------------------------------------------------------------------------------
210     9/1/07     120     114      300      $1,627,447        64.0%        Fee
----------------------------------------------------------------------------------
211     9/1/07     120     114      300      $1,609,901        46.7%        Fee
----------------------------------------------------------------------------------
212    10/1/17     240     235      240         $97,063         3.6%        Fee
----------------------------------------------------------------------------------
213     7/1/07     120     112      300      $1,626,241        45.8%        Fee
----------------------------------------------------------------------------------
214     8/1/12     180     173      180              $0         0.0%        Fee
----------------------------------------------------------------------------------
215    10/1/04      84      79      360      $1,800,374        69.2%        Fee
----------------------------------------------------------------------------------
216    12/1/07     120     117      300      $1,550,741        51.7%        Fee
----------------------------------------------------------------------------------
217     8/1/07     120     113      300      $1,591,046        62.4%        Fee
----------------------------------------------------------------------------------
218    11/1/15     216     212      216              $0         0.0%        Fee
----------------------------------------------------------------------------------
219    11/1/07     120     116      300      $1,569,282        57.2%        Fee
----------------------------------------------------------------------------------
220     1/1/18     240     238      240              $0         0.0%        Fee
----------------------------------------------------------------------------------
221    12/1/07     119     117      300      $1,528,345        42.1%        Fee
----------------------------------------------------------------------------------
222     2/1/08     120     119      296      $1,577,318        60.7%        Fee
----------------------------------------------------------------------------------
223     9/1/07     119     114      300      $1,502,899        55.7%        Fee
----------------------------------------------------------------------------------
224     8/1/07     120     113      300      $1,486,082        47.9%        Fee
----------------------------------------------------------------------------------
225     7/1/07     120     112      300      $1,494,471        59.2%        Fee
----------------------------------------------------------------------------------
226     9/1/07     120     114      300      $1,476,204        56.3%        Fee
----------------------------------------------------------------------------------
227     9/1/07     120     114      360      $1,619,019        66.1%        Fee
----------------------------------------------------------------------------------
228     8/1/07     120     113      360      $1,583,242        71.0%        Fee
----------------------------------------------------------------------------------
229     9/1/07     120     114      300      $1,456,320        49.5%        Fee
----------------------------------------------------------------------------------
230     7/1/07     120     112      300      $1,457,422        46.0%        Fee
----------------------------------------------------------------------------------
231     1/1/08     120     118      360      $1,509,372        57.5%        Fee
----------------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------
                                                               Aggregate      Cut-Off
Loan                                                            Cut-Off      Date Bal./   Mortgage    Note
 No.   Seller(1)              Property Name                  Date Balance  Unit or SF(4)    Rate      Date
------------------------------------------------------------------------------------------------------------
232      WF      Post & Paddock Place                          $1,735,776          $19     8.360%    6/13/97
------------------------------------------------------------------------------------------------------------
233      WF      Parkway East Townhomes                        $1,695,966      $24,228     7.210%    11/6/97
------------------------------------------------------------------------------------------------------------
234      WF      Auburn Hills Industrial                       $1,691,572          $28     7.830%    7/31/97
------------------------------------------------------------------------------------------------------------
235      WF      2221-2241 Calle De Luna                       $1,690,751          $77     7.870%    9/30/97
------------------------------------------------------------------------------------------------------------
236      MS      Stewart-Lamb Shopping Center                  $1,690,463          $62     8.560%     8/7/97
------------------------------------------------------------------------------------------------------------
237      WF      Arizona Rent-A-Storage                        $1,644,284          $22     7.450%   11/19/97
------------------------------------------------------------------------------------------------------------
238      WF      Public Storage - Decatur, GA                  $1,644,183       $2,815     7.340%   11/26/97
------------------------------------------------------------------------------------------------------------
239      WF      Hart Building                                 $1,641,637          $61     8.030%    9/18/97
------------------------------------------------------------------------------------------------------------
240      WF      855 Howe Avenue                               $1,595,856          $61     7.220%    12/3/97
------------------------------------------------------------------------------------------------------------
241      MS      Dunbarton Plaza                               $1,595,229          $66     8.265%    9/12/97
------------------------------------------------------------------------------------------------------------
242    JHREF     27 Seaview Boulevard                          $1,594,956          $48     8.020%    9/19/97
------------------------------------------------------------------------------------------------------------
243      WF      Public Storage -La Puente, CA                 $1,594,359       $3,496     7.340%   11/26/97
------------------------------------------------------------------------------------------------------------
244      WF      Firemans Fund Building                        $1,541,236          $34     7.200%   11/20/97
------------------------------------------------------------------------------------------------------------
245    JHREF     Lighthouse Apartments                         $1,501,177      $26,807     7.900%    9/26/97
------------------------------------------------------------------------------------------------------------
246      WF      Mulholland Office Plaza                       $1,495,009          $65     7.710%    12/1/97
------------------------------------------------------------------------------------------------------------
247      MS      Cactus Village                                $1,494,626          $16     7.810%   12/15/97
------------------------------------------------------------------------------------------------------------
248      WF      625 Third Street                              $1,486,712          $37     7.760%    9/24/97
------------------------------------------------------------------------------------------------------------
249      WF      Durango Apartments                            $1,449,013      $18,577     7.240%   10/30/97
------------------------------------------------------------------------------------------------------------
250      WF      Michigan City Towne Centre                    $1,444,943          $79     7.810%    12/8/97
------------------------------------------------------------------------------------------------------------
251      WF      Greg-Mill Center                              $1,444,570          $37     6.960%   11/14/97
------------------------------------------------------------------------------------------------------------
252      MS      Valex Apartments                              $1,396,813      $38,800     7.410%   11/14/97
------------------------------------------------------------------------------------------------------------
253      WF      City Center Business Park                     $1,396,583          $23     7.060%   11/24/97
------------------------------------------------------------------------------------------------------------
254      MS      National Square Office Park                   $1,393,550          $35     8.570%    10/1/97
------------------------------------------------------------------------------------------------------------
255      WF      Kearney Villa Flex Buildings                  $1,392,010          $50     7.570%    9/23/97
------------------------------------------------------------------------------------------------------------
256      WF      Santa Monica & Beverly                        $1,369,318          $53     8.140%   10/31/97
------------------------------------------------------------------------------------------------------------
257      WF      Micron Electronics Building                   $1,362,547          $30     7.870%     9/8/97
------------------------------------------------------------------------------------------------------------
258      WF      Ashlan / Valentine Phase II Industrial        $1,347,640          $33     7.310%   12/15/97
------------------------------------------------------------------------------------------------------------
259      WF      Baxter Rutherford Warehouses                  $1,344,190          $38     7.920%   10/28/97
------------------------------------------------------------------------------------------------------------
260      WF      Evergreen Claremont Self Storage              $1,320,833       $1,945     7.250%    10/9/97
------------------------------------------------------------------------------------------------------------
261      WF      32nd Street Commerce Park                     $1,316,097          $17     8.160%   10/24/97
------------------------------------------------------------------------------------------------------------
262      WF      Frys Superstition Springs Center              $1,292,015          $98     8.270%    8/14/97
------------------------------------------------------------------------------------------------------------
263      WF      The Schwab Building                           $1,286,601          $54     7.860%    8/27/97
------------------------------------------------------------------------------------------------------------
264      WF      90 Albright Way                               $1,276,600          $82     7.760%    8/21/97

----------------------------------------------------------------------------------
                          Rem.     Amort.
Loan   Maturity   Term    Term    Term(5)   Balance Due       Balloon     Security
 No.     Date     (mos)   (mos)    (mos)    at Maturity        LTV(4)       Type
----------------------------------------------------------------------------------
232     7/1/07     120     112      300      $1,426,118        50.5%        Fee
----------------------------------------------------------------------------------
233    12/1/07     120     117      360      $1,465,937        74.2%        Fee
----------------------------------------------------------------------------------
234     8/1/07     120     113      360      $1,486,047        45.1%        Fee
----------------------------------------------------------------------------------
235    10/1/07     120     115      300      $1,368,417        47.2%        Fee
----------------------------------------------------------------------------------
236     9/1/07     120     114      300      $1,423,017        52.7%        Fee
----------------------------------------------------------------------------------
237    12/1/07     120     117      300      $1,337,939        46.9%        Fee
----------------------------------------------------------------------------------
238    12/1/07     120     117      300      $1,333,505        39.3%        Fee
----------------------------------------------------------------------------------
239    10/1/07     120     115      300      $1,360,993        41.1%        Fee
----------------------------------------------------------------------------------
240     1/1/08     120     118      300      $1,288,147        48.2%        Fee
----------------------------------------------------------------------------------
241    10/1/07     120     115      360      $1,439,651        67.0%        Fee
----------------------------------------------------------------------------------
242    10/1/07     120     115      360      $1,431,397        67.6%        Fee
----------------------------------------------------------------------------------
243    12/1/07     120     117      300      $1,293,095        41.1%        Fee
----------------------------------------------------------------------------------
244    12/1/17     240     237      240              $0         0.0%        Fee
----------------------------------------------------------------------------------
245    10/1/07     120     115      300      $1,240,030        61.4%        Fee
----------------------------------------------------------------------------------
246    12/1/07     120     117      300      $1,202,421        53.4%        Fee
----------------------------------------------------------------------------------
247    12/1/07     120     117      288      $1,200,980        38.5%     Leasehold
----------------------------------------------------------------------------------
248    10/1/07     120     115      240      $1,026,418        25.7%        Fee
----------------------------------------------------------------------------------
249    11/1/17     240     236      240              $0         0.0%        Fee
----------------------------------------------------------------------------------
250     1/1/18     240     238      240              $0         0.0%        Fee
----------------------------------------------------------------------------------
251    12/1/07     120     117      300      $1,158,243        41.6%        Fee
----------------------------------------------------------------------------------
252    12/1/07     120     117      360      $1,233,804        61.7%        Fee
----------------------------------------------------------------------------------
253    12/1/02      60      57      360      $1,326,999        49.8%        Fee
----------------------------------------------------------------------------------
254    11/1/07     121     116      300      $1,169,753        50.9%        Fee
----------------------------------------------------------------------------------
255    10/1/07     120     115      300      $1,118,126        53.2%        Fee
----------------------------------------------------------------------------------
256    11/1/07     120     116      120              $0         0.0%        Fee
----------------------------------------------------------------------------------
257    10/1/07     120     115      300      $1,102,783        55.4%        Fee
----------------------------------------------------------------------------------
258     1/1/08     120     118      360      $1,186,523        63.8%        Fee
----------------------------------------------------------------------------------
259    11/1/07     120     116      300      $1,088,080        59.5%        Fee
----------------------------------------------------------------------------------
260    11/1/07     120     116      360      $1,162,802        35.0%        Fee
----------------------------------------------------------------------------------
261    11/1/12     180     176      240        $588,788        27.6%        Fee
----------------------------------------------------------------------------------
262     9/1/07     120     114      300      $1,057,057        57.1%        Fee
----------------------------------------------------------------------------------
263     9/1/07     120     114      240        $912,063        37.2%        Fee
----------------------------------------------------------------------------------
264     9/1/04      84      78      180        $873,638        30.7%        Fee


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------
                                                               Aggregate      Cut-Off
Loan                                                            Cut-Off      Date Bal./   Mortgage    Note
 No.   Seller(1)              Property Name                  Date Balance  Unit or SF(4)    Rate      Date
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
265      MS      Tire Discounters - Middletown (2VI)             $648,304         $107     8.180%   10/29/97
266      MS      Tire Discounters - Cincinnati (2VI)             $623,369         $107     8.180%   10/29/97
------------------------------------------------------------------------------------------------------------
267      WF      The Liberty Building                          $1,267,541          $60     8.570%    8/18/97
------------------------------------------------------------------------------------------------------------
268      WF      Hollywood Video-OH                            $1,251,649         $163     7.910%    12/9/97
------------------------------------------------------------------------------------------------------------
269      WF      Public Storage - Garland TX                   $1,246,900       $2,407     7.540%   12/10/97
------------------------------------------------------------------------------------------------------------
270      WF      Downey Plaza Apartments                       $1,197,932      $13,310     7.400%    12/2/97
------------------------------------------------------------------------------------------------------------
271    JHREF     Quarry Office Building                        $1,197,509          $80     7.870%   11/18/97
------------------------------------------------------------------------------------------------------------
272      WF      Public Storage - Sacramento                   $1,197,080       $2,093     7.680%   12/16/97
------------------------------------------------------------------------------------------------------------
273      WF      7373 Engineer Road                            $1,194,304          $29     7.300%    10/8/97
------------------------------------------------------------------------------------------------------------
274      WF      Comcast Building                              $1,193,377          $40     7.780%    9/12/97
------------------------------------------------------------------------------------------------------------
275      MS      Dallas Alley                                  $1,184,624          $37     8.680%    9/29/97
------------------------------------------------------------------------------------------------------------
276      WF      Royal Oaks Apartments                         $1,165,762      $20,817     7.170%   11/19/97
------------------------------------------------------------------------------------------------------------
277      WF      2441 Pullman/1701 Carnegie                    $1,142,556          $34     7.730%    8/20/97
------------------------------------------------------------------------------------------------------------
278      WF      9 Goodyear                                    $1,096,421          $57     7.850%    11/7/97
------------------------------------------------------------------------------------------------------------
279      WF      Villa Ventura Apartments                      $1,095,874      $21,917     7.690%    12/5/97
------------------------------------------------------------------------------------------------------------
280      WF      Federal Express Branch Terminal               $1,095,120          $35     7.730%    10/7/97
------------------------------------------------------------------------------------------------------------
281      WF      Mercado Village                               $1,093,393          $78     7.600%   12/22/97
------------------------------------------------------------------------------------------------------------
282      WF      Woodcrest Apartments                          $1,087,423      $33,982     7.220%   11/13/97
------------------------------------------------------------------------------------------------------------
283      WF      440 Broadway                                  $1,050,923      $19,108     6.760%   11/21/97
------------------------------------------------------------------------------------------------------------
284    JHREF     Villa Monterrey Apartments                    $1,040,577      $21,679     7.900%    9/26/97
------------------------------------------------------------------------------------------------------------
285      MS      Town & Country Shopping Center                $1,034,829          $29     8.140%    9/30/97
------------------------------------------------------------------------------------------------------------
286      WF      3925 W. Adams St                                $997,724          $22     7.530%   12/19/97
------------------------------------------------------------------------------------------------------------
287      WF      Harbor View Business Park                       $992,809          $26     8.270%     8/1/97
------------------------------------------------------------------------------------------------------------
288      WF      Randalls - Berkman                              $992,610          $33     7.390%   10/15/97
------------------------------------------------------------------------------------------------------------
289      WF      12234-36 Sherman Way                            $990,938          $16     7.570%   10/20/97
------------------------------------------------------------------------------------------------------------
290      WF      Cranbrook Plaza Shopping Center                 $986,670          $27     9.070%     9/5/97
------------------------------------------------------------------------------------------------------------
291      WF      Crossings at Maple Grove                        $982,642         $119     8.180%     8/4/97
------------------------------------------------------------------------------------------------------------
292      WF      1452-1548 Fayette Street                        $946,618          $27     7.280%   11/26/97
------------------------------------------------------------------------------------------------------------
293      WF      United Furniture Warehouse                      $944,587          $38     7.580%    9/18/97
------------------------------------------------------------------------------------------------------------
294    JHREF     Chateux Village/Sea Lord Apartments             $940,101      $18,802     7.900%    9/26/97
------------------------------------------------------------------------------------------------------------
295      WF      17352 Daimler Street                            $918,785          $30     7.710%    8/19/97
------------------------------------------------------------------------------------------------------------
296      WF      Champions Forest/Louetta                        $912,670          $38     9.070%     9/5/97
------------------------------------------------------------------------------------------------------------
297      WF      Micro Instrument Co.                            $905,104          $38     7.940%     9/5/97

----------------------------------------------------------------------------------
                          Rem.     Amort.
Loan   Maturity   Term    Term    Term(5)   Balance Due       Balloon     Security
 No.     Date     (mos)   (mos)    (mos)    at Maturity        LTV(4)       Type
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
265    11/1/07     120     116      360        $544,673        68.6%        Fee
266    11/1/07     120     116      360        $600,054        68.6%        Fee
----------------------------------------------------------------------------------
267     9/1/07     120     114      300      $1,044,333        50.9%        Fee
----------------------------------------------------------------------------------
268     1/1/13     180     178      240        $549,494        32.3%        Fee
----------------------------------------------------------------------------------
269    12/1/07     119     117      300      $1,018,782        48.5%        Fee
----------------------------------------------------------------------------------
270     1/1/13     180     178      360        $934,280        35.7%        Fee
----------------------------------------------------------------------------------
271    12/1/07     120     117      360      $1,069,648        58.6%        Fee
----------------------------------------------------------------------------------
272     1/1/08     120     118      300        $979,535        56.0%     Leasehold
----------------------------------------------------------------------------------
273    11/1/07     120     116      300        $968,509        38.7%        Fee
----------------------------------------------------------------------------------
274    10/1/07     120     115      300        $963,695        29.7%        Fee
----------------------------------------------------------------------------------
275    10/1/07     120     115      300        $999,581        62.5%        Fee
----------------------------------------------------------------------------------
276    12/1/07     120     117      300        $940,683        47.0%        Fee
----------------------------------------------------------------------------------
277     9/1/07     120     114      300        $940,194        49.5%        Fee
----------------------------------------------------------------------------------
278    12/1/07     120     117      300        $884,989        59.6%        Fee
----------------------------------------------------------------------------------
279     1/1/08     120     118      240        $767,084        51.1%        Fee
----------------------------------------------------------------------------------
280    11/1/07     120     116      300        $882,237        58.8%        Fee
----------------------------------------------------------------------------------
281     1/1/13     180     178      180              $0         0.0%        Fee
----------------------------------------------------------------------------------
282    12/1/07     120     117      360        $955,943        65.9%        Fee
----------------------------------------------------------------------------------
283    12/1/07     120     117      300        $837,431        29.0%        Fee
----------------------------------------------------------------------------------
284    10/1/07     120     115      300        $859,557        50.7%        Fee
----------------------------------------------------------------------------------
285    10/1/07     120     115      300        $860,539        66.2%        Fee
----------------------------------------------------------------------------------
286     1/1/08     120     118      300        $797,813        55.0%        Fee
----------------------------------------------------------------------------------
287     8/1/07     120     113      300        $813,120        47.6%        Fee
----------------------------------------------------------------------------------
288    11/1/07     120     116      240        $676,280        42.3%        Fee
----------------------------------------------------------------------------------
289    11/1/12     179     176      180          $9,250         0.4%        Fee
----------------------------------------------------------------------------------
290    10/1/12     180     175      180              $0         0.0%        Fee
----------------------------------------------------------------------------------
291     9/1/12     180     174      180              $0         0.0%        Fee
----------------------------------------------------------------------------------
292    12/1/07     120     117      300        $766,376        50.4%        Fee
----------------------------------------------------------------------------------
293    10/1/07     120     115      300        $758,930        41.0%        Fee
----------------------------------------------------------------------------------
294    10/1/07     120     115      300        $776,560        57.7%        Fee
----------------------------------------------------------------------------------
295     9/1/07     120     114      300        $741,493        40.6%        Fee
----------------------------------------------------------------------------------
296    10/1/12     180     175      180              $0         0.0%        Fee
----------------------------------------------------------------------------------
297    10/1/07     120     115      300        $733,822        49.1%        Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------
                                                               Aggregate      Cut-Off
Loan                                                            Cut-Off      Date Bal./   Mortgage    Note
 No.   Seller(1)              Property Name                  Date Balance  Unit or SF(4)    Rate      Date
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
298      WF      Hollywood Video-Louisville,KY                   $901,087         $120     8.520%    6/23/97
------------------------------------------------------------------------------------------------------------
299      WF      710 Post Oak, L.C.                              $893,385          $18     8.980%    6/30/97
------------------------------------------------------------------------------------------------------------
300      WF      2030 N. Ivar Avenue                             $847,596      $52,975     7.790%    10/2/97
------------------------------------------------------------------------------------------------------------
301      WF      Hollywood Video - GA                            $846,887         $113     7.910%    12/8/97
------------------------------------------------------------------------------------------------------------
302      WF      Love Field Financial Center                     $838,070          $34     7.470%    12/3/97
------------------------------------------------------------------------------------------------------------
303      WF      Diagonal Marketplace Shopping Center            $797,981          $89     7.410%    12/2/97
------------------------------------------------------------------------------------------------------------
304      WF      Rialto II Apartments                            $747,181      $10,378     7.200%    12/8/97
------------------------------------------------------------------------------------------------------------
305      WF      7 Studebaker                                    $546,964          $34     7.780%    9/12/97
------------------------------------------------------------------------------------------------------------
306      WF      Pioneer Business Center II                      $447,705          $46     8.270%     9/8/97
------------------------------------------------------------------------------------------------------------


                 Total/Weighted Average:                      $1,392,212,34    $22,299     7.760%

----------------------------------------------------------------------------------
                          Rem.     Amort.
Loan   Maturity   Term    Term    Term(5)   Balance Due       Balloon     Security
 No.     Date     (mos)   (mos)    (mos)    at Maturity        LTV(4)       Type
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
298     7/1/12     180     172      240        $386,568        27.2%        Fee
----------------------------------------------------------------------------------
299     7/1/07     120     112      300        $744,312        42.5%        Fee
----------------------------------------------------------------------------------
300    11/1/07     120     116      360        $742,394        61.9%        Fee
----------------------------------------------------------------------------------
301     1/1/13     180     178      240        $371,798        31.0%        Fee
----------------------------------------------------------------------------------
302     1/1/08     120     118      300        $669,090        46.1%        Fee
----------------------------------------------------------------------------------
303     1/1/08     120     118      300        $647,794        44.7%        Fee
----------------------------------------------------------------------------------
304     1/1/18     240     238      240              $0         0.0%        Fee
----------------------------------------------------------------------------------
305    10/1/07     120     115      300        $441,693        28.0%        Fee
----------------------------------------------------------------------------------
306    10/1/07     120     115      300        $365,904        53.8%        Fee
----------------------------------------------------------------------------------


                   122     118      322                        55.8%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-------------------------------------------------------------------------------------------------------------------------------
Loan
 No.             Property Name                            Address                                City                     State
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
  1  Scottsdale Plaza Resort                      7200 Noth Scottsdale Road                    Scottsdale                  AZ
-------------------------------------------------------------------------------------------------------------------------------
  2  Encinitas Ranch Town Center                  1002-1080 El Camino Real                     Encinitas                   CA
-------------------------------------------------------------------------------------------------------------------------------
  3  Two Democracy Plaza                          6707 Democracy Blvd.                         Bethesda                    MD
-------------------------------------------------------------------------------------------------------------------------------
  4  Kahler Hotel (2I)                            20 Second Street SW                          Rochester                   MN
  5  Olympia Park (2I)                            1895 Sidewinder Drive                        Park City                   UT
-------------------------------------------------------------------------------------------------------------------------------
  6  Clinton Square                               75 S. Clinton Ave.                           Rochester                   NY
-------------------------------------------------------------------------------------------------------------------------------
  7  Metropolitan Corporate Center                3105-3195 Kifer Road                         Santa Clara                 CA
-------------------------------------------------------------------------------------------------------------------------------
  8  Holiday Inn Boston Logan Airport             225 William F. McClellan Hwy.                Boston                      MA
-------------------------------------------------------------------------------------------------------------------------------
  9  Sun Valley Village (2A)                      125 Sahara Drive                             Pacheco                     CA
 10  Greenoaks Mobile Home Park (2A)              2929 North MacArthur                         Tracy                       CA
 11  Madrone Mobile Estates (2A)                  200 Burnett Avenue                           Morgan Hill                 CA
-------------------------------------------------------------------------------------------------------------------------------
 12  The Willows Shopping Center                  1961 and 1975 Diamond Boulevard              Concord                     CA
-------------------------------------------------------------------------------------------------------------------------------
 13  Radisson Hotel/Pittsburgh ExpoMart           101-105 Mall Boulevard                       Monroeville                 PA
-------------------------------------------------------------------------------------------------------------------------------
 14  Pinebrook Apartments                         24501 - 24555 Los Alisos Blvd.               Laguna Hills                CA
-------------------------------------------------------------------------------------------------------------------------------
 15  Woodchase Apartments                         530 East Patriot Boulevard                   Reno                        NV
-------------------------------------------------------------------------------------------------------------------------------
 16  Gateway Center Apartments                    642-646 East College Avenue                  State College               PA
-------------------------------------------------------------------------------------------------------------------------------
 17  Sunset Creek (2B)                            5400 North Nevada Avenue                     Colorado Springs            CO
 18  Creekwood Village (2B)                       7655 Park North Drive                        Beaumont                    TX
-------------------------------------------------------------------------------------------------------------------------------
 19  Monterey Oaks Mobile Home Park               6130 Monterey Road                           San Jose                    CA
-------------------------------------------------------------------------------------------------------------------------------
 20  Fairview Village Apartments                  20000-20120 Lorain Rd.                       Fairview Park               OH
-------------------------------------------------------------------------------------------------------------------------------
 21  Northgate Plaza                              SWC Thousand Oaks & Westlake Blvds.          Westlake Village            CA
-------------------------------------------------------------------------------------------------------------------------------
 22  La Valencia Hotel                            1132 Prospect Street                         La Jolla                    CA
-------------------------------------------------------------------------------------------------------------------------------
 23  200 W. Thomas (2II)                          200 West Thomas                              Seattle                     WA
 24  100 W. Harrison (North Tower) (2II)          413 1st Ave W. (North Tower)                 Seattle                     WA
 25  100 W. Harrison (South Tower) (2II)          401 1st Avenue W.                            Seattle                     WA
-------------------------------------------------------------------------------------------------------------------------------
 26  Pebble Creek Apartments, Phase II-IV         3301-H Circle Brook Drive, SW                Roanoke                     VA
-------------------------------------------------------------------------------------------------------------------------------
 27  Courtyard by Marriott - Salt Lake City (2C)  130 West 400 South                           Salt Lake City              UT
 28  Courtyard by Marriott - Provo (2C)           1600 N. Freedom Blvd.                        Provo                       UT
-------------------------------------------------------------------------------------------------------------------------------
 29  Penn's Market II                             5861 Lower York Road                         Buckingham Township         PA
-------------------------------------------------------------------------------------------------------------------------------
 30  Budget Suites / Paradise                     3684 Paradise Road                           Las Vegas                   NV
-------------------------------------------------------------------------------------------------------------------------------
 31  Waterford at Clear Lake                      801 East Nasa Road 1                         Webster                     TX
-------------------------------------------------------------------------------------------------------------------------------
 32  St. Mary's Square Shopping Center            1170-1292 Indiana Avenue                     St. Mary's                  OH
-------------------------------------------------------------------------------------------------------------------------------
 33  Trappe Center                                130 W. Main Street                           Trappe                      PA
-------------------------------------------------------------------------------------------------------------------------------
 34  Clearwater Creek Apartments                  826 S. Clearview Parkway                     Harahan                     LA
-------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------
Loan               Property                      Year Built/
 No.   Zipcode       Type           Units/NSF     Renovated
------------------------------------------------------------
------------------------------------------------------------
  1    85253     Hospitality             404        1990
------------------------------------------------------------
  2    92024     Retail              489,297        1997
------------------------------------------------------------
  3    20817     Office              260,369        1990
------------------------------------------------------------
  4    55901     Hospitality             699        1998
  5    84060     Hospitality             200        1997
------------------------------------------------------------
  6    14604     Office              305,371        1990
------------------------------------------------------------
  7    95051     Industrial          320,047        1985
------------------------------------------------------------
  8    02128     Hospitality             356        1995
------------------------------------------------------------
  9    94553     Mobile Home Park        263        1972
 10    95376     Mobile Home Park        215        1975
 11    95037     Mobile Home Park        173        1970
------------------------------------------------------------
 12    94520     Retail              248,193        1996
------------------------------------------------------------
 13    15146     Hospitality             322        1996
------------------------------------------------------------
 14    92653     Multifamily             360        1978
------------------------------------------------------------
 15    89511     Multifamily             324        1986
------------------------------------------------------------
 16    16801     Multifamily             228        1992
------------------------------------------------------------
 17    80918     Multifamily             310        1993
 18    77708     Multifamily             152        1984
------------------------------------------------------------
 19    95138     Mobile Home Park        344        1992
------------------------------------------------------------
 20    44126     Multifamily             562        1967
------------------------------------------------------------
 21    91362     Retail               94,450        1997
------------------------------------------------------------
 22    92037     Hospitality             101        1997
------------------------------------------------------------
 23    98119     Office               63,166        1974
 24    98119     Mixed Use            64,246        1972
 25    98119     Office               66,299        1970
------------------------------------------------------------
 26    24014     Multifamily             468        1978
------------------------------------------------------------
 27    84101     Hospitality             121        1995
 28    84604     Hospitality             100        1996
------------------------------------------------------------
 29    18931     Retail              109,130        1995
------------------------------------------------------------
 30    89109     Multifamily             360        1996
------------------------------------------------------------
 31    77598     Multifamily             400        1996
------------------------------------------------------------
 32    45885     Retail              253,314        1992
------------------------------------------------------------
 33    19426     Retail              122,780        1996
------------------------------------------------------------
 34    70123     Multifamily             192        1997
------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-------------------------------------------------------------------------------------------------------------------------------
Loan
 No.             Property Name                            Address                                City                     State
-------------------------------------------------------------------------------------------------------------------------------
 35  Surveyor-Beltline Office                     4002 Beltline Road                           Addison                     TX
-------------------------------------------------------------------------------------------------------------------------------
 36  Chatham Village Apartments                   5035 Harwich Court                           Kettering                   OH
-------------------------------------------------------------------------------------------------------------------------------
 37  Bank One Tower & Branch                      50&80 West Broadway                          Salt Lake City              UT
-------------------------------------------------------------------------------------------------------------------------------
 38  Stanford Villa Apartments                    3351 - 3355 - 3375 Alma Street               Palo Alto                   CA
-------------------------------------------------------------------------------------------------------------------------------
 39  Copper Terrace Apartments                    6500-6550 South Dayton Street                Englewood                   CO
-------------------------------------------------------------------------------------------------------------------------------
 40  Briarwood Apartments                         1322 Walnut Avenue                           Tustin                      CA
-------------------------------------------------------------------------------------------------------------------------------
 41  Golden Hills Plaza                           941-1047 Alamo Drive                         Vacaville                   CA
-------------------------------------------------------------------------------------------------------------------------------
 42  Federal Express                              4170 Del Rey Ave. & 4143 Glencoe Ave.        Marina del Rey              CA
-------------------------------------------------------------------------------------------------------------------------------
 43  Ashford Court Apartments                     12777 Ashford Point Drive                    Houston                     TX
-------------------------------------------------------------------------------------------------------------------------------
 44  Meyer Business Center                        14040 - 14190 E. Firestone Blvd.             Santa Fe Springs            CA
-------------------------------------------------------------------------------------------------------------------------------
 45  Encinal Terminals                            1501,1515,1521,1523,1551 Buena Vista Avenue  Alameda                     CA
-------------------------------------------------------------------------------------------------------------------------------
 46  Howard Johnson/Holiday Inn Express           1720 Shelburne Road (Route 7)                So. Burlington              VT
-------------------------------------------------------------------------------------------------------------------------------
 47  Courtyard by Marriott - Hillsboro            3050 NW Stucki PIace                         Hillsboro                   OR
-------------------------------------------------------------------------------------------------------------------------------
 48  Morning Ridge Apartments                     30660 Milky Way Drive                        Temecula                    CA
-------------------------------------------------------------------------------------------------------------------------------
 49  Lakes Town Ctr./Oakland Shpg. Ctr.           4101-4397 North State Rd. 7                  Lauderdale Lakes            FL
-------------------------------------------------------------------------------------------------------------------------------
 50  Keeneland Crest Apartments, Phase II         5540 Ashview Drive                           Indianapolis                IN
-------------------------------------------------------------------------------------------------------------------------------
 51  Naperville Plaza                             8-192 West Gartner Road                      Naperville                  IL
-------------------------------------------------------------------------------------------------------------------------------
 52  Smithridge Plaza Shopping Center             5001-5093 S. McCarran Blvd.                  Reno                        NV
-------------------------------------------------------------------------------------------------------------------------------
 53  Twin Oaks Apartment                          360 & 400 N. Hollywood Way                   Burbank                     CA
-------------------------------------------------------------------------------------------------------------------------------
 54  Ravine Bluff Apartments                      5454 Ponderosa Drive                         Columbus                    OH
-------------------------------------------------------------------------------------------------------------------------------
 55  300 Rose Ave. & 320 Hampton Dr. (2D)         300 Rose Ave. & 320 Hampton Dr.              Venice                      CA
 56  350-364 Hampton Drive (2D)                   350-364 Hampton Drive                        Venice                      CA
-------------------------------------------------------------------------------------------------------------------------------
 57  Hamilton Fixtures                            3550 Symmes Road                             Hamilton                    OH
-------------------------------------------------------------------------------------------------------------------------------
 58  Riviera Apartments                           1505 North Canyon Road                       Provo                       UT
-------------------------------------------------------------------------------------------------------------------------------
 59  Dorado Plaza Apartments                      6225-6263 Acorn Street                       San Diego                   CA
-------------------------------------------------------------------------------------------------------------------------------
 60  Clarksville Commons                          1050-1200 Highway 131 East                   Clarksville                 IN
-------------------------------------------------------------------------------------------------------------------------------
 61  20101 South Santa Fe Avenue                  20101 South Santa Fe Avenue                  Rancho Dominguez            CA
-------------------------------------------------------------------------------------------------------------------------------
 62  Mariners Mile Marine Center                  2429 - 2507 West Coast Highway               Newport Beach               CA
-------------------------------------------------------------------------------------------------------------------------------
 63  Monteray Shores Plaza Shopping Center        819 Ocean Trail (Nc Hwy 12)                  Corolla                     NC
-------------------------------------------------------------------------------------------------------------------------------
 64  Westland Shopping Center                     35500-35600 Central City Parkway             Westland                    MI
-------------------------------------------------------------------------------------------------------------------------------
 65  Seattle Air Cargo                            2330-2345 South 156th Street                 Seattle                     WA
-------------------------------------------------------------------------------------------------------------------------------
 66  Red Bank Plaza (2III)                        4777 Red Bank Expressway                     Cincinnati                  OH
 67  Red Bank Center (2III)                       4770 Red Bank Expressway                     Cincinnati                  OH
-------------------------------------------------------------------------------------------------------------------------------
 68  Radisson Airport Inn                         2177 West North Temple                       Salt Lake City              UT
-------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------
Loan               Property                      Year Built/
 No.   Zipcode       Type           Units/NSF     Renovated
------------------------------------------------------------
 35       75224  Office              202,824        1983
------------------------------------------------------------
 36       45440  Multifamily             274        1972
------------------------------------------------------------
 37       84101  Office              135,138        1991
------------------------------------------------------------
 38       94306  Multifamily             209        1995
------------------------------------------------------------
 39       80111  Multifamily             168        1996
------------------------------------------------------------
 40       92680  Multifamily             192        1970
------------------------------------------------------------
 41       94533  Retail              112,216        1986
------------------------------------------------------------
 42       90292  Industrial           83,416        1988
------------------------------------------------------------
 43       77082  Multifamily             442        1997
------------------------------------------------------------
 44       90670  Industrial          158,885        1978
------------------------------------------------------------
 45       94501  Industrial          378,800        1995
------------------------------------------------------------
 46       05403  Hospitality             205        1990
------------------------------------------------------------
 47       97124  Hospitality             155        1996
------------------------------------------------------------
 48       92592  Multifamily             200        1989
------------------------------------------------------------
 49       33319  Retail              196,238        1986
------------------------------------------------------------
 50       46237  Multifamily             176        1996
------------------------------------------------------------
 51       60540  Retail              115,147        1994
------------------------------------------------------------
 52       89502  Retail              104,315        1983
------------------------------------------------------------
 53       91505  Multifamily              76        1990
------------------------------------------------------------
 54       43231  Multifamily             316        1980
------------------------------------------------------------
 55       90291  Industrial           67,570        1994
 56       90291  Industrial           36,740        1980
------------------------------------------------------------
 57       45015  Industrial          330,688        1995
------------------------------------------------------------
 58       84604  Multifamily             137        1969
------------------------------------------------------------
 59       92115  Multifamily             202        1963
------------------------------------------------------------
 60       47129  Retail              108,792        1996
------------------------------------------------------------
 61       90221  Industrial          201,650        1990
------------------------------------------------------------
 62       92663  Office               42,373        1995
------------------------------------------------------------
 63       27927  Retail               80,977        1991
------------------------------------------------------------
 64       48185  Retail               85,000        1996
------------------------------------------------------------
 65       98158  Industrial          265,415        1989
------------------------------------------------------------
 66       45227  Mixed Use           102,533        1989
 67       45227  Mixed Use            48,162        1990
------------------------------------------------------------
 68       84116  Hospitality             127        1989
------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-------------------------------------------------------------------------------------------------------------------------------
Loan
 No.             Property Name                            Address                                City                     State
-------------------------------------------------------------------------------------------------------------------------------
 69  Foxridge Apartments, Phases IV-V             750 Hethwood Blvd                            Blacksburg                  VA
-------------------------------------------------------------------------------------------------------------------------------
 70  Woodside Terrace Apartments                  2901 Parklane Street                         Canton                      OH
-------------------------------------------------------------------------------------------------------------------------------
 71  Ross Center                                  19151-19233 Ventura Boulevard                Tarzana                     CA
-------------------------------------------------------------------------------------------------------------------------------
 72  The Electric Farm Industrial Park            1501 - 1609 East McFadden Avenue             Santa Ana                   CA
-------------------------------------------------------------------------------------------------------------------------------
 73  Homestead House - San Diego (2IV)            6965 Consolidated Way                        San Diego                   CA
 74  Homestead House - Huntington Beach (2IV)     8881 Warner Avenue                           Huntington Beach            CA
-------------------------------------------------------------------------------------------------------------------------------
 75  Coffee Creek Apartments                      6351 Hulen Bend Blvd.                        Fort Worth                  TX
-------------------------------------------------------------------------------------------------------------------------------
 76  Strouds of Santa Monica                      3202 Wilshire Boulevard                      Santa Monica                CA
-------------------------------------------------------------------------------------------------------------------------------
 77  1277 Orleans Dr. & 207 Java Dr.              1277 Orleans Drive & 207 Java Drive          Sunnyvale                   CA
-------------------------------------------------------------------------------------------------------------------------------
 78  34-02 Queens Boulevard                       34-02 Queens Boulevard                       Long Island City            NY
-------------------------------------------------------------------------------------------------------------------------------
 79  3 Waters Office Park                         3 Waters Park Dr.                            San Mateo                   CA
-------------------------------------------------------------------------------------------------------------------------------
 80  Sears Plaza                                  10174 & 10176 SE 82nd Avenue                 Portland                    OR
-------------------------------------------------------------------------------------------------------------------------------
 81  Smithridge Shopping Center                   5000 Smithridge Dr.                          Reno                        NV
-------------------------------------------------------------------------------------------------------------------------------
 82  Cobb Center                                  2200 South Cobb Drive                        Smyrna                      GA
-------------------------------------------------------------------------------------------------------------------------------
 83  Northern Hills Shopping Center (2E)          12247 Nacogdoches Road                       San Antonio                 TX
 84  Perrin Oaks Shopping Center (2E)             11811 Perrin Beitel Road                     San Antonio                 TX
-------------------------------------------------------------------------------------------------------------------------------
 85  Blalock Woods Apartments                     1111 Blalock                                 Houston                     TX
-------------------------------------------------------------------------------------------------------------------------------
 86  Broadway Shoppes                             6541-6571, 6801 Broadway Road                Cleveland                   OH
-------------------------------------------------------------------------------------------------------------------------------
 87  Cambridge Apartments                         1425 North University Avenue                 Provo                       UT
-------------------------------------------------------------------------------------------------------------------------------
 88  Nellis-Bonanza Shopping Center               NWC Bonanza Rd & Nellis Blvd                 Las Vegas                   NV
-------------------------------------------------------------------------------------------------------------------------------
 89  Comfort Inn - Downtown New Orleans           1315 Gravier Street                          New Orleans                 LA
-------------------------------------------------------------------------------------------------------------------------------
 90  Sun Micro Systems                            1201 Cadillac Court                          Milpitas                    CA
-------------------------------------------------------------------------------------------------------------------------------
 91  Desco Plaza III                              3675 Mt. Diablo Blvd.                        Lafayette                   CA
-------------------------------------------------------------------------------------------------------------------------------
 92  Brook Village West                           103 Cluff Crossing Road                      Salem                       NH
-------------------------------------------------------------------------------------------------------------------------------
 93  Stoneleigh Place Apartments                  2261West Buckingham Road                     Garland                     TX
-------------------------------------------------------------------------------------------------------------------------------
 94  Simi Country Estates Mobile Home Park        1550 Rory Lane                               Simi Valley                 CA
-------------------------------------------------------------------------------------------------------------------------------
 95  Ramada Hilltop                               130 John R. Junkin Drive                     Natchez                     MS
-------------------------------------------------------------------------------------------------------------------------------
 96  Sun Shadow Square Shopping Center            10050 West Bell Road                         Sun City                    AZ
-------------------------------------------------------------------------------------------------------------------------------
 97  5901 Westheimer Shopping Center              5901 Westheimer                              Houston                     TX
-------------------------------------------------------------------------------------------------------------------------------
 98  Park Lane Villas Apartment Complex           1720 Woodward                                Austin                      TX
-------------------------------------------------------------------------------------------------------------------------------
 99  Redwood City Professional Center             801 Brewster Avenue                          Redwood City                CA
-------------------------------------------------------------------------------------------------------------------------------
100  Centerpointe Apartments                      145 Rockrimmon Boulevard                     Colorado Springs            CO
-------------------------------------------------------------------------------------------------------------------------------
101  Vista del Coronado Apts                      1250 Fifth Avenue                            Chula Vista                 CA
-------------------------------------------------------------------------------------------------------------------------------
102  Haltom Plaza                                 3101-3189 Denton Highway                     Haltom                      TX
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Loan                        Property                      Year Built/
 No.   Zipcode                Type           Units/NSF     Renovated
---------------------------------------------------------------------
 69       24060-4300      Multifa                 204        1977
---------------------------------------------------------------------
 70       44709           Multifamily             239        1994
---------------------------------------------------------------------
 71       91356           Retail               50,242        1963
---------------------------------------------------------------------
 72       92705           Industrial          231,042        1969
---------------------------------------------------------------------
 73       92121           Retail               96,793        1995
 74       92647           Retail               34,308        1989
---------------------------------------------------------------------
 75       76132           Multifamily             336        1985
---------------------------------------------------------------------
 76       90403           Retail               28,000        1996
---------------------------------------------------------------------
 77       94089           Industrial           77,024        1996
---------------------------------------------------------------------
 78       11101           Industrial          183,000        1989
---------------------------------------------------------------------
 79       94402           Office               62,346        1981
---------------------------------------------------------------------
 80       97266           Retail               74,263        1996
---------------------------------------------------------------------
 81       89502           Retail               53,172        1989
---------------------------------------------------------------------
 82       30060           Retail               89,546        1996
---------------------------------------------------------------------
 83       78217           Retail              106,337        1995
 84       78217           Retail               61,203        1984
---------------------------------------------------------------------
 85       77055-7453      Multifa                 299        1997
---------------------------------------------------------------------
 86       44105           Retail              146,284        1989
---------------------------------------------------------------------
 87       84604           Multifamily             161        1992
---------------------------------------------------------------------
 88       89110           Retail               79,653        1980
---------------------------------------------------------------------
 89       70112           Hospitality             173        1997
---------------------------------------------------------------------
 90       95035           Office               51,450        1984
---------------------------------------------------------------------
 91       94549           Office               50,380        1989
---------------------------------------------------------------------
 92       03079           Multifamily             168        1968
---------------------------------------------------------------------
 93       75042           Multifamily             192        1979
---------------------------------------------------------------------
 94       93063           Mobile Home Park        274        1996
---------------------------------------------------------------------
 95       39120           Hospitality             162        1984
---------------------------------------------------------------------
 96       85373           Retail               83,105        1986
---------------------------------------------------------------------
 97       77057           Retail               47,938        1996
---------------------------------------------------------------------
 98       78741           Multifamily             242        1993
---------------------------------------------------------------------
 99       94063           Office               24,424        1990
---------------------------------------------------------------------
100       80919           Multifamily             129        1984
---------------------------------------------------------------------
101       91911           Multifamily             223        1969
---------------------------------------------------------------------
102       76117           Retail              197,410        1990
---------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
Loan
 No.             Property Name                                Address                                       City              State
-----------------------------------------------------------------------------------------------------------------------------------
103  Sycamore Square Shopping Center                  2845 Cochran Street & 2490 Sycamore Dr.             Simi Valley          CA
-----------------------------------------------------------------------------------------------------------------------------------
104  Brookstone Village Apartments                    420 Racine Drive                                    Wilmington           NC
-----------------------------------------------------------------------------------------------------------------------------------
105  Autumn Hills - Arbor Apartments                  1500 & 1600 Royal Crest Drive                       Austin               TX
-----------------------------------------------------------------------------------------------------------------------------------
106  Mansell Oaks Plaza Shopping Center               900 Mansell Road                                    Roswell              GA
-----------------------------------------------------------------------------------------------------------------------------------
107  Onyx One Building                                17225 El Camino Real                                Houston              TX
-----------------------------------------------------------------------------------------------------------------------------------
108  Jillian's Billiard Club                          1-9 Lansdowne St/145 Ipswich St                     Boston               MA
-----------------------------------------------------------------------------------------------------------------------------------
109  Shoreline Apartments                             1801 S. Lakeshore Drive                             Austin               TX
-----------------------------------------------------------------------------------------------------------------------------------
110  Harbor Plaza Shopping Center                     16275-16377 Harbor Blvd. & 11940 Edinger Avenue     Fountain Valley      CA
-----------------------------------------------------------------------------------------------------------------------------------
111  16325-16407 South Main Street                    16325-16407 South Main St.                          Gardena              CA
-----------------------------------------------------------------------------------------------------------------------------------
112  Holiday Inn - Merle Hay                          5500 Merle Hay Road                                 Des Moines           IA
-----------------------------------------------------------------------------------------------------------------------------------
113  Crosswind Corners Shopping Center                15353-15477 Hall Road                               Macomb Township      MI
-----------------------------------------------------------------------------------------------------------------------------------
114  Narrows Creek Townhomes                          1101 North Mountain View Ave                        Tacoma               WA
-----------------------------------------------------------------------------------------------------------------------------------
115  Costa Mesa Motor Inn                             2277 Harbor Blvd.                                   Costa Mesa           CA
-----------------------------------------------------------------------------------------------------------------------------------
116  Concord Square Apts.                             18014 Sherman Way                                   Reseda               CA
-----------------------------------------------------------------------------------------------------------------------------------
117  1st Avenue (2V)                                  1000 & 1050 NW 1st Ave                              Boca Raton           FL
118  Rogmour Center (2V)                              2920 & 2960 NW 2nd Avenue                           Boca Raton           FL
-----------------------------------------------------------------------------------------------------------------------------------
119  Hampton Inn - Auburn                             2430 S. College Street (US 29)                      Auburn               AL
-----------------------------------------------------------------------------------------------------------------------------------
120  First Place Office Center                        2202-2270 North First Street                        San Jose             CA
-----------------------------------------------------------------------------------------------------------------------------------
121  Lone Oak Shopping Center                         1015 South W. W. White Road                         San Antonio          TX
-----------------------------------------------------------------------------------------------------------------------------------
122  El Macero Shopping Center                        409-417 Mace Boulevard                              Davis                CA
-----------------------------------------------------------------------------------------------------------------------------------
123  DeSoto Corporate Industrial                      9330 DeSoto Ave                                     Chatsworth           CA
-----------------------------------------------------------------------------------------------------------------------------------
124  San Antonio Center                               405 - 429 San Antonio Road                          Mountain View        CA
-----------------------------------------------------------------------------------------------------------------------------------
125  Sycamore Hills Apartments                        506 N.W. 55th Terrace                               Kansas City          MO
-----------------------------------------------------------------------------------------------------------------------------------
126  Eagle Rock I Apartments                          12423 E. Mansfield St.                              Spokane              WA
-----------------------------------------------------------------------------------------------------------------------------------
127  Kuebel Fuchs Office Building                     3616 & 3636 I-10 Service Road                       Metairie             LA
-----------------------------------------------------------------------------------------------------------------------------------
128  Marijon Dyeing & Finishing Co.                   219 Murray Hill Parkway                             East Rutherford      NJ
-----------------------------------------------------------------------------------------------------------------------------------
129  Holiday Inn Daytona Beach                        2620 West International Speedway Blvd               Daytona Beach        FL
-----------------------------------------------------------------------------------------------------------------------------------
130  Sani-Serve Industrial Building                   2020 Production Drive                               Indianapolis         IN
-----------------------------------------------------------------------------------------------------------------------------------
131  1703-1735 Stewart Street                         1703-1735 Stewart Street                            Santa Monica         CA
-----------------------------------------------------------------------------------------------------------------------------------
132  Walnut Plaza Shopping Center                     3465 West Walnut Street                             Garland              TX
-----------------------------------------------------------------------------------------------------------------------------------
133  Oak Glen Apartments                              4420 Saturn Road                                    Garland              TX
-----------------------------------------------------------------------------------------------------------------------------------
134  Philamer Apartments                              3232-3272 Greenfield Road                           Royal Oak            MI
-----------------------------------------------------------------------------------------------------------------------------------
135  University Carriage House and Essex House Apts.  1300 Oakland Avenue                                 Indiana              PA
-----------------------------------------------------------------------------------------------------------------------------------
136  The Merrill Lynch Building                       2001 Addison Street                                 Berkeley             CA

------------------------------------------------------------
Loan               Property                      Year Built/
 No.   Zipcode       Type           Units/NSF     Renovated
------------------------------------------------------------
103       93065  Retail               44,851        1991
------------------------------------------------------------
104       28403  Multifamily             124        1995
------------------------------------------------------------
105       78741  Multifamily             282        1992
------------------------------------------------------------
106       30076  Retail               43,190        1985
------------------------------------------------------------
107       77058  Office               64,435        1985
------------------------------------------------------------
108       02215  Retail               97,007        1995
------------------------------------------------------------
109       78741  Multifamily             307        1994
------------------------------------------------------------
110       92708  Retail               41,510        1985
------------------------------------------------------------
111       90248  Industrial          155,122        1994
------------------------------------------------------------
112       50322  Hospitality             145        1996
------------------------------------------------------------
113       48044  Retail               66,765        1987
------------------------------------------------------------
114       98406  Multifamily              82        1992
------------------------------------------------------------
115       92627  Hospitality             235        1973
------------------------------------------------------------
116       91335  Multifamily             167        1997
------------------------------------------------------------
117       33431  Industrial           60,200        1995
118       33431  Industrial           44,600        1995
------------------------------------------------------------
119       36830  Hospitality             104        1995
------------------------------------------------------------
120       95131  Office               44,563        1982
------------------------------------------------------------
121       78220  Retail              108,351        1996
------------------------------------------------------------
122       95616  Retail               49,368        1997
------------------------------------------------------------
123       91311  Industrial           79,195        1987
------------------------------------------------------------
124       94040  Retail               45,500        1990
------------------------------------------------------------
125       64118  Multifamily             207        1970
------------------------------------------------------------
126       99206  Multifamily             104        1997
------------------------------------------------------------
127       70001  Office               96,950        1995
------------------------------------------------------------
128       07073  Industrial          104,418        1985
------------------------------------------------------------
129       32114  Hospitality             151        1997
------------------------------------------------------------
130       46241  Industrial          140,000        1997
------------------------------------------------------------
131       90404  Industrial           73,367        1978
------------------------------------------------------------
132       75042  Retail              116,099        1992
------------------------------------------------------------
133       75041  Multifamily             150        1984
------------------------------------------------------------
134       48072  Multifamily             118        1995
------------------------------------------------------------
135       15701  Multifamily             186        1969
------------------------------------------------------------
136       94704  Office               28,930        1984

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

----------------------------------------------------------------------------------------------------------------------------------
Loan
 No.             Property Name                            Address                                   City                     State
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
137  Quality Inn - Toms River                     815 Route 37 West                               Toms River                  NJ
----------------------------------------------------------------------------------------------------------------------------------
138  St. Bernard Plaza                            8601 W. Judge Perez Drive                       Chalmette                   LA
----------------------------------------------------------------------------------------------------------------------------------
139  Southgate Mobile Home Park                   2151 Pinion Road                                Elko                        NV
----------------------------------------------------------------------------------------------------------------------------------
140  Youngstown Shopping Center                   1009-1455 East 10th Street                      Jeffersonville              IN
----------------------------------------------------------------------------------------------------------------------------------
141  141 - 145 South Street                       141-145 South Street                            West Hartford               CT
----------------------------------------------------------------------------------------------------------------------------------
142  Staples - Norwalk                            51 Richards Avenue                              Norwalk                     CT
----------------------------------------------------------------------------------------------------------------------------------
143  Elko Shopping Center                         2070 - 2200 East Idaho Street                   Elko                        NV
----------------------------------------------------------------------------------------------------------------------------------
144  1580 VFW Parkway                             1580 Veterans of Foreign Wars Parkway           West Roxbury                MA
----------------------------------------------------------------------------------------------------------------------------------
145  GE-Horizon Corporate Center                  14000 Horizon Way                               Mount Laurel Township       NJ
----------------------------------------------------------------------------------------------------------------------------------
146  The Village Shopping Center                  627 Silver Spur Road                            Rolling Hills Estates       CA
----------------------------------------------------------------------------------------------------------------------------------
147  Reynolds Plaza                               1061 East Indiantown Road                       Jupiter                     FL
----------------------------------------------------------------------------------------------------------------------------------
148  North Tower Apartments                       7440 Sepulveda Boulevard                        Van Nuys                    CA
----------------------------------------------------------------------------------------------------------------------------------
149  K-Mart                                       2220 East Irlo Bronson Memorial Highway         Kissimmee                   FL
----------------------------------------------------------------------------------------------------------------------------------
150  Staples Plaza Shopping Center                Route 70 & Cropwell Rd.                         Evesham Township            NJ
----------------------------------------------------------------------------------------------------------------------------------
151  The Collection at Laguna Beach               540 South Coast Hwy                             Laguna Beach                CA
----------------------------------------------------------------------------------------------------------------------------------
152  Lapham Drive                                 2200 Lapham Avenue                              Modesto                     CA
----------------------------------------------------------------------------------------------------------------------------------
153  Washington Square Apartments                 1375 Montecito Avenue                           Mountain View               CA
----------------------------------------------------------------------------------------------------------------------------------
154  Center at Cypresswood                        19724-19760 State Hwy 249                       Houston                     TX
----------------------------------------------------------------------------------------------------------------------------------
155  Westates Building                            851 Burlway Road                                Burlingame                  CA
----------------------------------------------------------------------------------------------------------------------------------
156  Almaden II Office Center                     3150 Almaden Expressway                         San Jose                    CA
----------------------------------------------------------------------------------------------------------------------------------
157  7110 & 7210 Rosecrans Ave.                   7110 & 7210 Rosecrans Ave.                      Paramount                   CA
----------------------------------------------------------------------------------------------------------------------------------
158  280 Euclid Apartments                        280 Euclid Avenue                               Pasadena                    CA
----------------------------------------------------------------------------------------------------------------------------------
159  Fairfield Village Shopping Center            8187 West Fairfield Drive                       Pensacola                   FL
----------------------------------------------------------------------------------------------------------------------------------
160  Rust Building (Seafirst)                     950 Pacific Avenue                              Tacoma                      WA
----------------------------------------------------------------------------------------------------------------------------------
161  4412 Spicewood Springs Road                  4412 Spicewood Springs Road                     Austin                      TX
----------------------------------------------------------------------------------------------------------------------------------
162  Shaw & Blackstone Retail Center              46 - 88 E. Shaw Ave.                            Fresno                      CA
----------------------------------------------------------------------------------------------------------------------------------
163  Shibui Apartments                            2270 West Sepulveda Boulevard                   Torrance                    CA
----------------------------------------------------------------------------------------------------------------------------------
164  Materials Research Group                     2120 West Guadalupe Road                        Gilbert                     AZ
----------------------------------------------------------------------------------------------------------------------------------
165  Rite Industries                              1124 Elon Place                                 High Point                  NC
----------------------------------------------------------------------------------------------------------------------------------
166  Garden Court Warehouses                      311-361 Laurelwood And 3205-3297 Edward Drive   Santa Clara                 CA
----------------------------------------------------------------------------------------------------------------------------------
167  Casa De Colinas - Phase I                    2162 W. Speedway                                Tucson                      AZ
----------------------------------------------------------------------------------------------------------------------------------
168  Council Rock Greens Office Complex           2280-2300 East Avenue                           Rochester                   NY
----------------------------------------------------------------------------------------------------------------------------------
169  Wayside Shopping Center                      900 South Wayside Drive                         Houston                     TX
----------------------------------------------------------------------------------------------------------------------------------
170  Canoga Valley Center                         22301-22323 Sherman Way                         Canoga Park                 CA

------------------------------------------------------------
Loan               Property                      Year Built/
 No.   Zipcode       Type           Units/NSF     Renovated
------------------------------------------------------------
------------------------------------------------------------
137       08755  Hospitality             100        1989
------------------------------------------------------------
138       70043  Retail              179,237        1969
------------------------------------------------------------
139       89801  Mobile Home Park        168        1988
------------------------------------------------------------
140       47130  Retail              130,000        1996
------------------------------------------------------------
141       06110  Industrial          113,510        1989
------------------------------------------------------------
142       06850  Retail               24,000        1996
------------------------------------------------------------
143       89802  Retail              118,155        1996
------------------------------------------------------------
144       02132  Retail              109,421        1996
------------------------------------------------------------
145       08054  Office               40,991        1996
------------------------------------------------------------
146       90274  Retail               40,558        1994
------------------------------------------------------------
147       33477  Office               58,456        1994
------------------------------------------------------------
148       91405  Multifamily              88        1985
------------------------------------------------------------
149       34744  Retail               84,146        1985
------------------------------------------------------------
150       08530  Retail               39,579        1996
------------------------------------------------------------
151       92651  Retail               17,004        1986
------------------------------------------------------------
152       95354  Industrial          234,572        1957
------------------------------------------------------------
153       94043  Multifamily              56        1964
------------------------------------------------------------
154       77070  Retail               32,043        1996
------------------------------------------------------------
155       94010  Mixed Use            57,597        1988
------------------------------------------------------------
156       95118  Office               63,215        1982
------------------------------------------------------------
157       90723  Industrial          141,568        1963
------------------------------------------------------------
158       91101  Multifamily              85        1972
------------------------------------------------------------
159       32506  Retail               76,366        1986
------------------------------------------------------------
160       98402  Office               83,908        1985
------------------------------------------------------------
161       78759  Office               57,691        1982
------------------------------------------------------------
162       93710  Retail               34,419        1991
------------------------------------------------------------
163       90501  Multifamily             106        1964
------------------------------------------------------------
164       85233  Industrial           90,257        1995
------------------------------------------------------------
165       27260  Industrial          135,503        1993
------------------------------------------------------------
166       95054  Industrial           71,000        1977
------------------------------------------------------------
167       85745  Multifamily             129        1997
------------------------------------------------------------
168       14610  Mixed Use            33,831        1989
------------------------------------------------------------
169       77023  Retail               42,450        1993
------------------------------------------------------------
170       91303  Retail               34,241        1978

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan
 No.           Property Name                            Address                                       City                     State
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
171  Best Buy Store                               1701 Crossing Drive                                 Wyomissing                  PA
------------------------------------------------------------------------------------------------------------------------------------
172  Suncoast Plaza                               1900 34th Street North                              St Petersburg               FL
------------------------------------------------------------------------------------------------------------------------------------
173  Public Storage - Hayward, CA                 1969 Whipple Road                                   Hayward                     CA
------------------------------------------------------------------------------------------------------------------------------------
174  Park Cedar Building                          10100 Park Cedar Drive                              Pineville                   NC
------------------------------------------------------------------------------------------------------------------------------------
175  Milestone Shopping Center                    62 and 188 Founders Parkway                         Castle Rock                 CO
------------------------------------------------------------------------------------------------------------------------------------
176  Captains Self Storage                        630 S. Mountain Ave.                                Ontario                     CA
------------------------------------------------------------------------------------------------------------------------------------
177  West Lake Plaza Retail Center                7530-7576 F.M. 1960 East                            Atascoita                   TX
------------------------------------------------------------------------------------------------------------------------------------
178  Fortune Park Building XIV                    4902 Vincennes Circle                               Indianapolis                IN
------------------------------------------------------------------------------------------------------------------------------------
179  The Palms Apartments                         3823 Red Bluff Road                                 Pasadena                    TX
------------------------------------------------------------------------------------------------------------------------------------
180  South Loop                                   2905 Thornton Lane                                  Temple                      TX
------------------------------------------------------------------------------------------------------------------------------------
181  Courthouse Square Shopping Ctr.              1700 West Hillsboro Blvd.                           Deerfield Beach             FL
------------------------------------------------------------------------------------------------------------------------------------
182  Orchard Supply Hardware-Torrance             4340 Pacific Coast Highway                          Torrance                    CA
------------------------------------------------------------------------------------------------------------------------------------
183  East Towne Centre Retail Shops               Sunset Blvd / US-378                                Lexington                   SC
------------------------------------------------------------------------------------------------------------------------------------
184  Brookside Retirement Residence               1199 South Dora Street                              Ukiah                       CA
------------------------------------------------------------------------------------------------------------------------------------
185  Fed Ex (Van Owen)                            21300 Vanowen Street                                Canoga Park                 CA
------------------------------------------------------------------------------------------------------------------------------------
186  Airline Interiors Building                   9940 Mesa Rim Road                                  San Diego                   CA
------------------------------------------------------------------------------------------------------------------------------------
187  Lindley Northwood Apartment                  10511 Lindley Avenue                                Northridge                  CA
------------------------------------------------------------------------------------------------------------------------------------
188  Arbor Professional Center                    20045 & 20065 Stevens Creek Blvd                    Cupertino                   CA
------------------------------------------------------------------------------------------------------------------------------------
189  The Staples Building                         1225 Airport Park Boulevard                         Ukiah                       CA
------------------------------------------------------------------------------------------------------------------------------------
190  Cypress Point Business Center                6415 Katella Avenue                                 Cypress                     CA
------------------------------------------------------------------------------------------------------------------------------------
191  Golden Oaks Apartments                       1600 Bird Road                                      Branson                     MO
------------------------------------------------------------------------------------------------------------------------------------
192  Fountain Garden Apartments                   3725 Foutain Avenue                                 East Ridge                  TN
------------------------------------------------------------------------------------------------------------------------------------
193  Sherman Arms Apts.                           17760-66 Sherman Way                                Reseda                      CA
------------------------------------------------------------------------------------------------------------------------------------
194  Somerset Ramada Inn                          60 Cottontail Lane                                  Franklin Township           NJ
------------------------------------------------------------------------------------------------------------------------------------
195  Best Western - Lawndale                      15000 Hawthorne Boulevard                           Lawndale                    CA
------------------------------------------------------------------------------------------------------------------------------------
196  Anchorage Motor Inn                          108 Dorset St.                                      South Burlington            VT
------------------------------------------------------------------------------------------------------------------------------------
197  Revere Industrial Center                     3710 - 3860 Revere Street                           Denver                      CO
------------------------------------------------------------------------------------------------------------------------------------
198  Auburn Town Center                           342 - 370 Elm Ave(at Auburn Ravine Rd)              Auburn                      CA
------------------------------------------------------------------------------------------------------------------------------------
199  Eagle Country Market                         125 E. Backbone Road                                Princeton                   IL
------------------------------------------------------------------------------------------------------------------------------------
200  44 South Bayles Avenue                       44 South Bayles Avenue                              Port Washington             NY
------------------------------------------------------------------------------------------------------------------------------------
201  Westpark Towne Plaza Center                  143 - 205 N. Milwaukee Street, 8359-8405 Emerald    Boise                       ID
------------------------------------------------------------------------------------------------------------------------------------
202  Public Storage - Pittsburg, CA               2100-2106 Loveridge Rd.                             Pittsburg                   CA
------------------------------------------------------------------------------------------------------------------------------------
203  South Mojave Road Warehouse                  6255 - 6285 South Mojave Road                       Las Vegas                   NV
------------------------------------------------------------------------------------------------------------------------------------
204  Sussex Plaza Shops                           771 North Dual Highway                              Seaford                     DE

------------------------------------------------------------------
Loan                        Property                   Year Built/
 No.   Zipcode                Type        Units/NSF     Renovated
------------------------------------------------------------------
------------------------------------------------------------------
171       19610        Retail               45,850        1995
------------------------------------------------------------------
172       33713        Retail              114,491        1965
------------------------------------------------------------------
173       94544-7928   Self Storage            747        1973
------------------------------------------------------------------
174       28134        Industrial           53,998        1986
------------------------------------------------------------------
175       80104        Retail               22,251        1997
------------------------------------------------------------------
176       91762        Self Storage            716        1984
------------------------------------------------------------------
177       77346        Retail               24,914        1996
------------------------------------------------------------------
178       46204        Industrial           53,189        1989
------------------------------------------------------------------
179       77503        Multifamily             244        1989
------------------------------------------------------------------
180       76501        Retail               92,222        1992
------------------------------------------------------------------
181       33442        Retail               43,750        1981
------------------------------------------------------------------
182       90505        Retail               39,930        1995
------------------------------------------------------------------
183       29072        Retail               32,600        1996
------------------------------------------------------------------
184       95482        Multifamily              66        1990
------------------------------------------------------------------
185       91303        Industrial           49,950        1974
------------------------------------------------------------------
186       92121        Industrial           47,452        1990
------------------------------------------------------------------
187       91326        Multifamily             120        1975
------------------------------------------------------------------
188       95014        Office               24,876        1987
------------------------------------------------------------------
189       95482        Retail               24,174        1997
------------------------------------------------------------------
190       90630        Office               37,437        1982
------------------------------------------------------------------
191       65616        Multifamily              92        1995
------------------------------------------------------------------
192       37412        Multifamily             100        1995
------------------------------------------------------------------
193       91335        Multifamily              74        1976
------------------------------------------------------------------
194       08873        Hospitality             125        1993
------------------------------------------------------------------
195       90260        Hospitality             100        1983
------------------------------------------------------------------
196       05401        Hospitality              89        1994
------------------------------------------------------------------
197       80239        Industrial          122,742        1978
------------------------------------------------------------------
198       95603        Retail               20,700        1979
------------------------------------------------------------------
199       61356        Retail               38,826        1992
------------------------------------------------------------------
200       11050        Office               20,975        1984
------------------------------------------------------------------
201       83704        Retail               20,364        1989
------------------------------------------------------------------
202       94565-5020   Self Storage         69,347        1986
------------------------------------------------------------------
203       89120        Industrial           50,100        1989
------------------------------------------------------------------
204       19973        Retail               30,900        1996

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan
 No.           Property Name                            Address                                       City                     State
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
205  Healthsouth Surgical Center                  2131 Fountain Drive                                 Snellville                  GA
------------------------------------------------------------------------------------------------------------------------------------
206  Fargo Industrial                             26801 Fargo Avenue                                  Bedford Heights             OH
------------------------------------------------------------------------------------------------------------------------------------
207  Secure Self Storage                          4370 Rewana Road                                    Reno                        NV
------------------------------------------------------------------------------------------------------------------------------------
208  Harvest Granger Apartments                   3536-3544 Monad Rd./ 3282-3298 Granger Ave.         Billings                    MT
------------------------------------------------------------------------------------------------------------------------------------
209  Smithfield Plaza Shops                       North Side of US Hwy #301                           Smithfield                  NC
------------------------------------------------------------------------------------------------------------------------------------
210  Warren Village Apartments and Retail Center  6380 - 6400 Fourteen Mile Road                      Warren                      MI
------------------------------------------------------------------------------------------------------------------------------------
211  East Sahara Industrial                       4405 & 4425 East Sahara Ave.                        Las Vegas                   NV
------------------------------------------------------------------------------------------------------------------------------------
212  Carson Pirie Scott                           140 Industrial Drive                                Elmhurst                    IL
------------------------------------------------------------------------------------------------------------------------------------
213  American Eagle Self Storage                  8810 Cuyamaca Street                                Santee                      CA
------------------------------------------------------------------------------------------------------------------------------------
214  The Pavilions                                953 East Sahara Avenue                              Las Vegas                   NV
------------------------------------------------------------------------------------------------------------------------------------
215  Southlake Marketplace-II                     2001 West Southlake Blvd                            Southlake                   TX
------------------------------------------------------------------------------------------------------------------------------------
216  Paxton/Bradley Industrial Park               13350 Paxton St. & 11212-11256 Bradley Ave.         Pacoima                     CA
------------------------------------------------------------------------------------------------------------------------------------
217  15251-15261 Beach Boulevard                  15251-15261 Beach Boulevard                         Westminister                CA
------------------------------------------------------------------------------------------------------------------------------------
218  Raintree Apartments                          2228 Valley View Boulevard                          San Angelo                  TX
------------------------------------------------------------------------------------------------------------------------------------
219  Hitachi Building                             1790 Dornoch Court                                  San Diego                   CA
------------------------------------------------------------------------------------------------------------------------------------
220  344-362 Main St.                             344-362 Main St.                                    Venice                      CA
------------------------------------------------------------------------------------------------------------------------------------
221  National Self Storage of Pittsfield          3500 Carpenter Road                                 ypsilanti                   MI
------------------------------------------------------------------------------------------------------------------------------------
222  Comfort Inn - Seville                        4949 Park Avenue West                               Seville                     OH
------------------------------------------------------------------------------------------------------------------------------------
223  Pine Knoll Apartments                        2435-2509 Avant Ferry Road                          Raleigh                     NC
------------------------------------------------------------------------------------------------------------------------------------
224  The Alaska Center                            1020 Main Street                                    Boise                       ID
------------------------------------------------------------------------------------------------------------------------------------
225  Petco                                        5215 Lakewood Blvd                                  Lakewood                    CA
------------------------------------------------------------------------------------------------------------------------------------
226  Gateway Park - Dublin                        6401 Golden Gate Drive                              Dublin                      CA
------------------------------------------------------------------------------------------------------------------------------------
227  Town Centre Shops                            US Rout #13 and Route 756                           Pocomoke City               MD
------------------------------------------------------------------------------------------------------------------------------------
228  Baird Avenue Apartments                      7235 & 7259 Baird Avenue                            Reseda                      CA
------------------------------------------------------------------------------------------------------------------------------------
229  Morena Industrial Buildings                  4090 & 4140 Morena Blvd.                            San Diego                   CA
------------------------------------------------------------------------------------------------------------------------------------
230  Cirby Business Park                          198 Cirby Way & 601 Commerce Dr.                    Roseville                   CA
------------------------------------------------------------------------------------------------------------------------------------
231  Park Place Townhomes                         7820-54 Knott/7011-29 El Dorado/7821-55 El CoCO     Buena Park                  CA
------------------------------------------------------------------------------------------------------------------------------------
232  Post & Paddock Place                         1000 Post & Paddock Lane                            Grand Prairie               TX
------------------------------------------------------------------------------------------------------------------------------------
233  Parkway East Townhomes                       1541 Parkway Lane                                   Arlington                   TX
------------------------------------------------------------------------------------------------------------------------------------
234  Auburn Hills Industrial                      1116-1195 Centre Road                               Auburn Hills                MI
------------------------------------------------------------------------------------------------------------------------------------
235  2221-2241 Calle De Luna                      2221-2241 Calle De Luna                             Santa Clara                 CA
------------------------------------------------------------------------------------------------------------------------------------
236  Stewart-Lamb Shopping Center                 4341 Stewart Avenue                                 Las Vegas                   NV
------------------------------------------------------------------------------------------------------------------------------------
237  Arizona Rent-A-Storage                       9240 N. 67th Avenue                                 Peoria                      AZ
------------------------------------------------------------------------------------------------------------------------------------
238  Public Storage - Decatur, GA                 3375 North Druid Hills Road                         Decatur                     GA

------------------------------------------------------------------
Loan                        Property                   Year Built/
 No.   Zipcode                Type        Units/NSF     Renovated
------------------------------------------------------------------
------------------------------------------------------------------
205       30278       Office               22,606        1986
------------------------------------------------------------------
206       44146       Industrial          175,779        1967
------------------------------------------------------------------
207       89502       Self Storage            534        1988
------------------------------------------------------------------
208       59102-6053  Multifamily             104        1994
------------------------------------------------------------------
209       27577       Retail               28,150        1997
------------------------------------------------------------------
210       48092       Multifamily              48        1997
------------------------------------------------------------------
211       89121       Industrial           72,784        1990
------------------------------------------------------------------
212       60126       Industrial           41,542        1997
------------------------------------------------------------------
213       92071       Self Storage            817        1984
------------------------------------------------------------------
214       89104       Retail              116,457        1990
------------------------------------------------------------------
215       76092       Retail               19,954        1996
------------------------------------------------------------------
216       91331       Industrial           71,424        1976
------------------------------------------------------------------
217       92683       Retail               16,210        1986
------------------------------------------------------------------
218       76904       Multifamily             168        1995
------------------------------------------------------------------
219       92173       Industrial           57,600        1989
------------------------------------------------------------------
220       90291       Industrial           36,618        1994
------------------------------------------------------------------
221       48197       Self Storage         68,553        1995
------------------------------------------------------------------
222       44273       Hospitality              66        1989
------------------------------------------------------------------
223       27606       Multifamily              73        1984
------------------------------------------------------------------
224       83702       Office               38,989        1984
------------------------------------------------------------------
225       90712       Retail               13,564        1996
------------------------------------------------------------------
226       94568       Industrial           33,365        1980
------------------------------------------------------------------
227       21851       Retail               27,000        1997
------------------------------------------------------------------
228       91335       Multifamily              47        1986
------------------------------------------------------------------
229       92117       Industrial           38,858        1975
------------------------------------------------------------------
230       95678       Industrial           46,105        1988
------------------------------------------------------------------
231       90620       Multifamily              48        1995
------------------------------------------------------------------
232       75050       Industrial           93,592        1987
------------------------------------------------------------------
233       76010       Multifamily              70        1995
------------------------------------------------------------------
234       48326       Industrial           60,320        1987
------------------------------------------------------------------
235       95054       Industrial           22,000        1984
------------------------------------------------------------------
236       89110       Retail               27,410        1989
------------------------------------------------------------------
237       85302       Self Storage         75,300        1984
------------------------------------------------------------------
238       30033-2719  Self Storage            584        1980

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan
 No.             Property Name                            Address                                     City                     State
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
239  Hart Building                                1110 K Street & 1115 11th Street                  Sacramento                  CA
------------------------------------------------------------------------------------------------------------------------------------
240  855 Howe Avenue                              855 Howe Ave.                                     Sacramento                  CA
------------------------------------------------------------------------------------------------------------------------------------
241  Dunbarton Plaza                              11347-11391 Dunbarton Boulevard                   Barnwell                    SC
------------------------------------------------------------------------------------------------------------------------------------
242  27 Seaview Boulevard                         27 Seaview Boulevard                              Port Washington             NY
------------------------------------------------------------------------------------------------------------------------------------
243  Public Storage -La Puente, CA                18711 E. Valley Boulevard                         La Puente                   CA
------------------------------------------------------------------------------------------------------------------------------------
244  Firemans Fund Building                       727 Craig Road                                    Creve Coeur                 MO
------------------------------------------------------------------------------------------------------------------------------------
245  Lighthouse Apartments                        801-829 Lighthouse Drive                          North Palm Beach            FL
------------------------------------------------------------------------------------------------------------------------------------
246  Mulholland Office Plaza                      22231 Mulholland Hwy                              Calabasas                   CA
------------------------------------------------------------------------------------------------------------------------------------
247  Cactus Village                               12047 North 32nd Street                           Phoenix                     AZ
------------------------------------------------------------------------------------------------------------------------------------
248  625 Third Street                             625 Third Street                                  San Francisco               CA
------------------------------------------------------------------------------------------------------------------------------------
249  Durango Apartments                           13050 Doty Avenue                                 Hawthorne                   CA
------------------------------------------------------------------------------------------------------------------------------------
250  Michigan City Towne Centre                   5172-5186 South Franklin Street (Hwy. 421)        Michigan City               IN
------------------------------------------------------------------------------------------------------------------------------------
251  Greg-Mill Center                             280 Greg Street                                   Reno                        NV
------------------------------------------------------------------------------------------------------------------------------------
252  Valex Apartments                             905 South Ridge Road                              Delray Beach                FL
------------------------------------------------------------------------------------------------------------------------------------
253  City Center Business Park                    122- 132 East Dyer Road                           Santa Ana                   CA
------------------------------------------------------------------------------------------------------------------------------------
254  National Square Office Park                  501-513 E. National Avenue                        Indianapolis                IN
------------------------------------------------------------------------------------------------------------------------------------
255  Kearney Villa Flex Buildings                 9176 and 9181 Kearny Villa Court                  San Diego                   CA
------------------------------------------------------------------------------------------------------------------------------------
256  Santa Monica & Beverly                       SEC of Santa Monica Blvd. & Beverly Dr.           Beverly Hills               CA
------------------------------------------------------------------------------------------------------------------------------------
257  Micron Electronics Building                  625 - 651 Stratford Drive                         Meridian                    ID
------------------------------------------------------------------------------------------------------------------------------------
258  Ashlan / Valentine Phase II Industrial       3410-40 W. Ashlan Ave. / 4033 N. Valentine Ave.   Fresno                      CA
------------------------------------------------------------------------------------------------------------------------------------
259  Baxter Rutherford Warehouses                 920 S. Doris and 911 S. Homer                     Seattle                     WA
------------------------------------------------------------------------------------------------------------------------------------
260  Evergreen Claremont Self Storage             454 West Baseline Rd                              Claremont                   CA
------------------------------------------------------------------------------------------------------------------------------------
261  32nd Street Commerce Park                    6701-6735 32nd Street                             North Highlands             CA
------------------------------------------------------------------------------------------------------------------------------------
262  Frys Superstition Springs Center             6920 E. Baseline Road                             Mesa                        Az
------------------------------------------------------------------------------------------------------------------------------------
263  The Schwab Building                          19742 MacArthur Boulevard                         Irvine                      CA
------------------------------------------------------------------------------------------------------------------------------------
264  90 Albright Way                              90 Albright Way                                   Los Gatos                   CA
------------------------------------------------------------------------------------------------------------------------------------
265  Tire Discounters - Middletown (2VI)          6551 Terhune Drive                                Middletown                  OH
266  Tire Discounters - Cincinnati (2VI)          9075 Fields Ertel Road                            Cincinnati                  OH
------------------------------------------------------------------------------------------------------------------------------------
267  The Liberty Building                         3158 Redhill Avenue                               Costa Mesa                  CA
------------------------------------------------------------------------------------------------------------------------------------
268  Hollywood Video-OH                           16707 Detroit Avenue                              Lakewood                    OH
------------------------------------------------------------------------------------------------------------------------------------
269  Public Storage - Garland TX                  3702 Kingsley Road                                Garland                     TX
------------------------------------------------------------------------------------------------------------------------------------
270  Downey Plaza Apartments                      8020 Birchcrest Road                              Downey                      CA
------------------------------------------------------------------------------------------------------------------------------------
271  Quarry Office Building                       6099 Riverside Drive                              Columbus                    OH
------------------------------------------------------------------------------------------------------------------------------------
272  Public Storage - Sacramento                  3421 Auburn Blvd.                                 Sacramento                  CA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
Loan                        Property                   Year Built/
 No.   Zipcode                Type        Units/NSF     Renovated
------------------------------------------------------------------
------------------------------------------------------------------
239       95814          Office               26,729        1987
------------------------------------------------------------------
240       95825          Office               26,253        1997
------------------------------------------------------------------
241       29812          Retail               24,000        1997
------------------------------------------------------------------
242       11050          Industrial           33,200        1983
------------------------------------------------------------------
243       91744-6053     Self Storage            456        1985
------------------------------------------------------------------
244       63141          Office               45,656        1996
------------------------------------------------------------------
245       33408          Multifamily              56        1996
------------------------------------------------------------------
246       91302          Office               23,124        1983
------------------------------------------------------------------
247       85032          Retail               92,998        1978
------------------------------------------------------------------
248       94107          Office               40,400        1995
------------------------------------------------------------------
249       90250          Multifamily              78        1972
------------------------------------------------------------------
250       46360          Retail               18,300        1996
------------------------------------------------------------------
251       89502          Industrial           38,789        1997
------------------------------------------------------------------
252       33483          Multifamily              36        1986
------------------------------------------------------------------
253       92707          Industrial           59,843        1954
------------------------------------------------------------------
254       46227          Mixed Use            39,460        1989
------------------------------------------------------------------
255       92123          Industrial           27,622        1989
------------------------------------------------------------------
256       90210          Office               25,710        N/A
------------------------------------------------------------------
257       83642          Industrial           44,977        1997
------------------------------------------------------------------
258       93722          Industrial           41,340        1989
------------------------------------------------------------------
259       98108          Industrial           35,060        1965
------------------------------------------------------------------
260       91711          Self Storage            679        1992
------------------------------------------------------------------
261       95660          Industrial           79,000        1996
------------------------------------------------------------------
262       85206          Retail               13,197        1996
------------------------------------------------------------------
263       92612          Office               23,978        1979
------------------------------------------------------------------
264       95032          Office               15,600        1981
------------------------------------------------------------------
265       45044          Retail                6,425        1996
266       45249          Retail                5,425        1996
------------------------------------------------------------------
267       92626          Office               21,146        1982
------------------------------------------------------------------
268       44107          Retail                7,694        1997
------------------------------------------------------------------
269       75041-2218     Self Storage            518        1983
------------------------------------------------------------------
270       90240          Multifamily              90        1996
------------------------------------------------------------------
271       43017          Office               14,974        1984
------------------------------------------------------------------
272       95821-1912     Self Storage            572        1980
------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

---------------------------------------------------------------------------------------------------------------------------------
Loan
 No.             Property Name                            Address                                City                       State
---------------------------------------------------------------------------------------------------------------------------------
273  7373 Engineer Road                           7373 Engineer Road                           San Diego (Kearny Mesa area)  CA
---------------------------------------------------------------------------------------------------------------------------------
274  Comcast Building                             1830 E. Warner Avenue                        Santa Ana                     CA
---------------------------------------------------------------------------------------------------------------------------------
275  Dallas Alley                                 2019 Lamar Street                            Dallas                        TX
---------------------------------------------------------------------------------------------------------------------------------
276  Royal Oaks Apartments                        42780 Washington                             Bermuda Dunes                 CA
---------------------------------------------------------------------------------------------------------------------------------
277  2441 Pullman/1701 Carnegie                   2441 Pullman Street/1701 Carnegie Avenue     Santa Ana                     CA
---------------------------------------------------------------------------------------------------------------------------------
278  9 Goodyear                                   9 Goodyear                                   Irvine                        CA
---------------------------------------------------------------------------------------------------------------------------------
279  Villa Ventura Apartments                     7125 N. 19th Ave                             Phoenix                       AZ
---------------------------------------------------------------------------------------------------------------------------------
280  Federal Express Branch Terminal              9210 Emmott Road                             Houston                       TX
---------------------------------------------------------------------------------------------------------------------------------
281  Mercado Village                              31952 Camino Capistrano                      San Juan Capistrano           CA
---------------------------------------------------------------------------------------------------------------------------------
282  Woodcrest Apartments                         2951 - 3011 Albany Drive                     Oxnard                        CA
---------------------------------------------------------------------------------------------------------------------------------
283  440 Broadway                                 440 Broadway                                 Salt Lake City                UT
---------------------------------------------------------------------------------------------------------------------------------
284  Villa Monterrey Apartments                   525 South Kirk Road                          West Palm Beach               FL
---------------------------------------------------------------------------------------------------------------------------------
285  Town & Country Shopping Center               3703 East 29th                               Bryan                         TX
---------------------------------------------------------------------------------------------------------------------------------
286  3925 W. Adams St                             3925 W. Adams Street                         Phoenix                       AZ
---------------------------------------------------------------------------------------------------------------------------------
287  Harbor View Business Park                    2209 - 2211 West 1st Street                  Tempe                         AZ
---------------------------------------------------------------------------------------------------------------------------------
288  Randalls - Berkman                           6800 Berkman Drive                           Austin                        TX
---------------------------------------------------------------------------------------------------------------------------------
289  12234-36 Sherman Way                         12234-36 Sherman Way                         North Hollywood               CA
---------------------------------------------------------------------------------------------------------------------------------
290  Cranbrook Plaza Shopping Center              13331 Kuykendahl                             Houston                       TX
---------------------------------------------------------------------------------------------------------------------------------
291  Crossings at Maple Grove                     7961-79 Wedgewood Lane North                 Maple Grove                   MN
---------------------------------------------------------------------------------------------------------------------------------
292  1452-1548 Fayette Street                     1452-1548 Fayette Street                     El Cajon                      CA
---------------------------------------------------------------------------------------------------------------------------------
293  United Furniture Warehouse                   3605 20th Street East                        Fife                          WA
---------------------------------------------------------------------------------------------------------------------------------
294  Chateux Village/Sea Lord Apartments          240, 252 & 260 Alemeda Drive                 Palm Springs                  FL
---------------------------------------------------------------------------------------------------------------------------------
295  17352 Daimler Street                         17352 Daimler Street                         Irvine                        CA
---------------------------------------------------------------------------------------------------------------------------------
296  Champions Forest/Louetta                     9001-9041 Louetta Rd.                        Spring                        TX
---------------------------------------------------------------------------------------------------------------------------------
297  Micro Instrument Co.                         960 South Andreasen Drive                    Escondido                     CA
---------------------------------------------------------------------------------------------------------------------------------
298  Hollywood Video-Louisville,KY                4600 Taylorsville Road                       Louisville                    KY
---------------------------------------------------------------------------------------------------------------------------------
299  710 Post Oak, L.C.                           710 North Post Oak Road                      Houston                       TX
---------------------------------------------------------------------------------------------------------------------------------
300  2030 N. Ivar Avenue                          2030 N. Ivar Avenue                          Hollywood                     CA
---------------------------------------------------------------------------------------------------------------------------------
301  Hollywood Video - GA                         5745 Jonesboro Road                          Lake City                     GA
---------------------------------------------------------------------------------------------------------------------------------
302  Love Field Financial Center                  6310 Lemmon Ave                              Dallas                        TX
---------------------------------------------------------------------------------------------------------------------------------
303  Diagonal Marketplace Shopping Center         1100 Ken Pratt Boulevard                     Longmont                      CO
---------------------------------------------------------------------------------------------------------------------------------
304  Rialto II Apartments                         1576 N. Palm Avenue                          Rialto                        CA
---------------------------------------------------------------------------------------------------------------------------------
305  7 Studebaker                                 7 Studebaker                                 Irvine                        CA
---------------------------------------------------------------------------------------------------------------------------------
306  Pioneer Business Center II                   320 East Corporate Drive                     Meridian                      ID
---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
Loan                        Property                   Year Built/
 No.   Zipcode                Type        Units/NSF     Renovated
------------------------------------------------------------------
273       92111        Industrial           40,666        1975
------------------------------------------------------------------
274       92705        Industrial           29,930        1997
------------------------------------------------------------------
275       75201        Mixed Use            32,312        1984
------------------------------------------------------------------
276       92201        Multifamily              56        1987
------------------------------------------------------------------
277       92704        Industrial           33,793        1997
------------------------------------------------------------------
278       92618        Industrial           19,278        1984
------------------------------------------------------------------
279       85021        Multifamily              50        1970
------------------------------------------------------------------
280       77040-3328   Industrial           30,992        1986
------------------------------------------------------------------
281       92675        Retail               13,944        1980
------------------------------------------------------------------
282       93033        Multifamily              32        1974
------------------------------------------------------------------
283       84111        Multifamily              55        1995
------------------------------------------------------------------
284       33406        Multifamily              48        1995
------------------------------------------------------------------
285       77845        Retail               36,125        1974
------------------------------------------------------------------
286       85009        Industrial           44,785        1987
------------------------------------------------------------------
287       85251        Industrial           38,640        1995
------------------------------------------------------------------
288       78723        Retail               30,000        1977
------------------------------------------------------------------
289       91605        Industrial           62,541        1978
------------------------------------------------------------------
290       77090        Retail               36,905        1985
------------------------------------------------------------------
291       55369        Retail                8,246        1996
------------------------------------------------------------------
292       92020        Industrial           34,598        1972
------------------------------------------------------------------
293       98424        Industrial           25,020        1992
------------------------------------------------------------------
294       33480        Multifamily              50        1996
------------------------------------------------------------------
295       92614        Industrial           30,840        1987
------------------------------------------------------------------
296       77379-6749   Retail               23,750        1984
------------------------------------------------------------------
297       92029        Industrial           24,104        1997
------------------------------------------------------------------
298       40220        Retail                7,488        1996
------------------------------------------------------------------
299       77024        Office               49,931        1972
------------------------------------------------------------------
300       90068        Multifamily              16        1991
------------------------------------------------------------------
301       30260        Retail                7,488        1997
------------------------------------------------------------------
302       75209        Office               24,952        1988
------------------------------------------------------------------
303       80501        Retail                8,997        1997
------------------------------------------------------------------
304       92376        Multifamily              72        1965
------------------------------------------------------------------
305       92618        Industrial           16,111        1982
------------------------------------------------------------------
306       83642        Industrial            9,659        1996
------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                     Underwritable    Monthly            Property       Valuation
 No.          Property Name                                Cash Flow      Payment   DSCR(4)   Value(6)       Date(6)   LTV(4)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
  1  Scottsdale Plaza Resort                               $9,229,510    $460,311    1.67   $88,300,000        9/97    67.7%
-----------------------------------------------------------------------------------------------------------------------------
  2  Encinitas Ranch Town Center                           $4,704,529    $292,991    1.34   $53,000,000       12/97    79.8%
-----------------------------------------------------------------------------------------------------------------------------
  3  Two Democracy Plaza                                   $4,166,523    $238,017    1.46   $47,400,000       11/97    73.9%
-----------------------------------------------------------------------------------------------------------------------------
  4  Kahler Hotel (2I)                                     $3,732,109    $184,401    1.50   $33,000,000        9/97    66.5%
  5  Olympia Park (2I)                                     $1,235,984     $90,803    1.50   $16,250,000       10/97    66.5%
-----------------------------------------------------------------------------------------------------------------------------
  6  Clinton Square                                        $4,243,772    $237,535    1.49   $46,800,000        9/97    67.1%
-----------------------------------------------------------------------------------------------------------------------------
  7  Metropolitan Corporate Center                         $3,895,467    $175,875    1.85   $50,000,000       12/97    60.0%
-----------------------------------------------------------------------------------------------------------------------------
  8  Holiday Inn Boston Logan Airport                      $3,605,358    $211,676    1.42   $37,500,000       10/97    74.3%
-----------------------------------------------------------------------------------------------------------------------------
  9  Sun Valley Village (2A)                               $1,254,873     $74,138    1.38   $12,500,000        9/97    80.4%
 10  Greenoaks Mobile Home Park (2A)                         $609,943     $38,834    1.38    $7,250,000        9/97    80.4%
 11  Madrone Mobile Estates (2A)                             $647,705     $38,834    1.38    $6,920,000        9/97    80.4%
-----------------------------------------------------------------------------------------------------------------------------
 12  The Willows Shopping Center                           $2,433,342    $126,663    1.60   $28,700,000       10/97    66.0%
-----------------------------------------------------------------------------------------------------------------------------
 13  Radisson Hotel/Pittsburgh ExpoMart                    $3,028,173    $141,175    1.79   $31,000,000        5/97    55.5%
-----------------------------------------------------------------------------------------------------------------------------
 14  Pinebrook Apartments                                  $1,853,294    $115,512    1.34   $22,400,000        5/97    71.1%
-----------------------------------------------------------------------------------------------------------------------------
 15  Woodchase Apartments                                  $1,637,855     $97,914    1.39   $18,130,000        8/97    77.5%
-----------------------------------------------------------------------------------------------------------------------------
 16  Gateway Center Apartments                             $1,719,876     $93,990    1.52   $19,500,000       12/97    71.7%
-----------------------------------------------------------------------------------------------------------------------------
 17  Sunset Creek (2B)                                     $1,271,587     $71,197    1.46   $13,200,000        1/98    78.4%
 18  Creekwood Village (2B)                                  $347,873     $21,080    1.46    $4,000,000        1/98    78.4%
-----------------------------------------------------------------------------------------------------------------------------
 19  Monterey Oaks Mobile Home Park                        $1,610,604     $85,966    1.56   $17,000,000       10/97    76.3%
-----------------------------------------------------------------------------------------------------------------------------
 20  Fairview Village Apartments                           $1,728,863     $86,228    1.67   $17,500,000       10/97    74.1%
-----------------------------------------------------------------------------------------------------------------------------
 21  Northgate Plaza                                       $1,592,084     $92,416    1.44   $17,800,000        9/97    72.8%
-----------------------------------------------------------------------------------------------------------------------------
 22  La Valencia Hotel                                     $2,432,306     $97,766    2.07   $33,000,000        7/97    39.2%
-----------------------------------------------------------------------------------------------------------------------------
 23  200 W. Thomas (2II)                                     $527,494     $33,150    1.38    $6,500,000        7/97    68.3%
 24  100 W. Harrison (North Tower) (2II)                     $559,368     $31,608    1.38    $6,200,000        7/97    68.3%
 25  100 W. Harrison (South Tower) (2II)                     $488,758     $30,595    1.38    $6,000,000        7/97    68.3%
-----------------------------------------------------------------------------------------------------------------------------
 26  Pebble Creek Apartments, Phase II-IV                  $1,457,475     $82,241    1.48   $16,050,000       12/97    77.7%
-----------------------------------------------------------------------------------------------------------------------------
 27  Courtyard by Marriott - Salt Lake City (2C)             $977,708     $54,007    1.46    $9,770,000        8/97    71.5%
 28  Courtyard by Marriott - Provo (2C)                      $764,287     $45,637    1.46    $7,660,000        9/97    71.5%
-----------------------------------------------------------------------------------------------------------------------------
 29  Penn's Market II                                      $1,468,716     $89,984    1.36   $16,700,000        5/97    74.5%
-----------------------------------------------------------------------------------------------------------------------------
 30  Budget Suites / Paradise                              $1,708,781     $88,622    1.61   $17,720,000       11/97    68.4%
-----------------------------------------------------------------------------------------------------------------------------
 31  Waterford at Clear Lake                               $1,258,196     $76,974    1.36   $14,800,000        1/98    77.6%
-----------------------------------------------------------------------------------------------------------------------------
 32  St. Mary's Square Shopping Center                     $1,254,846     $81,972    1.28   $14,200,000       12/97    79.5%
-----------------------------------------------------------------------------------------------------------------------------
 33  Trappe Center                                         $1,397,510     $88,172    1.32   $15,340,000        5/97    73.3%

-------------------------------------------------------------------------------------
Loan   Percent Leased(7)                       Tenant Information(8)
 No.   Leased     Date       Largest Tenant                                    % NSF
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
  1     75.5%    11/97
-------------------------------------------------------------------------------------
  2     99.5%    12/97       Target Greatland                                  25.4%
-------------------------------------------------------------------------------------
  3     96.7%    10/97       Watson Wyatt & Company                            27.3%
-------------------------------------------------------------------------------------
  4     65.3%     8/97
  5     64.8%    10/97
-------------------------------------------------------------------------------------
  6     98.4%     9/97       Nixon Hargrave                                    39.6%
-------------------------------------------------------------------------------------
  7    100.0%    12/97       Applied Materials, Inc                           100.0%
-------------------------------------------------------------------------------------
  8     94.5%     8/97
-------------------------------------------------------------------------------------
  9     97.3%     7/97
 10     98.6%    12/97
 11     97.1%    12/97
-------------------------------------------------------------------------------------
 12     93.4%    10/97       REI                                               11.9%
-------------------------------------------------------------------------------------
 13     82.5%     7/97       ITT Educational Service                            5.3%
-------------------------------------------------------------------------------------
 14     99.2%    12/97
-------------------------------------------------------------------------------------
 15     92.5%     8/97
-------------------------------------------------------------------------------------
 16     93.3%    10/97
-------------------------------------------------------------------------------------
 17     96.2%    12/97
 18     90.8%    12/97
-------------------------------------------------------------------------------------
 19    100.0%    12/97
-------------------------------------------------------------------------------------
 20     97.2%     9/97
-------------------------------------------------------------------------------------
 21    100.0%    10/97       Bed Bath & Beyond                                 37.1%
-------------------------------------------------------------------------------------
 22     84.7%    11/97
-------------------------------------------------------------------------------------
 23     88.7%     9/97       Cybermeals                                        20.1%
 24     98.5%     9/97       USF&G                                             16.6%
 25     96.9%     9/97       Cruise Alaska Tours                               19.9%
-------------------------------------------------------------------------------------
 26     97.9%    11/97
-------------------------------------------------------------------------------------
 27     81.9%     4/97
 28     71.1%     6/97
-------------------------------------------------------------------------------------
 29     94.4%     7/97       Bass                                               7.8%
-------------------------------------------------------------------------------------
 30     90.3%    11/97
-------------------------------------------------------------------------------------
 31     93.3%    12/97
-------------------------------------------------------------------------------------
 32     98.2%    12/97       K-Mart                                            34.1%
-------------------------------------------------------------------------------------
 33    100.0%    12/97       Clemens Market                                    36.7%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                     Underwritable    Monthly            Property       Valuation
 No.          Property Name                                Cash Flow      Payment   DSCR(4)   Value(6)       Date(6)   LTV(4)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
 34  Clearwater Creek Apartments                           $1,055,897     $73,922    1.19   $14,000,000        9/97    79.8%
-----------------------------------------------------------------------------------------------------------------------------
 35  Surveyor-Beltline Office                              $1,219,973     $82,133    1.24   $14,150,000        3/97    71.5%
-----------------------------------------------------------------------------------------------------------------------------
 36  Chatham Village Apartments                            $1,264,336     $66,207    1.59   $12,850,000       10/97    74.5%
-----------------------------------------------------------------------------------------------------------------------------
 37  Bank One Tower & Branch                                 $989,143     $69,606    1.18   $12,300,000       10/97    75.4%
-----------------------------------------------------------------------------------------------------------------------------
 38  Stanford Villa Apartments                             $2,011,428     $59,756    2.81   $22,500,000       10/97    39.9%
-----------------------------------------------------------------------------------------------------------------------------
 39  Copper Terrace Apartments                             $1,070,131     $60,412    1.48   $11,850,000       10/97    74.9%
-----------------------------------------------------------------------------------------------------------------------------
 40  Briarwood Apartments                                    $971,005     $61,891    1.31   $11,750,000        9/97    74.2%
-----------------------------------------------------------------------------------------------------------------------------
 41  Golden Hills Plaza                                    $1,025,550     $56,373    1.52   $10,740,000        9/97    75.7%
-----------------------------------------------------------------------------------------------------------------------------
 42  Federal Express                                       $1,000,448     $62,364    1.34   $11,000,000        6/97    73.4%
-----------------------------------------------------------------------------------------------------------------------------
 43  Ashford Court Apartments                                $838,008     $54,411    1.28   $10,250,000       10/97    77.9%
-----------------------------------------------------------------------------------------------------------------------------
 44  Meyer Business Center                                   $948,592     $60,479    1.31   $12,000,000        8/97    66.2%
-----------------------------------------------------------------------------------------------------------------------------
 45  Encinal Terminals                                     $1,206,999     $62,039    1.62   $13,200,000        5/97    59.0%
-----------------------------------------------------------------------------------------------------------------------------
 46  Howard Johnson/Holiday Inn Express                    $1,094,139     $61,499    1.48   $11,400,000        7/97    68.1%
-----------------------------------------------------------------------------------------------------------------------------
 47  Courtyard by Marriott - Hillsboro                     $1,516,535     $67,698    1.87   $11,200,000        6/97    68.5%
-----------------------------------------------------------------------------------------------------------------------------
 48  Morning Ridge Apartments                                $928,619     $54,156    1.43   $10,575,000        7/97    72.5%
-----------------------------------------------------------------------------------------------------------------------------
 49  Lakes Town Ctr./Oakland Shpg. Ctr.                    $1,167,291     $59,871    1.62   $11,000,000        8/97    68.8%
-----------------------------------------------------------------------------------------------------------------------------
 50  Keeneland Crest Apartments, Phase II                    $802,205     $53,732    1.24    $9,250,000        8/97    79.8%
-----------------------------------------------------------------------------------------------------------------------------
 51  Naperville Plaza                                      $1,225,380     $48,358    2.11   $12,300,000        9/97    59.7%
-----------------------------------------------------------------------------------------------------------------------------
 52  Smithridge Plaza Shopping Center                      $1,024,492     $55,717    1.53   $10,500,000        1/97    69.0%
-----------------------------------------------------------------------------------------------------------------------------
 53  Twin Oaks Apartment                                     $764,938     $48,146    1.32    $8,925,000       11/97    79.4%
-----------------------------------------------------------------------------------------------------------------------------
 54  Ravine Bluff Apartments                                 $929,574     $48,595    1.59    $8,750,000        6/97    79.1%
-----------------------------------------------------------------------------------------------------------------------------
 55  300 Rose Ave. & 320 Hampton Dr. (2D)                    $820,122     $37,186    1.84    $8,850,000       10/97    53.4%
 56  350-364 Hampton Drive (2D)                              $335,788     $15,300    1.84    $3,800,000       11/97    53.4%
-----------------------------------------------------------------------------------------------------------------------------
 57  Hamilton Fixtures                                       $870,681     $52,158    1.39    $8,600,000        8/97    76.5%
-----------------------------------------------------------------------------------------------------------------------------
 58  Riviera Apartments                                      $848,969     $45,182    1.57    $9,000,000       11/97    72.1%
-----------------------------------------------------------------------------------------------------------------------------
 59  Dorado Plaza Apartments                                 $673,673     $45,277    1.24    $8,000,000        9/97    79.8%
-----------------------------------------------------------------------------------------------------------------------------
 60  Clarksville Commons                                     $928,264     $49,714    1.56    $9,290,000        1/97    67.3%
-----------------------------------------------------------------------------------------------------------------------------
 61  20101 South Santa Fe Avenue                             $668,163     $42,530    1.31    $8,045,000        8/97    74.4%
-----------------------------------------------------------------------------------------------------------------------------
 62  Mariners Mile Marine Center                             $748,910     $44,887    1.39    $9,300,000       10/97    64.3%
-----------------------------------------------------------------------------------------------------------------------------
 63  Monteray Shores Plaza Shopping Center                   $772,570     $47,789    1.35    $8,200,000        5/97    72.6%
-----------------------------------------------------------------------------------------------------------------------------
 64  Westland Shopping Center                                $726,676     $43,374    1.40    $8,000,000        8/97    73.6%
-----------------------------------------------------------------------------------------------------------------------------
 65  Seattle Air Cargo                                       $963,317     $53,106    1.51   $12,300,000        8/97    46.7%
-----------------------------------------------------------------------------------------------------------------------------
 66  Red Bank Plaza (2III)                                   $425,489     $25,980    1.44    $4,350,000        2/97    74.3%

-------------------------------------------------------------------------------------
Loan   Percent Leased(7)                       Tenant Information(8)
 No.   Leased     Date       Largest Tenant                                    % NSF
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
 34     88.0%    10/97
-------------------------------------------------------------------------------------
 35     90.7%     1/98       Streetball Partners                                9.7%
-------------------------------------------------------------------------------------
 36     95.0%    10/97
-------------------------------------------------------------------------------------
 37     94.5%    10/97       Bank One                                          19.9%
-------------------------------------------------------------------------------------
 38     97.1%    11/97
-------------------------------------------------------------------------------------
 39     94.6%    11/97
-------------------------------------------------------------------------------------
 40     99.5%    10/97
-------------------------------------------------------------------------------------
 41     97.5%    12/97       Food 4 Less                                       48.1%
-------------------------------------------------------------------------------------
 42    100.0%     1/98       Federal Express                                   90.4%
-------------------------------------------------------------------------------------
 43     92.5%    10/97
-------------------------------------------------------------------------------------
 44     83.0%    11/97       Adair Office Furniture                            11.3%
-------------------------------------------------------------------------------------
 45    100.0%    11/97       Chipman Corporation                               63.4%
-------------------------------------------------------------------------------------
 46     58.5%    10/97
-------------------------------------------------------------------------------------
 47     77.4%    11/97
-------------------------------------------------------------------------------------
 48     98.5%    11/97
-------------------------------------------------------------------------------------
 49     82.7%    10/97       Phyls Acadamy, Inc.                                7.0%
-------------------------------------------------------------------------------------
 50     99.4%     9/97
-------------------------------------------------------------------------------------
 51     98.8%    11/97       Casey's Foods                                     15.6%
-------------------------------------------------------------------------------------
 52    100.0%    11/97       Stein Mart                                        33.6%
-------------------------------------------------------------------------------------
 53    100.0%     9/97
-------------------------------------------------------------------------------------
 54     92.4%     4/97
-------------------------------------------------------------------------------------
 55    100.0%    12/97       Digital Domain                                   100.0%
 56    100.0%    12/97       Gold's Gym                                       100.0%
-------------------------------------------------------------------------------------
 57    100.0%     8/97       Hamilton Fixtures                                100.0%
-------------------------------------------------------------------------------------
 58    100.0%    10/97
-------------------------------------------------------------------------------------
 59     99.5%    10/97
-------------------------------------------------------------------------------------
 60     90.8%     1/98       Gregg Appliances, Inc.                            46.0%
-------------------------------------------------------------------------------------
 61    100.0%    11/97       Jimway, Inc.                                     100.0%
-------------------------------------------------------------------------------------
 62     97.9%    11/97       Newport Marine (Y)                                20.8%
-------------------------------------------------------------------------------------
 63    100.0%     1/98       Food Lion                                         40.7%
-------------------------------------------------------------------------------------
 64    100.0%    12/97       Dick's Clothing & Sporting Goods, Inc.            70.6%
-------------------------------------------------------------------------------------
 65     63.2%    10/97       Federal Express                                   32.6%
-------------------------------------------------------------------------------------
 66     96.5%     9/97       Self Storage Space                                80.9%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                     Underwritable    Monthly            Property       Valuation
 No.          Property Name                                Cash Flow      Payment   DSCR(4)   Value(6)       Date(6)   LTV(4)
-----------------------------------------------------------------------------------------------------------------------------
 67  Red Bank Center (2III)                                  $390,178     $21,376    1.44    $3,350,000        2/97    74.3%
-----------------------------------------------------------------------------------------------------------------------------
 68  Radisson Airport Inn                                    $960,817     $52,184    1.53    $8,530,000        8/96    67.1%
-----------------------------------------------------------------------------------------------------------------------------
 69  Foxridge Apartments, Phases IV-V                        $693,948     $37,502    1.54    $7,600,000       12/97    74.9%
-----------------------------------------------------------------------------------------------------------------------------
 70  Woodside Terrace Apartments                             $767,826     $40,797    1.57    $8,000,000        9/97    71.1%
-----------------------------------------------------------------------------------------------------------------------------
 71  Ross Center                                             $725,379     $45,079    1.34    $8,000,000        8/97    71.0%
-----------------------------------------------------------------------------------------------------------------------------
 72  The Electric Farm Industrial Park                       $912,711     $37,483    2.03    $9,775,000       10/97    57.1%
-----------------------------------------------------------------------------------------------------------------------------
 73  Homestead House - San Diego (2IV)                       $566,098     $37,673    1.27    $5,200,000        3/97    75.7%
 74  Homestead House - Huntington Beach (2IV)                $234,880     $14,883    1.27    $2,150,000        1/97    75.7%
-----------------------------------------------------------------------------------------------------------------------------
 75  Coffee Creek Apartments                                 $799,174     $37,259    1.79    $8,870,000        9/97    61.8%
-----------------------------------------------------------------------------------------------------------------------------
 76  Strouds of Santa Monica                                 $664,103     $41,389    1.34    $7,360,000        5/97    74.3%
-----------------------------------------------------------------------------------------------------------------------------
 77  1277 Orleans Dr. & 207 Java Dr.                         $967,593     $40,502    1.99   $11,700,000        8/97    46.7%
-----------------------------------------------------------------------------------------------------------------------------
 78  34-02 Queens Boulevard                                $1,132,504     $43,591    2.16   $11,000,000        6/97    48.9%
-----------------------------------------------------------------------------------------------------------------------------
 79  3 Waters Office Park                                    $751,811     $40,200    1.56    $7,775,000        8/97    68.5%
-----------------------------------------------------------------------------------------------------------------------------
 80  Sears Plaza                                             $864,926     $36,109    2.00    $9,500,000        9/97    55.9%
-----------------------------------------------------------------------------------------------------------------------------
 81  Smithridge Shopping Center                              $676,389     $36,565    1.54    $7,100,000       10/97    73.8%
-----------------------------------------------------------------------------------------------------------------------------
 82  Cobb Center                                             $598,949     $42,530    1.17    $7,150,000       12/96    71.9%
-----------------------------------------------------------------------------------------------------------------------------
 83  Northern Hills Shopping Center (2E)                     $388,781     $20,168    1.53    $3,500,000        8/97    78.2%
 84  Perrin Oaks Shopping Center (2E)                        $294,521     $17,112    1.53    $3,000,000        8/97    78.2%
-----------------------------------------------------------------------------------------------------------------------------
 85  Blalock Woods Apartments                                $848,398     $46,183    1.53    $8,400,000       11/97    60.3%
-----------------------------------------------------------------------------------------------------------------------------
 86  Broadway Shoppes                                        $696,923     $45,387    1.28    $7,575,000       10/97    66.8%
-----------------------------------------------------------------------------------------------------------------------------
 87  Cambridge Apartments                                    $651,157     $34,756    1.56    $6,950,000       11/97    71.9%
-----------------------------------------------------------------------------------------------------------------------------
 88  Nellis-Bonanza Shopping Center                          $648,390     $38,831    1.39    $6,500,000        5/97    74.9%
-----------------------------------------------------------------------------------------------------------------------------
 89  Comfort Inn - Downtown New Orleans                      $719,632     $38,402    1.56    $8,800,000       10/97    54.9%
-----------------------------------------------------------------------------------------------------------------------------
 90  Sun Micro Systems                                       $625,947     $38,346    1.36    $6,800,000       10/97    70.3%
-----------------------------------------------------------------------------------------------------------------------------
 91  Desco Plaza III                                         $563,051     $34,953    1.34    $7,450,000        7/97    63.5%
-----------------------------------------------------------------------------------------------------------------------------
 92  Brook Village West                                      $598,063     $33,089    1.51    $5,900,000        9/97    79.5%
-----------------------------------------------------------------------------------------------------------------------------
 93  Stoneleigh Place Apartments                             $619,648     $32,960    1.57    $6,250,000        9/97    75.0%
-----------------------------------------------------------------------------------------------------------------------------
 94  Simi Country Estates Mobile Home Park                   $729,701     $32,138    1.89    $6,900,000       11/97    67.5%
-----------------------------------------------------------------------------------------------------------------------------
 95  Ramada Hilltop                                          $881,352     $36,059    2.04    $7,100,000        9/97    65.5%
-----------------------------------------------------------------------------------------------------------------------------
 96  Sun Shadow Square Shopping Center                       $561,066     $35,533    1.32    $6,000,000        9/97    76.5%
-----------------------------------------------------------------------------------------------------------------------------
 97  5901 Westheimer Shopping Center                         $683,887     $33,606    1.70    $6,590,000       10/97    69.6%
-----------------------------------------------------------------------------------------------------------------------------
 98  Park Lane Villas Apartment Complex                      $946,540     $33,397    2.36    $8,400,000        6/97    54.4%
-----------------------------------------------------------------------------------------------------------------------------
 99  Redwood City Professional Center                        $530,332     $32,083    1.38    $6,100,000        6/97    73.6%

-----------------------------------------------------------------------------------
Loan   Percent Leased(7)                       Tenant Information(8)
 No.   Leased     Date     Largest Tenant                                    % NSF
-----------------------------------------------------------------------------------
 67     98.0%     8/97     Nightingale Medical Services                      14.0%
-----------------------------------------------------------------------------------
 68     84.8%     8/96
-----------------------------------------------------------------------------------
 69     99.0%    11/97
-----------------------------------------------------------------------------------
 70     91.0%    11/97
-----------------------------------------------------------------------------------
 71    100.0%    11/97     Ross                                              53.7%
-----------------------------------------------------------------------------------
 72    100.0%    11/97     Aluminum Roofing                                   6.8%
-----------------------------------------------------------------------------------
 73    100.0%     3/97     Homestead House                                  100.0%
 74    100.0%     3/97     Homestead House                                  100.0%
-----------------------------------------------------------------------------------
 75     99.0%    11/97
-----------------------------------------------------------------------------------
 76    100.0%     5/97     Strouds                                          100.0%
-----------------------------------------------------------------------------------
 77    100.0%     7/97     Quicklogic                                        55.3%
-----------------------------------------------------------------------------------
 78    100.0%     6/97     Department of Transportation                      56.8%
-----------------------------------------------------------------------------------
 79     98.2%    10/97     California Casualty                               29.1%
-----------------------------------------------------------------------------------
 80    100.0%    11/97     Future Shop Inc.                                  54.1%
-----------------------------------------------------------------------------------
 81    100.0%     9/97     Chuck E. Cheese                                   18.9%
-----------------------------------------------------------------------------------
 82     94.4%     1/98     Publix                                            62.7%
-----------------------------------------------------------------------------------
 83     90.2%     6/97     Solo Serve                                        31.0%
 84     95.4%     1/98     Racquetball & Fitness                             34.2%
-----------------------------------------------------------------------------------
 85     97.3%    12/97
-----------------------------------------------------------------------------------
 86     99.0%     9/97     K-Mart                                            57.7%
-----------------------------------------------------------------------------------
 87    100.0%    10/97
-----------------------------------------------------------------------------------
 88     96.4%     8/97     Lucky Stores, Inc.                                38.3%
-----------------------------------------------------------------------------------
 89     65.5%    10/97
-----------------------------------------------------------------------------------
 90    100.0%     9/97     Sun Micro Systems                                100.0%
-----------------------------------------------------------------------------------
 91    100.0%     8/97     Whalen & Co.                                      13.8%
-----------------------------------------------------------------------------------
 92     97.6%    10/97
-----------------------------------------------------------------------------------
 93     96.4%     9/97
-----------------------------------------------------------------------------------
 94    100.0%     9/97
-----------------------------------------------------------------------------------
 95     80.2%    10/97
-----------------------------------------------------------------------------------
 96     97.1%    12/97     Specialty Retailers Inc.                          21.0%
-----------------------------------------------------------------------------------
 97     89.8%     1/98     GTE MobilNet                                      11.5%
-----------------------------------------------------------------------------------
 98     97.0%     8/97
-----------------------------------------------------------------------------------
 99     95.4%     9/97     Katz                                              16.5%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                     Underwritable    Monthly            Property       Valuation
 No.          Property Name                                Cash Flow      Payment   DSCR(4)   Value(6)       Date(6)   LTV(4)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
100  Centerpointe Apartments                                 $586,892     $30,424    1.61    $6,200,000        9/97    72.3%
-----------------------------------------------------------------------------------------------------------------------------
101  Vista del Coronado Apts                                 $730,155     $34,791    1.75    $8,310,000        6/97    53.7%
-----------------------------------------------------------------------------------------------------------------------------
102  Haltom Plaza                                            $525,368     $32,746    1.34    $6,700,000        9/97    66.2%
-----------------------------------------------------------------------------------------------------------------------------
103  Sycamore Square Shopping Center                         $605,144     $30,833    1.64    $5,600,000       10/97    79.1%
-----------------------------------------------------------------------------------------------------------------------------
104  Brookstone Village Apartments                           $552,677     $34,621    1.33    $6,100,000        9/97    71.9%
-----------------------------------------------------------------------------------------------------------------------------
105  Autumn Hills - Arbor Apartments                         $740,400     $31,582    1.95    $7,250,000        7/97    59.7%
-----------------------------------------------------------------------------------------------------------------------------
106  Mansell Oaks Plaza Shopping Center                      $508,710     $31,074    1.36    $5,380,000        8/97    79.7%
-----------------------------------------------------------------------------------------------------------------------------
107  Onyx One Building                                       $618,136     $33,017    1.56    $5,900,000        7/97    72.5%
-----------------------------------------------------------------------------------------------------------------------------
108  Jillian's Billiard Club                                 $540,665     $33,651    1.34    $6,000,000        6/97    70.6%
-----------------------------------------------------------------------------------------------------------------------------
109  Shoreline Apartments                                    $874,948     $30,856    2.36    $9,150,000        6/97    46.2%
-----------------------------------------------------------------------------------------------------------------------------
110  Harbor Plaza Shopping Center                            $543,285     $32,376    1.40    $5,150,000        9/97    81.9%
-----------------------------------------------------------------------------------------------------------------------------
111  16325-16407 South Main Street                           $563,838     $31,038    1.51    $5,720,000        9/97    73.2%
-----------------------------------------------------------------------------------------------------------------------------
112  Holiday Inn - Merle Hay                                 $628,511     $38,458    1.36    $5,800,000        3/97    70.9%
-----------------------------------------------------------------------------------------------------------------------------
113  Crosswind Corners Shopping Center                       $596,056     $30,299    1.64    $6,400,000       10/97    63.9%
-----------------------------------------------------------------------------------------------------------------------------
114  Narrows Creek Townhomes                                 $493,891     $29,401    1.40    $6,625,000        8/97    61.7%
-----------------------------------------------------------------------------------------------------------------------------
115  Costa Mesa Motor Inn                                    $588,972     $33,263    1.48    $6,500,000        5/97    62.8%
-----------------------------------------------------------------------------------------------------------------------------
116  Concord Square Apts.                                    $498,255     $27,026    1.54    $5,600,000       10/97    72.2%
-----------------------------------------------------------------------------------------------------------------------------
117  1st Avenue (2V)                                         $260,138     $18,022    1.20    $3,100,000        6/97    77.8%
118  Rogmour Center (2V)                                     $168,884     $11,821    1.20    $2,050,000        6/97    77.8%
-----------------------------------------------------------------------------------------------------------------------------
119  Hampton Inn - Auburn                                    $560,333     $32,221    1.45    $5,400,000        7/97    74.2%
-----------------------------------------------------------------------------------------------------------------------------
120  First Place Office Center                               $527,104     $29,812    1.47    $6,700,000        9/97    59.7%
-----------------------------------------------------------------------------------------------------------------------------
121  Lone Oak Shopping Center                                $526,368     $26,747    1.64    $5,500,000        9/97    72.6%
-----------------------------------------------------------------------------------------------------------------------------
122  El Macero Shopping Center                               $505,276     $27,314    1.54    $5,600,000       10/97    71.3%
-----------------------------------------------------------------------------------------------------------------------------
123  DeSoto Corporate Industrial                             $540,808     $28,216    1.60    $6,250,000        8/97    63.8%
-----------------------------------------------------------------------------------------------------------------------------
124  San Antonio Center                                      $530,285     $29,473    1.50    $6,275,000        8/97    62.6%
-----------------------------------------------------------------------------------------------------------------------------
125  Sycamore Hills Apartments                               $391,696     $26,658    1.22    $5,400,000       11/97    72.2%
-----------------------------------------------------------------------------------------------------------------------------
126  Eagle Rock I Apartments                                 $447,883     $27,269    1.37    $5,100,000       11/97    76.3%
-----------------------------------------------------------------------------------------------------------------------------
127  Kuebel Fuchs Office Building                            $550,651     $31,958    1.44    $5,500,000        4/97    70.5%
-----------------------------------------------------------------------------------------------------------------------------
128  Marijon Dyeing & Finishing Co.                          $412,568     $27,963    1.23    $4,700,000        6/97    80.6%
-----------------------------------------------------------------------------------------------------------------------------
129  Holiday Inn Daytona Beach                               $633,616     $29,860    1.77    $6,795,000        8/97    55.6%
-----------------------------------------------------------------------------------------------------------------------------
130  Sani-Serve Industrial Building                          $471,949     $30,114    1.31    $5,490,000        7/97    68.8%
-----------------------------------------------------------------------------------------------------------------------------
131  1703-1735 Stewart Street                                $641,536     $28,703    1.86    $8,880,000       10/97    41.6%
-----------------------------------------------------------------------------------------------------------------------------
132  Walnut Plaza Shopping Center                            $470,804     $27,227    1.44    $5,000,000        9/97    73.8%

-----------------------------------------------------------------------------------
Loan   Percent Leased(7)                       Tenant Information(8)
 No.   Leased     Date     Largest Tenant                                    % NSF
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
100     95.3%     8/97
-----------------------------------------------------------------------------------
101     98.2%    12/97
-----------------------------------------------------------------------------------
102     75.4%     9/97     Big Lots                                          13.1%
-----------------------------------------------------------------------------------
103    100.0%    11/97     Ross Stores                                       59.9%
-----------------------------------------------------------------------------------
104    100.0%     9/97
-----------------------------------------------------------------------------------
105     97.2%     8/97
-----------------------------------------------------------------------------------
106     96.8%    12/97     Longhorn Steaks, Inc.                             13.8%
-----------------------------------------------------------------------------------
107     95.2%     9/97     Merrill Lynch                                     12.5%
-----------------------------------------------------------------------------------
108    100.0%    10/97     Jillian's' Billiard Club, Inc.                    25.8%
-----------------------------------------------------------------------------------
109     98.0%     8/97
-----------------------------------------------------------------------------------
110     97.1%     9/97     Hallmark                                          19.1%
-----------------------------------------------------------------------------------
111    100.0%    10/97     Gardena-Main, LLC                                100.0%
-----------------------------------------------------------------------------------
112     68.0%    12/96
-----------------------------------------------------------------------------------
113    100.0%     7/97     ABC Appliances                                    28.8%
-----------------------------------------------------------------------------------
114     93.9%    11/97
-----------------------------------------------------------------------------------
115     90.6%    12/96
-----------------------------------------------------------------------------------
116     92.8%     9/97
-----------------------------------------------------------------------------------
117     93.4%     1/98     Noell Design Group                                11.8%
118     96.6%     1/98     Toomevara                                         13.7%
-----------------------------------------------------------------------------------
119     69.5%     6/97
-----------------------------------------------------------------------------------
120    100.0%    12/97     We Fix Macs                                       21.0%
-----------------------------------------------------------------------------------
121     98.4%    10/97     HEB Grocery                                       50.5%
-----------------------------------------------------------------------------------
122     97.3%    11/97     Nugget Market                                     46.8%
-----------------------------------------------------------------------------------
123    100.0%     9/97     Photo Research                                    46.7%
-----------------------------------------------------------------------------------
124    100.0%    12/97     Ross Stores                                       56.0%
-----------------------------------------------------------------------------------
125     96.6%    11/97
-----------------------------------------------------------------------------------
126     96.2%    10/97
-----------------------------------------------------------------------------------
127    100.0%    10/97     Associated Health Plans                           21.9%
-----------------------------------------------------------------------------------
128    100.0%    10/97     Marijon Dyeing & Finishing Co., Inc.             100.0%
-----------------------------------------------------------------------------------
129     61.6%     9/97
-----------------------------------------------------------------------------------
130    100.0%     9/97     Sani Serve Manufacturing Corp.                    57.1%
-----------------------------------------------------------------------------------
131    100.0%    12/97     International Images                              28.9%
-----------------------------------------------------------------------------------
132    100.0%     9/97     Lots Off                                          21.1%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                     Underwritable    Monthly            Property       Valuation
 No.          Property Name                                Cash Flow      Payment   DSCR(4)   Value(6)       Date(6)   LTV(4)
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
133  Oak Glen Apartments                                     $432,838     $25,846    1.40    $4,860,000        8/97    75.8%
-----------------------------------------------------------------------------------------------------------------------------
134  Philamer Apartments                                     $426,064     $25,247    1.41    $4,590,000       11/97    79.4%
-----------------------------------------------------------------------------------------------------------------------------
135  University Carriage House and Essex House Apts.         $520,565     $29,048    1.49    $5,325,000       10/97    68.3%
-----------------------------------------------------------------------------------------------------------------------------
136  The Merrill Lynch Building                              $431,186     $26,389    1.36    $4,800,000       10/97    75.3%
-----------------------------------------------------------------------------------------------------------------------------
137  Quality Inn - Toms River                                $564,370     $28,384    1.66    $5,500,000        9/97    65.3%
-----------------------------------------------------------------------------------------------------------------------------
138  St. Bernard Plaza                                       $475,767     $27,809    1.43    $5,000,000        6/97    71.6%
-----------------------------------------------------------------------------------------------------------------------------
139  Southgate Mobile Home Park                              $453,553     $26,851    1.41    $4,900,000       10/97    71.3%
-----------------------------------------------------------------------------------------------------------------------------
140  Youngstown Shopping Center                              $463,201     $25,706    1.50    $4,800,000        8/97    72.7%
-----------------------------------------------------------------------------------------------------------------------------
141  141 - 145 South Street                                  $617,069     $28,162    1.83    $5,200,000        2/97    67.0%
-----------------------------------------------------------------------------------------------------------------------------
142  Staples - Norwalk                                       $432,787     $29,275    1.23    $4,600,000        3/96    75.0%
-----------------------------------------------------------------------------------------------------------------------------
143  Elko Shopping Center                                    $458,192     $26,651    1.43    $5,600,000        7/97    61.3%
-----------------------------------------------------------------------------------------------------------------------------
144  1580 VFW Parkway                                        $538,031     $27,757    1.62    $5,400,000        4/97    63.5%
-----------------------------------------------------------------------------------------------------------------------------
145  GE-Horizon Corporate Center                             $438,423     $28,733    1.27    $5,400,000        9/97    63.5%
-----------------------------------------------------------------------------------------------------------------------------
146  The Village Shopping Center                             $434,715     $24,194    1.50    $5,000,000       11/97    67.9%
-----------------------------------------------------------------------------------------------------------------------------
147  Reynolds Plaza                                          $716,566     $26,806    2.23    $5,200,000        7/97    65.2%
-----------------------------------------------------------------------------------------------------------------------------
148  North Tower Apartments                                  $445,764     $23,378    1.59    $4,350,000        2/97    76.6%
-----------------------------------------------------------------------------------------------------------------------------
149  K-Mart                                                  $376,368     $25,361    1.24    $4,480,000       10/97    73.5%
-----------------------------------------------------------------------------------------------------------------------------
150  Staples Plaza Shopping Center                           $376,004     $25,069    1.25    $4,125,000        7/97    79.5%
-----------------------------------------------------------------------------------------------------------------------------
151  The Collection at Laguna Beach                          $421,646     $23,847    1.47    $4,647,000        9/97    69.8%
-----------------------------------------------------------------------------------------------------------------------------
152  Lapham Drive                                            $406,682     $26,082    1.30    $4,600,000        6/97    70.2%
-----------------------------------------------------------------------------------------------------------------------------
153  Washington Square Apartments                            $331,251     $22,136    1.25    $5,525,000        9/97    56.9%
-----------------------------------------------------------------------------------------------------------------------------
154  Center at Cypresswood                                   $443,297     $27,281    1.35    $4,500,000        8/96    68.9%
-----------------------------------------------------------------------------------------------------------------------------
155  Westates Building                                       $440,494     $22,559    1.63    $4,500,000        5/97    66.4%
-----------------------------------------------------------------------------------------------------------------------------
156  Almaden II Office Center                                $627,159     $23,553    2.22    $7,635,000        6/97    39.0%
-----------------------------------------------------------------------------------------------------------------------------
157  7110 & 7210 Rosecrans Ave.                              $470,697     $24,473    1.60    $4,300,000        8/97    68.2%
-----------------------------------------------------------------------------------------------------------------------------
158  280 Euclid Apartments                                   $418,168     $20,748    1.68    $4,870,000        6/97    60.3%
-----------------------------------------------------------------------------------------------------------------------------
159  Fairfield Village Shopping Center                       $399,668     $21,992    1.51    $3,950,000        6/97    74.0%
-----------------------------------------------------------------------------------------------------------------------------
160  Rust Building (Seafirst)                                $439,137     $22,383    1.63    $5,800,000        7/97    49.7%
-----------------------------------------------------------------------------------------------------------------------------
161  4412 Spicewood Springs Road                             $480,460     $25,167    1.59    $5,400,000        6/97    53.2%
-----------------------------------------------------------------------------------------------------------------------------
162  Shaw & Blackstone Retail Center                         $385,749     $20,347    1.58    $4,750,000       11/97    58.8%
-----------------------------------------------------------------------------------------------------------------------------
163  Shibui Apartments                                       $422,820     $21,860    1.61    $3,900,000       10/97    71.5%
-----------------------------------------------------------------------------------------------------------------------------
164  Materials Research Group                                $404,441     $20,257    1.66    $5,680,000        8/97    49.0%
-----------------------------------------------------------------------------------------------------------------------------
165  Rite Industries                                         $380,201     $27,907    1.14    $4,000,000       12/96    69.2%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Loan   Percent Leased(7)                       Tenant Information(8)
 No.   Leased     Date     Largest Tenant                                    % NSF
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
133     96.7%     6/97
-----------------------------------------------------------------------------------
134    100.0%    11/97
-----------------------------------------------------------------------------------
135    100.0%    10/97
-----------------------------------------------------------------------------------
136    100.0%     9/97     Cadence Design Systems Inc.                       33.4%
-----------------------------------------------------------------------------------
137     66.0%     7/97
-----------------------------------------------------------------------------------
138     93.9%     2/98     Kmart                                             66.9%
-----------------------------------------------------------------------------------
139    100.0%     8/97
-----------------------------------------------------------------------------------
140     95.5%    11/97     Furniture Liquidators                             23.1%
-----------------------------------------------------------------------------------
141    100.0%     9/97     Airborne Freight Corp.                            33.4%
-----------------------------------------------------------------------------------
142    100.0%    10/96     Staples, Inc.                                    100.0%
-----------------------------------------------------------------------------------
143    100.0%    12/97     J.C. Penney                                       38.9%
-----------------------------------------------------------------------------------
144    100.0%     7/97     New England Pet Centers, Inc. (Pet Club)          35.0%
-----------------------------------------------------------------------------------
145    100.0%    12/96     General Electric Support Services                100.0%
-----------------------------------------------------------------------------------
146     83.0%     8/97     Fred Sands                                        13.3%
-----------------------------------------------------------------------------------
147     99.3%    10/97     First Sierra Financial                            16.9%
-----------------------------------------------------------------------------------
148     97.9%    11/97
-----------------------------------------------------------------------------------
149    100.0%    10/97     K-Mart                                           100.0%
-----------------------------------------------------------------------------------
150     95.7%     8/97     Staples                                           61.3%
-----------------------------------------------------------------------------------
151    100.0%     8/97     Aegean Cafe                                       19.5%
-----------------------------------------------------------------------------------
152    100.0%     7/97     Wondertreats                                      36.0%
-----------------------------------------------------------------------------------
153     98.2%     8/97
-----------------------------------------------------------------------------------
154     89.1%     9/97     Burger King                                       13.9%
-----------------------------------------------------------------------------------
155    100.0%    11/97     Swedcom Corporation                               10.8%
-----------------------------------------------------------------------------------
156    100.0%    12/97     Hessling-Piper, Inc.                              18.4%
-----------------------------------------------------------------------------------
157    100.0%    10/97     McLane Manufacturing                             100.0%
-----------------------------------------------------------------------------------
158     95.3%     6/97
-----------------------------------------------------------------------------------
159    100.0%     7/97     Winn-Dixie Montgomery                             45.8%
-----------------------------------------------------------------------------------
160     87.2%    12/97     Tsang Partnership                                  9.2%
-----------------------------------------------------------------------------------
161    100.0%     7/97     The University of Texas                           34.7%
-----------------------------------------------------------------------------------
162     88.3%    11/97     Lamps Plus                                        37.5%
-----------------------------------------------------------------------------------
163     95.3%     7/97
-----------------------------------------------------------------------------------
164    100.0%     8/97     Material Research Corp                           100.0%
-----------------------------------------------------------------------------------
165    100.0%     7/97     Rite Industries, Inc.                            100.0%
-----------------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                     Underwritable    Monthly            Property       Valuation
 No.          Property Name                                Cash Flow      Payment   DSCR(4)   Value(6)       Date(6)   LTV(4)
-----------------------------------------------------------------------------------------------------------------------------

166  Garden Court Warehouses                                 $377,771     $20,772    1.52    $3,840,000        8/97    71.4%
-----------------------------------------------------------------------------------------------------------------------------
167  Casa De Colinas - Phase I                               $302,900     $18,860    1.34    $4,060,000       12/97    66.4%
-----------------------------------------------------------------------------------------------------------------------------
168  Council Rock Greens Office Complex                      $339,868     $22,095    1.28    $3,600,000        5/97    74.8%
-----------------------------------------------------------------------------------------------------------------------------
169  Wayside Shopping Center                                 $531,935     $25,198    1.76    $5,100,000        9/97    52.6%
-----------------------------------------------------------------------------------------------------------------------------
170  Canoga Valley Center                                    $402,499     $21,216    1.58    $4,600,000       12/97    58.3%
-----------------------------------------------------------------------------------------------------------------------------
171  Best Buy Store                                          $455,839     $22,972    1.65    $4,850,000        6/97    55.0%
-----------------------------------------------------------------------------------------------------------------------------
172  Suncoast Plaza                                          $465,247     $29,419    1.32    $5,100,000        8/97    52.1%
-----------------------------------------------------------------------------------------------------------------------------
173  Public Storage - Hayward, CA                            $472,311     $19,652    2.00    $5,275,000       10/97    50.1%
-----------------------------------------------------------------------------------------------------------------------------
174  Park Cedar Building                                     $351,067     $21,739    1.35    $3,800,000        4/97    69.4%
-----------------------------------------------------------------------------------------------------------------------------
175  Milestone Shopping Center                               $358,480     $19,260    1.55    $3,750,000        6/97    70.3%
-----------------------------------------------------------------------------------------------------------------------------
176  Captains Self Storage                                   $341,124     $21,178    1.34    $3,600,000        7/97    73.1%
-----------------------------------------------------------------------------------------------------------------------------
177  West Lake Plaza Retail Center                           $355,361     $20,815    1.42    $4,000,000       11/96    65.7%
-----------------------------------------------------------------------------------------------------------------------------
178  Fortune Park Building XIV                               $347,924     $20,690    1.40    $3,500,000        7/97    73.9%
-----------------------------------------------------------------------------------------------------------------------------
179  The Palms Apartments                                    $310,618     $19,180    1.35    $4,210,000        8/97    61.0%
-----------------------------------------------------------------------------------------------------------------------------
180  South Loop                                              $309,107     $18,764    1.37    $3,700,000        9/97    68.7%
-----------------------------------------------------------------------------------------------------------------------------
181  Courthouse Square Shopping Ctr.                         $426,965     $17,721    2.01    $4,700,000       12/97    53.1%
-----------------------------------------------------------------------------------------------------------------------------
182  Orchard Supply Hardware-Torrance                        $388,036     $17,309    1.87    $4,450,000       11/97    56.1%
-----------------------------------------------------------------------------------------------------------------------------
183  East Towne Centre Retail Shops                          $327,829     $18,808    1.45    $3,420,000        8/97    72.9%
-----------------------------------------------------------------------------------------------------------------------------
184  Brookside Retirement Residence                          $322,910     $19,478    1.38    $4,090,000        8/97    60.9%
-----------------------------------------------------------------------------------------------------------------------------
185  Fed Ex (Van Owen)                                       $339,064     $18,900    1.50    $3,345,000        8/97    74.2%
-----------------------------------------------------------------------------------------------------------------------------
186  Airline Interiors Building                              $285,275     $17,509    1.36    $3,300,000       11/97    74.9%
-----------------------------------------------------------------------------------------------------------------------------
187  Lindley Northwood Apartment                             $376,489     $19,517    1.61    $3,250,000       10/97    75.7%
-----------------------------------------------------------------------------------------------------------------------------
188  Arbor Professional Center                               $329,184     $19,294    1.42    $4,100,000        7/97    59.9%
-----------------------------------------------------------------------------------------------------------------------------
189  The Staples Building                                    $278,099     $18,128    1.28    $3,395,000       10/97    70.5%
-----------------------------------------------------------------------------------------------------------------------------
190  Cypress Point Business Center                           $295,048     $18,065    1.36    $3,960,000       10/97    60.4%
-----------------------------------------------------------------------------------------------------------------------------
191  Golden Oaks Apartments                                  $279,501     $16,929    1.38    $3,400,000        8/97    70.3%
-----------------------------------------------------------------------------------------------------------------------------
192  Fountain Garden Apartments                              $257,702     $16,568    1.30    $3,100,000        8/97    77.1%
-----------------------------------------------------------------------------------------------------------------------------
193  Sherman Arms Apts.                                      $403,428     $17,387    1.93    $2,900,000        7/97    79.6%
-----------------------------------------------------------------------------------------------------------------------------
194  Somerset Ramada Inn                                     $376,362     $17,600    1.78    $4,900,000        8/97    46.8%
-----------------------------------------------------------------------------------------------------------------------------
195  Best Western - Lawndale                                 $452,887     $18,443    2.05    $4,250,000        7/97    53.8%
-----------------------------------------------------------------------------------------------------------------------------
196  Anchorage Motor Inn                                     $375,864     $20,708    1.51    $4,350,000        6/97    52.4%
-----------------------------------------------------------------------------------------------------------------------------
197  Revere Industrial Center                                $293,612     $20,373    1.20    $4,000,000        3/97    55.6%
-----------------------------------------------------------------------------------------------------------------------------
198  Auburn Town Center                                      $283,914     $16,603    1.43    $3,440,000       11/97    63.8%

-----------------------------------------------------------------------------------
Loan   Percent Leased(7)                       Tenant Information(8)
 No.   Leased     Date     Largest Tenant                                    % NSF
-----------------------------------------------------------------------------------
166    100.0%     7/97     Bonjon Framing                                     5.6%
-----------------------------------------------------------------------------------
167    100.0%    10/97
-----------------------------------------------------------------------------------
168    100.0%     8/97     ICE Inc.                                          80.6%
-----------------------------------------------------------------------------------
169    100.0%     8/97     Hollywood Video                                   15.7%
-----------------------------------------------------------------------------------
170     88.0%    12/97     F.R.S. Corp                                       13.2%
-----------------------------------------------------------------------------------
171    100.0%     6/97     Best Buy Co. Inc.                                100.0%
-----------------------------------------------------------------------------------
172     99.0%    10/97     Winn-Dixie                                        28.1%
-----------------------------------------------------------------------------------
173     98.0%     9/97
-----------------------------------------------------------------------------------
174     91.1%     4/97     Armstrong & Associates                             8.9%
-----------------------------------------------------------------------------------
175     91.1%     8/97     Blockbuster Video                                 26.8%
-----------------------------------------------------------------------------------
176     98.1%     6/97
-----------------------------------------------------------------------------------
177     81.9%     8/97     Blockbuster                                       26.2%
-----------------------------------------------------------------------------------
178    100.0%    12/97     Lantech of America , Inc.                         53.8%
-----------------------------------------------------------------------------------
179     90.0%    11/97
-----------------------------------------------------------------------------------
180    100.0%     9/97     Hobby Lobby                                       36.1%
-----------------------------------------------------------------------------------
181     96.5%    10/97     Famous Deli                                       11.0%
-----------------------------------------------------------------------------------
182    100.0%    10/97     Orchard Supply                                   100.0%
-----------------------------------------------------------------------------------
183    100.0%     7/97     Hollywood Entertainment Corp.                     20.9%
-----------------------------------------------------------------------------------
184     93.9%     6/97
-----------------------------------------------------------------------------------
185    100.0%     8/97     Federal Express                                  100.0%
-----------------------------------------------------------------------------------
186    100.0%     9/97     Airline Interiors                                100.0%
-----------------------------------------------------------------------------------
187     97.5%    12/97
-----------------------------------------------------------------------------------
188    100.0%     6/97     SBS Electronics                                   13.0%
-----------------------------------------------------------------------------------
189    100.0%     9/97     Staples, Inc.                                    100.0%
-----------------------------------------------------------------------------------
190     87.9%    10/97     Toyo Tire                                         49.9%
-----------------------------------------------------------------------------------
191    100.0%     7/97
-----------------------------------------------------------------------------------
192     93.0%     8/97
-----------------------------------------------------------------------------------
193    100.0%    11/97
-----------------------------------------------------------------------------------
194     73.6%     6/97
-----------------------------------------------------------------------------------
195     57.2%    12/96
-----------------------------------------------------------------------------------
196     65.8%    12/96
-----------------------------------------------------------------------------------
197    100.0%     7/97     Stephenson's Recond.                              10.5%
-----------------------------------------------------------------------------------
198    100.0%    10/97     Roundtable Pizza                                  18.6%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                     Underwritable    Monthly            Property       Valuation
 No.          Property Name                                Cash Flow      Payment   DSCR(4)   Value(6)       Date(6)   LTV(4)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
199  Eagle Country Market                                    $283,631     $18,237    1.30    $2,760,000        6/97    79.3%
-----------------------------------------------------------------------------------------------------------------------------
200  44 South Bayles Avenue                                  $239,539     $15,956    1.25    $2,874,000        9/97    74.6%
-----------------------------------------------------------------------------------------------------------------------------
201  Westpark Towne Plaza Center                             $294,152     $16,197    1.51    $3,100,000       10/97    69.1%
-----------------------------------------------------------------------------------------------------------------------------
202  Public Storage - Pittsburg, CA                          $395,030     $15,944    2.06    $4,300,000       10/97    49.8%
-----------------------------------------------------------------------------------------------------------------------------
203  South Mojave Road Warehouse                             $255,811     $16,282    1.31    $2,950,000        8/97    72.5%
-----------------------------------------------------------------------------------------------------------------------------
204  Sussex Plaza Shops                                      $262,386     $15,973    1.37    $2,837,500        4/97    74.6%
-----------------------------------------------------------------------------------------------------------------------------
205  Healthsouth Surgical Center                             $258,235     $17,520    1.23    $2,770,000        7/97    75.8%
-----------------------------------------------------------------------------------------------------------------------------
206  Fargo Industrial                                        $309,064     $15,435    1.67    $3,025,000        5/97    69.3%
-----------------------------------------------------------------------------------------------------------------------------
207  Secure Self Storage                                     $304,650     $15,247    1.67    $3,190,000       10/97    65.6%
-----------------------------------------------------------------------------------------------------------------------------
208  Harvest Granger Apartments                              $267,917     $15,497    1.44    $2,860,000        7/97    73.1%
-----------------------------------------------------------------------------------------------------------------------------
209  Smithfield Plaza Shops                                  $254,045     $15,695    1.35    $2,660,000        6/97    76.0%
-----------------------------------------------------------------------------------------------------------------------------
210  Warren Village Apartments and Retail Center             $258,721     $15,836    1.36    $2,543,000        7/97    78.2%
-----------------------------------------------------------------------------------------------------------------------------
211  East Sahara Industrial                                  $321,735     $15,264    1.76    $3,450,000        7/97    57.6%
-----------------------------------------------------------------------------------------------------------------------------
212  Carson Pirie Scott                                      $277,326     $17,356    1.33    $2,700,000        7/97    73.5%
-----------------------------------------------------------------------------------------------------------------------------
213  American Eagle Self Storage                             $304,807     $15,796    1.61    $3,550,000        6/97    55.9%
-----------------------------------------------------------------------------------------------------------------------------
214  The Pavilions                                           $626,330     $20,452    2.55    $4,850,000        6/97    40.5%
-----------------------------------------------------------------------------------------------------------------------------
215  Southlake Marketplace-II                                $240,405     $14,146    1.42    $2,600,000        8/97    74.7%
-----------------------------------------------------------------------------------------------------------------------------
216  Paxton/Bradley Industrial Park                          $259,493     $14,296    1.51    $3,000,000       10/97    64.8%
-----------------------------------------------------------------------------------------------------------------------------
217  15251-15261 Beach Boulevard                             $247,349     $15,584    1.32    $2,550,000        5/97    75.9%
-----------------------------------------------------------------------------------------------------------------------------
218  Raintree Apartments                                     $346,079     $16,327    1.77    $3,840,000        9/97    50.3%
-----------------------------------------------------------------------------------------------------------------------------
219  Hitachi Building                                        $271,970     $14,249    1.59    $2,745,000        9/97    70.2%
-----------------------------------------------------------------------------------------------------------------------------
220  344-362 Main St.                                        $330,168     $14,874    1.85    $4,400,000       10/97    43.5%
-----------------------------------------------------------------------------------------------------------------------------
221  National Self Storage of Pittsfield                     $372,238     $14,326    2.17    $3,630,000        9/97    52.2%
-----------------------------------------------------------------------------------------------------------------------------
222  Comfort Inn - Seville                                   $270,801     $15,603    1.45    $2,600,000        8/97    72.6%
-----------------------------------------------------------------------------------------------------------------------------
223  Pine Knoll Apartments                                   $272,122     $14,148    1.60    $2,700,000        8/97    68.7%
-----------------------------------------------------------------------------------------------------------------------------
224  The Alaska Center                                       $270,075     $14,022    1.61    $3,100,000        7/97    59.2%
-----------------------------------------------------------------------------------------------------------------------------
225  Petco                                                   $231,864     $14,769    1.31    $2,525,000        5/97    71.7%
-----------------------------------------------------------------------------------------------------------------------------
226  Gateway Park - Dublin                                   $258,422     $14,253    1.51    $2,620,000        7/97    69.0%
-----------------------------------------------------------------------------------------------------------------------------
227  Town Centre Shops                                       $225,125     $13,530    1.39    $2,450,000        4/97    73.2%
-----------------------------------------------------------------------------------------------------------------------------
228  Baird Avenue Apartments                                 $192,101     $13,371    1.20    $2,230,000        6/97    80.3%
-----------------------------------------------------------------------------------------------------------------------------
229  Morena Industrial Buildings                             $279,799     $13,976    1.67    $2,940,000        7/97    60.8%
-----------------------------------------------------------------------------------------------------------------------------
230  Cirby Business Park                                     $274,088     $14,012    1.63    $3,170,000        6/97    56.3%
-----------------------------------------------------------------------------------------------------------------------------
231  Park Place Townhomes                                    $266,491     $11,811    1.88    $2,625,000       10/97    66.7%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Loan   Percent Leased(7)                       Tenant Information(8)
 No.   Leased     Date     Largest Tenant                                    % NSF
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
199    100.0%     8/97  Eagle Food Centers, Inc.                         100.0%
-----------------------------------------------------------------------------------
200    100.0%     9/97  North Shore Anestesia                             18.1%
-----------------------------------------------------------------------------------
201    100.0%    12/97  Petco Animal Supplies                             73.0%
-----------------------------------------------------------------------------------
202     93.0%     9/97
-----------------------------------------------------------------------------------
203    100.0%     9/97  Coney Island                                      42.9%
-----------------------------------------------------------------------------------
204    100.0%     9/97  Parts America - Western Auto                      25.9%
-----------------------------------------------------------------------------------
205    100.0%     9/96  Healthsouth Inc.                                 100.0%
-----------------------------------------------------------------------------------
206     96.7%     9/97  Handl-It, Inc.                                    91.0%
-----------------------------------------------------------------------------------
207     92.3%     2/98
-----------------------------------------------------------------------------------
208     96.2%     6/97
-----------------------------------------------------------------------------------
209    100.0%     7/97  Cato Corporation                                  19.2%
-----------------------------------------------------------------------------------
210     97.0%    11/97  Dreamland Sleep Centers                            8.0%
-----------------------------------------------------------------------------------
211     92.8%     7/97  LV Review Journal                                  7.5%
-----------------------------------------------------------------------------------
212    100.0%     8/97  CPS Department Stores, Inc.                      100.0%
-----------------------------------------------------------------------------------
213     94.3%    12/97
-----------------------------------------------------------------------------------
214     93.6%    12/97  Cue Club                                          15.5%
-----------------------------------------------------------------------------------
215    100.0%     7/97  Happiness Hallmark                                25.1%
-----------------------------------------------------------------------------------
216    100.0%     9/97  Mallasch Fence                                    14.0%
-----------------------------------------------------------------------------------
217    100.0%    12/97  Dunn-Edwards                                      50.0%
-----------------------------------------------------------------------------------
218     98.0%     9/97
-----------------------------------------------------------------------------------
219    100.0%    10/97  Hitachi                                          100.0%
-----------------------------------------------------------------------------------
220    100.0%    12/97  Digital Domain                                    93.9%
-----------------------------------------------------------------------------------
221     88.5%     7/97
-----------------------------------------------------------------------------------
222     69.0%     8/97
-----------------------------------------------------------------------------------
223     98.6%    11/97
-----------------------------------------------------------------------------------
224     94.6%     6/97  Small Business Administration                     15.6%
-----------------------------------------------------------------------------------
225    100.0%     9/97  Petco Animal Supplies, Inc.                      100.0%
-----------------------------------------------------------------------------------
226    100.0%    12/97  Smithkline                                        12.7%
-----------------------------------------------------------------------------------
227    100.0%     7/97  Movie King - Video King, Inc.                     18.5%
-----------------------------------------------------------------------------------
228     87.2%     3/97
-----------------------------------------------------------------------------------
229    100.0%     7/97  Don Janais                                        22.6%
-----------------------------------------------------------------------------------
230    100.0%    11/97  Del Webb                                          32.4%
-----------------------------------------------------------------------------------
231    100.0%    12/97
-----------------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                     Underwritable    Monthly            Property       Valuation
 No.          Property Name                                Cash Flow      Payment   DSCR(4)   Value(6)       Date(6)   LTV(4)
-----------------------------------------------------------------------------------------------------------------------------
232  Post & Paddock Place                                    $243,680     $13,927    1.46    $2,825,000        5/97    61.4%
-----------------------------------------------------------------------------------------------------------------------------
233  Parkway East Townhomes                                  $276,325     $11,551    1.99    $1,975,000        8/97    85.9%
-----------------------------------------------------------------------------------------------------------------------------
234  Auburn Hills Industrial                                 $319,673     $12,273    2.17    $3,295,000        4/97    51.3%
-----------------------------------------------------------------------------------------------------------------------------
235  2221-2241 Calle De Luna                                 $269,945     $12,975    1.73    $2,900,000        8/97    58.3%
-----------------------------------------------------------------------------------------------------------------------------
236  Stewart-Lamb Shopping Center                            $239,084     $13,758    1.45    $2,700,000        5/97    62.6%
-----------------------------------------------------------------------------------------------------------------------------
237  Arizona Rent-A-Storage                                  $252,883     $12,140    1.74    $2,850,000       10/97    57.7%
-----------------------------------------------------------------------------------------------------------------------------
238  Public Storage - Decatur, GA                            $368,356     $12,022    2.55    $3,395,000       10/97    48.4%
-----------------------------------------------------------------------------------------------------------------------------
239  Hart Building                                           $250,340     $12,768    1.63    $3,310,000        8/97    49.6%
-----------------------------------------------------------------------------------------------------------------------------
240  855 Howe Avenue                                         $229,671     $11,534    1.66    $2,670,000       10/97    59.8%
-----------------------------------------------------------------------------------------------------------------------------
241  Dunbarton Plaza                                         $198,549     $12,037    1.37    $2,150,000        8/97    74.2%
-----------------------------------------------------------------------------------------------------------------------------
242  27 Seaview Boulevard                                    $194,838     $11,763    1.38    $2,119,000        7/97    75.3%
-----------------------------------------------------------------------------------------------------------------------------
243  Public Storage -La Puente, CA                           $338,135     $11,658    2.42    $3,150,000       10/97    50.6%
-----------------------------------------------------------------------------------------------------------------------------
244  Firemans Fund Building                                  $303,316     $12,204    2.07    $3,925,000       10/97    39.3%
-----------------------------------------------------------------------------------------------------------------------------
245  Lighthouse Apartments                                   $216,413     $11,547    1.56    $2,020,000        8/97    74.3%
-----------------------------------------------------------------------------------------------------------------------------
246  Mulholland Office Plaza                                 $197,853     $11,291    1.46    $2,250,000       10/97    66.4%
-----------------------------------------------------------------------------------------------------------------------------
247  Cactus Village                                          $289,127     $11,545    2.09    $3,120,000        9/97    47.9%
-----------------------------------------------------------------------------------------------------------------------------
248  625 Third Street                                        $281,585     $12,323    1.90    $4,000,000        8/97    37.2%
-----------------------------------------------------------------------------------------------------------------------------
249  Durango Apartments                                      $266,868     $11,531    1.93    $1,950,000       10/97    74.3%
-----------------------------------------------------------------------------------------------------------------------------
250  Michigan City Towne Centre                              $225,869     $11,957    1.57    $2,150,000       10/97    67.2%
-----------------------------------------------------------------------------------------------------------------------------
251  Greg-Mill Center                                        $239,535     $10,211    1.95    $2,785,000        9/97    51.9%
-----------------------------------------------------------------------------------------------------------------------------
252  Valex Apartments                                        $159,418      $9,703    1.37    $2,000,000       10/97    69.8%
-----------------------------------------------------------------------------------------------------------------------------
253  City Center Business Park                               $208,912      $9,371    1.86    $2,665,000       10/97    52.4%
-----------------------------------------------------------------------------------------------------------------------------
254  National Square Office Park                             $198,634     $11,339    1.46    $2,300,000        3/97    60.6%
-----------------------------------------------------------------------------------------------------------------------------
255  Kearney Villa Flex Buildings                            $191,823     $10,410    1.54    $2,100,000        8/97    66.3%
-----------------------------------------------------------------------------------------------------------------------------
256  Santa Monica & Beverly                                  $582,360     $17,090    2.84    $8,300,000        8/97    16.5%
-----------------------------------------------------------------------------------------------------------------------------
257  Micron Electronics Building                             $184,613     $10,456    1.47    $1,990,000        8/97    68.5%
-----------------------------------------------------------------------------------------------------------------------------
258  Ashlan / Valentine Phase II Industrial                  $187,788      $9,264    1.69    $1,860,000       10/97    72.5%
-----------------------------------------------------------------------------------------------------------------------------
259  Baxter Rutherford Warehouses                            $169,087     $10,348    1.36    $1,830,000        8/97    73.5%
-----------------------------------------------------------------------------------------------------------------------------
260  Evergreen Claremont Self Storage                        $271,239      $9,039    2.50    $3,325,000        9/97    39.7%
-----------------------------------------------------------------------------------------------------------------------------
261  32nd Street Commerce Park                               $189,616     $11,215    1.41    $2,130,000        9/97    61.8%
-----------------------------------------------------------------------------------------------------------------------------
262  Frys Superstition Springs Center                        $174,920     $10,267    1.42    $1,850,000        5/97    69.8%
-----------------------------------------------------------------------------------------------------------------------------
263  The Schwab Building                                     $198,958     $10,761    1.54    $2,450,000        8/97    52.5%
-----------------------------------------------------------------------------------------------------------------------------
264  90 Albright Way                                         $263,029     $12,244    1.79    $2,850,000        7/97    44.8%

-----------------------------------------------------------------------------------
Loan   Percent Leased(7)                       Tenant Information(8)
 No.   Leased     Date     Largest Tenant                                    % NSF
-----------------------------------------------------------------------------------
232     87.2%    11/97     Carolina Furniture                                19.1%
-----------------------------------------------------------------------------------
233    100.0%     9/97
-----------------------------------------------------------------------------------
234    100.0%     4/97     Hoechst-Celanese                                  46.8%
-----------------------------------------------------------------------------------
235    100.0%     9/97     Elsa, Inc.                                        51.1%
-----------------------------------------------------------------------------------
236    100.0%    10/97     Clark County                                      23.2%
-----------------------------------------------------------------------------------
237     93.6%     9/97
-----------------------------------------------------------------------------------
238     88.0%     9/97
-----------------------------------------------------------------------------------
239     86.3%    12/97     Kahl Associates                                   41.7%
-----------------------------------------------------------------------------------
240    100.0%    10/97     Chapman University                                43.9%
-----------------------------------------------------------------------------------
241    100.0%     7/97     Cato Corporation                                  20.0%
-----------------------------------------------------------------------------------
242    100.0%    11/97     Bayside Controls                                 100.0%
-----------------------------------------------------------------------------------
243     97.0%     9/97
-----------------------------------------------------------------------------------
244    100.0%     9/97     Fireman's Fund Insurance Company                 100.0%
-----------------------------------------------------------------------------------
245    100.0%     9/97
-----------------------------------------------------------------------------------
246    100.0%    11/97     Daniel Stav                                        8.1%
-----------------------------------------------------------------------------------
247     92.1%     8/97     Stool and Dinette Factory                         34.4%
-----------------------------------------------------------------------------------
248    100.0%     1/98     UBI Soft Inc.                                     24.8%
-----------------------------------------------------------------------------------
249     94.4%     9/97
-----------------------------------------------------------------------------------
250     84.5%     9/97     Hollywood Video                                   38.3%
-----------------------------------------------------------------------------------
251     88.2%    11/97     Emser                                             18.4%
-----------------------------------------------------------------------------------
252    100.0%     9/97
-----------------------------------------------------------------------------------
253    100.0%    10/97     Griswold Controls                                 26.0%
-----------------------------------------------------------------------------------
254     94.9%     7/97     Health & Hospital of Marion Co.                   13.8%
-----------------------------------------------------------------------------------
255    100.0%    12/97     McKesson Corp.                                    54.3%
-----------------------------------------------------------------------------------
256      N/A       N/A     Bank of America                                  100.0%
-----------------------------------------------------------------------------------
257    100.0%     7/97     Micron Electronics                               100.0%
-----------------------------------------------------------------------------------
258    100.0%    11/97     Stanton Office Machines                           30.3%
-----------------------------------------------------------------------------------
259    100.0%    11/97     Baxter Rutherford                                 88.4%
-----------------------------------------------------------------------------------
260     91.5%     7/97
-----------------------------------------------------------------------------------
261     96.8%     8/97     Intech                                             4.7%
-----------------------------------------------------------------------------------
262    100.0%    12/97     Video Update Inc.                                 50.4%
-----------------------------------------------------------------------------------
263     92.5%    12/97     Schwab                                            21.3%
-----------------------------------------------------------------------------------
264    100.0%     6/97     NEC Electronics, Inc.                            100.0%



APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                     Underwritable    Monthly            Property       Valuation
 No.          Property Name                                Cash Flow      Payment   DSCR(4)   Value(6)       Date(6)   LTV(4)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
265  Tire Discounters - Middletown (2VI)                      $81,933      $5,071    1.33      $890,000        7/97    76.1%
266  Tire Discounters - Cincinnati (2VI)                      $69,993      $4,445    1.33      $780,000        7/97    76.1%
-----------------------------------------------------------------------------------------------------------------------------
267  The Liberty Building                                    $179,899     $10,327    1.45    $2,050,000        8/97    61.8%
-----------------------------------------------------------------------------------------------------------------------------
268  Hollywood Video-OH                                      $167,894     $10,438    1.34    $1,700,000       11/97    73.6%
-----------------------------------------------------------------------------------------------------------------------------
269  Public Storage - Garland TX                             $219,089      $9,270    1.97    $2,100,000       10/97    59.4%
-----------------------------------------------------------------------------------------------------------------------------
270  Downey Plaza Apartments                                 $281,294      $8,309    2.82    $2,620,000       10/97    45.7%
-----------------------------------------------------------------------------------------------------------------------------
271  Quarry Office Building                                  $172,498      $8,697    1.65    $1,824,000       10/97    65.7%
-----------------------------------------------------------------------------------------------------------------------------
272  Public Storage - Sacramento                             $217,760      $9,009    2.01    $1,750,000       10/97    68.4%
-----------------------------------------------------------------------------------------------------------------------------
273  7373 Engineer Road                                      $205,886      $8,712    1.97    $2,500,000        8/97    47.8%
-----------------------------------------------------------------------------------------------------------------------------
274  Comcast Building                                        $283,649      $9,088    2.60    $3,250,000        7/97    36.7%
-----------------------------------------------------------------------------------------------------------------------------
275  Dallas Alley                                            $200,801      $9,727    1.72    $1,600,000        8/97    74.0%
-----------------------------------------------------------------------------------------------------------------------------
276  Royal Oaks Apartments                                   $169,693      $8,397    1.68    $2,000,000        9/97    58.3%
-----------------------------------------------------------------------------------------------------------------------------
277  2441 Pullman/1701 Carnegie                              $168,432      $8,671    1.62    $1,900,000        8/97    60.1%
-----------------------------------------------------------------------------------------------------------------------------
278  9 Goodyear                                              $138,371      $8,381    1.38    $1,485,000       10/97    73.8%
-----------------------------------------------------------------------------------------------------------------------------
279  Villa Ventura Apartments                                $149,489      $8,990    1.39    $1,500,000       11/97    73.1%
-----------------------------------------------------------------------------------------------------------------------------
280  Federal Express Branch Terminal                         $155,238      $8,294    1.56    $1,500,000        8/97    73.0%
-----------------------------------------------------------------------------------------------------------------------------
281  Mercado Village                                         $193,791     $10,260    1.57    $2,000,000       11/97    54.7%
-----------------------------------------------------------------------------------------------------------------------------
282  Woodcrest Apartments                                    $144,401      $7,414    1.62    $1,450,000       10/97    75.0%
-----------------------------------------------------------------------------------------------------------------------------
283  440 Broadway                                            $234,426      $7,296    2.68    $2,890,000       10/97    36.4%
-----------------------------------------------------------------------------------------------------------------------------
284  Villa Monterrey Apartments                              $144,670      $8,004    1.51    $1,695,000        8/97    61.4%
-----------------------------------------------------------------------------------------------------------------------------
285  Town & Country Shopping Center                          $118,599      $8,124    1.22    $1,300,000        8/97    79.6%
-----------------------------------------------------------------------------------------------------------------------------
286  3925 W. Adams St                                        $123,813      $7,409    1.39    $1,450,000       11/97    68.8%
-----------------------------------------------------------------------------------------------------------------------------
287  Harbor View Business Park                               $131,658      $7,898    1.39    $1,710,000        7/97    58.1%
-----------------------------------------------------------------------------------------------------------------------------
288  Randalls - Berkman                                      $145,207      $7,989    1.51    $1,600,000        8/97    62.0%
-----------------------------------------------------------------------------------------------------------------------------
289  12234-36 Sherman Way                                    $182,034      $9,310    1.63    $2,255,000        9/97    43.9%
-----------------------------------------------------------------------------------------------------------------------------
290  Cranbrook Plaza Shopping Center                         $163,563     $10,184    1.34    $1,700,000        8/97    58.0%
-----------------------------------------------------------------------------------------------------------------------------
291  Crossings at Maple Grove                                $150,906      $9,661    1.30    $1,600,000        6/97    61.4%
-----------------------------------------------------------------------------------------------------------------------------
292  1452-1548 Fayette Street                                $132,460      $6,885    1.60    $1,520,000       10/97    62.3%
-----------------------------------------------------------------------------------------------------------------------------
293  United Furniture Warehouse                              $152,109      $7,070    1.79    $1,850,000        8/97    51.1%
-----------------------------------------------------------------------------------------------------------------------------
294  Chateux Village/Sea Lord Apartments                     $129,499      $7,231    1.49    $1,347,000        8/97    69.8%
-----------------------------------------------------------------------------------------------------------------------------
295  17352 Daimler Street                                    $158,664      $6,963    1.90    $1,825,000        7/97    50.3%
-----------------------------------------------------------------------------------------------------------------------------
296  Champions Forest/Louetta                                $155,921      $9,421    1.38    $1,315,000        7/97    69.4%
-----------------------------------------------------------------------------------------------------------------------------
297  Micro Instrument Co.                                    $131,037      $6,987    1.56    $1,495,000        8/97    60.5%

-----------------------------------------------------------------------------------
Loan   Percent Leased(7)                       Tenant Information(8)
 No.   Leased     Date     Largest Tenant                                    % NSF
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
265    100.0%     9/97     Tire Discounters                                 100.0%
266    100.0%     9/97     Tire Discounters                                 100.0%
-----------------------------------------------------------------------------------
267    100.0%     6/97     Schraff                                           18.0%
-----------------------------------------------------------------------------------
268    100.0%    12/97     Hollywood Video                                  100.0%
-----------------------------------------------------------------------------------
269     94.0%     9/97
-----------------------------------------------------------------------------------
270     98.9%    10/97
-----------------------------------------------------------------------------------
271    100.0%    11/97     Manning & Napier Advisors                         25.2%
-----------------------------------------------------------------------------------
272     94.9%     9/97
-----------------------------------------------------------------------------------
273    100.0%    10/97     Western Fastner, Inc.                             34.9%
-----------------------------------------------------------------------------------
274    100.0%     9/97     Comcast                                          100.0%
-----------------------------------------------------------------------------------
275     88.8%     9/97     Step Four                                         36.0%
-----------------------------------------------------------------------------------
276    100.0%    10/97
-----------------------------------------------------------------------------------
277    100.0%     7/97     Keane/Reiz                                        51.7%
-----------------------------------------------------------------------------------
278    100.0%    11/97     NRLL                                              51.1%
-----------------------------------------------------------------------------------
279     96.1%     8/97
-----------------------------------------------------------------------------------
280    100.0%     8/97     Federal Express                                  100.0%
-----------------------------------------------------------------------------------
281    100.0%     9/97     Cafe Mozart                                       17.5%
-----------------------------------------------------------------------------------
282     93.8%     9/97
-----------------------------------------------------------------------------------
283     96.4%    11/97
-----------------------------------------------------------------------------------
284    100.0%     7/97
-----------------------------------------------------------------------------------
285    100.0%     9/97     Liberty Safes                                      8.3%
-----------------------------------------------------------------------------------
286    100.0%    10/97     Beltman Moving & Storage                         100.0%
-----------------------------------------------------------------------------------
287    100.0%    11/97     Game Tech                                         17.0%
-----------------------------------------------------------------------------------
288    100.0%     4/97     Randall's                                        100.0%
-----------------------------------------------------------------------------------
289    100.0%     7/97     Joseph Seagrams & Sons                            56.8%
-----------------------------------------------------------------------------------
290     85.3%    12/97     Boogie Nights                                     22.7%
-----------------------------------------------------------------------------------
291    100.0%     5/97     Boston Market                                     37.3%
-----------------------------------------------------------------------------------
292    100.0%     9/97     Reiter Mosier Restoration                         22.7%
-----------------------------------------------------------------------------------
293    100.0%     7/97     United Furniture Warehouse                       100.0%
-----------------------------------------------------------------------------------
294     98.0%     9/97
-----------------------------------------------------------------------------------
295    100.0%     8/97     Fidelity National Title                          100.0%
-----------------------------------------------------------------------------------
296     86.6%    12/97     Teddi's Restaurant                                15.8%
-----------------------------------------------------------------------------------
297    100.0%     9/97     Micro Instrument Co.                             100.0%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                     Underwritable    Monthly            Property       Valuation
 No.          Property Name                                Cash Flow      Payment   DSCR(4)   Value(6)       Date(6)   LTV(4)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
298  Hollywood Video-Louisville,KY                           $132,802      $7,935    1.39    $1,420,000        5/97    63.5%
-----------------------------------------------------------------------------------------------------------------------------
299  710 Post Oak, L.C.                                      $124,648      $7,540    1.38    $1,750,000        5/97    51.1%
-----------------------------------------------------------------------------------------------------------------------------
300  2030 N. Ivar Avenue                                      $98,793      $6,113    1.35    $1,200,000        8/97    70.6%
-----------------------------------------------------------------------------------------------------------------------------
301  Hollywood Video - GA                                    $109,098      $7,062    1.29    $1,200,000       11/97    70.6%
-----------------------------------------------------------------------------------------------------------------------------
302  Love Field Financial Center                             $145,830      $6,191    1.96    $1,450,000       10/97    57.8%
-----------------------------------------------------------------------------------------------------------------------------
303  Diagonal Marketplace Shopping Center                    $116,334      $5,865    1.65    $1,450,000        9/97    55.0%
-----------------------------------------------------------------------------------------------------------------------------9
304  Rialto II Apartments                                    $140,974      $5,905    1.99    $1,065,000       10/97    70.2%
-----------------------------------------------------------------------------------------------------------------------------
305  7 Studebaker                                            $128,489      $4,165    2.57    $1,575,000        8/97    34.7%
-----------------------------------------------------------------------------------------------------------------------------
306  Pioneer Business Center II                               $65,113      $3,554    1.53      $680,000        8/87    65.8%
-----------------------------------------------------------------------------------------------------------------------------


     Total/Weighted Average:                                                         1.54                              68.4%

-----------------------------------------------------------------------------------
Loan   Percent Leased(7)                       Tenant Information(8)
 No.   Leased     Date     Largest Tenant                                    % NSF
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
298    100.0%     5/97     Hollywood Entertainment                          100.0%
-----------------------------------------------------------------------------------
299    100.0%     4/97     Spaulding for Children                            16.4%
-----------------------------------------------------------------------------------
300     93.7%     1/98
-----------------------------------------------------------------------------------
301    100.0%    10/97     Hollywood Video                                  100.0%
-----------------------------------------------------------------------------------
302    100.0%    10/97     Comerica Bank                                     41.0%
-----------------------------------------------------------------------------------
303    100.0%    10/97     World Foods, Inc.                                 26.7%
-----------------------------------------------------------------------------------
304     91.7%    11/97
-----------------------------------------------------------------------------------
305    100.0%     7/97     ENDOcare, Inc.                                   100.0%
-----------------------------------------------------------------------------------
306    100.0%     7/97     Sunscript                                         49.9%
-----------------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                     Interest                                      Prepayment Code(9)
Loan                                                 Accrual    Season-  Lockout
No.                      Property Name                Method    ing(10)  Period   YM1   YM  5.0%  4.5%  4.0%  3.0%  2.0%  1.0% Open
------------------------------------------------------------------------------------------------------------------------------------
 1    Scottsdale Plaza Resort                       Actual/360     3       36           78                                       6
------------------------------------------------------------------------------------------------------------------------------------
 2    Encinitas Ranch Town Center                   Actual/360     3       24           90                                       6
------------------------------------------------------------------------------------------------------------------------------------
 3    Two Democracy Plaza                             30/360       2       37           80                                       3
------------------------------------------------------------------------------------------------------------------------------------
 4    Kahler Hotel (2I)                             Actual/360     4       36      18                                            6
 5    Olympia Park (2I)                             Actual/360     4       36      18                                            6
------------------------------------------------------------------------------------------------------------------------------------
 6    Clinton Square                                Actual/360     5       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
 7    Metropolitan Corporate Center                 Actual/360     2       24           30                                       6
------------------------------------------------------------------------------------------------------------------------------------
 8    Holiday Inn Boston Logan Airport              Actual/360     4       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
 9    Sun Valley Village (2A)                       Actual/360     4       36      78                                            6
10    Greenoaks Mobile Home Park (2A)               Actual/360     4       36      78                                            6
11    Madrone Mobile Estates (2A)                   Actual/360     4       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
12    The Willows Shopping Center                     30/360       4       36      75                                            9
------------------------------------------------------------------------------------------------------------------------------------
13    Radisson Hotel/Pittsburgh ExpoMart            Actual/360     7       60      54                                            6
------------------------------------------------------------------------------------------------------------------------------------
14    Pinebrook Apartments                            30/360       6       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
15    Woodchase Apartments                          Actual/360     5       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
16    Gateway Center Apartments                     Actual/360     1       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
17    Sunset Creek (2B)                             Actual/360     2       60      20                                            4
18    Creekwood Village (2B)                        Actual/360     2       60      20                                            4
------------------------------------------------------------------------------------------------------------------------------------
19    Monterey Oaks Mobile Home Park                  30/360       2       36      30                                            6
------------------------------------------------------------------------------------------------------------------------------------
20    Fairview Village Apartments                     30/360       3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
21    Northgate Plaza                               Actual/360     4       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
22    La Valencia Hotel                               30/360       5       24      31                                            6
------------------------------------------------------------------------------------------------------------------------------------
23    200 W. Thomas (2II)                           Actual/360     4       60      57                                            3
24    100 W. Harrison (North Tower) (2II)           Actual/360     4       60      57                                            3
25    100 W. Harrison (South Tower) (2II)           Actual/360     4       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
26    Pebble Creek Apartments, Phase II-IV          Actual/360     2       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
27    Courtyard by Marriott - Salt Lake City (2C)   Actual/360     3       60      57                                            3
28    Courtyard by Marriott - Provo (2C)            Actual/360     3       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
29    Penn's Market II                              Actual/360     7       60           57                                       3
------------------------------------------------------------------------------------------------------------------------------------
30    Budget Suites / Paradise                      Actual/360     2       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
31    Waterford at Clear Lake                       Actual/360     2       60      20                                            4
------------------------------------------------------------------------------------------------------------------------------------
32    St. Mary's Square Shopping Center             Actual/360     1       48      69                                            3
------------------------------------------------------------------------------------------------------------------------------------
33    Trappe Center                                   30/360       8       60      54                                            6

-------------------------------------------------------------------------

Loan                                                        Admin.
No.                      Property Name                Cost Rate (bps)(11)
-------------------------------------------------------------------------
 1    Scottsdale Plaza Resort                               2.80
-------------------------------------------------------------------------
 2    Encinitas Ranch Town Center                           2.80
-------------------------------------------------------------------------
 3    Two Democracy Plaza                                   3.95
-------------------------------------------------------------------------
 4    Kahler Hotel (2I)                                     2.80
 5    Olympia Park (2I)                                     2.80
-------------------------------------------------------------------------
 6    Clinton Square                                       12.50
-------------------------------------------------------------------------
 7    Metropolitan Corporate Center                         2.80
-------------------------------------------------------------------------
 8    Holiday Inn Boston Logan Airport                     12.50
-------------------------------------------------------------------------
 9    Sun Valley Village (2A)                               2.80
10    Greenoaks Mobile Home Park (2A)                       2.80
11    Madrone Mobile Estates (2A)                           2.80
-------------------------------------------------------------------------
12    The Willows Shopping Center                           2.80
-------------------------------------------------------------------------
13    Radisson Hotel/Pittsburgh ExpoMart                   12.50
-------------------------------------------------------------------------
14    Pinebrook Apartments                                  2.80
-------------------------------------------------------------------------
15    Woodchase Apartments                                  3.95
-------------------------------------------------------------------------
16    Gateway Center Apartments                            10.80
-------------------------------------------------------------------------
17    Sunset Creek (2B)                                     3.95
18    Creekwood Village (2B)                                3.95
-------------------------------------------------------------------------
19    Monterey Oaks Mobile Home Park                        2.80
-------------------------------------------------------------------------
20    Fairview Village Apartments                           2.80
-------------------------------------------------------------------------
21    Northgate Plaza                                       2.80
-------------------------------------------------------------------------
22    La Valencia Hotel                                     2.80
-------------------------------------------------------------------------
23    200 W. Thomas (2II)                                  12.50
24    100 W. Harrison (North Tower) (2II)                  12.50
25    100 W. Harrison (South Tower) (2II)                  12.50
-------------------------------------------------------------------------
26    Pebble Creek Apartments, Phase II-IV                  2.80
-------------------------------------------------------------------------
27    Courtyard by Marriott - Salt Lake City (2C)           3.95
28    Courtyard by Marriott - Provo (2C)                    3.95
-------------------------------------------------------------------------
29    Penn's Market II                                      3.95
-------------------------------------------------------------------------
30    Budget Suites / Paradise                              2.80
-------------------------------------------------------------------------
31    Waterford at Clear Lake                               3.95
-------------------------------------------------------------------------
32    St. Mary's Square Shopping Center                    10.80
-------------------------------------------------------------------------
33    Trappe Center                                         2.80

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                     Interest                                      Prepayment Code(9)
Loan                                                 Accrual    Season-  Lockout
No.                      Property Name                Method    ing(10)  Period   YM1   YM  5.0%  4.5%  4.0%  3.0%  2.0%  1.0% Open
------------------------------------------------------------------------------------------------------------------------------------
34    Clearwater Creek Apartments                   Actual/360     1       60      54                                            6
------------------------------------------------------------------------------------------------------------------------------------
35    Surveyor-Beltline Office *                      30/360       8       36                12          12    57                3
------------------------------------------------------------------------------------------------------------------------------------
36    Chatham Village Apartments                    Actual/360     3       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
37    Bank One Tower & Branch                         30/360       4       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
38    Stanford Villa Apartments                       30/360       3       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
39    Copper Terrace Apartments                     Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
40    Briarwood Apartments                          Actual/360     4       60      54                                            6
------------------------------------------------------------------------------------------------------------------------------------
41    Golden Hills Plaza                              30/360       3       60     114                                            6
------------------------------------------------------------------------------------------------------------------------------------
42    Federal Express                                 30/360       8       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
43    Ashford Court Apartments                      Actual/360     3       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
44    Meyer Business Center                           30/360       6       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
45    Encinal Terminals                               30/360       1       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
46    Howard Johnson/Holiday Inn Express            Actual/365     5       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
47    Courtyard by Marriott - Hillsboro             Actual/360     6       36                12          12    12    12    33    3
------------------------------------------------------------------------------------------------------------------------------------
48    Morning Ridge Apartments                        30/360       6       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
49    Lakes Town Ctr./Oakland Shpg. Ctr.            Actual/360     4       60      54                                            6
------------------------------------------------------------------------------------------------------------------------------------
50    Keeneland Crest Apartments, Phase II          Actual/360     4       48      30                                            6
------------------------------------------------------------------------------------------------------------------------------------
51    Naperville Plaza                                30/360       2       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
52    Smithridge Plaza Shopping Center                30/360      12       36      18                                            6
------------------------------------------------------------------------------------------------------------------------------------
53    Twin Oaks Apartment                             30/360       3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
54    Ravine Bluff Apartments                       Actual/360     6       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
55    300 Rose Ave. & 320  Hampton Dr. (2D)           30/360       2       36     198                                            6
56    350-364 Hampton Drive (2D)                      30/360       2       36     198                                            6
------------------------------------------------------------------------------------------------------------------------------------
57    Hamilton Fixtures                             Actual/360     6       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
58    Riviera Apartments                            Actual/360     2       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
59    Dorado Plaza Apartments                       Actual/360     4       60      54                                            6
------------------------------------------------------------------------------------------------------------------------------------
60    Clarksville Commons                             30/360       7       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
61    20101 South Santa Fe Avenue                   Actual/360     4       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
62    Mariners Mile Marine Center                   Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
63    Monteray Shores Plaza Shopping Center           30/360       8       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
64    Westland Shopping Center                        30/360       4       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
65    Seattle Air Cargo                             Actual/360     4       60     138                                            6
------------------------------------------------------------------------------------------------------------------------------------
66    Red Bank Plaza (2III)                         Actual/360     7       60      57                                            3

-------------------------------------------------------------------------

Loan                                                        Admin.
No.                      Property Name                Cost Rate (bps)(11)
-------------------------------------------------------------------------
34    Clearwater Creek Apartments                          12.50
-------------------------------------------------------------------------
35    Surveyor-Beltline Office *                            3.95
-------------------------------------------------------------------------
36    Chatham Village Apartments                           10.80
-------------------------------------------------------------------------
37    Bank One Tower & Branch                               3.95
-------------------------------------------------------------------------
38    Stanford Villa Apartments                             2.80
-------------------------------------------------------------------------
39    Copper Terrace Apartments                             2.80
-------------------------------------------------------------------------
40    Briarwood Apartments                                 11.80
-------------------------------------------------------------------------
41    Golden Hills Plaza                                    2.80
-------------------------------------------------------------------------
42    Federal Express                                       2.80
-------------------------------------------------------------------------
43    Ashford Court Apartments                             12.50
-------------------------------------------------------------------------
44    Meyer Business Center                                 2.80
-------------------------------------------------------------------------
45    Encinal Terminals                                    12.50
-------------------------------------------------------------------------
46    Howard Johnson/Holiday Inn Express                   10.80
-------------------------------------------------------------------------
47    Courtyard by Marriott - Hillsboro                    12.50
-------------------------------------------------------------------------
48    Morning Ridge Apartments                              2.80
-------------------------------------------------------------------------
49    Lakes Town Ctr./Oakland Shpg. Ctr.                    9.80
-------------------------------------------------------------------------
50    Keeneland Crest Apartments, Phase II                 10.80
-------------------------------------------------------------------------
51    Naperville Plaza                                      2.80
-------------------------------------------------------------------------
52    Smithridge Plaza Shopping Center                      2.80
-------------------------------------------------------------------------
53    Twin Oaks Apartment                                   2.80
-------------------------------------------------------------------------
54    Ravine Bluff Apartments                              11.80
-------------------------------------------------------------------------
55    300 Rose Ave. & 320  Hampton Dr. (2D)                 2.80
56    350-364 Hampton Drive (2D)                            2.80
-------------------------------------------------------------------------
57    Hamilton Fixtures                                    10.80
-------------------------------------------------------------------------
58    Riviera Apartments                                   10.80
-------------------------------------------------------------------------
59    Dorado Plaza Apartments                              11.80
-------------------------------------------------------------------------
60    Clarksville Commons                                   2.80
-------------------------------------------------------------------------
61    20101 South Santa Fe Avenue                          10.80
-------------------------------------------------------------------------
62    Mariners Mile Marine Center                           2.80
-------------------------------------------------------------------------
63    Monteray Shores Plaza Shopping Center                 2.80
-------------------------------------------------------------------------
64    Westland Shopping Center                              2.80
-------------------------------------------------------------------------
65    Seattle Air Cargo                                     3.95
-------------------------------------------------------------------------
66    Red Bank Plaza (2III)                                12.50

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                     Interest                                      Prepayment Code(9)
Loan                                                 Accrual    Season-  Lockout
No.                      Property Name                Method    ing(10)  Period   YM1   YM  5.0%  4.5%  4.0%  3.0%  2.0%  1.0% Open
------------------------------------------------------------------------------------------------------------------------------------
67    Red Bank Center (2III)                        Actual/360     7       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
68    Radisson Airport Inn                            30/360       9       60      60                                            0
------------------------------------------------------------------------------------------------------------------------------------
69    Foxridge Apartments, Phases IV-V              Actual/360     2       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
70    Woodside Terrace Apartments                   Actual/360     2       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
71    Ross Center                                     30/360       3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
72    The Electric Farm Industrial Park             Actual/360     3       24      30                                            6
------------------------------------------------------------------------------------------------------------------------------------
73    Homestead House - San Diego (2IV)             Actual/360     8       72     138                                            6
74    Homestead House - Huntington Beach (2IV)      Actual/360     8       72     138                                            6
------------------------------------------------------------------------------------------------------------------------------------
75    Coffee Creek Apartments                       Actual/360     4       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
76    Strouds of Santa Monica                         30/360       8       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
77    1277 Orleans Dr. & 207 Java Dr.                 30/360       6       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
78    34-02 Queens Boulevard                        Actual/360     5       60                12          12    12    12     6    6
------------------------------------------------------------------------------------------------------------------------------------
79    3 Waters Office Park                            30/360       4       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
80    Sears Plaza                                     30/360       3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
81    Smithridge Shopping Center                    Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
82    Cobb Center                                     30/360       9       60     180
------------------------------------------------------------------------------------------------------------------------------------
83    Northern Hills Shopping Center (2E)           Actual/360     5       60      54                                            6
84    Perrin Oaks Shopping Center (2E)              Actual/360     5       60      54                                            6
------------------------------------------------------------------------------------------------------------------------------------
85    Blalock Woods Apartments                        30/360       2       60     114                                            6
------------------------------------------------------------------------------------------------------------------------------------
86    Broadway Shoppes                              Actual/360     3      120      81                                            3
------------------------------------------------------------------------------------------------------------------------------------
87    Cambridge Apartments                          Actual/360     1       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
88    Nellis-Bonanza Shopping Center                Actual/360     6       48      69                                            3
------------------------------------------------------------------------------------------------------------------------------------
89    Comfort Inn - Downtown New Orleans            Actual/360     3       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
90    Sun Micro Systems                             Actual/360     2       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
91    Desco Plaza III                                 30/360       6       60      60
------------------------------------------------------------------------------------------------------------------------------------
92    Brook Village West                            Actual/360     3       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
93    Stoneleigh Place Apartments                   Actual/360     4       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
94    Simi Country Estates Mobile Home Park         Actual/360     0       48      69                                            3
------------------------------------------------------------------------------------------------------------------------------------
95    Ramada Hilltop                                Actual/360     2       72      45                                            3
------------------------------------------------------------------------------------------------------------------------------------
96    Sun Shadow Square Shopping Center             Actual/360     5       36                            13    12    12     8    3
------------------------------------------------------------------------------------------------------------------------------------
97    5901 Westheimer Shopping Center                 30/360       3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
98    Park Lane Villas Apartment Complex            Actual/360     5       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
99    Redwood City Professional Center              Actual/360     4       60      57                                            3

-------------------------------------------------------------------------

Loan                                                        Admin.
No.                      Property Name                Cost Rate (bps)(11)
-------------------------------------------------------------------------
67    Red Bank Center (2III)                               12.50
-------------------------------------------------------------------------
68    Radisson Airport Inn                                  3.95
-------------------------------------------------------------------------
69    Foxridge Apartments, Phases IV-V                      2.80
-------------------------------------------------------------------------
70    Woodside Terrace Apartments                          11.80
-------------------------------------------------------------------------
71    Ross Center                                           2.80
-------------------------------------------------------------------------
72    The Electric Farm Industrial Park                     2.80
-------------------------------------------------------------------------
73    Homestead House - San Diego (2IV)                    12.50
74    Homestead House - Huntington Beach (2IV)             12.50
-------------------------------------------------------------------------
75    Coffee Creek Apartments                               2.80
-------------------------------------------------------------------------
76    Strouds of Santa Monica                               2.80
-------------------------------------------------------------------------
77    1277 Orleans Dr. & 207 Java Dr.                       2.80
-------------------------------------------------------------------------
78    34-02 Queens Boulevard                                3.95
-------------------------------------------------------------------------
79    3 Waters Office Park                                  2.80
-------------------------------------------------------------------------
80    Sears Plaza                                           2.80
-------------------------------------------------------------------------
81    Smithridge Shopping Center                            2.80
-------------------------------------------------------------------------
82    Cobb Center                                           3.95
-------------------------------------------------------------------------
83    Northern Hills Shopping Center (2E)                   3.95
84    Perrin Oaks Shopping Center (2E)                      3.95
-------------------------------------------------------------------------
85    Blalock Woods Apartments                              2.80
-------------------------------------------------------------------------
86    Broadway Shoppes                                     10.80
-------------------------------------------------------------------------
87    Cambridge Apartments                                 10.80
-------------------------------------------------------------------------
88    Nellis-Bonanza Shopping Center                       11.80
-------------------------------------------------------------------------
89    Comfort Inn - Downtown New Orleans                   10.80
-------------------------------------------------------------------------
90    Sun Micro Systems                                     2.80
-------------------------------------------------------------------------
91    Desco Plaza III                                       3.95
-------------------------------------------------------------------------
92    Brook Village West                                   10.80
-------------------------------------------------------------------------
93    Stoneleigh Place Apartments                          10.80
-------------------------------------------------------------------------
94    Simi Country Estates Mobile Home Park                10.80
-------------------------------------------------------------------------
95    Ramada Hilltop                                       10.80
-------------------------------------------------------------------------
96    Sun Shadow Square Shopping Center                    10.80
-------------------------------------------------------------------------
97    5901 Westheimer Shopping Center                       2.80
-------------------------------------------------------------------------
98    Park Lane Villas Apartment Complex                   12.50
-------------------------------------------------------------------------
99    Redwood City Professional Center                     12.50

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                     Interest                                      Prepayment Code(9)
Loan                                                 Accrual    Season-  Lockout
No.                      Property Name                Method    ing(10)  Period   YM1   YM  5.0%  4.5%  4.0%  3.0%  2.0%  1.0% Open
------------------------------------------------------------------------------------------------------------------------------------
100   Centerpointe Apartments                       Actual/360     4       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
101   Vista del Coronado Apts                         30/360       8       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
102   Haltom Plaza                                  Actual/360     4       90      84                                            6
------------------------------------------------------------------------------------------------------------------------------------
103   Sycamore Square Shopping Center               Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
104   Brookstone Village Apartments                 Actual/360     4       36     198                                            6
------------------------------------------------------------------------------------------------------------------------------------
105   Autumn Hills - Arbor Apartments               Actual/360     5       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
106   Mansell Oaks Plaza Shopping Center            Actual/360     4       60      54                                            6
------------------------------------------------------------------------------------------------------------------------------------
107   Onyx One Building                             Actual/360     5       36                12          12    12    12    33    3
------------------------------------------------------------------------------------------------------------------------------------
108   Jillian's Billiard Club                       Actual/360     3       60      54                                            6
------------------------------------------------------------------------------------------------------------------------------------
109   Shoreline Apartments                          Actual/360     5       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
110   Harbor Plaza Shopping Center                  Actual/360     5       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
111   16325-16407 South Main Street                   30/360       3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
112   Holiday Inn - Merle Hay                       Actual/360     9       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
113   Crosswind Corners Shopping Center             Actual/360     2       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
114   Narrows Creek Townhomes                         30/360       5       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
115   Costa Mesa Motor Inn                          Actual/360     5       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
116   Concord Square Apts.                          Actual/360     2       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
117   1st Avenue (2V)                                 30/360       7       36      78                                            6
118   Rogmour Center (2V)                             30/360       7       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
119   Hampton Inn - Auburn                          Actual/360     5       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
120   First Place Office Center                       30/360       5       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
121   Lone Oak Shopping Center                        30/360       2       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
122   El Macero Shopping Center                     Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
123   DeSoto Corporate Industrial                   Actual/360     4       60      60
------------------------------------------------------------------------------------------------------------------------------------
124   San Antonio Center                              30/360       5       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
125   Sycamore Hills Apartments                     Actual/360     0       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
126   Eagle Rock I Apartments                       Actual/360     2       36     138                                            6
------------------------------------------------------------------------------------------------------------------------------------
127   Kuebel Fuchs Office Building                  Actual/360     6       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
128   Marijon Dyeing & Finishing Co.                Actual/360     4       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
129   Holiday Inn Daytona Beach                     Actual/360     5       48      69                                            3
------------------------------------------------------------------------------------------------------------------------------------
130   Sani-Serve Industrial Building                  30/360       6       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
131   1703-1735 Stewart Street                        30/360       2       36     198                                            6
------------------------------------------------------------------------------------------------------------------------------------
132   Walnut Plaza Shopping Center                  Actual/360     4       78      96                                            6

-------------------------------------------------------------------------

Loan                                                        Admin.
No.                      Property Name                Cost Rate (bps)(11)
-------------------------------------------------------------------------
100   Centerpointe Apartments                               3.95
-------------------------------------------------------------------------
101   Vista del Coronado Apts                               2.80
-------------------------------------------------------------------------
102   Haltom Plaza                                          3.95
-------------------------------------------------------------------------
103   Sycamore Square Shopping Center                       2.80
-------------------------------------------------------------------------
104   Brookstone Village Apartments                         2.80
-------------------------------------------------------------------------
105   Autumn Hills - Arbor Apartments                      12.50
-------------------------------------------------------------------------
106   Mansell Oaks Plaza Shopping Center                   12.50
-------------------------------------------------------------------------
107   Onyx One Building                                     3.95
-------------------------------------------------------------------------
108   Jillian's Billiard Club                              12.50
-------------------------------------------------------------------------
109   Shoreline Apartments                                 12.50
-------------------------------------------------------------------------
110   Harbor Plaza Shopping Center                          2.80
-------------------------------------------------------------------------
111   16325-16407 South Main Street                         2.80
-------------------------------------------------------------------------
112   Holiday Inn - Merle Hay                              12.50
-------------------------------------------------------------------------
113   Crosswind Corners Shopping Center                    10.80
-------------------------------------------------------------------------
114   Narrows Creek Townhomes                               2.80
-------------------------------------------------------------------------
115   Costa Mesa Motor Inn                                 11.80
-------------------------------------------------------------------------
116   Concord Square Apts.                                 10.80
-------------------------------------------------------------------------
117   1st Avenue (2V)                                       2.80
118   Rogmour Center (2V)                                   2.80
-------------------------------------------------------------------------
119   Hampton Inn - Auburn                                 12.50
-------------------------------------------------------------------------
120   First Place Office Center                             2.80
-------------------------------------------------------------------------
121   Lone Oak Shopping Center                              2.80
-------------------------------------------------------------------------
122   El Macero Shopping Center                             2.80
-------------------------------------------------------------------------
123   DeSoto Corporate Industrial                           3.95
-------------------------------------------------------------------------
124   San Antonio Center                                    2.80
-------------------------------------------------------------------------
125   Sycamore Hills Apartments                            12.50
-------------------------------------------------------------------------
126   Eagle Rock I Apartments                               2.80
-------------------------------------------------------------------------
127   Kuebel Fuchs Office Building                         12.50
-------------------------------------------------------------------------
128   Marijon Dyeing & Finishing Co.                        3.95
-------------------------------------------------------------------------
129   Holiday Inn Daytona Beach                            10.80
-------------------------------------------------------------------------
130   Sani-Serve Industrial Building                       10.80
-------------------------------------------------------------------------
131   1703-1735 Stewart Street                              2.80
-------------------------------------------------------------------------
132   Walnut Plaza Shopping Center                          3.95

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                     Interest                                      Prepayment Code(9)
Loan                                                 Accrual    Season-  Lockout
No.                      Property Name                Method    ing(10)  Period   YM1   YM  5.0%  4.5%  4.0%  3.0%  2.0%  1.0% Open
------------------------------------------------------------------------------------------------------------------------------------
133   Oak Glen Apartments                             30/360       5       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
134   Philamer Apartments                           Actual/360     1       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
135   University Carriage House and
      Essex House Apts                              Actual/360     2       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
136   The Merrill Lynch Building                    Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
137   Quality Inn - Toms River                      Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
138   St. Bernard Plaza                             Actual/360     6       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
139   Southgate Mobile Home Park                    Actual/360     2       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
140   Youngstown Shopping Center                    Actual/360     5       72      45                                            3
------------------------------------------------------------------------------------------------------------------------------------
141   141 - 145 South Street                          30/360       9       36      81                                            3
------------------------------------------------------------------------------------------------------------------------------------
142   Staples - Norwalk                               30/360       7       36     204
------------------------------------------------------------------------------------------------------------------------------------
143   Elko Shopping Center                            30/360       5       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
144   1580 VFW Parkway                              Actual/360     6       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
145   GE-Horizon Corporate Center                     30/360      11       36      96
------------------------------------------------------------------------------------------------------------------------------------
146   The Village Shopping Center                   Actual/360     2       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
147   Reynolds Plaza                                Actual/360     4       36      81                                            3
------------------------------------------------------------------------------------------------------------------------------------
148   North Tower Apartments                          30/360       7       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
149   K-Mart                                        Actual/360     2       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
150   Staples Plaza Shopping Center                 Actual/360     6       60      54                                            6
------------------------------------------------------------------------------------------------------------------------------------
151   The Collection at Laguna Beach                Actual/360     3       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
152   Lapham Drive                                    30/360       7       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
153   Washington Square Apartments                  Actual/360     5       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
154   Center at Cypresswood                           30/360      17       60      54                                            6
------------------------------------------------------------------------------------------------------------------------------------
155   Westates Building                             Actual/360     7       60      56                                            4
------------------------------------------------------------------------------------------------------------------------------------
156   Almaden II Office Center                        30/360       7       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
157   7110 & 7210 Rosecrans Ave.                    Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
158   280 Euclid Apartments                           30/360       7       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
159   Fairfield Village Shopping Center             Actual/360     5       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
160   Rust Building (Seafirst)                        30/360       6       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
161   4412 Spicewood Springs Road *                   30/360       6       36                12          12    57                3
------------------------------------------------------------------------------------------------------------------------------------
162   Shaw & Blackstone Retail Center               Actual/360     2       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
163   Shibui Apartments                               30/360       2       36      84                                24    36   60
------------------------------------------------------------------------------------------------------------------------------------
164   Materials Research Group                        30/360       5       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
165   Rite Industries *                               30/360       6       36                            84    60

-------------------------------------------------------------------------

Loan                                                        Admin.
No.                      Property Name                Cost Rate (bps)(11)
-------------------------------------------------------------------------
133   Oak Glen Apartments                                   2.80
-------------------------------------------------------------------------
134   Philamer Apartments                                  10.80
-------------------------------------------------------------------------
135   University Carriage House and
      Essex House Apts                                     10.80
-------------------------------------------------------------------------
136   The Merrill Lynch Building                            2.80
-------------------------------------------------------------------------
137   Quality Inn - Toms River                              3.95
-------------------------------------------------------------------------
138   St. Bernard Plaza                                    12.50
-------------------------------------------------------------------------
139   Southgate Mobile Home Park                            2.80
-------------------------------------------------------------------------
140   Youngstown Shopping Center                           10.80
-------------------------------------------------------------------------
141   141 - 145 South Street                               12.50
-------------------------------------------------------------------------
142   Staples - Norwalk                                     3.95
-------------------------------------------------------------------------
143   Elko Shopping Center                                  2.80
-------------------------------------------------------------------------
144   1580 VFW Parkway                                     12.50
-------------------------------------------------------------------------
145   GE-Horizon Corporate Center                           3.95
-------------------------------------------------------------------------
146   The Village Shopping Center                          10.80
-------------------------------------------------------------------------
147   Reynolds Plaza                                       12.50
-------------------------------------------------------------------------
148   North Tower Apartments                                2.80
-------------------------------------------------------------------------
149   K-Mart                                               10.80
-------------------------------------------------------------------------
150   Staples Plaza Shopping Center                         3.95
-------------------------------------------------------------------------
151   The Collection at Laguna Beach                       10.80
-------------------------------------------------------------------------
152   Lapham Drive                                          2.80
-------------------------------------------------------------------------
153   Washington Square Apartments                          2.80
-------------------------------------------------------------------------
154   Center at Cypresswood                                 2.80
-------------------------------------------------------------------------
155   Westates Building                                    12.50
-------------------------------------------------------------------------
156   Almaden II Office Center                              2.80
-------------------------------------------------------------------------
157   7110 & 7210 Rosecrans Ave.                            2.80
-------------------------------------------------------------------------
158   280 Euclid Apartments                                 2.80
-------------------------------------------------------------------------
159   Fairfield Village Shopping Center                    10.80
-------------------------------------------------------------------------
160   Rust Building (Seafirst)                              2.80
-------------------------------------------------------------------------
161   4412 Spicewood Springs Road *                         3.95
-------------------------------------------------------------------------
162   Shaw & Blackstone Retail Center                       2.80
-------------------------------------------------------------------------
163   Shibui Apartments                                     2.80
-------------------------------------------------------------------------
164   Materials Research Group                              2.80
-------------------------------------------------------------------------
165   Rite Industries *                                     3.95

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                     Interest                                      Prepayment Code(9)
Loan                                                 Accrual    Season-  Lockout
No.                      Property Name                Method    ing(10)  Period   YM1   YM  5.0%  4.5%  4.0%  3.0%  2.0%  1.0% Open
------------------------------------------------------------------------------------------------------------------------------------
166   Garden Court Warehouses                       Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
167   Casa De Colinas - Phase I                     Actual/360     2       48     126                                            6
------------------------------------------------------------------------------------------------------------------------------------
168   Council Rock Greens Office Complex            Actual/360     5       60           57                                       3
------------------------------------------------------------------------------------------------------------------------------------
169   Wayside Shopping Center                         30/360       2       36     138                                            6
------------------------------------------------------------------------------------------------------------------------------------
170   Canoga Valley Center                            30/360       7       24                12          12    12    12     6    6
------------------------------------------------------------------------------------------------------------------------------------
171   Best Buy Store                                Actual/360     7       60     177                                            3
------------------------------------------------------------------------------------------------------------------------------------
172   Suncoast Plaza                                Actual/360     4       60      81                                            3
------------------------------------------------------------------------------------------------------------------------------------
173   Public Storage - Hayward, CA                  Actual/360     3       36           78                                       6
------------------------------------------------------------------------------------------------------------------------------------
174   Park Cedar Building                           Actual/360     7       36      81                                            3
------------------------------------------------------------------------------------------------------------------------------------
175   Milestone Shopping Center                       30/360       7       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
176   Captains Self Storage                           30/360       7       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
177   West Lake Plaza Retail Center                   30/360       5       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
178   Fortune Park Building XIV                     Actual/360     4       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
179   The Palms Apartments                          Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
180   South Loop                                    Actual/360     4       90      84                                            6
------------------------------------------------------------------------------------------------------------------------------------
181   Courthouse Square Shopping Ctr.               Actual/360     1       84      93                                            3
------------------------------------------------------------------------------------------------------------------------------------
182   Orchard Supply Hardware-Torrance                30/360       2       60     150                                            6
------------------------------------------------------------------------------------------------------------------------------------
183   East Towne Centre Retail Shops                Actual/360     5       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
184   Brookside Retirement Residence                  30/360       4       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
185   Fed Ex (Van Owen)                               30/360       6       36      42                                            6
------------------------------------------------------------------------------------------------------------------------------------
186   Airline Interiors Building                    Actual/360     2       72      69                                            3
------------------------------------------------------------------------------------------------------------------------------------
187   Lindley Northwood Apartment                     30/360       3       36      84                                24    36   60
------------------------------------------------------------------------------------------------------------------------------------
188   Arbor Professional Center                       30/360       6       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
189   The Staples Building                            30/360       2       36     138                                            6
------------------------------------------------------------------------------------------------------------------------------------
190   Cypress Point Business Center                   30/360       3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
191   Golden Oaks Apartments                        Actual/360     5       60      54                                            6
------------------------------------------------------------------------------------------------------------------------------------
192   Fountain Garden Apartments                    Actual/360     5       36      81                                            3
------------------------------------------------------------------------------------------------------------------------------------
193   Sherman Arms Apts.                              30/360       4       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
194   Somerset Ramada Inn                           Actual/360     2       36      81                                            3
------------------------------------------------------------------------------------------------------------------------------------
195   Best Western - Lawndale                       Actual/360     6       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
196   Anchorage Motor Inn                           Actual/360     6       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
197   Revere Industrial Center                      Actual/360     6       60                60                93                3
------------------------------------------------------------------------------------------------------------------------------------
198   Auburn Town Center                              30/360       2       36     138                                            6

-------------------------------------------------------------------------

Loan                                                        Admin.
No.                      Property Name                Cost Rate (bps)(11)
-------------------------------------------------------------------------
166   Garden Court Warehouses                               2.80
-------------------------------------------------------------------------
167   Casa De Colinas - Phase I                             2.80
-------------------------------------------------------------------------
168   Council Rock Greens Office Complex                   10.80
-------------------------------------------------------------------------
169   Wayside Shopping Center                               2.80
-------------------------------------------------------------------------
170   Canoga Valley Center                                  2.80
-------------------------------------------------------------------------
171   Best Buy Store                                        3.95
-------------------------------------------------------------------------
172   Suncoast Plaza                                       10.80
-------------------------------------------------------------------------
173   Public Storage - Hayward, CA                          2.80
-------------------------------------------------------------------------
174   Park Cedar Building                                  12.50
-------------------------------------------------------------------------
175   Milestone Shopping Center                             2.80
-------------------------------------------------------------------------
176   Captains Self Storage                                 2.80
-------------------------------------------------------------------------
177   West Lake Plaza Retail Center                         2.80
-------------------------------------------------------------------------
178   Fortune Park Building XIV                            12.50
-------------------------------------------------------------------------
179   The Palms Apartments                                  2.80
-------------------------------------------------------------------------
180   South Loop                                            3.95
-------------------------------------------------------------------------
181   Courthouse Square Shopping Ctr.                      10.80
-------------------------------------------------------------------------
182   Orchard Supply Hardware-Torrance                      2.80
-------------------------------------------------------------------------
183   East Towne Centre Retail Shops                       12.50
-------------------------------------------------------------------------
184   Brookside Retirement Residence                        2.80
-------------------------------------------------------------------------
185   Fed Ex (Van Owen)                                     2.80
-------------------------------------------------------------------------
186   Airline Interiors Building                           10.80
-------------------------------------------------------------------------
187   Lindley Northwood Apartment                           2.80
-------------------------------------------------------------------------
188   Arbor Professional Center                             2.80
-------------------------------------------------------------------------
189   The Staples Building                                  2.80
-------------------------------------------------------------------------
190   Cypress Point Business Center                         2.80
-------------------------------------------------------------------------
191   Golden Oaks Apartments                                3.95
-------------------------------------------------------------------------
192   Fountain Garden Apartments                           12.50
-------------------------------------------------------------------------
193   Sherman Arms Apts.                                    2.80
-------------------------------------------------------------------------
194   Somerset Ramada Inn                                   3.95
-------------------------------------------------------------------------
195   Best Western - Lawndale                               3.95
-------------------------------------------------------------------------
196   Anchorage Motor Inn                                  10.80
-------------------------------------------------------------------------
197   Revere Industrial Center                              3.95
-------------------------------------------------------------------------
198   Auburn Town Center                                    2.80

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                     Interest                                      Prepayment Code(9)
Loan                                                 Accrual    Season-  Lockout
No.                      Property Name                Method    ing(10)  Period   YM1   YM  5.0%  4.5%  4.0%  3.0%  2.0%  1.0% Open
------------------------------------------------------------------------------------------------------------------------------------
199   Eagle Country Market                          Actual/360     6       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
200   44 South Bayles Avenue                        Actual/360     4       60      54                                            6
------------------------------------------------------------------------------------------------------------------------------------
201   Westpark Towne Plaza Center                     30/360       3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
202   Public Storage - Pittsburg, CA                Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
203   South Mojave Road Warehouse                   Actual/360     5       36      18                                            6
------------------------------------------------------------------------------------------------------------------------------------
204   Sussex Plaza Shops                            Actual/360     6       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
205   Healthsouth Surgical Center                   Actual/360     5       60                12          12    12    12     9    3
------------------------------------------------------------------------------------------------------------------------------------
206   Fargo Industrial                              Actual/360     2       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
207   Secure Self Storage                           Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
208   Harvest Granger Apartments                      30/360       7       24                12          12    12    12     6    6
------------------------------------------------------------------------------------------------------------------------------------
209   Smithfield Plaza Shops                        Actual/360     7       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
210   Warren Village Apartments and Retail Center     30/360       6       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
211   East Sahara Industrial                          30/360       6       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
212   Carson Pirie Scott                            Actual/360     5       36                84                60    48    12
------------------------------------------------------------------------------------------------------------------------------------
213   American Eagle Self Storage                     30/360       8       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
214   The Pavilions                                   30/360       7       48     126                                            6
------------------------------------------------------------------------------------------------------------------------------------
215   Southlake Marketplace-II                        30/360       5       48      30                                            6
------------------------------------------------------------------------------------------------------------------------------------
216   Paxton/Bradley Industrial Park                  30/360       3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
217   15251-15261 Beach Boulevard                     30/360       7       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
218   Raintree Apartments                             30/360       4       60     150                                            6
------------------------------------------------------------------------------------------------------------------------------------
219   Hitachi Building                              Actual/360     4       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
220   344-362 Main St.                                30/360       2       36     198                                            6
------------------------------------------------------------------------------------------------------------------------------------
221   National Self Storage of Pittsfield             30/360       2       36      77                                            6
------------------------------------------------------------------------------------------------------------------------------------
222   Comfort Inn - Seville                         Actual/360     1       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
223   Pine Knoll Apartments                           30/360       5       48      65                                            6
------------------------------------------------------------------------------------------------------------------------------------
224   The Alaska Center                               30/360       7       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
225   Petco                                           30/360       8       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
226   Gateway Park - Dublin                           30/360       6       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
227   Town Centre Shops                             Actual/360     6       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
228   Baird Avenue Apartments                         30/360       7       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
229   Morena Industrial Buildings                     30/360       6       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
230   Cirby Business Park                             30/360       8       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
231   Park Place Townhomes                            30/360       2       36      78                                            6

-------------------------------------------------------------------------

Loan                                                        Admin.
No.                      Property Name                Cost Rate (bps)(11)
-------------------------------------------------------------------------
199   Eagle Country Market                                 10.80
-------------------------------------------------------------------------
200   44 South Bayles Avenue                               10.80
-------------------------------------------------------------------------
201   Westpark Towne Plaza Center                           2.80
-------------------------------------------------------------------------
202   Public Storage - Pittsburg, CA                        2.80
-------------------------------------------------------------------------
203   South Mojave Road Warehouse                           2.80
-------------------------------------------------------------------------
204   Sussex Plaza Shops                                   12.50
-------------------------------------------------------------------------
205   Healthsouth Surgical Center                          12.50
-------------------------------------------------------------------------
206   Fargo Industrial                                     10.80
-------------------------------------------------------------------------
207   Secure Self Storage                                   2.80
-------------------------------------------------------------------------
208   Harvest Granger Apartments                            2.80
-------------------------------------------------------------------------
209   Smithfield Plaza Shops                               12.50
-------------------------------------------------------------------------
210   Warren Village Apartments and Retail Center          10.80
-------------------------------------------------------------------------
211   East Sahara Industrial                                2.80
-------------------------------------------------------------------------
212   Carson Pirie Scott                                    3.95
-------------------------------------------------------------------------
213   American Eagle Self Storage                           2.80
-------------------------------------------------------------------------
214   The Pavilions                                         2.80
-------------------------------------------------------------------------
215   Southlake Marketplace-II                              2.80
-------------------------------------------------------------------------
216   Paxton/Bradley Industrial Park                        2.80
-------------------------------------------------------------------------
217   15251-15261 Beach Boulevard                           2.80
-------------------------------------------------------------------------
218   Raintree Apartments                                   2.80
-------------------------------------------------------------------------
219   Hitachi Building                                      2.80
-------------------------------------------------------------------------
220   344-362 Main St.                                      2.80
-------------------------------------------------------------------------
221   National Self Storage of Pittsfield                   2.80
-------------------------------------------------------------------------
222   Comfort Inn - Seville                                10.80
-------------------------------------------------------------------------
223   Pine Knoll Apartments                                 2.80
-------------------------------------------------------------------------
224   The Alaska Center                                     2.80
-------------------------------------------------------------------------
225   Petco                                                 2.80
-------------------------------------------------------------------------
226   Gateway Park - Dublin                                 2.80
-------------------------------------------------------------------------
227   Town Centre Shops                                    12.50
-------------------------------------------------------------------------
228   Baird Avenue Apartments                               2.80
-------------------------------------------------------------------------
229   Morena Industrial Buildings                           2.80
-------------------------------------------------------------------------
230   Cirby Business Park                                   2.80
-------------------------------------------------------------------------
231   Park Place Townhomes                                  2.80

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                     Interest                                      Prepayment Code(9)
Loan                                                 Accrual    Season-  Lockout
No.                      Property Name                Method    ing(10)  Period   YM1   YM  5.0%  4.5%  4.0%  3.0%  2.0%  1.0% Open
------------------------------------------------------------------------------------------------------------------------------------
232   Post & Paddock Place                            30/360       8       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
233   Parkway East Townhomes                          30/360       3       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
234   Auburn Hills Industrial                         30/360       7       60      54                                            6
------------------------------------------------------------------------------------------------------------------------------------
235   2221-2241 Calle De Luna                         30/360       5       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
236   Stewart-Lamb Shopping Center                  Actual/360     6       48      69                                            3
------------------------------------------------------------------------------------------------------------------------------------
237   Arizona Rent-A-Storage                        Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
238   Public Storage - Decatur, GA                  Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
239   Hart Building                                 Actual/360     5       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
240   855 Howe Avenue                               Actual/360     2       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
241   Dunbarton Plaza                               Actual/360     5       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
242   27 Seaview Boulevard                          Actual/360     5       60      54                                            6
------------------------------------------------------------------------------------------------------------------------------------
243   Public Storage -La Puente, CA                 Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
244   Firemans Fund Building                          30/360       3       60     174                                            6
------------------------------------------------------------------------------------------------------------------------------------
245   Lighthouse Apartments                         Actual/360     5       36      81                                            3
------------------------------------------------------------------------------------------------------------------------------------
246   Mulholland Office Plaza                         30/360       3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
247   Cactus Village *                              Actual/360     3       36                36          12    12    12    12
------------------------------------------------------------------------------------------------------------------------------------
248   625 Third Street                                30/360       5       36                24          12    12    12    18    6
------------------------------------------------------------------------------------------------------------------------------------
249   Durango Apartments                              30/360       4       36      84                                24    36   60
------------------------------------------------------------------------------------------------------------------------------------
250   Michigan City Towne Centre                      30/360       2       60     174                                            6
------------------------------------------------------------------------------------------------------------------------------------
251   Greg-Mill Center                              Actual/360     3       36      72                                           12
------------------------------------------------------------------------------------------------------------------------------------
252   Valex Apartments                              Actual/360     3       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
253   City Center Business Park                     Actual/360     3       24      30                                            6
------------------------------------------------------------------------------------------------------------------------------------
254   National Square Office Park                   Actual/360     5       60      58                                            3
------------------------------------------------------------------------------------------------------------------------------------
255   Kearney Villa Flex Buildings                    30/360       5       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
256   Santa Monica & Beverly                          30/360       4       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
257   Micron Electronics Building                     30/360       5       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
258   Ashlan / Valentine Phase II Industrial        Actual/360     2       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
259   Baxter Rutherford Warehouses                    30/360       4       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
260   Evergreen Claremont Self Storage              Actual/360     4       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
261   32nd Street Commerce Park                     Actual/360     4       36     138                                            6
------------------------------------------------------------------------------------------------------------------------------------
262   Frys Superstition Springs Center                30/360       6       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
263   The Schwab Building                           Actual/360     6       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
264   90 Albright Way                                 30/360       6       36      42                                            6

-------------------------------------------------------------------------

Loan                                                        Admin.
No.                      Property Name                Cost Rate (bps)(11)
-------------------------------------------------------------------------
232   Post & Paddock Place                                  2.80
-------------------------------------------------------------------------
233   Parkway East Townhomes                                2.80
-------------------------------------------------------------------------
234   Auburn Hills Industrial                               2.80
-------------------------------------------------------------------------
235   2221-2241 Calle De Luna                               2.80
-------------------------------------------------------------------------
236   Stewart-Lamb Shopping Center                         11.80
-------------------------------------------------------------------------
237   Arizona Rent-A-Storage                                2.80
-------------------------------------------------------------------------
238   Public Storage - Decatur, GA                          2.80
-------------------------------------------------------------------------
239   Hart Building                                         2.80
-------------------------------------------------------------------------
240   855 Howe Avenue                                       2.80
-------------------------------------------------------------------------
241   Dunbarton Plaza                                      12.50
-------------------------------------------------------------------------
242   27 Seaview Boulevard                                 10.80
-------------------------------------------------------------------------
243   Public Storage -La Puente, CA                         2.80
-------------------------------------------------------------------------
244   Firemans Fund Building                                2.80
-------------------------------------------------------------------------
245   Lighthouse Apartments                                10.80
-------------------------------------------------------------------------
246   Mulholland Office Plaza                               2.80
-------------------------------------------------------------------------
247   Cactus Village *                                      3.95
-------------------------------------------------------------------------
248   625 Third Street                                      2.80
-------------------------------------------------------------------------
249   Durango Apartments                                    2.80
-------------------------------------------------------------------------
250   Michigan City Towne Centre                            2.80
-------------------------------------------------------------------------
251   Greg-Mill Center                                      2.80
-------------------------------------------------------------------------
252   Valex Apartments                                     11.80
-------------------------------------------------------------------------
253   City Center Business Park                             2.80
-------------------------------------------------------------------------
254   National Square Office Park                          12.50
-------------------------------------------------------------------------
255   Kearney Villa Flex Buildings                          2.80
-------------------------------------------------------------------------
256   Santa Monica & Beverly                                2.80
-------------------------------------------------------------------------
257   Micron Electronics Building                           2.80
-------------------------------------------------------------------------
258   Ashlan / Valentine Phase II Industrial                2.80
-------------------------------------------------------------------------
259   Baxter Rutherford Warehouses                          2.80
-------------------------------------------------------------------------
260   Evergreen Claremont Self Storage                      2.80
-------------------------------------------------------------------------
261   32nd Street Commerce Park                             2.80
-------------------------------------------------------------------------
262   Frys Superstition Springs Center                      2.80
-------------------------------------------------------------------------
263   The Schwab Building                                   2.80
-------------------------------------------------------------------------
264   90 Albright Way                                       2.80

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                     Interest                                      Prepayment Code(9)
Loan                                                 Accrual    Season-  Lockout
No.                      Property Name                Method    ing(10)  Period   YM1   YM  5.0%  4.5%  4.0%  3.0%  2.0%  1.0% Open
------------------------------------------------------------------------------------------------------------------------------------
265   Tire Discounters - Middletown (2VI)           Actual/360     4       60      57                                            3
266   Tire Discounters - Cincinnati (2VI)           Actual/360     4       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
267   The Liberty Building                            30/360       6       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
268   Hollywood Video-OH                            Actual/360     2       36     138                                            6
------------------------------------------------------------------------------------------------------------------------------------
269   Public Storage - Garland TX                   Actual/360     2       36      77                                            6
------------------------------------------------------------------------------------------------------------------------------------
270   Downey Plaza Apartments                       Actual/360     2       36     138                                            6
------------------------------------------------------------------------------------------------------------------------------------
271   Quarry Office Building                        Actual/360     3       60      57                                            3
------------------------------------------------------------------------------------------------------------------------------------
272   Public Storage - Sacramento                   Actual/360     2       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
273   7373 Engineer Road                            Actual/360     4       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
274   Comcast Building                                30/360       5       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
275   Dallas Alley                                  Actual/360     5       60           56                                       4
------------------------------------------------------------------------------------------------------------------------------------
276   Royal Oaks Apartments                         Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
277   2441 Pullman/1701 Carnegie                    Actual/360     6       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
278   9 Goodyear                                      30/360       3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
279   Villa Ventura Apartments                      Actual/360     2       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
280   Federal Express Branch Terminal                 30/360       4       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
281   Mercado Village                                 30/360       2       36     138                                            6
------------------------------------------------------------------------------------------------------------------------------------
282   Woodcrest Apartments                          Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
283   440 Broadway                                  Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
284   Villa Monterrey Apartments                    Actual/360     5       36      81                                            3
------------------------------------------------------------------------------------------------------------------------------------
285   Town & Country Shopping Center                Actual/360     5       60      54                                            6
------------------------------------------------------------------------------------------------------------------------------------
286   3925 W. Adams St                                30/360       2       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
287   Harbor View Business Park                       30/360       7       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
288   Randalls - Berkman                              30/360       4       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
289   12234-36 Sherman Way                            30/360       3       36     137                                            6
------------------------------------------------------------------------------------------------------------------------------------
290   Cranbrook Plaza Shopping Center                 30/360       5       48     126                                            6
------------------------------------------------------------------------------------------------------------------------------------
291   Crossings at Maple Grove                        30/360       6       36     138                                            6
------------------------------------------------------------------------------------------------------------------------------------
292   1452-1548 Fayette Street                      Actual/360     3       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
293   United Furniture Warehouse                      30/360       5       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
294   Chateux Village/Sea Lord Apartments           Actual/360     5       36      81                                            3
------------------------------------------------------------------------------------------------------------------------------------
295   17352 Daimler Street                            30/360       6       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
296   Champions Forest/Louetta                        30/360       5       48     126                                            6
------------------------------------------------------------------------------------------------------------------------------------
297   Micro Instrument Co.                            30/360       5       36      78                                            6

-------------------------------------------------------------------------

Loan                                                        Admin.
No.                      Property Name                Cost Rate (bps)(11)
-------------------------------------------------------------------------
265   Tire Discounters - Middletown (2VI)                  12.50
266   Tire Discounters - Cincinnati (2VI)                  12.50
-------------------------------------------------------------------------
267   The Liberty Building                                  2.80
-------------------------------------------------------------------------
268   Hollywood Video-OH                                    2.80
-------------------------------------------------------------------------
269   Public Storage - Garland TX                           2.80
-------------------------------------------------------------------------
270   Downey Plaza Apartments                               2.80
-------------------------------------------------------------------------
271   Quarry Office Building                               10.80
-------------------------------------------------------------------------
272   Public Storage - Sacramento                           2.80
-------------------------------------------------------------------------
273   7373 Engineer Road                                    2.80
-------------------------------------------------------------------------
274   Comcast Building                                      2.80
-------------------------------------------------------------------------
275   Dallas Alley                                         10.80
-------------------------------------------------------------------------
276   Royal Oaks Apartments                                 2.80
-------------------------------------------------------------------------
277   2441 Pullman/1701 Carnegie                            2.80
-------------------------------------------------------------------------
278   9 Goodyear                                            2.80
-------------------------------------------------------------------------
279   Villa Ventura Apartments                              2.80
-------------------------------------------------------------------------
280   Federal Express Branch Terminal                       2.80
-------------------------------------------------------------------------
281   Mercado Village                                       2.80
-------------------------------------------------------------------------
282   Woodcrest Apartments                                  2.80
-------------------------------------------------------------------------
283   440 Broadway                                          2.80
-------------------------------------------------------------------------
284   Villa Monterrey Apartments                           10.80
-------------------------------------------------------------------------
285   Town & Country Shopping Center                       11.80
-------------------------------------------------------------------------
286   3925 W. Adams St                                      2.80
-------------------------------------------------------------------------
287   Harbor View Business Park                             2.80
-------------------------------------------------------------------------
288   Randalls - Berkman                                    2.80
-------------------------------------------------------------------------
289   12234-36 Sherman Way                                  2.80
-------------------------------------------------------------------------
290   Cranbrook Plaza Shopping Center                       2.80
-------------------------------------------------------------------------
291   Crossings at Maple Grove                              2.80
-------------------------------------------------------------------------
292   1452-1548 Fayette Street                              2.80
-------------------------------------------------------------------------
293   United Furniture Warehouse                            2.80
-------------------------------------------------------------------------
294   Chateux Village/Sea Lord Apartments                  10.80
-------------------------------------------------------------------------
295   17352 Daimler Street                                  2.80
-------------------------------------------------------------------------
296   Champions Forest/Louetta                              2.80
-------------------------------------------------------------------------
297   Micro Instrument Co.                                  2.80

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                     Interest                                      Prepayment Code(9)
Loan                                                 Accrual    Season-  Lockout
No.                      Property Name                Method    ing(10)  Period   YM1   YM  5.0%  4.5%  4.0%  3.0%  2.0%  1.0% Open
------------------------------------------------------------------------------------------------------------------------------------
298   Hollywood Video-Louisville,KY                   30/360       8       60     114                                            6
------------------------------------------------------------------------------------------------------------------------------------
299   710 Post Oak, L.C.                              30/360       8       48      66                                            6
------------------------------------------------------------------------------------------------------------------------------------
300   2030 N. Ivar Avenue                             30/360       4       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
301   Hollywood Video - GA                          Actual/360     2       36     138                                            6
------------------------------------------------------------------------------------------------------------------------------------
302   Love Field Financial Center                     30/360       2       48      60                                           12
------------------------------------------------------------------------------------------------------------------------------------
303   Diagonal Marketplace Shopping Center          Actual/360     2       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
304   Rialto II Apartments                            30/360       2       36      84                                24    36   60
------------------------------------------------------------------------------------------------------------------------------------
305   7 Studebaker                                    30/360       5       36      78                                            6
------------------------------------------------------------------------------------------------------------------------------------
306   Pioneer Business Center II                      30/360       5       48      66                                            6

-------------------------------------------------------------------------

Loan                                                        Admin.
No.                      Property Name                Cost Rate (bps)(11)
-------------------------------------------------------------------------
298   Hollywood Video-Louisville,KY                         2.80
-------------------------------------------------------------------------
299   710 Post Oak, L.C.                                    2.80
-------------------------------------------------------------------------
300   2030 N. Ivar Avenue                                   2.80
-------------------------------------------------------------------------
301   Hollywood Video - GA                                  2.80
-------------------------------------------------------------------------
302   Love Field Financial Center                           2.80
-------------------------------------------------------------------------
303   Diagonal Marketplace Shopping Center                  2.80
-------------------------------------------------------------------------
304   Rialto II Apartments                                  2.80
-------------------------------------------------------------------------
305   7 Studebaker                                          2.80
-------------------------------------------------------------------------
306   Pioneer Business Center II                            2.80

      Footnotes to Appendix II

(1) "WF", "MS" and "JHREF" denote Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Inc. and John Hancock Real Estate Finance, Inc., respectively, as Sellers.

(2) Sets of Mortgage Loans that have identical alphabetical coding designates multiple loans that are cross-collateralized and cross-defaulted, while Mortgage Loans that have identical roman numeral coding indicate multiple properties securing one note. For the purpose of the Prospectus Supplement, the latter are treated as if they were multiple loans that are cross-collateralized and cross-defaulted.

(3)   Loan No. 7 requires interest only payments until maturity.

(4) Certain ratios including Cut-Off Date Balance Loan/Unit or SF, DSCR, LTV, and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple properties or are cross-collateralized and cross-defaulted. For the purposes of the statistical information set forth in this Prospectus Supplement, as to such multiple property loans, a portion of the aggregate Cut-Off Date Balance has been allocated to each property, generally based on relative appraised value or Underwritable Cash Flow.

(5) The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 interest calculation methodology applied to most Mortgage Loans, the actual amortization to a zero balance will be longer.

(6) Values are generally based upon appraisals but in some cases, values of the related Mortgaged Properties were estimated by the Seller based on sales and rental information with respect to comparable properties and third-party market studies.

(7) In general for each property, "Percent Leased" was determined based on a rent roll provided by the borrower. In certain cases, "Percent Leased" was determined based on an appraisal, executed lease, operating statement or occupancy report. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information. For hospitality properties, the data shown is the average daily occupancy rate, generally for the preceding twelve month period.

(8) "Largest Tenant" refers to the tenant that represents the greatest percentage, equal to, or in excess of 20%, of the total square footage at the subject property.

(9) Indicates prepayment provisions from the first Due Date as stated in the Mortgage Loan. "YM" represents yield maintenance and "YM1" represents the greater of yield maintenance or one percent of the outstanding principal balance at such time. The stated percentages represent Percentage Premiums. "Open" represents a period during which Principal Prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the number set forth under a category of prepayment provision represents the number of months in the original term to maturity for which such provision applies. An asterik ("*") denotes Mortgage Loans wherein up to 10% of the original loan balance may be prepaid without penalty each year. Loan No. 3, Two Democracy Plaza, has Yield Maintenance based on defeasance provisions.

(10) "Seasoning" represents the approximate number of months elapsed from the date of origination of the Mortgage Loan to the Cut-Off Date.

(11) The "Administrative Cost Rate" indicated for each Mortgage Loan will be calculated based on the same interest calculation methodology (ie., actual/360) applicable to such Mortgage Loan.

APPENDIX III
SIGNIFICANT LOAN SUMMARIES


Loan No. 1 - Scottsdale Plaza Resort Loan and Property

--------------------------------------------------------------------------------
Cut-off Date Balance:   $59,807,596      Property Type:           Hospitality
Loan Type:              Principal and    Location:                Scottsdale,
                        Interest                                  AZ
Origination Date:       11/26/1997       Year Built/Renovated:    1990
Maturity Date:          12/1/2007        Rooms:                   404
                                         Cut-off Date
Mortgage Rate:          7.93%            Balance/Rm.:             $148,039
Annual Debt Service:    $5,523,731       Appraised Value:         $88,300,000
DSCR:                   1.67             Current LTV:             68%
Underwritten Cash Flow: $9,229,510       Balloon LTV:             56%
Balloon Balance:        $49,345,703      Average Occupancy:       75.5%
                                         Average Occupancy as of
                                         Date:                    11/30/1997
--------------------------------------------------------------------------------

The Loan

      The Scottsdale Plaza Resort Loan (the "Scottsdale Plaza Loan") is secured by a first mortgage on a 404-room resort hotel situated on 36.4 acres located in Scottsdale, Arizona (the "Scottsdale Plaza Property"). The Scottsdale Plaza Loan was originated by Wells Fargo on November 26, 1997.

      The Borrower. The borrower is Scott Plaza Resort, LLC, a special purpose Arizona limited liability company (the "Scottsdale Plaza Borrower"). The sponsor of Scottsdale Plaza Borrower is John W. Dawson.

      Security. The Scottsdale Plaza Loan is secured by a Mortgage, UCC Financing Statements and certain additional security documents. The mortgage is a first lien on a fee interest in the Scottsdale Plaza Property. The Scottsdale Plaza Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The Mortgage Rate is fixed at 7.93%. The Scottsdale Plaza Loan requires monthly payments of principal and interest of $460,311 until its maturity on December 1, 2007, at which time all unpaid principal and accrued but unpaid interest is due. The Scottsdale Plaza Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment. The Scottsdale Plaza Loan may not be prepaid prior to January 1, 2001. Thereafter, prepayment is permitted upon payment of an amount equal to the greater of 1% of the then outstanding principal balance of the Scottsdale Plaza Loan or a yield maintenance charge. No Prepayment Premium is due if the Scottsdale Plaza Loan is prepaid within one-hundred eighty (180) days prior to maturity.

      If there is an event of default and the lender accelerates the Scottsdale Plaza Loan, the security documents require Scottsdale Plaza Borrower to pay a prepayment premium as described above. There is a 4% late fee on overdue installments, and the Scottsdale Plaza Loan accrues interest at the mortgage rate plus 5% per annum while the Scottsdale Plaza Loan is in default.

      Transfer of Properties or Interest in Borrower. The Scottsdale Plaza Loan becomes immediately due and payable upon the transfer of the Scottsdale Plaza Property or any ownership interest in the Scottsdale Plaza Borrower, except in connection with the one-time right of transfer described below and for transfers where John W. Dawson continues to own and control at least 50% of the same type of ownership interests which were held, directly or indirectly, by Mr. Dawson at the time the Scottsdale Plaza Loan was made, and Mr. Dawson continues to control the management of Scottsdale Plaza Property and Scottsdale Plaza Borrower. In addition, Mr. Dawson is permitted to transfer interest to a revocable inter vivos family trust so long as Mr. Dawson is the trustee. The Scottsdale Plaza Loan documents also provide for a one-time right of the Scottsdale Plaza Borrower to transfer the Scottsdale Plaza


                                     III-1

Property and the Scottsdale Plaza Borrower's obligations under the Scottsdale Plaza Loan to a third party approved by lender.

      Escrow/Reserves. There are tax and insurance reserves which require deposits in an amount sufficient to pay taxes and insurance premiums when due. There is also a reserve to be used for capital expenditures which is funded monthly in the amount of 4% of gross revenue. Such amounts will be disbursed to pay such costs and provide additional security for the Scottsdale Plaza Loan.

      Subordination/Other Debt. Subordinate indebtedness and encumbrances are prohibited.

The Property

      The Scottsdale Plaza Property is a 404-room full-service hotel located in the Town of Paradise Valley, near Scottsdale, Arizona. Facilities include 31,596 square feet of meeting rooms, two restaurants, three lounges, voice mail and data ports in the rooms, wet bars, stocked refrigerators, a gift shop, a beauty salon, four outdoor pools, health club, five tennis courts with pro shop, three racquetball courts and a putting green. The Scottsdale Plaza Property consists of twenty-nine one- and two-story buildings situated on 36.4 acres.

      The Scottsdale Plaza Property achieved occupancy rates for the calendar years 1995 and 1996 and the twelve month period ending November 30, 1997 of approximately 71.0%, 70.5% and 75.5%, respectively, and average daily rates for the same periods of approximately $140, $146 and $154, respectively.

      The Scottsdale Plaza Property was built in 1973 and renovated in 1990. John W. Dawson was subject to a bankruptcy proceeding from 1989 through 1996. In late 1987, Mr. Dawson became involved with an acquaintance in the development of a shopping center in Scottsdale. Shortly thereafter, the real estate market in Phoenix began to experience declines in valuation and occupancy and Mr. Dawson decided to become more involved in the operation of the retail property. In 1989, his partner successfully obtained a judgment against Mr. Dawson for what he claimed to be a hindrance to the operation caused by Mr. Dawson's involvement. This judgment prompted the bankruptcy filing on November 3, 1989 to stay any ability for this outside partner to jeopardize the Scottsdale Plaza Property. Mr. Dawson resolved this judgment and satisfactorily reorganized, obtaining a final decree on March 1, 1993. This final decree was vacated on January 17, 1995, and another final decree was entered on August 1, 1996. The prior lender, First Interstate, continued to provide financing for the Scottsdale Plaza Resort until the Scottsdale Plaza Loan was originated because of First Interstate's satisfactory experience working with Mr. Dawson.

Management

      The sponsor of the Scottsdale Plaza Borrower is John W. Dawson. The Scottsdale Plaza Borrower has owned the Scottsdale Plaza Property for over 10 years and has managed it since 1989.


                                     III-2

Loan No. 2 - Encinitas Ranch Town Center Loan and Property

--------------------------------------------------------------------------------
Cut-off Date Balance:   $42,302,887      Property Type:           Retail
Loan Type:              Principal and
                        Interest         Location:                Encinitas, CA
Origination Date:       11/13/1997       Year Built/Renovated:    1997
Maturity Date:          12/1/2007        Square Feet:             489,297
Mortgage Rate:          7.38%            Cut-off Date Balance/SF: $86
Annual Debt Service:    $3,515,889       Appraised Value:         $53,000,000
DSCR:                   1.34             Current LTV:             80%
Underwritten Cash Flow: $4,704,529       Balloon LTV:             70%
Balloon Balance:        $37,338,170      Percent Leased:          99.5%
                                         Percent Leased as of
                                         Date:                    12/16/1997
--------------------------------------------------------------------------------

The Loan

      The Encinitas Ranch Town Center Loan (the "Encinitas Loan") is secured by a first mortgage on a 489,297 square foot shopping center located in Encinitas, California (the "Encinitas Property"). The Loan was originated by Wells Fargo on November 13, 1997.

      The Borrower. The borrower is Encinitas Town Center Associates, LLC, a California limited liability company (the "Encinitas Borrower"). The Members of the Encinitas Borrower consist of Carltas Company (Member, 50%); Zelman Retail Partners (Managing Member, 23.75%); and Laulhere Enterprises, LLC (an affiliate of The Hood Corporation Enterprises) (Member, 26.25%).

      Security. The Encinitas Loan is secured by a Mortgage, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents. The mortgage is a first lien on a fee interest in the Encinitas Property. The Encinitas Loan is non-recourse, subject to certain limited exceptions.

      Major Anchors. The major anchor stores at the Encinitas Property are:
Target, Albertsons, Sports Authority, Linens `n Things, Office Depot, PetSmart, Ross Dress for Less, Comp USA and Barnes & Noble. Certain easement agreements establish the rights and obligations of the anchor stores and the Encinitas Borrower.

      Payment Terms. The Mortgage Rate is fixed at 7.38%. The Encinitas Loan requires monthly payments of principal and interest of $292,991 until its maturity on December 1, 2007, at which time all unpaid principal and accrued but unpaid interest is due. The Encinitas Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment. The Encinitas Loan may be prepaid in whole, but not in part, on or after January 1, 2000 upon payment of a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations. No Prepayment Premium is due if the Loan is prepaid within one-hundred eighty (180) days prior to maturity.

      If there is an event of default and the lender accelerates the Encinitas Loan, the security documents require Encinitas Borrower to pay a prepayment premium as described above. There is a 4% late fee on overdue installments, and the Encinitas Loan accrues interest at the mortgage rate plus 5% per annum while the Encinitas Loan is in default.

      Transfer of Properties or Interest in Borrower. The Encinitas Loan becomes immediately due and payable upon the transfer of the Encinitas Property or any ownership interest in the Encinitas Property, except in connection with the rights of transfer described below. The following transfers of ownership interests in the Encinitas Borrower shall be permitted so long as any of Carltas Company, ZRP Encinitas, LLC, or Laulhere Realty Limited Partnership remain as a member of Encinitas Borrower: (a) transfers resulting from the death of any individual and where such transfer does not result in any change in the management and control of the Encinitas Borrower; (b) any transfers between the constituent members of Encinitas Borrower; or (c) any transfers of any


                                     III-3
interest in the constituent members of Encinitas Borrower which are permitted under the Encinitas Borrower's Limited Liability Company Agreement; further provided, however, that if Laulhere Realty Limited Partnership acquires the interest of both Carltas Company and ZRP Encinitas, LLC, Laulhere Realty Limited Partnership must retain a professional property management company, acceptable to lender, to manage the Encinitas Property. The Encinitas Loan documents also provide for a one-time right of the Encinitas Borrower to transfer the Encinitas Property and the Encinitas Borrower's obligations under the Encinitas Loan to a third party approved by lender.

      Escrow/Reserves. There are tax and insurance reserves which require deposits in an amount sufficient to pay taxes and insurance premiums when due.

      Subordination/Other Debt. Subordinate indebtedness and encumbrances are prohibited.

The Property

      The Encinitas Property is a 489,297 square foot shopping center located in Encinitas, California. Although still partially under construction the Encinitas Property was approximately 99.5% leased and approximately 97.8% occupied as of December 16, 1997. Major anchor buildings are typically of concrete block construction and shop spaces are generally wood frame and stucco construction. The property is a suburban-style shopping center with botanical themes exhibited in its landscaping and architectural detail. In addition, there are seven tenants on ground leases for a total of 197,027 square feet of building space. Target relocated their store to this center from a nearby center.

      Approximately 60% of rents are provided by national tenants including Target, Office Depot, Linens 'n Things, Barnes & Noble, PetSmart, Ross Dress for Less, Albertsons, Sports Authority, and Comp USA. As of December 16, 1997 the center was 99.5% leased to 37 tenants. Anchors make up approximately 61% of the space, or 391,000 square feet. Contractual lease expirations during the loan term are as follows: 11,579 square feet (2.4%) in 2001, 31,970 square feet (6.5%) in 2002, 9,600 square feet (2.0%) in 2006 and 52,373 square feet (10.7%)
in 2007. As of December 16, 1997 average base rents for anchor space was $12.33 per square foot and average base rents for in-line space was $20.38 per square foot.

Management

      Zelman Development Co. is the property manager. Reportedly, Ben Reiling, the President of the property manager, has 30 years experience in real estate in Southern California. Zelman Retail Partners, an affiliate of Zelman Development Co., is the Managing Member of the Encinitas Borrower.


                                     III-4

Loan No. 3 - Two Democracy Plaza Loan and Property

--------------------------------------------------------------------------------
Cut-off Date Balance:   $35,030,405      Property Type:           Office
Loan Type:              Principal and
                        Interest         Location:                Bethesda, MD
Origination Date:       12/8/1997        Year Built/Renovated:    1990
Maturity Date:          1/1/2008         Square Feet:             260,369
Mortgage Rate:          7.19%            Cut-off Date Balance/SF: $135
Annual Debt Service:    $2,856,205       Appraised Value:         $47,400,000
DSCR:                   1.46             Current LTV:             74%
Underwritten Cash Flow: $4,166,523       Balloon LTV:             64%
Balloon Balance:        $30,225,062      Percent Leased:          96.7%
                                         Percent Leased as of
                                         Date:                    10/1/1997
--------------------------------------------------------------------------------

The Loan

      The Two Democracy Plaza Loan (the "Democracy Plaza Loan") is secured by a first mortgage on a 260,369 square foot office building located in Bethesda, Maryland (the "Democracy Plaza Property"). The Democracy Plaza Loan was originated by MSMC on December 8, 1997.

      The Borrower. The borrower is Second Rock Spring Park Limited Partnership, a Maryland limited partnership (the "Democracy Plaza Borrower"). The general partners of the Democracy Plaza Borrower are Robert H. Smith and Robert P. Kogod. The borrower is affiliated with Charles E. Smith Companies.

      Security. The Democracy Plaza Loan is secured by a Deed of Trust, an Assignment of Leases and Rent, UCC financing statements and certain additional security documents. The mortgage is a first lien on a leasehold interest in the Democracy Plaza Property. The Democracy Plaza Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The Mortgage Rate is fixed at 7.19%. The Democracy Plaza Loan requires monthly payments of principal and interest of $238,017 until its maturity on January 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The Democracy Plaza Loan accrues interest computed on the basis of an assumed 30-day month and 360-day year.

      Prepayment. On or after March 1, 2001, the Democracy Plaza Loan may be prepaid in whole, but not in part, upon payment of a Prepayment Premium based on a defeasance calculation.

      If there is an event of default and the lender accelerates the Democracy Plaza Loan, the security documents require Democracy Plaza Borrower to pay a prepayment premium as described below. There is a 5% late fee on overdue installments, and the Democracy Plaza Loan accrues interest at the mortgage rate plus 5% per annum while the Democracy Plaza Loan is in default.

      Transfer of Properties or Interest in Borrower. The Democracy Plaza Loan becomes immediately due and payable upon the transfer of the Democracy Plaza Property or any ownership interest in the Democracy Plaza Borrower, except for transfers to family members or affiliates.

      Escrow/Reserves. There is a tax reserve which requires deposits in an amount sufficient to pay taxes when due. There is no insurance escrow.

      Subordination/Other Debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the lender. The Democracy Plaza Borrower may incur up to $1,755,000 of unsecured indebtedness to C.E. Smith Management, Inc., an affiliate of the Democracy Plaza Borrower and the property manager


                                     III-5

The Property

      The Democracy Plaza Property consists of a 10-story office building with 260,369 net rentable square feet of space at the intersection of two major local thoroughfares in Bethesda, Maryland. Major tenants in the Democracy Plaza Property include Watson, Wyatt & Company (71,086 square feet) and CSC Communications (62,420 square feet). The Democracy Plaza Property is part of a master-planned development that also includes another office building with space totaling 203,605 square feet, an eleven-story, 274-room Marriott Suites Hotel, and several parking garages.

      The interest of the Democracy Plaza Borrower in the Democracy Plaza Property consists of a ground lease that expires in 2087. Ground rent is stipulated as $0.80 times the maximum gross building area allowable. This base rental amount is further escalated by 5.5% annually. The fixed rent payments are not subordinated to the first mortgage, however any subsequent escalation or increase is subordinate.

      As of October 1, 1997, the property was 96.7% leased to approximately 37 tenants, the largest of which occupies 71,086 square feet (27.3%). Contractual lease expirations are as follows: 1998 - 9,210 square feet (3.5%); 1999 - 19,349 square feet (7.4%); 2000 - 168,371 square feet (64.7%); 2001 - 24,006 square feet (9.2%); and 2002 - 15,903 square feet (6.1%). Average base rents were $26.39 per square foot as of October 1, 1997.

Management

      C.E. Smith Management, Inc. is the property manager. The property manager is an affiliate of the Democracy Plaza Borrower.


                                     III-6

Loan Nos. 4 and 5 - Kahler Hotel Loan and Property and Olympia Park Hotel Loan and Property

--------------------------------------------------------------------------------
Cut-off Date Balance:   $32,772,710      Kahler Hotel -Year
Loan Type:              Principal and    Renovated:                 1998
                        Interest         Olympia Park Hotel - Year
Origination Date:       10/14/1997       Renovated:                 1997
Maturity Date:          11/1/2002        Kahler Hotel - Rooms:      699
                                         Olympia Park Hotel -
Mortgage Rate:          7.96%            Rooms:                     200
Annual Debt Service:    $3,302,451       Cut-off Date Balance/Room: $36,455
DSCR:                   1.50             Appraised Value - Kahler:  $33,000,000
                                         Appraised Value: -
Underwritten Cash Flow: $4,968,093       Olympia:                   $16,250,000
Underwritten NOI:       $5,725,903       Current LTV:               67%
Balloon Balance:        $29,084,920      Balloon LTV:               59%
Property Type:          Hospitality      Kahler Average Occupancy:  65.3%
Kahler Hotel -
Location:               Rochester, MN    Kahler Average Occ. Date:  8/24/97
Olympia Park Hotel -
Location:               Park City, UT    Olympia Average Occupancy: 64.8%
                                         Olympia Average Occ. Date: 10/26/1997
--------------------------------------------------------------------------------

The Loan

      The Kahler Hotel Loan and Olympia Park Hotel Loan (collectively, the "Kahler/Olympia Park Hotel Loan") is secured by both a first mortgage on a 699-room full-service hotel situated on 1.99 acres located in Rochester, Minnesota (the "Kahler Property") and by a first mortgage on a 200-room full-service hotel situated on 1.04 acres located in Park City, Utah (the "Olympia Park Property"). The Kahler/Olympia Park Loan was originated by Wells Fargo on October 14, 1997.

      The Borrower. The borrower is Kahler E&P Partners, L.P., a Minnesota limited partnership (the "Kahler/Olympia Park Borrower").

      Security. The Kahler/Olympia Park Loan is secured by a Mortgage, UCC Financing Statements and certain additional security documents. The mortgage is a first lien on a fee interest in the Kahler Property and the Olympia Park Property. The Kahler/Olympia Park Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The Mortgage Rate is fixed at 7.96%. The Kahler/Olympia Park Loan requires monthly payments of principal and interest of $275,204 until its maturity on November 1, 2002, at which time all unpaid principal and accrued but unpaid interest is due. The Kahler/Olympia Park Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment. On or after December 1, 2000, the Kahler/Olympia Park Loan may be prepaid in whole, but not in part, upon payment of a Prepayment Premium equal to the greater of 1% of outstanding principal or a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations. No Prepayment Premium is due if the Kahler/Olympia Park Loan is prepaid within the one-hundred eighty
(180) days prior to maturity.

      If there is an event of default and the lender accelerates the Kahler/Olympia Park Loan, the security documents require Kahler/Olympia Park Borrower to pay a prepayment premium as described above. There is a 4% late fee on overdue installments, and the Kahler/Olympia Park Loan accrues interest at the mortgage rate plus 5% per annum while the Kahler/Olympia Park Loan is in default.

      Transfer of Properties or Interest in Borrower. The Kahler/Olympia Park Loan becomes immediately due and payable upon the transfer of the Kahler/Olympia Park Property or any ownership interest in the Kahler/Olympia Park Borrower, except in connection with the one-time right of transfer described below and for transfers to Sunstone B&P Corporation 1, which is a wholly-owned subsidiary of Sunstone Hotel Investors, Inc. and Sunstone Hotel Investors, L.P., collectively, of 100% of the partnership interests in Kahler/Olympia Park Borrower shall be permitted without the consent of Lender. The Kahler/Olympia Park Loan documents also provide for a one-time right of the Kahler/Olympia Park Borrower to transfer the Kahler Property and the Olympia Park Property and the Kahler/Olympia Park Borrower's obligations under the Kahler/Olympia Park Loan to a third party approved by


                                     III-7
lender.

      Escrow/Reserves. There is a tax reserve which requires deposits in an amount sufficient to pay taxes when due. There is also a cash flow escrow to be used for capital expenditures which is funded monthly in the amount of 2.87% of gross revenue. An initial deposit of $1,500,000 was made on the disbursement date to the cash flow escrow account. Such amounts will be disbursed to pay such costs and provide additional security for the Kahler/Olympia Park Loan.

      Subordination/Other Debt. Subordinate indebtedness and encumbrances are prohibited.

The Property

      The Kahler Property is a 699-room full-service hotel situated on 1.99 acres located in Rochester, Minnesota. Facilities include conference and banquet facilities with approximately 15,000 square feet of space arranged in 15 flexible meeting rooms. The Kahler Property also has 4 restaurants and an indoor shopping arcade of 55 shops.

      The Kahler Property achieved occupancy rates for the calendar years 1995 and 1996 and the twelve month period ending October 26, 1997 of approximately 59.7%, 63.1% and 65.3%, respectively and average daily rates for the same periods of approximately $64.29, $66.81 and $67.68, respectively. The Kahler Property was originally built in 1921 and has gone through numerous renovations, the last in 1998. Of the four major full-service hotels in the area, the Kahler Property has over 45% of the rooms available giving it a considerable market share.

      The Olympia Park Property is a 200-room full-service hotel situated on
1.04 acres and located in Park City, Utah. Facilities include 8,000 square feet of conference and banquet facilities and amenities include an atrium, swimming pool, spa and sauna.

      The Olympia Park Property achieved occupancy rates for the calendar years 1995 and 1996 and the twelve month period ending October 26, 1997 of approximately 56.6%, 70.3% and 64.8%, respectively and average daily rates for the same period of approximately $70.77, $69.87 and $76.70, respectively.

      The Olympia Park Property was built in 1985 and renovated during 1997.

Management

      Kahler Realty Corp. manages the Kahler Property and the Olympia Park Property. Kahler Realty Corp., an affiliate of the Kahler/Olympia Park Borrower, was founded in 1921 and currently owns and operates 17 hotels with 4,255 rooms, principally in two markets, Salt Lake City (6 hotels) and Rochester (4 hotels).


                                     III-8

Loan No. 6 - Clinton Square Loan and Property

--------------------------------------------------------------------------------
Cut-off Date Balance:   $31,406,616      Property Type:           Office
Loan Type:              Principal and
                        Interest         Location:                Rochester, NY
Origination Date:       9/25/1997        Year Built/Renovated:    1990
Maturity Date:          10/1/2007        Square Feet:             305,371
Mortgage Rate:          8.29%            Cut-off Date Balance/SF: $103
Annual Debt Service:    $2,850,424       Appraised Value:         $46,800,000
DSCR:                   1.49             Current LTV:             67%
Underwritten Cash Flow: $4,243,772       Balloon LTV:             61%
Balloon Balance:        $28,359,526      Percent Leased:          98.4%
                                         Percent Leased as of
                                         Date:                    9/1/1997
--------------------------------------------------------------------------------

The Loan

      The Clinton Square Loan (the "Clinton Loan") is secured by a first mortgage on a 305,371 square foot office building situated on 1.39 acres located in Rochester, New York (the "Clinton Property"). The Clinton Loan was originated by MSMC on September 25, 1997.

      The Borrower. The borrower is Clinton Asset Holding Associates, L.P., a New York limited partnership (the "Clinton Borrower"), with CS Broad Street, Inc. ("CS Broad Street") and Genesee Rochester Properties II, Inc. ("GRP") as equal general partners holding 1% each. CS Broad Street is the managing general partner. Norman Leenhouts and Nelson Leenhouts (the "Leenhouts") each own 50% of CS Broad Street. The Leenhouts also own a 55% limited partnership interest in Clinton Borrower through two other partnerships. GRP is a wholly-owned subsidiary of Genesee Corp. (publicly traded) which holds a 9% limited partnership interest. Clinton Square Builders, LP, (Salvador LeCesse principal) holds a 25% limited partnership interest in the Clinton Borrower. The remaining limited partnership interests are held by officers Genesee Rochester Properties, Inc., Leenhouts Columbus Venture, CSB Limited Partnership and Clinton Broad Street Association, L.P. ("CBSA").

      Security. The Clinton Loan is secured by an Agreement of Confirmation and Modification of Bond and Mortgage, an Assignment of Leases and Rent, UCC financing statements and certain additional security documents. The mortgage is a first lien on a fee interest in the Clinton Property. The Clinton Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The Mortgage Rate is fixed at 8.29%. The Clinton Loan requires monthly payments of principal and interest of $237,535 until its maturity on October 1, 2007, at which time all unpaid principal and accrued but unpaid interest is due. The Clinton Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment. On or after November 1, 2002, the Clinton Loan may be prepaid in whole, but not in part, upon payment of a Prepayment Premium equal to the greater of 1% of outstanding principal or a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations. No Prepayment Premium is due if the Clinton Loan is prepaid within the ninety (90) days prior to maturity.

      If there is an event of default and the lender accelerates the Clinton Loan, the security documents require Clinton Borrower to pay a prepayment premium as described above. There is a 5% late fee on overdue installments, and the Clinton Loan accrues interest at the mortgage rate plus 5% per annum while the Clinton Loan is in default.

      Transfer of Properties or Interest in Borrower. The Clinton Loan becomes immediately due and payable upon the transfer of the Clinton Property or any ownership interest in the Clinton Borrower (other than the pledge of shares of capital stock of CS Broad Street to secure certain indebtedness described below under "Subordination/Other Debt").

      Escrow/Reserves. There are tax and insurance reserves which require deposits in an amount sufficient to


                                     III-9
pay taxes and insurance premiums when due. There is also a capital expenditure reserve which requires monthly deposits of $6,362. In addition, there is a reserve for tenant improvements and leasing commissions which requires monthly deposits of $15,000 through April 1, 2001, which is to be applied to any re-leasing costs associated with the expiration of a lease to IBM which expires on July 31, 2001. Such amounts will be disbursed to pay such costs and provide additional security for the Clinton Loan.

      Subordination/Other Debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the lender. The Clinton Borrower's partnership agreement requires revenues in excess of real property taxes and insurance, debt service on the Clinton Loan, payments for reserves required by the Clinton Loan, and normal operating expenses in place as set forth in the Clinton Borrower's Annual Plan be distributed first to CBSA in an amount sufficient to make payments on certain loans with an aggregate outstanding principal balance as of the date of origination of the Clinton Loan of approximately $8,440,010.

The Property

      The Clinton Property is a 14-story 305,371 square foot office building developed in 1990 situated in Rochester's central business district. The Clinton Property includes a 390-space underground parking garage and is linked by a grade-level enclosed connector to the Rochester Skyway System, which connects the major downtown office, retail, hotel and convention facilities through a series of covered bridges & walkways.

      Approximately 40% of the building is occupied by Nixon, Hargrave, Devans & Doyle ("NHD&D"), the largest law firm in the upstate New York region, under a lease expiring in July 2010. Other significant tenants include IBM, Chase Manhattan, KPMG Peat Marwick, and Chubb Insurance. The above mentioned tenants, including NHD&D, account for approximately 83.5% of the rentable area.

      As of September 1, 1997, the property was 98.4% leased to approximately 15 tenants, the largest of which occupies 120,910 square feet (39.6%). Contractual lease expirations are as follows: 1998 - 3,984 square feet (1%); 1999 - none; 2000 - 53,157 square feet (17%); 2001 - 69,135 square feet (23%); 2002 - 5,900 square feet (2%). Average rents were $15.39 per square foot as of September 1, 1997.

Management

      Home Leasing Corporation, an affiliate of the Clinton Borrower, is the property manager.


                                     III-10

Loan No. 7 - Metropolitan Corporate Center Loan and Property

--------------------------------------------------------------------------------
Cut-off Date Balance:   $30,000,000      Property Type:           Industrial
                                         Location:                Santa Clara,
Loan Type:              Interest Only                             CA
Origination Date:       12/18/1997       Year Built/Renovated:    1985
Maturity Date:          1/2/2003         Square Feet:             320,047
Mortgage Rate:          7.035%           Cut-off Date Balance/SF: $94
Annual Debt Service:    $2,110,500       Appraised Value:         $50,000,000
DSCR:                   1.85             Current LTV:             60%
Underwritten Cash Flow: $3,895,467       Balloon LTV:             60%
Balloon Balance:        $30,000,000      Percent Leased:          100%
                                         Percent Leased as of
                                         Date:                    12/19/1997
--------------------------------------------------------------------------------

The Loan

      The Metropolitan Corporate Center Loan (the "Metropolitan Loan") is secured by a first mortgage on four, two-story office/R&D buildings totaling 320,047 square feet on an 18.3 acre site located in Santa Clara, California (the "Metropolitan Property"). The Metropolitan Loan was originated by Wells Fargo on December 18, 1997.

      The Borrower. The borrower is G&I Kifer Road, LLC, a Delaware limited liability company (the "Metropolitan Borrower"). The managing member of the Metropolitan Borrower is G&I Investment Kifer Road Corp., a Delaware corporation (1%). Other members of the Metropolitan Borrower are DRA Growth and Income Fund, LLC (98%), and Landmark Asset Management Group (1%). DRA Growth and Income Fund, LLC is an investment fund which includes TRW, IBM and other investors. G&I Investment Kifer Road Corp. is 100% owned by DRA Growth and Income Fund, LLC.

      Security. The Metropolitan Loan is secured by a Mortgage, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents. The mortgage is a first lien on a fee interest in the Metropolitan Property. The Metropolitan Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The Mortgage Rate is fixed at 7.035%. The Metropolitan Loan requires monthly payments of interest of $175,875 until its maturity on January 2, 2003, at which time all principal and accrued but unpaid interest is due. The Metropolitan Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment. On or after February 1, 2000, the Metropolitan Loan may be prepaid in whole, but not in part, upon payment of a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations. No Prepayment Premium is due if the Metropolitan Loan is prepaid within one-hundred eighty (180) days prior to maturity.

      If there is an event of default and the lender accelerates the Metropolitan Loan, the security documents require Metropolitan Borrower to pay a prepayment premium as described above. There is a 4% late fee on overdue installments, and the Metropolitan Loan accrues interest at the mortgage rate plus 5% per annum while the Metropolitan Loan is in default.

      Transfer of Properties or Interest in Borrower. The Metropolitan Loan becomes immediately due and payable upon the transfer of the Metropolitan Property or any ownership interest in the Metropolitan Borrower, except in connection with the one-time right of transfer described below and for transfers where (a) David Luski and Francis X. Tansey continue to own and control at least 50% of the same type of ownership which were held, directly or indirectly, by Mr. Luski and Mr. Tansey at the time the Metropolitan Loan was made, and Mr. Luski and Mr. Tansey continue to control the management of the Metropolitan Borrower and the Metropolitan Property. In addition, Mr. Luski and Mr. Tansey are permitted to transfer interest to a revocable inter vivos family trust so long


                                     III-11
as they are the respective trustees. The Metropolitan Loan documents also provide for a two-time right of the Metropolitan Borrower to transfer the Metropolitan Property and the Metropolitan Borrower's obligations under the Metropolitan Loan to a third party approved by lender.

      Escrow/Reserves. There are no reserves for taxes or insurance.

      Subordination/Other Debt. Subordinate indebtedness and encumbrances are not permitted.

The Property

      The Metropolitan Property consists of four, two-story office/research and development buildings totaling 320,047 net rentable square feet on an 18.3 acre site. The buildings were built in 1985 and were designed for multi-tenant use. Applied Materials, Inc. is currently occupying 100% of the space. Facilities include a full-service cafeteria, outdoor patio, fitness center with lockers, showers and an aerobics room. As of November 1, 1997 the contractual lease rate was $12.60 per square foot. The Applied Materials lease expires on December 31, 2006.

Management

      DRA Advisors, Inc. is the managing member of DRA Growth and Income Fund, LLC. David Luski and Francis Tansey are the owners and executives of DRA Advisors, Inc. Luski and Tansey are the key executives for DRA Advisors Inc., a New York based investment advisor providing customized real estate advisory services to institutional and private investors. The company was established in 1994 and currently manages over $950 million in assets. DRA is privately owned by the principals of the company. The Property is managed by Landmark Asset Management Group, a property management company based in Laguna Hills, California.


                                     III-12

Loan No. 8 - Holiday Inn Boston Logan Airport Loan and Property

--------------------------------------------------------------------------------
Cut-off Date Balance:   $27,876,504      Property Type:           Hospitality
Loan Type:              Principal and
                        Interest         Location:                Boston, MA
Origination Date:       10/31/1997       Year Built/Renovated:    1995
Maturity Date:          11/1/2007        Units:                   356
                                         Cut-off Date
Mortgage Rate:          7.76%            Balance/Rm.:             $78,305
Annual Debt Service:    $2,540,111       Appraised Value:         $37,500,000
DSCR:                   1.42             Current LTV:             74%
Underwritten Cash Flow: $3,605,358       Balloon LTV:             61%
Balloon Balance:        $22,910,720      Occupancy:               94.5%
                                         Occupancy as of Date:    8/31/1997
--------------------------------------------------------------------------------

The Loan

      The Holiday Inn Boston Logan Airport Loan (the "Logan Loan") is secured by a first mortgage on a 356-unit full-service hotel located in Boston, Massachusetts (the "Logan Property"). The Logan Loan was originated by MSMC on October 31, 1997.

      The Borrower. The borrower is Logan Acquisitions Corp., a Florida special purpose corporation (the "Logan Borrower"). The Logan Borrower is a wholly owned subsidiary of McClellan Acquisition Corp., a Florida corporation ("McClellan Corp."), which is a wholly owned subsidiary of Quinmass, Inc., a Florida corporation controlled by the Thomas T. Walsh family.

      Security. The Logan Loan is secured by a Mortgage, UCC financing statements and certain additional security documents. The mortgage is a first lien on a fee interest in the Logan Property. The Logan Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The Mortgage Rate is fixed at 7.76%. The Logan Loan requires monthly payments of principal and interest of $211,676 until its maturity on November 1, 2007, at which time all unpaid principal and accrued but unpaid interest is due. The Logan Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment. The Logan Loan may be prepaid in whole, but not in part, on or after December 1, 2002, upon payment of a Prepayment Premium equal to the greater of 1% of outstanding principal or a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations. No Prepayment Premium is due if the Logan Loan is prepaid within ninety (90) days prior to maturity.

      If there is an event of default and the lender accelerates the Logan Loan, the security documents require Logan Borrower to pay a prepayment premium as described above. There is a 5% late fee on overdue installments, and the Logan Loan accrues interest at the mortgage rate plus 5% per annum while the Logan Loan is in default.

      Transfer of Properties or Interest in Borrower. The Logan Loan becomes immediately due and payable upon the transfer of the Logan Property or any ownership interest in the Logan Borrower. However, the lender's consent is not required to sell the Logan Property, provided: (i) the Logan Property is not in default at the time of sale; (ii) the purchaser is an affiliate of the Logan Borrower; (iii) such sale does not result in the downgrade, withdrawal or qualification of the then current ratings on the Certificates; (iv) such transfer does not cause an event of default under the Franchise Agreement with Holiday Inn; and (v) the loan to MSMC described below under "Subordination/Other Debt" is paid in full.

      Escrow/Reserves. There is a tax reserve which requires monthly deposits in an amount sufficient to pay taxes when due. There is no insurance escrow. There is also a capital expenditure reserve with a principal balance as of the Cut-Off Date of approximately $116,000. Such amounts will be disbursed to pay such costs and provide additional security for the Logan Loan.


                                     III-13

      Subordination/Other Debt. Future subordinate indebtedness and encumbrances are prohibited without the prior consent of the lender. McClellan Corp., the corporate parent of the Logan Borrower, has pledged the capital stock of the Logan Borrower to secure a certain loan to MSMC with an outstanding principal balance as of its date of origination of $3,500,000. The MSMC loan is fully-amortizing over ten years, has a maturity date of November 1, 2007, an annual interest rate of 10.41% and requires monthly payments of $47,051.

The Property

      The Logan Property is a 356-room full-service hotel located approximately 2 miles from the Boston Logan International Airport Terminal.

      The Logan Property was built in 1972 and a 120 room addition was constructed in 1990. The Logan Property was renovated in 1984 and all guest rooms were refurbished in 1995 with a $5.5 million capital expenditure program. The Logan Property is a twelve story reinforced concrete frame hotel with a reinforced concrete and glass exterior. Facilities include 356 rooms (including eleven suites), a 90-seat restaurant, a 186-person lounge, outdoor swimming pool, indoor exercise room with sauna facilities, parking for 328 automobiles, a conference/banquet facility with a 4,000 square foot ballroom, a seating capacity of 250 and reception capacity of 500, a total of approximately 8,000 square feet of meeting room area and exhibit capacity for 25-30 booths.

Management

      Ocean Hospitalities, Inc., a subsidiary of Ocean Properties Limited, is the property manager. Ocean Properties Limited, an affiliate of the Logan Borrower, is a forty-year old operating and development company with offices in Portsmouth, New Hampshire and Del Ray Beach, Florida.


                                     III-14

--------------------------------------------------------------------------------
MORGAN STANLEY                                                 February 26, 1998
Real Estate Debt Capital Markets
Mortgage/Asset Capital Markets      [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

                                 CMBS New Issue

                                   Term Sheet

                       ----------------------------------

                         Pricing Date: February 26, 1998

                       ----------------------------------

                                 $1,256,471,000

                                  (Approximate)

                          Morgan Stanley Capital I Inc.

                                  as Depositor

                     Wells Fargo Bank, National Association

                          as Master Servicer and Seller

                      Morgan Stanley Mortgage Capital Inc.

                                    as Seller

                     John Hancock Real Estate Finance, Inc.

                                    as Seller

                  Commercial Mortgage Pass-Through Certificates

                                 Series 1998-WF1

                       ----------------------------------


MORGAN STANLEY DEAN WITTER
                            BEAR, STEARNS & CO. INC.
                                                   DEUTSCHE MORGAN GRENFELL INC.

THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE PROSPECTUS SUPPLEMENT AND PROSPECTUS AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE PROSPECTUS SUPPLEMENT.

                          $1,256,471,000 (Approximate)
                 Commercial Mortgage Pass-Through Certificates
                                Series 1998-WF1

--------------------------------------------------------------------------------------------
              Initial
             Aggregate
            Certificate                                          Expected
            Balance or      Rating     Weighted                    Final
             Notional        (DCR/      Average    Principal   Distribution   Pass-Through
 Class       Amount(1)       S&P)        Life     Window(3)(4)    Date(3)        Rate(5)
--------------------------------------------------------------------------------------------
  A-1     $363,000,000      AAA/AAA       5.43       1-112       07/15/07          6.25%
--------------------------------------------------------------------------------------------
  A-2      653,315,000      AAA/AAA       9.62      112-117      12/15/07          6.55
--------------------------------------------------------------------------------------------
                                                                                 Variable
X-1(6)   1,392,212,342(2)  AAA/AAAr       8.88       ----        01/15/18         Rate(7)
--------------------------------------------------------------------------------------------
                                                                                 Variable
  X-2      763,756,000(2)  AAA/AAAr       5.03       ----        03/15/03         Rate(7)
--------------------------------------------------------------------------------------------
  B         69,610,000       AA/AA        9.78      117-117      12/15/07          6.67
--------------------------------------------------------------------------------------------
  C         69,610,000        A/A         9.80      117-118      01/15/08          6.77
--------------------------------------------------------------------------------------------
  D         69,611,000      BBB/BBB       9.86      118-118      01/15/08          7.12
--------------------------------------------------------------------------------------------
  E         31,325,000      BBB-/NR       9.88      118-119      02/15/08          7.30
--------------------------------------------------------------------------------------------
 F(6)       24,364,000      BB+/BB+       9.94      119-119      02/15/08          7.30
--------------------------------------------------------------------------------------------
 G(6)       38,286,000       NR/BB       10.34      119-142      01/15/10          6.25
--------------------------------------------------------------------------------------------
 H(6)       10,441,000      NR/BB-       12.60      142-160      07/15/11          6.25
--------------------------------------------------------------------------------------------
 J(6)       27,845,000       NR/B        14.51      160-178      01/15/13          6.25
--------------------------------------------------------------------------------------------
 K(6)       10,441,000       NR/B-       14.88      178-179      02/15/13          6.25
--------------------------------------------------------------------------------------------
 L(6)       24,364,342       NR/NR       17.48      179-238      01/15/18          6.25
--------------------------------------------------------------------------------------------

Notes:      (1)   In the case of each such Class, subject to a permitted
                  variance of plus or minus 5%.

            (2) The Class X-1 Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time. The Class X-2 Notional Amount is equal to the sum of the Certificate Balances of the Class B, Class C, Class D, Class E and the deemed Certificate Balance of a component (the "Class A-2B Component") of the Class A-2 Certificates representing an initial Certificate Balance equal to $523,600,000, which component is assumed to be entitled to distributions only after the deemed Certificate Balance of another component (the "Class A-2A Component"), representing an initial Certificate Balance equal to $129,715,000, has been reduced to zero.

            (3) Based on Maturity Assumptions described in the Prospectus Supplement.

            (4) Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Maturity Assumptions.

            (5) Other than the Class X-1 and X-2 Certificates (collectively the "Class X Certificates"), each Class of Certificates will accrue interest generally at a fixed rate of interest except in certain circumstances as described in the Prospectus Supplement.

            (6)   To be offered privately.

            (7)   See note (1) on page T-3.

                          $1,256,471,000 (Approximate)
                 Commercial Mortgage Pass-Through Certificates
                                Series 1998-WF1

I. Issue Characteristics

Issue Type:             The Class A-1, A-2, X-2, B, C, D, and E Certificates are
                        offered pursuant to the Prospectus Supplement and accompanying Prospectus dated February 26, 1998, and the Class X-1, F, G, H, J, K, and L Certificates will be offered privately (pursuant to Rule 144A under the Securities Act of 1933, as amended) pursuant to a Private Placement Memorandum, dated February 26, 1998.

Securities Offered:     $1,256,471,000 monthly pay, multi-class sequential pay
                        commercial mortgage REMIC Pass-Through Certificates, including six fixed-rate principal and interest Classes
                        (Classes A-1, A-2, B, C, D and E) and a variable rate interest only class (Class X-2).

Collateral:             The collateral consists of a $1,392,212,342 pool of
                        fixed-rate commercial and multifamily Mortgage Loans

Sellers: Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Inc. and John Hancock Real Estate Finance, Inc.

Lead Manager:           Morgan Stanley & Co. Incorporated

Co-Managers:            Bear, Stearns & Co. Inc. and Deutsche Morgan Grenfell
                        Inc. (Classes A-1 and A-2 only)

Master Servicer:        Wells Fargo Bank, National Association

Special Servicer:       CRIIMI MAE Services Limited Partnership

Trustee/Fiscal Agent:   LaSalle National Bank/ABN AMRO Bank N.V.

Pricing Date:           February 26, 1998

Closing Date:           March 5, 1998

Distribution Dates:     The 15th of each month, commencing April 15, 1998

Minimum Denominations:  $5,000 for Class A Certificates; $50,000 for all other
                        Certificates (other than the Class R Certificates)

Settlement Terms:       DTC, Euroclear and Cedel, same day funds, with accrued
                        interest

Legal/Regulatory        The Class A-1, A-2 and X-2 Certificates are expected to
Status:                 be eligible for exemptive relief under ERISA. No Class
                        of Certificates is SMMEA eligible.

Risk Factors:           THE CERTIFICATES INVOLVE A DEGREE OF RISK AND MAY NOT BE
                        SUITABLE FOR ALL INVESTORS. SEE THE "RISK FACTORS AND
                        OTHER SPECIAL CONSIDERATIONS" SECTION OF THE PROSPECTUS
                        SUPPLEMENT AND THE "RISK FACTORS" SECTION OF THE
                        PROSPECTUS.

                          $1,256,471,000 (Approximate)
                 Commercial Mortgage Pass-Through Certificates
                                Series 1998-WF1

II. Structure Characteristics

The Certificates (other than the Class X-1, X-2 and Class R Certificates) are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                                [GRAPHIC OMITTED]

Note(1): The Pass-Through Rate for the Class X-1 Certificates on each Distribution Date will equal, in general, the weighted average of the Class X-1 Strip Rates for the respective Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A Component and the Class A-2B Component thereof) for such Distribution Date (weighted on the basis of their respective Certificate Balances or Component Balances). The Class X-1 Strip Rate in respect of any such Class of Certificates or such Component for any Distribution Date will, in general, equal (i) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) (x) in the case of the Class A-1, Class F, Class G, Class H, Class J, Class K, and Class L Certificates and the Class A-2A Component, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-2B Component and the Class B, Class C, Class D, and Class E Certificates, (I) for any Distribution Date occurring on or before March 15, 2003, the corresponding rates set forth on Schedule A to the Prospectus Supplement for such Distribution Date and (II) for any Distribution Date occurring after March 15, 2003, the Pass-Through Rate for such Class Certificates or such Component. The Pass-Through Rate for the Class X-2 Certificates on each Distribution Date will equal, in general, the weighted average of the Class X-2 Strip Rates for the Class A-2B Component and the Class B, Class C, Class D, and Class E Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances or Component Balances). The Class X-2 Strip Rate in respect of any such Class or Component for any Distribution Date will, in general, equal the (i) lesser of (x) the rates set forth on Schedule A to the Prospectus Supplement for such Distribution Date less the Class A-2, Class B, Class C, Class D, and Class E Pass-Through Rates respectively, and (y) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) the Pass-Through Rate for such Class of Certificates or such Component. The Pass-Through Rate for each class of Principal Balance Certificates for any Distribution Date will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

                          $1,256,471,000 (Approximate)
                 Commercial Mortgage Pass-Through Certificates
                                Series 1998-WF1

Interest Distributions: Each Class of Certificates (other than the Class R
                        Certificates) will be entitled on each Distribution Date to interest accrued at its Pass-Through Rate on the outstanding Certificate Balance or Notional Amount of such Class, as applicable.

Pass-Through Rates:             Class A-1:     6.25%
                                Class A-2:     6.55%
                                Class B:       6.67%
                                Class C:       6.77%
                                Class D:       7.12%
                                Class E:       7.30%
                                Class F:       7.30%
                                Class G:       6.25%
                                Class H:       6.25%
                                Class J:       6.25%
                                Class K:       6.25%
                                Class L:       6.25%
                                Class X-1:     See note (1) on page T-3
                                Class X-2:     See note (1) on page T-3

Principal
Distributions:          Principal will be distributed on each Distribution Date
                        to the most senior Class (i.e., the Class with the earliest alphabetical/numerical Class designation) of the Principal Balance Certificates outstanding, until its Certificate Balance is reduced to zero (sequential order). If, due to losses, the Certificate Balances of the Class B through Class L Certificates are reduced to zero or Appraisal Reductions exceed the aggregate
                        Certificate Balance of the Subordinate Certificates, payments of principal to the Class A-1 and A-2
                        Certificates will be made on a pro rata basis.

Prepayment Premium      Prepayment Premiums (to the extent received) will be
Allocation:             allocated among the Class X-1 Certificates and the
                        Principal Balance Certificates (other than Classes F, G,
                        H, J, K, and L) entitled to distributions in respect of principal on any Distribution Date, as described in the Prospectus Supplement under "DESCRIPTION OF THE
                        CERTIFICATES - Distributions of Prepayment Premiums."

Credit Enhancement:     Each Class of Certificates (other than Classes A-1, A-2,
                        X-1, and X-2) will be subordinate to all other Classes with an earlier alphabetical Class designation.

Advancing:              The Master Servicer, the Trustee, and the Fiscal Agent
                        (in that order) will each be obligated to make P&I
                        Advances and Servicing Advances, including delinquent property taxes and insurance, but only to the extent that such Advances are deemed recoverable.

Realized Losses and     Realized Losses and Expense Losses, if any, will be
Expense Losses:         allocated to the Class L, Class K, Class J, Class H,
                        Class G, Class F, Class E, Class D, Class C and Class B
                        Certificates, in that order, and then to Classes A-1 and A-2 and, with respect to losses allocated to interest, Class X Certificates, pro rata, in each case reducing amounts payable thereto. Any interest shortfall of any Class of Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable
                        Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

                          $1,256,471,000 (Approximate)
                 Commercial Mortgage Pass-Through Certificates
                                Series 1998-WF1

Prepayment Interest     For any Distribution Date, any Net Aggregate Prepayment
Shortfalls:             Interest Shortfall for such Distribution Date will
                        generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest.

Appraisal Reductions:   An appraisal reduction generally will be created in the
                        amount, if any, by which the Principal Balance of a Specially Serviced Mortgage Loan (plus other amounts overdue in connection with such loan) exceeds 90% of the appraised value of the related Mortgaged Property. The
                        Appraisal Reduction Amount will reduce proportionately the amount of P&I Advances for such loan, which reduction will result, in general, in a reduction of interest distributable to the most subordinate Class of Principal Balance Certificates outstanding.

                        An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased, or otherwise disposed of.

Operating Adviser:      The Operating Adviser, which may be appointed by the
                        Controlling Class, will have the right to approve and direct certain actions of the Special Servicer with respect to Specially Serviced Mortgage Loans. Examples include the right to make certain modifications, foreclose, sell, bring an REO Property into environmental compliance or accept substitute or additional collateral.

Controlling Class:      The Controlling Class will generally be the most
                        subordinate Class of Certificates outstanding at any time or, if the Certificate Balance of such Class is less than 50% (or for Class L, 20%) of the initial
                        Certificate Balance of such Class, the next most subordinate Class of Principal Balance Certificates.

Special Servicer:       In general, the Special Servicer has the right to modify
                        the terms of a Specially Serviced Mortgage Loan if it determines that such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer generally may not extend the maturity date of a Mortgage Loan beyond two years prior to the Final Rated Distribution Date, grant more than three one-year extensions of the maturity date of a Mortgage Loan which has a below market rate, reduce the Mortgage Rate to a rate below the market rate or defer interest due in excess of 10% of the Scheduled Principal
                        Balance of such Mortgage Loan.

Optional Termination:   The Depositor, then the Master Servicer, then the
                        Special Servicer, and then the holder of a majority of the R-1 Certificates will have the option to purchase, in whole but not in part, the remaining assets of the Trust on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. Such purchase price will generally be at a price equal to the unpaid aggregate
                        Scheduled Principal Balance of the Mortgage Loans, plus accrued and unpaid interest and unreimbursed Advances.

Reports to              The Trustee will prepare and deliver monthly
Certificateholders:     Certificateholder Reports. The Special Servicer will
                        prepare and deliver to the Trustee a monthly Special
                        Servicer Report summarizing the status of each Specially
                        Serviced Mortgage Loan. The Master Servicer and the
                        Special Servicer will prepare and deliver to the Trustee an annual report setting forth, among other things, the debt service coverage ratios for each Mortgage Loan, as available. Each of the reports will be available to the Certificateholders. A Report containing information regarding the Mortgage Loans will be available electronically.

                          $1,256,471,000 (Approximate)
                 Commercial Mortgage Pass-Through Certificates
                                Series 1998-WF1

III. Originators  Wells Fargo

                  The Mortgage Pool includes 175 Mortgage Loans, representing approximately 53.0% of the Initial Pool Balance, originated by Wells Fargo, National Association ("Wells Fargo").

                  Founded in 1852, Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo provides a full range of banking services to individual, agri-business, real estate, commercial, and small business customers. For the year ended December 31, 1997 and for the year ended December 31, 1996, Wells Fargo & Company reported, on a consolidated basis, net income of $1,155MM and $1,071MM, respectively. As of December 31, 1997 and as of December 31, 1996 Wells Fargo & Company reported, on a consolidated basis, total assets of $97.5Bn and $108.9Bn, respectively and total capital (Tier 1 & 2) of $9.2Bn and $10.0Bn, respectively.

                  As of December 31, 1997 Wells Fargo and its subsidiaries serviced a portfolio of multifamily and commercial mortgage loans totaling approximately $15.2Bn, of which $3.0Bn was for third parties. Commercial and multifamily mortgage loans originated for securitization by Wells Fargo and its subsidiaries are generally serviced by Wells Fargo. Wells Fargo has been approved as a master and special servicer by all four rating agencies.

                  The Loans originated by Wells Fargo were originated through Wells Fargo's Capital Markets Group ("Capital Markets Group"). The Capital Markets Group maintains loan production offices in six metropolitan areas in California and nine other cities nationwide. The group is staffed with approximately 20 originators and approximately 20 underwriters and is supported by Wells Fargo's Appraisal and Real Estate Technical Services (RETECHS) personnel.

                  Wells Fargo has completed three previous conduit securitizations.

                  Morgan Stanley Mortgage Capital Inc.

                  The Mortgage Pool includes 97 Mortgage Loans, representing approximately 36.0% of the Initial Pool Balance, either acquired or originated by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC"). MSMC is a subsidiary of Morgan Stanley & Co. that was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                  John Hancock Real Estate Finance, Inc.

                  The Mortgage Pool includes 34 Mortgage Loans, representing approximately 11.0% of the Initial Pool Balance, originated by John Hancock Real Estate Finance, Inc. ("JHREF"). JHREF is a wholly-owned subsidiary of John Hancock Subsidiaries, Inc., which is a wholly-owned subsidiary of John Hancock Mutual Life Insurance Company. JHREF was formed to originate and service commercial and multifamily mortgage loans. JHREF presently has seven offices across the country and a loan servicing center in Atlanta, GA. Each of the JHREF Loans were underwritten at JHREF's Boston headquarters and was closed by JHREF.

                          $1,256,471,000 (Approximate)
                 Commercial Mortgage Pass-Through Certificates
                                Series 1998-WF1

IV. Collateral Description

Summary: The Mortgage Pool consists of a $1,392,212,342 pool of 306 fixed-rate, first lien, mortgage loans secured by liens on commercial and multifamily properties located throughout 36 states. As of the Cut-Off Date, the Mortgage Loans have a weighted average Mortgage Rate of 7.760% and a weighted average remaining term to maturity of 118 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.

                             GEOGRAPHIC DISTRIBUTION

                                [GRAPHIC OMITTED]

PROSPECTUS

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

                          Morgan Stanley Capital I Inc.
                                    Depositor

      The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

      Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

                                                  (cover continued on next page)

                              --------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

      Investors should consider, among other things, certain risks set forth under the caption "Risk Factors" herein and in the related Prospectus Supplement.

      Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

      Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

                             ----------------------

                              MORGAN STANLEY & CO.
                                   INCOPORATED

February 19, 1998

      Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

      The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

      The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

      Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

      Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

      As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

      The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

      To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

      A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036,
Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                                TABLE OF CONTENTS

                                                                            PAGE

PROSPECTUS SUPPLEMENT......................................................  2
AVAILABLE INFORMATION......................................................  3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................  4
SUMMARY OF PROSPECTUS......................................................  5
RISK FACTORS...............................................................  13
DESCRIPTION OF THE TRUST FUNDS.............................................  20
USE OF PROCEEDS............................................................  26
YIELD CONSIDERATIONS.......................................................  26
THE DEPOSITOR..............................................................  30
DESCRIPTION OF THE CERTIFICATES............................................  30
DESCRIPTION OF THE AGREEMENTS..............................................  38
DESCRIPTION OF CREDIT SUPPORT..............................................  54
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES.................  57
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................  73
STATE TAX CONSIDERATIONS...................................................  98
ERISA CONSIDERATIONS.......................................................  99
LEGAL INVESTMENT........................................................... 101
PLAN OF DISTRIBUTION....................................................... 103
LEGAL MATTERS.............................................................. 103
FINANCIAL INFORMATION...................................................... 104
RATING..................................................................... 104
INDEX OF PRINCIPAL DEFINITIONS............................................. 105

                              SUMMARY OF PROSPECTUS

      The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates...............   Mortgage Pass-Through Certificates,
                                       issuable in series (the "Certificates").

Depositor...........................   Morgan Stanley Capital I Inc., a
                                       wholly-owned subsidiary of Morgan Stanley
                                       Group Inc. See "The Depositor."

Master Servicer.....................   The master servicer (the "Master
                                       Servicer"), if any, for each series of
                                       Certificates, which may be an affiliate
                                       of the Depositor, will be named in the
                                       related Prospectus Supplement. See
                                       "Description of the
                                       Agreements--Collection and Other
                                       Servicing Procedures."

Special Servicer....................   The special servicer (the "Special
                                       Servicer"), if any, for each series of
                                       Certificates, which may be an affiliate
                                       of the Depositor, will be named, or the
                                       circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus
                                       Supplement. See "Description of the
                                       Agreements--Special Servicers."

Trustee.............................   The trustee (the "Trustee") for each
                                       series of Certificates will be named in
                                       the related Prospectus Supplement. See
                                       "Description of the Agreements--The
                                       Trustee."

The Trust Assets....................   Each series of Certificates will
                                       represent in the aggregate the entire
                                       beneficial ownership interest in a Trust
                                       Fund consisting primarily of:

(a) Mortgage Assets.................   The Mortgage Assets with respect to each
                                       series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the
                                       "Mortgage Loans") and mortgage
                                       participations, mortgage pass-through
                                       certificates or other mortgage-backed
                                       securities evidencing interests in or
                                       secured by Mortgage Loans (collectively, the "MBS") or a combination of Mortgage
                                       Loans and MBS. The Mortgage Loans will
                                       not be guaranteed or insured by the
                                       Depositor or any of its affiliates or,
                                       unless otherwise provided in the
                                       Prospectus Supplement, by any
                                       governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the
                                       "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties (the "Commercial Properties").

                                       The term "Mortgaged Properties" shall
                                       refer to Multifamily Properties or
                                       Commercial Properties, or both.

                                       To the extent described in the related
                                       Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases" and "Risk Factors--Limited Assets" herein.

                                       The Mortgaged Properties may be located
                                       in any one of the fifty states, the
                                       District of Columbia or the Commonwealth of Puerto Rico. The Prospectus Supplement will indicate additional jurisdictions, if any, in which the Mortgaged Properties may be located. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                                       Each Mortgage Loan may provide for no
                                       accrual of interest or for accrual of
                                       interest thereon at an interest rate (a
                                       "Mortgage Rate") that is fixed over its
                                       term or that adjusts from time to time,
                                       or that may be converted from an
                                       adjustable to a fixed Mortgage Rate, or
                                       from a fixed to an adjustable Mortgage
                                       Rate, from time to time at the
                                       mortgagor's election, in each case as
                                       described in the related Prospectus
                                       Supplement. Adjustable Mortgage Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

(b) Government Securities...........   If so provided in the related Prospectus
                                       Supplement, the Trust Fund may include,
                                       in addition to Mortgage Assets, certain
                                       direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively,
                                       "Government Securities").

(c) Collection Accounts.............   Each Trust Fund will include one or more
                                       accounts established and maintained on
                                       behalf of the Certificateholders into
                                       which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage
                                       Assets and other assets in the Trust
                                       Fund. Such an account may be maintained
                                       as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See
                                       "Description of the
                                       Agreements--Certificate Account and Other
                                       Collection Accounts."

(d) Credit Support..................   If so provided in the related Prospectus
                                       Supplement, partial or full protection
                                       against certain defaults and losses on
                                       the Mortgage Assets in the related Trust
                                       Fund may be provided to one or more
                                       classes of Certificates of the related
                                       series in the form of subordination of
                                       one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered
                                       Certificates, or by one or more other
                                       types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit
                                       Support"). The amount and types of
                                       coverage, the identification of the
                                       entity providing the coverage (if
                                       applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes
                                       MBS will describe any similar forms of
                                       credit support that are provided by or
                                       with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS. See
                                       "Risk Factors--Credit Support
                                       Limitations" and "Description of Credit
                                       Support."

(e) Cash Flow Agreements............   If so provided in the related Prospectus
                                       Supplement, the Trust Fund may include
                                       guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates.
                                       (Currency exchange agreements might be
                                       included in the Trust Fund if some or all of the

                                       Mortgage Assets (such as Mortgage Loans
                                       secured by Mortgaged Properties located
                                       outside the United States) were
                                       denominated in a non-United States
                                       currency.) The principal terms of any
                                       such guaranteed investment contract or
                                       other agreement (any such agreement, a
                                       "Cash Flow Agreement"), including,
                                       without limitation, provisions relating
                                       to the timing, manner and amount of
                                       payments thereunder and provisions
                                       relating to the termination thereof,
                                       will be described in the Prospectus
                                       Supplement for the related series. In
                                       addition, the related Prospectus
                                       Supplement will provide certain
                                       information with respect to the obligor
                                       under any such Cash Flow Agreement. The
                                       Prospectus Supplement for any series of
                                       Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS. See "Description of the Trust Funds--Cash Flow Agreements."
                                       Description of Certificates.

Distributions on Certificates.......   Each series of Certificates evidencing an
                                       interest in a Trust Fund that includes
                                       Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage
                                       Loans will be issued pursuant to a trust agreement. Pooling and servicing agreements and trust agreements are referred to herein as the "Agreements."
                                       Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped
                                       Interest Certificates, as defined below) will have a stated principal amount (a
                                       "Certificate Balance") and (other than
                                       certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through
                                       Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate for each class of Certificates or, in the case of a variable or adjustable Pass-Through
                                       Rate, the method for determining the
                                       Pass-Through Rate.

                                       Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (col-lectively, "Subordinate
                                       Certificates") to one or more other
                                       classes of Certificates in respect of
                                       certain distributions on the
                                       Certificates; (iii) be entitled to
                                       principal distributions, with
                                       disproportionately low, nominal or no
                                       interest distributions (collectively,
                                       "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or
                                       (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped
                                       Principal Certificate component and a
                                       Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to
                                       Certificates with two or more
                                       components, references herein to
                                       Certificate Balance, notional amount and
                                       Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                       The Certificates will not be guaranteed
                                       or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

(a) Interest........................   Interest on each class of Offered
                                       Certificates (other than Stripped
                                       Principal Certificates and certain
                                       classes of Stripped Interest
                                       Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest
                                       Certificates may be made on each
                                       Distribution Date on the basis of a
                                       notional amount as described in the
                                       related Prospectus Supplement.
                                       Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. See "Risk
                                       Factors--Average Life of Certificates;
                                       Prepayments; Yields," "Yield
                                       Considerations" and "Description of the
                                       Certificates--Distributions of Interest
                                       on the Certificates."

(b) Principal.......................   The Certificates of each series initially
                                       will have an aggregate Certificate
                                       Balance no greater than the outstanding
                                       principal balance of the Assets as of,
                                       unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the
                                       "Cut-off Date"), after application of
                                       scheduled payments due on or before such date, whether or not received. The
                                       Certificate Balance of a Certificate
                                       outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust
                                       Fund. Unless otherwise provided in the
                                       related Prospectus Supplement,
                                       distributions of principal will be made
                                       on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero.
                                       Unless otherwise specified in the related
                                       Prospectus Supplement, distributions of
                                       principal of any class of Certificates
                                       will be made on
                                       a pro rata basis among all of the
                                       Certificates of such class or by random
                                       selection, as described in the related
                                       Prospectus Supplement or otherwise
                                       established by the related Trustee.
                                       Stripped Interest Certificates with no
                                       Certificate Balance will not receive
                                       distributions in respect of principal.
                                       See "Description of the
                                       Certificates--Distributions of Principal of the Certificates."

Advances............................   Unless otherwise provided in the related
                                       Prospectus Supplement, the Master
                                       Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund.
                                       Neither the Depositor nor any of its
                                       affiliates will have any responsibility
                                       to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus
                                       Supplement for any series, the Master
                                       Servicer will be entitled to receive
                                       interest on its outstanding advances,
                                       payable from amounts in the related Trust
                                       Fund. The Prospectus Supplement for any
                                       series of Certificates evidencing an
                                       interest in a Trust Fund that includes
                                       MBS will describe any corresponding
                                       advancing obligation of any person in
                                       connection with such MBS. See
                                       "Description of the
                                       Certificates--Advances in Respect of
                                       Delinquencies."

Termination.........................   If so specified in the related Prospectus
                                       Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related
                                       Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus
                                       Supplement, the party specified therein
                                       will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related
                                       Prospectus Supplement, certain classes of
                                       Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

Registration of Certificates........   If so provided in the related Prospectus
                                       Supplement, one or more classes of the
                                       Offered Certificates will initially be
                                       represented by one or more Certificates
                                       registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry
                                       Registration" and "Description of the
                                       Certificates--Book-Entry Registration and
                                       Definitive Certificates."

Tax Status of the Certificates......   The Certificates of each series will
                                       constitute either (i) "regular interests"
                                       ("REMIC Regular Certificates") and
                                       "residual interests" ("REMIC Residual
                                       Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, or (ii) interests ("Grantor
                                       Trust Certificates") in a Trust Fund
                                       treated as a grantor trust under
                                       applicable provisions of the Code.


(a) REMIC...........................   REMIC Regular Certificates generally will
                                       be treated as debt obligations of the
                                       applicable REMIC for federal income tax
                                       purposes. Certain REMIC Regular
                                       Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax
                                       Consequences" in the Prospectus
                                       Supplement.

                                       A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual
                                       Certificates, (ii) may be treated as
                                       unrelated business taxable income for
                                       holders of REMIC Residual Certificates
                                       that are subject to tax on unrelated
                                       business taxable income (as defined in
                                       Section 511 of the Code), and (iii) may
                                       be subject to foreign withholding rules.
                                       See "Certain Federal Income Tax
                                       Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates".

                                       The Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and
                                       (ii) "real estate assets" within the
                                       meaning of section 856(c)(4)(A) of the
                                       Code, in each case to the extent
                                       described herein and in the Prospectus.
                                       See "Certain Federal Income Tax
                                       Consequences" herein and in the
                                       Prospectus.

(b) Grantor Trust...................   If no election is made to treat the Trust
                                       Fund relating to a Series of Certificates as a real estate mortgage investment conduit ("REMIC"), the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                                       Investors are advised to consult their
                                       tax advisors and to review "Certain
                                       Federal Income Tax Consequences" herein
                                       and in the related Prospectus Supplement.

ERISA Considerations................   A fiduciary of an employee benefit plan
                                       or other retirement plan or arrangement, including an individual retirement account or annuity or a Keogh plan, and any collective investment fund or insurance company general or separate account in which such plans, accounts, annuities or arrangements are invested, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section
                                       4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered
                                       Certificates could give rise to a
                                       transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA
                                       Considerations" herein and in the related

                                       Prospectus Supplement. To the extent
                                       specified in the related Prospectus
                                       Supplement, certain classes of
                                       Certificates may not be transferred
                                       unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code, will not cause the assets of the Trust to be deemed "plan assets" for purposes of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment....................   The related Prospectus Supplement will
                                       specify whether any class or classes of
                                       the Offered Certificates will constitute
                                       "mortgage related securities" for
                                       purposes of the Secondary Mortgage Market
                                       Enhancement Act of 1984, as amended.
                                       Investors whose investment authority is
                                       subject to legal restrictions should
                                       consult their own legal advisors to
                                       determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal
                                       Investment" herein and in the related
                                       Prospectus Supplement.

Rating..............................   At the date of issuance, as to each
                                       series, each class of Offered
                                       Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See
                                       "Rating" herein and in the related
                                       Prospectus Supplement.

                                  RISK FACTORS

      Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

Limited Liquidity

      There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

Limited Assets

      The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

      Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

Average Life of Certificates; Prepayments; Yields

      Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

Limited Nature of Ratings

      Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

      The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

Risks Associated with Mortgage Loans and Mortgaged Properties

      Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

      The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

      It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

      Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

      If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

Risks Associated with Commercial Loans and Leases

      If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

Balloon Payments

      Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

Junior Mortgage Loans

      To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

Obligor Default

      If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

Mortgagor Type

      Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Credit Support Limitations

      The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

      The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

      Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

Subordination of the Subordinate Certificates; Effect of Losses on the Assets

        The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the

Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

      The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

Enforceability

      Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

      If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

Environmental Risks

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:
(i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if he Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the

Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

ERISA Considerations

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series.

Certain Federal Income Tax Considerations Regarding REMIC Residual Certificates

      Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative "value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued final regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."

Control

      Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

Book-Entry Registration

      If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                         DESCRIPTION OF THE TRUST FUNDS

Assets

      The primary assets of each Trust Fund (the "Assets") will include (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

      Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

Mortgage Loans

General

      The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

Leases

      To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

      To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

      Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net
Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than
(i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

      As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

      Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

      While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

      The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

      The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

      Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

      While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

Loan-to-Value Ratio

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

      Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category),
(iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

Payment Provisions of the Mortgage Loans

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

      Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

Government Securities

      The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

Accounts

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Certificate Account and Other Collection Accounts."

Credit Support

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

Cash Flow Agreements

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

General

      The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

Pass-Through Rate

      Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

      Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

Payments of Principal; Prepayments

      The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

      If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Prepayments--Maturity and Weighted Average Life

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

      If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

      Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.

      The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

      The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

Other Factors Affecting Weighted Average Life

Type of Mortgage Asset

      A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

Foreclosures and Payment Plans

      The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

      Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

      The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

      Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."

Distributions

      Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

Available Distribution Amount

      All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

            (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

            (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

            (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

Distributions of Interest on the Certificates

      Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

Distributions of Principal of the Certificates

      The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

Components

      To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

      If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

Allocation of Losses and Shortfalls

      If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

Advances in Respect of Delinquencies

      With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

      The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

Reports to Certificateholders

      Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

      (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

      (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

      (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

      (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

      (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

      (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

      (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

      (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

      (xv) the aggregate amount of principal prepayments made during the related Due Period;

      (xvi) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xviii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

      (xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xx) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xxi) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xxii) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Termination

      The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

Book-Entry Registration and Definitive Certificates

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate

Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

      The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

Assignment of Assets; Repurchases

      At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

      The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

      With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

Representations and Warranties; Repurchases

      Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

      Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

      Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

Certificate Account and Other Collection Accounts

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

      (vi) any amounts representing Prepayment Premiums;

      (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

      (ix) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

      (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets; (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xii) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

      (xiii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

      (i) to make distributions to the Certificateholders on each Distribution Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause
      (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

      (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

      (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
      Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

      (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

      (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

      (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

      (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

      (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

Collection and Other Servicing Procedures

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

Sub-Servicers

      A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

Special Servicers

      To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.

Realization Upon Defaulted Whole Loans

      A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged

Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

      Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

      (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

      (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the

Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

Hazard Insurance Policies

      Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

Rental Interruption Insurance Policy

      If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

Fidelity Bonds and Errors and Omissions Insurance

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable. The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.

Due-on-Sale and Due-on-Encumbrance Provisions

      Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

Retained Interest; Servicing Compensation and Payment of Expenses

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

Evidence as to Compliance

      Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding a Master Servicer and the Depositor

      The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

      Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

Events of Default

      Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

Rights Upon Event of Default

      So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

      Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

The Trustee

      The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

Duties of the Trustee

      The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

Certain Matters Regarding the Trustee

      Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a

Trust Fund and the owner of record with respect to any Mortgaged
Property acquired in respect thereof for the benefit of Certificateholders, or
(iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

Resignation and Removal of the Trustee

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

General

      For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such

Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

Subordinate Certificates

      If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to the Whole Loans

      If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

Letter of Credit

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

Insurance Policies and Surety Bonds

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

Reserve Funds

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

      Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

Credit Support with respect to MBS

      If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

General

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

Leases and Rents

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

      Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

      Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

Personalty

      Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

Foreclosure

 General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

 Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

 Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

 Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

 Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

 REO Properties

      If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

      In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

 Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

 Anti-Deficiency Legislation

      Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

 Leasehold Risks

      Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

      In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

      In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

      To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Environmental Legislation

      Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

      Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

      The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under the law of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

      Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

      This scope of the secured creditor exemption has been clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996, and which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conversion Act are subject to terms and conditions that have not been clarified by the courts.

      The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the holders of security interests in underground storage tanks or properties containing such tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

      Unless otherwise provided in the related Prospectus Supplement, the Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

      Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the Certificates of a Series or as of another specified date, no related Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days, (i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates of the related Series, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

      A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.

      "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

Due-on-Sale and Due-on-Encumbrance

      Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

      In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Subordinate Financing

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest, Prepayment Charges and Prepayments

      Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Acceleration on Default

      Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations; Types of Mortgaged Properties

      The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Americans With Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Sidley & Austin or Latham & Watkins or Brown & Wood LLP or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

General

      The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

Grantor Trust Funds

      If a REMIC election is not made, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

a. Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code
Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In general, a Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the Master Servicer or, with respect to original issue discount or certain other income items for which the Certificateholder has made an election, as such amounts are accrued by the Trust Fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions (subject to the foregoing limitations) when such amounts are paid or such Certificateholder would otherwise be entitled to claim such deductions had it held the Mortgage Assets directly. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the Master Servicer, whichever is earlier and may deduct its pro rata share of expense items (subject to the foregoing limitations) when such amounts are paid or such Certificateholder otherwise would be entitled to claim such deductions had it held the Mortgage Assets directly. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

      Unless otherwise specified in the related Prospectus Supplement or otherwise provided below, as to each Series of Certificates, counsel to the Depositor will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust

Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that includes March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the Trust Fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.

      Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

b. Multiple Classes of Grantor Trust Certificates

      1. Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. Unless otherwise specified in the related prospectus supplement, all payments from a Mortgage Asset underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

      2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

      The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus

Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

      3. Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

c. Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year). Lower capital gains rates generally will apply to individuals who hold Grantor Trust Certificates for more than 18 months.

      It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gain, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d. Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). To the extent payments to Grantor Trust Certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying Mortgage Assets, or such Grantor Trust Certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a Grantor Trust Certificate is effectively connected with a U.S. trade or business of a Grantor Trust Certificateholder that is not a U.S. Person, such Certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons (and, with respect to Grantor Trust Certificates held by or on behalf of corporations, also may be subject to branch profits tax). In addition, if the Trust Fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a Mortgage Asset secured by such an interest (which for this purpose includes real property located in the United States and the Virgin Islands), a Grantor Trust Certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

      As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

e. Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a Grantor Trust Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICs

      The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited

Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

      In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered to evidence ownership of regular interests ("REMIC Regular Certificates") or residual interests ("REMIC Residual Certificates") in the related REMIC within the meaning of the REMIC provisions.

      Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;
(ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

a. Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity.

REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates "--that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificates.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular

Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and
(ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the Amortizable Bond Premium Regulations, which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above for the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of the taxable year in which the election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income. Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capita gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

      It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

      The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but not more than eighteen months was not changed by the Act. The Act does not change the capital gains rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

      Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

      For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. Persons have the right to control all substantial decisions of the trust.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

b. Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC

Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;
(ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      The Act reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but not more than eighteen months was not changed by the Act. The Act does not change the capital gains rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

Prohibited Transactions and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Servicer's, Trustee's or Depositor's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Servicer, Trustee or Depositor, as the case may be, out of its own funds or (ii) the Depositor's obligation to repurchase a Mortgage Loan, such tax will be borne by the Depositor. In the event that such Servicer, Trustee or Depositor, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the

REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of REMIC Residual Certificates

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships (generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through
777) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

General

      Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject thereto ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

Prohibited Transactions

  General

      Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes certain excise taxes on similar transactions between employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts or annuities and Keogh plans, subject thereto and disqualified persons with respect to such plans and arrangements (together with ERISA Plans, "Plans").

      The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

      Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may be fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise be parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or
Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans and foreign plans) and entities whose underlying assets include plan assets by reason of plan investment in such entities. The 25% limitation must be met with respect to each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

  Availability of Underwriter's Exemption for Certificates

      Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

  General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

      (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

      (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

      (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      Before purchasing a Certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the general conditions and other requirements set forth in the Exemption would be satisfied.

Review by Plan Fiduciaries

      Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions involving insurance company general accounts) may be available. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 (for certain transactions involving mortgage pool investment trusts), or any other exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

      The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Those classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series representing interests in, or secured by, a Trust Fund consisting of Mortgage Loans or MBS, provided that such Mortgage Loans (or the Mortgage Loans underlying the MBS) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in, or secured by, a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series or classes of Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

      All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain series or classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

      Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

      Investors should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

      The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

      The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

      Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                  LEGAL MATTERS

      Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Sidley & Austin, New York, New York or Latham & Watkins, New York, New York or Cadwalader, Wickersham & Taft, New York, New York or Brown & Wood LLP, New York, New York or such other counsel as may be specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

      It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                              Page(s) on which
                                                               term is defined
Term                                                         in the Prospectus
----                                                         -----------------

Accrual Certificates....................................................... 31
ADA........................................................................ 71
Applicable Amount.......................................................... 93
ARM Loans.............................................................. 23, 78
Asset Conservation Act..................................................... 67
Asset Seller............................................................... 20
Assets.................................................................. 1, 20
Balloon Mortgage Loans..................................................... 16
Bankruptcy Code............................................................ 63
Book-Entry Certificates.................................................... 30
Cash Flow Agreement........................................................ 26
Cash Flow Agreements........................................................ 1
Cede.................................................................... 3, 36
CERCLA................................................................. 18, 68
Certificate Account........................................................ 41
Certificate Owners......................................................... 37
Certificateholders.......................................................... 3
Closing Date............................................................... 83
Commercial Loans........................................................... 20
Commercial Properties...................................................... 20
Commission.................................................................  3
Contributions Tax.......................................................... 95
Cooperatives............................................................... 20
Covered Trust.......................................................... 17, 54
CPR........................................................................ 28
Credit Support.......................................................... 1, 25
Crime Control Act.......................................................... 72
Deferred Interest.......................................................... 80
Definitive Certificates................................................ 30, 37
Depositor.................................................................. 20
Determination Date......................................................... 30
DTC..................................................................... 3, 37
Due Period................................................................. 31
Environmental Hazard Condition............................................. 68
Equity Participations...................................................... 24
ERISA...................................................................... 99
ERISA Plans................................................................ 99
Exchange Act................................................................ 3
Exemption................................................................. 100
FDIC....................................................................... 41
FHLMC...................................................................... 50
FNMA....................................................................... 68
Government Securities................................................... 1, 20
Indirect Participants...................................................... 37
Insurance Proceeds......................................................... 42
IRS........................................................................ 75
Labor...................................................................... 99

                                                              Page(s) on which
                                                               term is defined
Term                                                         in the Prospectus
----                                                         -----------------

L/C Bank................................................................... 55
Lease....................................................................... 3
Lease Assignment............................................................ 1
Legislative History........................................................ 83
Lessee...................................................................... 3
Liquidation Proceeds....................................................... 42
Lock-out Date.............................................................. 24
Lock-out Period............................................................ 24
Mark-to-Market Regulations................................................. 93
Master REMIC............................................................... 82
MBS..................................................................... 1, 20
MBS Agreement.............................................................. 24
MBS Issuer................................................................. 24
MBS Servicer............................................................... 24
MBS Trustee................................................................ 24
Morgan Stanley............................................................ 103
Mortgage Loans.......................................................... 1, 20
Mortgage Notes............................................................. 20
Mortgage Rate.............................................................. 24
Mortgages.................................................................. 21
Multifamily Loans.......................................................... 20
Multifamily Properties..................................................... 20
NCUA...................................................................... 102
Nonrecoverable Advance..................................................... 34
Offered Certificates........................................................ 1
OID........................................................................ 75
OID Regulations............................................................ 75
Originator................................................................. 20
Participants............................................................... 37
Pass-Through Rate.......................................................... 32
Payment Lag Certificates................................................... 89
Permitted Investments...................................................... 41
Plans...................................................................... 99
Prepayment Assumption...................................................... 79
Prepayment Premium......................................................... 24
Prohibited Transactions Tax................................................ 95
RCRA....................................................................... 68
Record Date................................................................ 30
Related Proceeds........................................................... 34
Relief Act................................................................. 71
REMIC Certificates......................................................... 82
REMIC Regular Certificateholders........................................... 83
REMIC Regular Certificates................................................. 82
REMIC Regulations.......................................................... 73
REMIC Residual Certificateholder........................................... 90
REMIC Residual Certificates................................................ 82
REO Extension.............................................................. 61
REO Tax.................................................................... 61
Restricted Group.......................................................... 100
RICO....................................................................... 72

                                                              Page(s) on which
                                                               term is defined
Term                                                         in the Prospectus
----                                                         -----------------

Senior Certificates........................................................ 30
Servicing Standard......................................................... 44
SMMEA..................................................................... 101
SMMEA Certificates........................................................ 101
Special Servicer........................................................... 45
Stripped ARM Obligations................................................... 79
Stripped Bond Certificates................................................. 77
Stripped Coupon Certificates............................................... 77
Stripped Interest Certificates............................................. 30
Stripped Principal Certificates............................................ 30
Subordinate Certificates................................................... 30
Sub-Servicer............................................................... 45
Sub-Servicing Agreement.................................................... 45
Subsidiary REMIC........................................................... 82
Super-Premium Certificates................................................. 84
Title V.................................................................... 70
Trust Assets................................................................ 2
Trust Fund.................................................................. 1
UCC........................................................................ 37
Voting Rights.............................................................. 19
Warrantying Party.......................................................... 40